SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

     FILED BY THE REGISTRANT /X/
     FILED BY A PARTY OTHER THAN THE REGISTRANT / /
     --------------------------------------------------------------------
     Check the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential, For Use of the
          Commission Only (as permitted by
          Rule 14a-6(e)(2))

     /X/  Definitive Proxy Statement

     / /  Definitive Additional Materials

     / /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

                                 NOT APPLICABLE
                   ------------------------------------------
                   (Name Of Person(s) Filing Proxy Statement)

     PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     / /  No fee required.

     / /  Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
          0-11.

          1)   Title of each class of securities to which  transaction  applies:
               N/A

          2)   Aggregate number of securities to which transaction applies: N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               $54,000,000

          4)   Proposed maximum aggregate value of transaction: $54,000,000

          5)   Total fee paid: $10,900,000

     /X/  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid:_____

           2)  Form, Schedule or Registration Statement No.:_____

           3)  Filing Party:_____

           4)  Date Filed: _____

                          PROXY/VOTING INSTRUCTION CARD
                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                 C/O THE AMERICAN STOCK TRANSFER & TRUST COMPANY
              40 WALL STREET, 41ST FLOOR, NEW YORK, NEW YORK 10005

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         I (WHETHER ONE OR MORE OF US) APPOINT JOSEPH P. CARUSO AND SARAH BURGESS REED TO BE MY PROXIES. THE PROXIES MAY VOTE ON MY BEHALF, IN ACCORDANCE WITH MY INSTRUCTIONS, ALL OF MY SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS OF PALOMAR MEDICAL TECHNOLOGIES, INC. THE MEETING IS SCHEDULED FOR APRIL 21, 1999, BUT THIS PROXY INCLUDES ANY ADJOURNMENT(S) OF THAT MEETING. THE PROXIES MAY VOTE ON MY BEHALF AS IF I WERE PERSONALLY AT THE MEETING.

               PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND
          RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                   ^ DETACH HERE BEFORE MAILING TOP PORTION ^

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY ( )


         IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED BELOW BY THE UNDERSIGNED STOCKHOLDER. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE DIRECTION TO VOTE FOR PROPOSALS 1 AND 2.

The Board of Directors recommends a vote FOR:

1. The sale of Palomar's Star Medical Technologies, Inc. subsidiary to Coherent, Inc.

         FOR           (  )         AGAINST (  )              ABSTAIN  (  )

2. A proposal to amend our Certificate of Incorporation to effect a plan of recapitalization that will result in a one-for-seven reverse split of our common stock and a reduction in our authorized capital stock to 45,000,000 shares of common and 1,500,000 shares of preferred.

         FOR           (  )         AGAINST (  )              ABSTAIN  (  )

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

DATED:   _________________, 1999




---------------------------
Signature of Stockholder(s)

Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

Mark here if you plan to attend the meeting.                  /   /

                     [NOTE THAT YOU MAY ATTEND THE MEETING
                       EVEN IF YOU DO NOT CHECK THE BOX.]


                  For any questions or requests for assistance,
                  please call our proxy solicitor Kissel-Blake,
                    a division of Shareholder Communications
                         Corporation at 1-800-849-4134.

                                [GRAPHIC OMITTED]



================================================================================


                       PALOMAR MEDICAL TECHNOLOGIES, INC.


                          NOTICE OF SPECIAL MEETING OF
                                  STOCKHOLDERS

                          to be held on April 21, 1999

                                       and

                                 PROXY STATEMENT


================================================================================





                                    IMPORTANT
                      Please mark, sign and date your proxy
                and promptly return it in the enclosed envelope.

                                                      March 12, 1999




Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders which will be held on April 21, 1999, at the offices of Medical Information Technologies, Inc., 7 Blue Hill River Road, Canton, Massachusetts 02021. The meeting will begin at 10:00 a.m.
EST.

         A summary of the matters to be voted upon at the Special Meeting is at page 3 of the enclosed proxy statement.

         The formal notice of the meeting follows on the next page. No admission tickets or other credentials will be required for attendance at the meeting.

         Directors and officers, and a representative from Arthur Andersen LLP, our independent auditor, are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding and will consider the matters explained in the notice and proxy statement that follow.

         Please vote, date, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.


                                                     Sincerely,


                                                     /s/ Louis P. Valente
                                                     -------------------------
                                                     Chairman of the
                                                     Board of Directors,
                                                     President and
                                                     Chief Executive Officer

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                    Notice of Special Meeting of Stockholders

                                 March 12, 1999

To the holders of common stock of
Palomar Medical Technologies, Inc.

         We will hold a Special Meeting of Stockholders of Palomar Medical Technologies, Inc., a Delaware corporation, at Medical Information Technologies, Inc., 7 Blue Hill River Road, Canton, Massachusetts 02021, on April 21, 1999 at 10:00 a.m. The meeting's purpose is to vote upon (1) the sale of Palomar's Star Medical Technologies, Inc. subsidiary to Coherent, Inc., and (2) a proposal to amend our Certificate of Incorporation to effect a plan of recapitalization that will result in a one-for-seven reverse split of our common stock and will reduce our authorized capital stock from 120,000,000 shares of common and 5,000,000 shares of preferred to 45,000,000 shares of common and 1,500,000 shares of preferred. These proposals and the reasons that our Board recommends you vote for them are summarized at page 3 of the proxy statement.

         Tucker Anthony, Inc., our financial advisor, has rendered its opinion that, as of December 7, 1998 (the date of its opinion), the consideration that we will receive in connection with the sale of Star is fair from a financial point of view. A copy of this opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Tucker Anthony, is attached as Exhibit A to the proxy statement.

         You should read carefully the accompanying proxy statement for details of the sale of Star, the reverse split and additional related information.

         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF STAR AND DETERMINED THAT THE SALE OF STAR IS IN THE BEST INTERESTS OF PALOMAR AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE SALE OF STAR.

         OUR BOARD OF DIRECTORS ALSO BELIEVES THAT ADOPTION OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF PALOMAR AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

         The affirmative vote of holders of a majority of the outstanding shares of our common stock is necessary to approve the sale of Star and the proposed amendment to our Certificate of Incorporation.

         I look forward to meeting with those stockholders who are able to be present at the Special Meeting; however, whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

         Only stockholders of record of common stock at the close of business on March 2, 1999 are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 45 Hartwell Avenue, Lexington, Massachusetts, 02421-3102

         Thank you for your cooperation.

                                           Sincerely,

                                           Louis P. Valente
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer



                     PLEASE VOTE - - YOUR VOTE IS IMPORTANT

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                               45 Hartwell Avenue
                       Lexington, Massachusetts 02421-3102

                              --------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                              ---------------------

           Special Meeting:         April 21, 1999            Medical Information Technologies, Inc.
                                    10:00 a.m.                7 Blue Hill River Road
                                                              Canton, Massachusetts 02021

               Record Date:         5:00 p.m., EDT, March 2, 1999, if you were a stockholder at that time, you may vote at the meeting.  Each share is entitled to one vote.  On the record date, we had 75,614,405 shares of our common stock outstanding.

                    Agenda:         1.      Vote on a proposal to sell Palomar's Star Medical Technologies,
                                    Inc. subsidiary to Coherent.

2.                                  2.      Vote on proposal to amend our Certificate of Incorporation to effect a plan of recapitalization that will result in a one-for-seven reverse split of our common stock  and a  reduction  in  our  authorized capital stock to 45,000,000 shares of common and 1,500,000 of preferred.

                                    3.      Any other proper business.

                   Proxies:         Unless you tell us on the proxy card to vote differently, we will vote signed, returned proxies FOR agenda items 1 and 2.  The Board or
We will follow your                 proxy holders will use their discretion on other matters.
voting instructions.
If none, we will vote
signed proxies for each
proposal.

                    Proxies         The Board of Directors
              Solicited By:

             First Mailing          We anticipate  first mailing this proxy  statement
                      Date:         and attached proxy card on Date: March 15, 1999.

       Revoking Your Proxy:
            Proxies may be
            revoked if you:         1.      Deliver a signed revocation letter, dated
                                            later than the proxy, to Sarah Reed, Esq.,
                                            Palomar Medical  Technologies, Inc., 45 Hartwell Avenue,
                                            Lexington, Massachusetts 02421.
You can change
your mind after                     2.      Deliver a signed proxy, dated later than the first one, to American Stock
sending in a proxy,                         Transfer & Trust, 40 Wall Street, 46th Floor, New York, New York, 10005.
until the meeting, by
following these                     3.      Attend the meeting and vote in person or by proxy.  Attending the meeting alone will not
procedures.                                 revoke your proxy.


                   Voting
                Procedures:         If you fail to return a proxy or attend  the meeting,  or if you  abstain  from voting on either  proposal,  it  will  have  the  same effects if you voted your shares against the proposal.  If you just sign the  proxy  card with no further  instructions,  your  shares will be counted as a vote FOR each proposal.

            Required Votes:         The  affirmative  vote of holders of a majority of the outstanding shares of our common stock is necessary  to approve the  sale  of Star  and  the  proposed  amendment  to our  Certificate  of
                                    Incorporation.


                     Proxy          Kissel-Blake, a professional proxy solicitation firm, will help us solicit proxies at a cost to
              Solicitation:         Palomar of $20,000 plus expenses.  Our employees  may also solicit  proxies for  no  additional
                                    compensation.  We will  reimburse   banks,   brokers,    custodians, nominees  and  fiduciaries
                                    for reasonable expenses  they incur in sending  these proxy materials  to you if  you  are a beneficial  holder of our shares.

               Adjournment:         Pursuant to our By-laws, the Special Meeting may be  adjourned  from  time to  time,  and notice of the adjourned  meeting need not be given if the time and place of the adjourned meeting are announced at the Special Meeting  and no new  record  date  is  fixed  for the adjourned meeting.

                 Additional
               Information:         This proxy  statement  is  accompanied  by a copy of our  Annual  Report on Form 10-K for the year ended  December 31, 1997 as amended (as  well  as  the  portions  of  our  proxy statement  for our 1998  Annual  Meeting  of Stockholders  incorporated by reference into that Form 10-K) and a copy of our  Quarterly Report  on Form  10-Q for the  period  ended
                                    September  30,  1998  as  amended.  We  will provide you with the  Exhibits to the Annual and the Quarterly Report upon your request.


                      PLEASE VOTE - YOUR VOTE IS IMPORTANT

   Prompt return of your proxy will help reduce the costs of resolicitation.

                             TABLE OF CONTENTS

                                                                                                               Page




WHERE YOU CAN FIND MORE INFORMATION...............................................................................1

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS/RISK FACTORS......................................................2

SUMMARY...........................................................................................................3

SUMMARY FINANCIAL DATA............................................................................................4

PROPOSAL NUMBER ONE - THE SALE OF STAR............................................................................5

         Description of Palomar's Business........................................................................5

         Description of Star's Business...........................................................................6

         Description of Coherent's Business.......................................................................7

         Background of the Sale...................................................................................8

         High and Low Sales Prices of Our Common Stock............................................................9

         Recommendation of the Palomar Board and Reasons for the Sale.............................................9

         Opinion of Our Financial Advisor........................................................................12

         Effective Time..........................................................................................15

         Purchase Price..........................................................................................15

         Federal and State Income Tax Consequences...............................................................16

         Accounting Treatment....................................................................................16

THE MERGER AGREEMENT.............................................................................................16

         Mechanics of the Merger.................................................................................16

         Representations and Warranties..........................................................................16

         Acquisition Proposals and Right of Palomar Board to Withdraw Recommendation.............................20

         Fees and Expenses.......................................................................................22

         Certain Additional Agreements...........................................................................22

         Conditions to the Consummation of the Sale..............................................................26

         Survival of Representations and Warranties and Indemnification..........................................28

                                       i

         Termination, Amendment and Waiver.......................................................................28

         Dispute Resolution......................................................................................29

         Escrow..................................................................................................30

         Patent License Agreement................................................................................30

OTHER MATTERS....................................................................................................31

         Letter Agreement Between Coherent and Palomar...........................................................31

         Bonus Agreement.........................................................................................32

         Regulatory Approval Required............................................................................32

PROPOSAL NUMBER TWO - PROPOSED AMENDMENT OF
         THE COMPANY'S CERTIFICATE OF INCORPORATION..............................................................33

PURPOSES OF THE PLAN OF RECAPITALIZATION.........................................................................33

         Eligibility for Continued Listing on Nasdaq SmallCap Market.............................................33

         Greater Availability of Common Stock for Future Issuances...............................................35

EFFECT OF THE REVERSE SPLIT......................................................................................36

EXCHANGE OF STOCK CERTIFICATES AND
         ELIMINATION OF FRACTIONAL SHARE INTERESTS...............................................................37

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT.............................................................37

PALOMAR SHARE OWNERSHIP..........................................................................................38

SUBMISSION OF STOCKHOLDER PROPOSALS..............................................................................40

OTHER BUSINESS...................................................................................................40

EXPENSES AND SOLICITATION........................................................................................40

PALOMAR MEDICAL TECHNOLOGIES, INC. FINANCIAL STATEMENTS.........................................................F-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS.............................................................................F-38

PALOMAR MEDICAL TECHNOLOGIES, INC. PRO FORMA
         CONSOLIDATED CONDENSED FINANCIAL STATEMENTS...........................................................F-47

STAR MEDICAL TECHNOLOGIES, INC. FINANCIAL STATEMENTS...........................................................F-53

                                INDEX TO EXHIBITS


EXHIBIT A                           Tucker Anthony, Inc. Opinion

EXHIBIT B                           Amount to be Received by Each Star Stockholder

EXHIBIT C                           Merger Agreement (with Exhibit A (Escrow Agreement), Exhibit E (Patent License Agreement), and
                                    Schedules 1.6 (Breakdown of Proceeds) and 7.2 (Escrow Contributions))

EXHIBIT D                           Proposed Amendment of Certificate of Incorporation

EXHIBIT E                           Glossary of Defined Terms

                       WHERE YOU CAN FIND MORE INFORMATION

         A copy of our Annual Report on Form 10-K for the year ended December 31, 1997 as amended (as well as the sections of our proxy statement for our 1998 Annual Meeting of Stockholders incorporated by reference into that Form 10-K) and our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 as amended accompany this proxy statement.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act of 1934:

         o Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, as amended;

         o Current Report on Form 8-K filed on June 3, 1998 and Current Report on Form 8-K filed on November 3, 1998; and

         o Description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 6, 1992, including the amendment on Form 8 dated December 17, 1992.

          DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS/RISK FACTORS

         This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements relate to, among other things, consummation of the sale of our Star subsidiary, products under development, including the attributes, introduction dates and gross margins of those products, effects of the proposed reverse split, the possibility of patent license agreements, and the availability of product distributors, and are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. The following factors are among the principal risk factors that could cause actual results to differ materially from the forward-looking statements:

         o        failure   to   consummate   the  sale  of  our  Star   Medical
                  Technologies, Inc. subsidiary;

         o        inability to maintain our Nasdaq listing;

         o further increase in the number of our shares issued and outstanding;

         o        inability to successfully develop and introduce new products;

         o        pricing pressures and other competitive factors;

         o        our  dependence  on  third  party  researchers,   principally,
                  Massachusetts General Hospital;

         o        lack of broad market acceptance of laser hair removal;

         o government regulations, including inability to obtain and maintain all necessary regulatory approvals;

         o        opportunities or acquisitions that we pursue;

         o        the availability and terms of financing;

         o inability to protect, defend and leverage our intellectual property;

         o        issues   arising  from   addressing   year  2000   information
                  technology issues; and

         o a claim for indemnification by Coherent, if the sale of Star is consummated.

         Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements.

--------------------------------------------------------------------------------
                                     SUMMARY

         General. We are asking for you to vote on two items. The first is our proposal to sell Star Medical Technologies, Inc., a subsidiary of Palomar, to Coherent, Inc. Coherent currently acts as our exclusive distributor. The proposed sale of Star is more fully detailed on pages 5 through 32 below.

         The second is our proposed amendment to our Certificate of Incorporation that, if approved, will effect a plan of recapitalization that will result in a one-for-seven reverse split of our common stock and a reduction in our authorized common stock to 45,000,000 shares and authorized preferred stock to 1,500,000 shares. The proposed amendment is more fully detailed on pages 33 through 37 below.

         Sale of Star. The Board of Directors of Palomar recommends that you vote for the sale of Star. If you approve the sale, a subsidiary of Coherent will be merged into Star. Palomar owns 82.46% of Star (assuming the exercise of all outstanding options to purchase Star stock) and will receive, after taxes, approximately $46 million of Coherent's $65 million purchase payment. While approximately 80% of our revenue and substantially all of our gross profit in 1998 was attributable to Star's business, the Board concluded the cash that we will receive from the sale, to be used, among other things, as expansion capital for future growth, to accelerate product development, and to fund a stock buyback program, is more valuable to Palomar and its stockholders than the cash flows and residual value we expected to generate from Star in the reasonable future.

         If we sell Star to Coherent, we will receive a royalty on Coherent's sales of hair removal products, including Star's LightSheer(TM) diode laser system. We will also, however, gain a new competitor, namely Coherent itself, and we will have to distribute our new products through channels in addition to Coherent, as Coherent will cease to be our exclusive distributor. On balance, the Board believes that the proceeds from the sale of Star will assist Palomar to more rapidly market and improve our second generation hair removal systems, to produce lower cost products addressing larger markets, and to focus on dermatology and cosmetic procedure markets other than laser hair removal to a greater extent than would otherwise be possible.

         Amendment to Certificate of Incorporation. The Board of Directors also recommends that you vote in favor of our proposed amendment to our Certificate of Incorporation that, if approved, will effect a plan of recapitalization that will result in a one-for-seven reverse split of Palomar's common stock and a reduction in our authorized capital stock from 120,000,000 shares of common and 5,000,000 shares of preferred to 45,000,000 shares of common and 1,500,000 shares of preferred stock. We believe that this proposed amendment is beneficial to stockholders. We have been notified by the Nasdaq Stock Market that for continued listing we must meet Nasdaq's minimum bid price of $1.00 per share; Palomar's stock fell below $1.00 for a 30 day trading period between August 28 and October 9, 1998. Nasdaq has scheduled a hearing on our delisting for March 18, 1999. If the reverse split is effected, we believe we will meet the $1.00 required minimum bid price. Otherwise, we would likely be quoted on "pink sheets" maintained by the National Quotation Bureau, Inc. or Nasdaq's OTC Bulletin Board. These listings can make trading more difficult for stockholders and reduce the liquidity of our common stock.

         Of course, we cannot guarantee that even with a reverse split we will meet all Nasdaq's listing criteria, or that the prices for shares of our common stock after the reverse will be seven times the prices for shares immediately before the split. Nonetheless, the reverse split not only helps us meet listing requirements, but also ought to make our shares more attractive to investors, as our present low-priced stock may be deemed unduly speculative to investors, and brokerage firms may be reluctant to recommend it to their clients.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             SUMMARY FINANCIAL DATA

         The selected financial data set forth below as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997, and 1998, are derived from our consolidated financial statements included in this proxy, which have been audited by Arthur Andersen LLP, our independent public accountants. The selected financial data set forth below as of December 31, 1994, 1995 and 1996 and for the nine months ended December 31, 1994 and the year ended December 31, 1995 are derived from audited consolidated financial statements that are not included in this proxy. This data should be read in conjunction with our consolidated financial statements and related notes thereto, contained in our Report on Form 10-K for the year ended December 31, 1997 as amended and contained in our report on the consolidated financial statements for the year ended December 31, 1998 included in this proxy.

Selected Financial Data
(in thousands, except per share data)

                                              Nine months   (1)                                                   Pro Forma (3)
                                                  ended                         Year ended                          Year ended
                                              December 31,                     December 31,                        December 31,
                                              ------------                     ------------                        ------------
Statement of Operations Data                      1994             1995       1996        1997       1998               1998
                                              ------------       ------------------------------------------        ------------

Revenues                                            $40            $5,610    $17,607     $20,995    $44,514           $8,932

Gross Profit (loss)                                  22             2,146      3,437         939     21,463           (1,385)


Operating Expenses                                5,740            10,985     26,548      42,867     30,897           14,074

Loss from Operations                             (5,718)           (8,839)   (23,110)    (41,929)    (9,434)         (15,458)

Net Loss from Continuing Operations              (5,689)           (8,390)   (20,798)    (58,369)    (9,967)        ($15,187)


Net Loss from Discontinued Operations                (3)           (4,231)   (17,066)    (27,435)    (2,624)

Net Loss                                        $(5,692)         $(12,621)  $(37,864)   $(85,804)  $(12,591)

Basic and Diluted Net Loss Per Common
Share:
           Continuing Operations                 $(0.84)           $(0.60)    $(0.84)     $(1.79)    $(0.18)          $(0.26)
           Discontinued Operations                 0.00             (0.30)     (0.65)      (0.78)     (0.04)

           Total Loss Per Common Share           $(0.84)           $(0.90)    $(1.49)     $(2.57)    $(0.22)

Weighted Average Number of
    Common Shares Outstanding                     6,759             14,165    26,167      35,105     62,869           62,869

Balance Sheet Data:      (4)
   Working Capital                               $2,491            $12,998   $15,203     ($7,269)   ($6,004)         $44,611
   Total Assets                                   6,551             33,656    67,533      28,968     23,526           62,526
   Long-term Debt                                 2,322              1,765    14,665      12,446      3,150            3,150
   Stockholders' Equity (Deficit)(2)              2,794             25,289    38,077      (6,184)    (6,463)          42,362

(1) Palomar changed it fiscal year end to December 31, effective for the nine months ended December 31, 1994.

(2) Palomar has not declared cash dividends in any of the periods presented.

(3) The pro forma selected operations data presented above are required to reflect Palomar's sale of its majority owned subsidiary, Star, to Coherent as of January 1, 1998, the beginning of Palomar's fiscal year ended December 31, 1998. The pro forma selected operations data do not include the effect of the gain of approximately $48.8 million from Palomar's sale of Star to Coherent. See pro forma consolidated condensed statement of operations and notes thereto.

(4) The pro forma selected balance sheet data reflects Palomar sale of its majority owned subsidiary, Star, to Coherent as of December 31, 1998 ( the balance sheet date). See pro forma consolidated condensed balance sheet and notes thereto.
--------------------------------------------------------------------------------

                               PROPOSAL NUMBER ONE

                                THE SALE OF STAR

Description of Palomar's Business
---------------------------------

         The principal offices of Palomar Medical Technologies, Inc. are located at 45 Hartwell Avenue, Lexington, Massachusetts 02421-3102 (781-676-7300). Palomar was organized to design, manufacture and market lasers, delivery systems and related disposable products for use in medical procedures. After a period of rapid growth and expansion in which we acquired and invested in a number of businesses, many of which were outside our core laser business, within the last 18 months we have refocused on our core competency and divested those non-core subsidiaries and investments. Our exclusive focus now is the use of lasers in dermatology and cosmetic procedures, with an emphasis on laser hair removal and research and development relating to that and other cosmetic laser products. In addition to manufacturing lasers for hair removal, as a small part of our operations we place our lasers in clinical and cosmetic settings and receive in exchange a share of the revenue generated from laser hair removal procedures.

         We have four lasers that have been cleared by the Food and Drug Administration (the "FDA") for dermatological/cosmetic applications, three of which (the RD-1200(TM), EpiLaser(R), and Palomar E2000(TM)) we will continue to sell following the sale of Star. (PLEASE NOTE THAT FOR YOUR CONVENIENCE A GLOSSARY OF DEFINED TERMS IS ATTACHED AS EXHIBIT E TO THIS PROXY STATEMENT.) Our first laser to be cleared by the FDA is the RD-1200(TM), a ruby laser for tattoo removal and treating pigmented lesions that has been on the market for almost ten years. Last year, sales of this laser were less than 5% of our total sales. Purchasers were primarily overseas. Intense competition in the medical device industry and market saturation for this type of laser has reduced RD-1200(TM) sales over the last five years, and while we expect to continue to sell the device, sales will likely be at a low volume.

         Our next FDA-cleared laser, the EpiLaser(R) hair removal system, is based in part on the ruby laser technology originally developed in our corporate headquarters in Massachusetts for tattoo and pigmented lesion removal, described above. The EpiLaser(R) is specifically configured to allow the appropriate wavelength, energy and pulse duration to be delivered to the hair follicle without energy being absorbed by the surrounding tissue. That delivery method, combined with our patented cooling handpiece, allows safe and effective hair removal. The EpiLaser(R) is manufactured at our headquarters in Massachusetts.

         Assuming our sale of Star to Coherent is completed, we will continue to manufacture and develop cosmetic lasers at our Massachusetts facility. We have just introduced our second generation ruby laser, the Palomar E2000(TM), a product which we anticipate will be superior to hair removal lasers currently available in a number of respects, including speed and efficacy. The Palomar E2000(TM) has already received FDA clearance for hair removal. The EpiLaser(R) and the Paloamr E2000(TM) are the only hair removal lasers on the market that havd been cleared by the FDA for "permanent hair reduction" labeling. We will consider a number of alternatives with respect to our future products, including manufacturing them ourselves and selling them directly and/or through distributors or (as in the case of Star) selling the product line and/or technology to others. We will continue to choose the alternative which we believe best maximizes long-term stockholder value.

         We believe that the market for laser-based hair removal remains a growing one. Although the final size of the market cannot easily be determined, the electrolysis market provides a useful comparison. (In electrolysis, an electrologist inserts a needle directly into a hair follicle, then sends an electric current through the needle to disable the follicle. As the process is hair by hair, electrolysis is time consuming; successful hair removal depends on the skill of the electrologist and multiple treatments.) It is estimated that each year more than one million women go to electrologists to remove unwanted hair, and that the market is about $1 billion in annual spending.

         Almost three-quarters of all women in the United States use some form of temporary hair removal to rid themselves of unwanted hair. Those methods include, in addition to electrology, waxes, depilatories and tweezing. Shaving, of course, is the most widely used method of hair removal, but its results are the most temporary. Increasingly, men also want to remove unwanted hair, particularly from the back and chest. Benefits from

Palomar's laser-based method of hair reduction/removal include not only higher success rates than with previous methods, but also treatment of larger areas in each treatment session and a relatively painless and non-invasive procedure.

         If Star is sold to Coherent, Coherent will continue to act as a distributor of our products, but on a non-exclusive basis. On December 14, 1998, we signed a letter of intent with Continuum Biomedical, Inc., a medical division of the scientific laser-based company Continuum Electro-Optics (which is in turn a wholly-owned subsidiary of Hoya Corp. of Japan), to distribute our products on a non-exclusive basis. We intend to tailor distribution methods to different geographic regions and may include a combination of exclusive and non-exclusive distributors, independent representatives or direct salespeople. In exchange for the payment of $2,740 per day from January 20, 1999 until the satisfaction of all of Coherent's closing conditions (other than the expiration/termination of the Hart-Scott-Rodino Act waiting period) (see "THE MERGER AGREEMENT - Conditions to the Consummation of the Sale - Conditions to Coherent's and the Merger Sub's Obligation to Effect the Merger"), Coherent has agreed to waive its exclusive rights under our Sales Agency Agreement to market and sell our ruby laser products, so that we may begin to sell the Palomar E2000(TM) immediately through other channels, including Continuum Biomedical, without the necessity of paying commissions to Coherent or waiting for the Sales Agency Agreement to terminate upon Closing. We may at any time terminate our obligation to pay $2,739.73 per day by notifying Coherent in writing that exclusive rights to market and sell our ruby laser products are reverting back to them; the obligation will in any case terminate upon the Closing.

         Our core research and development also takes place in Massachusetts, under the guidance of a team of scientists who work closely with our research partners at Massachusetts General Hospital ("MGH") and the Institute of Fine Mechanics and Optics Laser Center in St. Petersburg, Russia. MGH's Wellman Laboratories is the world's largest biomedical laser research facility. It is part of the MGH Laser Center in Boston, and was created to attempt to organize and speed the flow of biomedical laser research from the laboratory to patient care. In the Wellman Labs, scientists work side by side with clinicians to understand the principles involved in the complex interactions of light and tissue. We work closely with Dr. R. Rox Anderson, the research director of MGH's Laser Center and Associate Professor of Dermatology at Harvard Medical School. Dr. Anderson is a recognized expert on the effect of lasers on human tissue and a patent holder and inventor of a number of laser procedures in use today. It is Dr. Anderson's patented laser hair removal methods which we have licensed from MGH. We believe our method of funding university research and thereby obtaining development and patent rights provides a high level of both technical achievements and clinical results, a productivity that would be hard to achieve cost-efficiently on our own.

         Among our research and development goals in the field of laser hair removal are to design systems that 1) permit more rapid treatment of large areas, 2) have high gross margins, and 3) are lower cost, thus addressing broader markets. Further, we aim to address dermatology and cosmetic procedure markets other than hair. Our ongoing product development efforts target both products and markets in which Coherent does not currently compete. Under the terms of the Merger Agreement, Coherent has agreed not to manufacture, market or sell ruby hair removal lasers for a period of two years following the Closing. (See "THE MERGER AGREEMENT - Non-Competition Agreements.")

         To enhance stockholder value and increase revenues, we will also consider licensing our intellectual property (in particular, the patents licensed exclusively to us by MGH under which we practice our proprietary method of skin cooling and hair removal), selling intellectual property rights that we do not intend to exploit, and mergers, acquisitions or other transactions. As part of the sale of Star, Coherent has agreed to pay us an ongoing 7.5% sublicensing royalty on future sales of its hair removal lasers, which rate is subject to downward adjustment if we grant a license to a third party at a lower rate. (See "THE MERGER AGREEMENT - Patent License Agreement.") Thus, although the LightSheer(TM) diode laser will no longer be in the Palomar family of products after the sale of Star, Palomar will continue to receive an ongoing royalty on sales of that product. (Palomar, in turn, pays a royalty to MGH for its exclusive license to the sublicensed patents.)

Description of Star's Business
------------------------------

         Star is located at 1249 Quarry Lane, Suite 100, Pleasanton,  California
94566  (925-484-2140).   It  develops  medical  and  commercial  products  using
high-power laser diodes.

         In July 1993, we acquired 80% of the common stock of Star, which was then a development stage company that had been formed in April 1993. In March 1998, Star began manufacturing and shipping the LightSheer(TM), the first FDA-cleared diode laser system for hair removal. The LightSheer(TM) incorporates a patented contact cooling system that helps ensure safety and efficacy during treatment. Star's unique, high-powered diode system is a compact, solid-state laser that is significantly smaller than most current systems, and relatively easy to install and service. The LightSheer(TM) has been met with solid acceptance in the marketplace, evidenced, in part, by approximately $13 million in sales for each of the third and fourth quarters of 1998. The LightSheer(TM) remains the only high-energy short pulse diode laser hair removal system available on the market today.

         Among the principal differences between the E2000(TM) ruby-based and the LightSheer(TM) diode-based laser hair removal systems are:

         o The E2000(TM) allows for higher speed of treatment than the LightSheer(TM) (although the LightSheer(TM) allows for faster treatment than Palomar's original EpiLaser(R) hair removal system).

         o The E2000(TM) handpiece has contact sensing, permitting the user to trigger delivery of laser energy following proper contact with the skin and helping to assure consistent treatment.

         o The E2000(TM) uses a shorter wavelength than the LightSheer(TM). The shorter wavelength is better absorbed by its target, melanin, which is in both hair and skin, and so to protect the epidermis requires carefully controlled cooling and unique pulses, while the longer wavelength LightSheer's energy better protects the skin but correspondingly affects the hair less.

         o The E2000(TM) has pulse durations of 3 and 100 milliseconds and the LightSheer(TM) has pulse durations of 5-20 milliseconds and 30 milliseconds. (Shorter pulse durations are useful in treating thin hairs, and longer pulse durations are useful in treating thicker hairs.)

         o Although the patented contact cooling handpieces for the E2000(TM) and the LightSheer(TM) are in many respects similar, the E2000(TM) handpiece is only about one tenth the weight of the LightSheer(TM) and is colder than the LightSheer(TM) handpiece (-10(degree)C vs. approximately +10(degree)C).

         o The LightSheer(TM) is lighter and more compact than the E2000(TM); while the E2000(TM) weighs over 500 pounds, the more portable LightSheer(TM) weighs only approximately 100 pounds. As a result, the LightSheer(TM) may be shipped back to the factory for repair, while the E2000(TM) must be repaired on location. However, the net cost of replacing the most expensive part of each system (diode arrays and ruby bars, respectively) is higher for the LightSheer(TM) than the E2000(TM).

         o The LightSheer(TM)operates on standard 110 volt AC power; the E2000(TM)requires 220 volt 30 amp power.

         Star also owns four patents, and has other patent applications pending. In addition to its patents for treatment of psoriasis and leg vein conditions, Star holds a patent for laser diode array packaging that has commercial and industrial as well as medical device applications. These patents would be transferred to Coherent in connection with the sale of Star. (See "THE MERGER AGREEMENT - Patent License Agreement.")

Description of Coherent's Business
----------------------------------

         The principal offices of Coherent, Inc. are located at 5100 Patrick Henry Drive, Santa Clara, California 95056 (408-764-4000). It is a leading designer, manufacturer and supplier of electro-optical systems and medical instruments utilizing laser, precision optic and microelectronic technologies. Its major markets include the scientific research community, medical institutions, clinics and private practices and commercial and OEM applications ranging from semiconductor processing and disk mastering to light shows and entertainment. Coherent also sells optical and laser components to other laser system manufacturers.

         Coherent's business structure reflects its two major business segments: medical (38% of net sales) and electro-optical (62% of net sales). Medical serves the medical-surgical community while electro-optical serves the needs of scientific and commercial customers.

         Coherent pioneered the development of lasers used in medical applications 28 years ago and remains a global leader and innovator in this market. Coherent developed lasers used in ophthalmology, paving the way for a host of dramatic surgical alternatives to treat many sight-threatening diseases. To date, more that 25,000 Coherent laser-based systems have shipped to ophthalmic offices and operating rooms worldwide. In addition, Coherent lasers are used in such other diverse medical applications as refractive surgery, orthopedics, urology, gynecology, and oncology, to offer just a few examples. Coherent also sells a number of lasers used for aesthetic surgery, including such applications as skin resurfacing, tattoo removal and the treatment of vascular and pigmented lesions.

         As part of Palomar's business, Star contributed only one product - a hair removal laser. Coherent, by contrast, has opportunities and intends to exploit Star's laser diode stacking technology in the broader commercial and medical laser markets in which it participates. Coherent has indicated that it believes that this proprietary technology of Star's will play a strategic role in the expansion of Coherent's Semiconductor Group's laser diode markets. Coherent has also indicated that it believes that Star's diode stacking capabilities will broaden Coherent's applications in a variety of other medical fields and material processing such as soldering, welding and thermal treating, laser pumping and illuminators. For these reasons Star's diode technology may be more valuable to Coherent than it is to Palomar.

         Coherent's sales for fiscal year 1998 (ending 9/26) were $410.4 million, and its net income for that year was $18.8 million. Its stockholders' equity is $262,623 million, and its market capitalization is $316 million.

         Coherent has 20 production, research and service facilities worldwide, and employed 2,261 people at the end of fiscal 1998.

         At present, Coherent acts as the exclusive distributor of our laser hair removal products. If you approve the Merger, Coherent will become a non-exclusive distributor of our products, as well as a competitor.

Background of the Sale
----------------------

         Since November 1997, Coherent has been the exclusive worldwide distributor of our EpiLaser(R) and LightSheer(TM) hair removal lasers. On May 22, 1998, we entered into a loan agreement with Coherent. Under that agreement, Coherent agreed to loan us $4 million to fund our working capital requirements so that we could finance an increase in our manufacturing capacity to meet the growing demand for our lasers distributed by Coherent. In connection with that loan agreement, we agreed to enter into good faith negotiations with Coherent regarding the sale of Star. We further agreed with Coherent to use reasonable diligence to negotiate and enter into a letter of intent containing the material terms of the transaction by June 22, 1998.

         On July 9, 1998, we received a proposed letter of intent from Coherent regarding the sale of Star. On July 22, 1998, our CEO sent a letter rejecting Coherent's proposal and noting it contained a number of unacceptable terms, including the proposed purchase price. Thereafter, informal discussions between our executives and Coherent executives occurred from time to time, but no letter of intent was ever signed.

         Following an exchange of telephone calls between our CEO and Coherent's CEO, on August 21, 1998 Coherent's CEO met with our CEO to determine whether further discussions regarding the sale of Star, or, alternatively, the sale or licensing of certain technology owned by Star, were warranted.

         On September 9, 1998, at the next regular meeting of our Board, our CEO reported to the Board on his August 21 discussions with Coherent. The Board authorized our CEO to pursue negotiations. On September 10, 1998, our CEO sent a letter to Coherent which detailed the parties' agreement to postpone the repayment of the amounts outstanding under the loan agreement until such time as the parties consummated a sale of Star, or 90 days after the termination of negotiations between the parties.

         Thereafter, negotiations regarding the sale of Star to Coherent continued, and an Agreement and Plan of Reorganization (the "Merger Agreement") among Palomar, Coherent, a subsidiary of Coherent (the "Merger Sub"), three founders of Star and Star with respect to the merger of the Merger Sub with and into Star as provided for in the Merger Agreement (the "Merger") was executed on December 7, 1998.

High and Low Sales Prices of Our Common Stock
---------------------------------------------

         On October 30, 1998, the business day preceding our public announcement that we were in negotiations with Coherent relative to the sale of Star, the high and low sales price of our common stock were $1.125 and $1.00, respectively. On December 7, 1998, the business day preceding our public announcement that we and Coherent had entered a definitive agreement with respect to the sale of Star, the high and low sales prices of our common stock were $.813 and $.719, respectively.

Recommendation of the Palomar Board and Reasons for the Sale
------------------------------------------------------------

         At a December 4, 1998 meeting, our Board determined that the terms of the Merger are fair to and in the best interests of Palomar and its stockholders and unanimously approved the Merger Agreement while authorizing and directing the appropriate officers of Palomar to execute the Merger Agreement on behalf of Palomar.

         Section 271 of the Delaware General Corporation Law requires stockholder approval for a sale of substantially all of a company's assets. We believe that the Star transaction may not meet the technical requirement for a sale of substantially all assets, as Star's total assets represent 64% of Palomar's consolidated assets based on Palomar's December 31, 1998 balance sheet. Nevertheless, because Star's contribution to Palomar's gross revenues for 1998 was in excess of 80%, our Board determined that the most prudent course was to seek your approval of the sale of Star. Given the significance of the Star sale, our Board determined that the decision should ultimately lie with our stockholders.

         THE PALOMAR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, DETERMINED THAT THE SALE OF STAR IS IN THE BEST INTERESTS OF PALOMAR AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR THE SALE OF STAR PURSUANT TO THE MERGER AGREEMENT.

         The Board considered the following factors which in its view weighed in favor of the Star sale:

         1. The net (after tax) consideration that Palomar would receive as a result of the sale is more than we project (based on discounted cash flow analysis of revenues) we would derive from Star over the next five years if we continued to operate Star ourselves.

                  o The Board further considered the fact that our cash flow analysis of Star's projected revenues does not take into account the very real risk of Star's diode hair removal product becoming obsolete or outmoded in this rapidly changing and highly competitive market.

         2. Palomar believes that the Palomar E2000(TM) hair removal laser which it recently introduced is superior to hair removal lasers currently on the market (including the Star LightSheer(TM) ) in terms of speed, efficiency and safety, and further believes that its next generation of hair removal laser currently in development will be even more competitive in a number of respects, including price.

         3. With the cash from the sale of Star, Palomar will be the only well-funded company exclusively focused on light-sourced dermatological laser products, giving it a unique competitive ability to exploit the rapidly expanding market for cosmetic laser products in particular.

                  o While some of Palomar's competitors also have the ability to make large R&D expenditures, a substantial portion of their R&D efforts are focused on medical (as opposed to cosmetic) lasers.

                  o Palomar has a demonstrated track record of successfully developing cosmetic lasers and its principal R&D scientists as well as its partnership with Massachusetts General Hospital will remain in place after the sale of Star.

                  o The additional funding provided by the Star sale will permit Palomar to extend and expand the scope of its research relationship with Massachusetts General Hospital.

                  o The additional funding provided by the Star sale will permit Palomar to defend and enforce its proprietary patent positions which it believes, in at least some areas, may provide a barrier to entry to competitors.

         4. In the opinion of our financial advisor, Tucker Anthony, the consideration to be received by Palomar in connection with the sale of Star was fair to Palomar from a financial point of view on the date of its opinion. (A copy of the Tucker Anthony opinion is attached to this proxy statement as Exhibit A. Please review the opinion carefully. See " Opinion of Financial Advisor.")

                  o The Board reasoned that, among other things, if the consideration is fair to Palomar, then it is also fair to Palomar's stockholders.

                  o Tucker Anthony's analysis also indicated to the Board that the net consideration to be received by Palomar was in excess of (1) the value of publicly traded companies which Tucker Anthony deemed to be most comparable when considering the value of Star; (2) the value derived from transactions which Tucker Anthony concluded to be most nearly comparable; and
                           (3) the discounted cash flows and the terminal value of Star as determined by Tucker Anthony based on financial statements and projections through the year ending December 31, 2001.

         5. If we continued to sell our products through Coherent as our exclusive distributor, the return we would be able to realize on our products would be limited for the next two years by the substantial commissions we are required to pay Coherent under our Sales Agency Agreement with Coherent.

                  o As part of the Star transaction, we negotiated for early termination of the Sales Agency Agreement (to occur simultaneous with the Closing), which otherwise would not have terminated until November 2000.

                  o At the time that we entered into the Sales Agency Agreement, Coherent was able to obtain a generous commission structure because, among other things, (1) as a well-established company with substantial goodwill in the medical marketplace, it could put its reputation behind our (at the time) new and unproven products, and (2) it has a sales force and marketing capabilities we could not hope to emulate at that time, because of our limited resources.

                  o Now not only are our products proven, with demonstrated market acceptance, but we will have the funds to build up our own direct sales force, should we so choose, and to aggressively promote and market our products.

         6. The Board could terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement and discussed below under the heading " - Acquisition Proposals and Right of Palomar Board to Withdraw Recommendation") if it determined that it had to do so in order to discharge its fiduciary obligations.

         Our Board also identified and considered the following risks and potentially negative factors in its deliberations concerning the sale of Star:

         1. That in selling Star, we are selling the source of over 80% of Palomar's 1998 gross revenues, and those revenues may not easily be replaced, particularly in the short-term. Reducing this risk factor, in the Board's consideration, were:

                  o Palomar has another hair removal system that it considers superior to the LightSheerTM, namely the E2000(TM) ruby laser.

                  o Palomar has another product in an advanced stage of development that has significant competitive advantages over existing products, particularly in price.

                  o Palomar, should it close the Star transaction, can acquire technology and/or products from others, if such technology and/or products are compatible and particularly promising (at present, no such purchases are contemplated).

         2. Palomar will lose the key managers and technical personnel with proven product development capability who work for Star. Reducing this risk factor, in the Board's consideration, were:

                  o The Board believed that if the sale of Star went through, Palomar would retain a highly qualified team of managers, engineers, and technicians in its Lexington, Massachusetts headquarters, and would continue to obtain substantial benefits from its research partnership with Massachusetts General Hospital and from the technical work performed for the Company by the Laser Center of St. Petersburg.

                  o There is no guaranty that, even if Star is not sold to Coherent, key Star personnel will remain at Star.

         3.       The  possibility  that,  as a  practical  matter,  the  Merger
                  Agreement could affect our ability to enter into a more attractive transaction with another bidder for Star or a proposed acquisition of Palomar as a whole. Reducing this risk factor, in the Board's consideration, were:

                  o The Board determined it could continue to exercise its business judgment and meet its fiduciary obligations to the Company because it is permitted to accept a Superior Proposal. Further, there were when the Board made its approval decision, and there are at present, no other offers more attractive than Coherent's.

                  o The risk remains that under the Merger Agreement, we could become obligated to pay to Coherent the break-up fee of $2,000,000 upon the termination of the Merger Agreement before the Effective time under certain circumstances, including if the Palomar Board recommends a Superior Proposal to its shareholders. Palomar and Star also owes Coherent approximately $4 million (and may borrow up to an additional one million) under loan agreements to fund Star's working capital. This debt will be reflected on Star's Closing Balance Sheet, and Palomar will have to reimburse Coherent only to the extent that Star's Closing Balance Sheet reflects a negative book value (which we believe is unlikely, because amounts due from Star to Palomar will be contributed to the assets on Star's Balance Sheet). Our ability to repay that loan was not a factor in the Board's recommendations, nor was our negative net working capital. At the time the Board approved Coherent's acquisition of Star, no other acquisition proposals had been made. If competitive bids for Star were triggered by Coherent's proposal, that should benefit Palomar's shareholders, even if any Superior Proposal had to be more than $2 million greater than Coherent's.

         4. The possibility that, after the expenditure of significant Company resources, the sale of Star to Coherent would not be consummated, and thus the attention and expense would be lost. However, from what our Board can determine, Coherent was and remains committed to the acquisition of Star; and the Board believed some loss of executive time was a marginal risk. Outside costs related to the sale of Star are not expected to exceed $750,000.

         In sum, our Board concluded the risks of the transaction, including those of a failed sale, were substantially outweighed by the potential benefits of the merger. Palomar's risk in operating Star would be eliminated, and Star's expected future profits would be converted into a present after tax consideration to us of approximately $46 million, which is more than Palomar could reasonably expect to earn from operating Star itself. Our proceeds from the sale of Star will let us better exploit the market for light-sourced dermatological products, with even better funded research and product development.

Opinion of Our Financial Advisor
--------------------------------

         General
         -------

         On September 29, 1998, the Board of Directors of the Company engaged Tucker Anthony to provide our Board of Directors with a fairness opinion in connection with the proposed transaction. Tucker Anthony delivered a written opinion to the Board on December 7, 1998 which concluded, based on and subject to the assumptions and qualifications set forth in that written opinion, that the consideration to be received by Palomar pursuant to the Merger Agreement is fair to Palomar, from a financial point of view, as of the date of that written opinion. The amount of the consideration was determined by Coherent's offer, and not by any analysis of Tucker Anthony. THE FULL TEXT OF THE OPINION, SETTING FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE REVIEW UNDERTAKEN BY TUCKER ANTHONY, IS ATTACHED AS EXHIBIT
A. PLEASE READ THE OPINION IN ITS ENTIRETY. THE OPINION IS DIRECTED TO PALOMAR'S BOARD OF DIRECTORS ONLY AND IS NOT A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW YOU SHOULD VOTE AT THE SPECIAL MEETING.

         We engaged Tucker Anthony to give advice only to our Board. We and Tucker Anthony agreed that we do not believe that any person other than our Board has the legal right to rely on Tucker Anthony's opinion and that, absent any controlling precedent, we and Tucker Anthony would resist any assertion otherwise. The engagement letter between Palomar and Tucker Anthony contains an express disclaimer of the ability of any party other than the Board of Directors to rely on the opinion. We and Tucker Anthony are not aware of any controlling precedent that would create a statutory or common law right for persons other than the Board to rely on their opinion. We and Tucker Anthony base our belief that that no such person may rely on the opinion on the limited nature of Tucker Anthony's contractual duty and the absence of such controlling precedent. In the absence of any such controlling precedent, the ability of a stockholder to rely on the opinion would be resolved by a court of competent jurisdiction. Resolution of the question of a stockholder's ability to rely on the opinion will have no effect on the rights and responsibilities of the Board under applicable state law or on the rights and responsibilities of either Tucker Anthony or the Board under federal securities laws.

         Analyses of Tucker Anthony
         --------------------------

         In giving its opinion, Tucker Anthony, among other things:

         o        reviewed the Merger Agreement;

         o reviewed certain historical financial and other information concerning Palomar for the three fiscal years ended December 31, 1997, and for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, including Palomar's reports on Forms 10-K and 10-Q;

         o reviewed certain historical financial and other information concerning Star for the three fiscal years ended December 31, 1997, and the nine months ended September 30, 1998, including Star's unaudited financial statements for the three fiscal years ended December 31, 1997 and draft audited financial statements for the nine months ended September 30, 1998;

         o held discussions with the senior management of Palomar and Star about Star's past and current financial performance, financial condition and future prospects;

         o reviewed certain internal financial data, projections and other information of Palomar and Star, including financial projections prepared by the management of Star, and performed a discounted cash flow analysis using such projections;

         o analyzed certain publicly available information of other companies that operate in similar industries, and compared Star from a financial point of view to these companies; and

         o reviewed the consideration received by stockholders in acquisitions of companies that operate in similar industries or that Tucker Anthony otherwise deemed relevant to its inquiry.

         In its review, Tucker Anthony also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. Its opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on December 7, 1998, and the information made available to Tucker Anthony through that date.

         Our Board did not impose any limitations on Tucker Anthony with respect to its investigations or procedures followed in its review and analysis. In its review and analysis and in arriving at its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by us and by Star, and did not attempt to verify any of that information. Tucker Anthony assumed (i) that the financial projections of Star provided to it were prepared on a basis reflecting the best available estimates and judgments of Palomar's and Star's management as to the future financial performance and results of Star, and (ii) that such forecasts and estimates would be realized in the amounts and in the time periods estimated. Tucker Anthony did not make or obtain any independent valuations or appraisals of any assets or liabilities of Palomar or Star, and did not verify any of Palomar's or Star's books or records.

         On Friday, December 4, 1998, Tucker Anthony made a presentation to our Board, and furnished its opinion that our proposed sale of Star was on that date fair to Palomar from a financial point of view. Tucker Anthony issued that opinion in writing on Monday, December 7, 1998. Tucker Anthony's opinion is based, in part, on financial analyses whose principal elements are summarized here. In performing its analyses, Tucker Anthony made numerous assumptions and predictions with respect to industry performance, general business and economic conditions, and other matters, many of which concern events beyond the control of Palomar and Star. Tucker Anthony's preparation of this opinion also involved determinations about the most appropriate and relevant methods of financial analysis and the application of those methods to these circumstances based upon experience and judgment. Accordingly, Tucker Anthony believes that its analyses must be considered as a whole and that the selective summary provided here, if read without reference to the full text of the opinion and its supporting materials, could lead a reader to an incomplete understanding of the evaluation process underlying the opinion.

         Analysis of Publicly Traded Reference Companies
         -----------------------------------------------

         Tucker Anthony compared selected financial data and financial ratios of Palomar and Star to the corresponding data and ratios of certain publicly traded manufacturers of lasers for cosmetic hair removal and skin treatment and/or providers of cosmetic laser hair removal and skin treatment services. The companies included in Tucker Anthony's review were: BioLase Technology, Inc., Candela Corporation, Coherent, Inc., ESC Medical Systems Limited, IRIDEX Corporation, Laserscope and ThermoLase Corporation. While none of these companies was identical to Palomar or Star, Tucker Anthony believed that certain valuation parameters established by the public markets and imputed from stock prices with respect to these companies, when viewed in conjunction with certain qualitative factors, were relevant when considering the valuation of Star, since these companies exhibited certain business characteristics similar to those exhibited by Palomar and Star. Tucker Anthony selected these companies because their lasers are used primarily for cosmetic hair removal and for skin and visible vein treatments. These are the same markets that are primarily served by Star. Tucker Anthony also gave consideration to total capitalization and revenues when selecting these companies. Tucker Anthony did not select manufacturers of lasers that are used primarily in opthalmic and surgical procedures. Other than manufacturers of opthalmic and surgical lasers, Tucker Anthony did not exclude any publicly traded companies which satisfied these criteria.

         Tucker Anthony also compared multiples for the Merger implied by the merger consideration and certain financial data of Star to the corresponding trading multiples of the companies. In this portion of its analysis, since Star was not yet profitable, Tucker Anthony focused on:

         o enterprise value (value of equity plus net debt) as a multiple of latest 12 months' revenue (1998 revenue in the case of Star);

         o        equity value as a multiple of projected 1999 net income; and

         o equity value as a multiple of book value (in accordance with the terms of the Merger Agreement, Star's book value was adjusted by treating an inter-company payable due to Palomar as part of Star's stockholders' equity).

         Projected  net  income   figures  for  the  companies   were  based  on
information from independent research analysts; projected net income for Star was based on the projections provided by management.

         The implied multiples for the Merger compare as follows with the mean multiples for the reference companies: (i) enterprise value to revenue of 2.0x for the Merger versus 1.1x for the reference companies; (ii) equity value to projected 1999 net income of 24.7x for the Merger versus 8.9x for the reference companies; and (iii) equity value to book value of 16.0x for the Merger versus 1.9x for the reference companies.

         Analysis of Reference Transactions
         ----------------------------------

         Tucker Anthony conducted a review of merger and acquisition transactions announced since January 1, 1993 in which the target company was engaged in areas of business similar to those of Palomar and Star. This review produced 12 such reference companies from which meaningful enterprise value to revenue multiples could be derived. Once again, because Star was not yet profitable, the enterprise value to revenue multiple was the only meaningful multiple to use for comparison. The enterprise value to revenue multiple of 2.0x for the Merger exceeds the mean multiple of 1.6x derived from the reference transactions.

         Discounted Cash Flow Analysis
         -----------------------------

         Tucker Anthony developed a discounted cash flow analysis of Star based on projected financial statements through the fiscal year ending December 31, 2001. For the purposes of this analysis, Tucker Anthony used the projections provided by the managements of Star and Palomar. The analysis assumed closing of the proposed transaction would take place on December 31, 1998. The projected cash flows consisted of the after-tax free cash flow for the fiscal years ending December 31, 1999, 2000 and 2001 plus a terminal value at December 31, 2001. In estimating the appropriate terminal value, Tucker Anthony applied a range of multiples from 9.0x to 13.0x to estimated earnings before interest, taxes, depreciation and amortization in fiscal year 2001 and a range of multiples from 12.0x to 20.0x to estimated earnings before interest and taxes in fiscal year 2001. These ranges were selected based on a review of the corresponding multiples derived from the reference transactions and the reference companies. The low ends of these ranges were chosen in order to reflect multiples derived from the reference companies and the high ends of these ranges were chosen to reflect multiples at least as large as the median multiples derived from the reference transactions. Acquisition and trading multiples from time to time fluctuate considerably, and no assurance can be made that future trading multiples will be comparable to historical or projected multiples.

         The present value of the stream of projected cash flows was obtained by discounting the cash flows to December 31, 1998 using weighted average costs of capital ranging from 20% to 40%. A review of the cost of capital for companies within the electromedical and electrotherapeutic apparatus industry indicated a cost of capital ranging from 20% to 30%. Rates higher than 30% were also considered appropriate due to Star's early stage of development and its lack of profitable historical results. For all combinations of costs of capital and terminal multiples, the Merger consideration exceeded the present value of Star resulting from the discounted cash flow analysis.

         Engagement Terms
         ----------------

         As compensation for its services in connection with issuing the opinion, we agreed to pay Tucker Anthony a total of $125,000, the full amount of which has been paid. We also agreed to reimburse Tucker Anthony for its expenses up to a limit of $15,000 and to indemnify Tucker Anthony against liabilities arising out of its services.

         We selected Tucker Anthony for a variety of reasons, including its familiarity with us and our business and its experience and reputation in the area of valuation and financial advisory work. Tucker Anthony is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Tucker Anthony may actively trade Palomar's securities for its own account or for the accounts of its customers and, accordingly, may at any time hold long or short positions in our securities.

Effective Time
--------------

         The Merger will become effective when a Certificate of Merger is filed with and accepted by the Secretary of State of California. Coherent intends to file the Certificate of Merger as soon as reasonably possible after all conditions to consummation of the sale have been satisfied, which we believe will be shortly after the date of the Special Meeting. See "THE MERGER AGREEMENT Conditions to the Consummation of the Merger."

Purchase Price
--------------

         By resolution of Star's Board of Directors, and pursuant to the terms of Star's 1994 Stock Option Plan, all of the outstanding options to purchase Star common stock will become fully vested and exercisable on the date ten days prior to the Effective Time. At the Effective Time, Star's 1994 Stock Option Plan will be terminated without any further action on the part of Star's Board or officers, and all options granted under that Stock Option Plan will be terminated to the extent that they have not already been exercised.

         When all the options issued under Star's Stock Option Plan have been exercised, Palomar will own 82.46% of Star's common stock, and Star employees will collectively own 17.54%.

         At the Effective Time, Coherent will pay to each shareholder of Star (including employee optionholders who will exercise their options prior to the Closing) an amount in cash equal to the product of (i) $65,000,000 plus the aggregate amount which would be necessary to exercise all of the outstanding vested options to purchase Star common stock ($9,198,033) multiplied by (ii) the number of shares owned by such Star stockholder divided by the total number of outstanding shares of Star common stock (1,411,807) minus (iii) the exercise price for all the Star stock options held by such stockholders and any amounts required to be withheld under applicable law. The purpose of this formula is to permit all of Star's optionholders to effect a cashless exercise of their Star options.

         In addition, $89,100 shall be deducted from the amounts payable to each of three Star minority optionholders (an aggregate of $267,300) and the $267,300 shall be added to the amount payable to Palomar. This adjustment to the consideration to be received by Palomar and the three Star optionholders arises out of the following: Pursuant to an agreement dated October 13, 1998, each of three Star employees, Robert Grove, James Holtz and David Mundinger, exercised options to purchase 2,000 shares of Star common stock and Palomar then purchased those shares from each individual for an aggregate consideration of $267,300 ($89,100 each). In connection therewith, these three employees agreed to reduce the proceeds that they were otherwise to receive from Coherent for the sale of their remaining Star shares, and that Palomar's proceeds from the sale commensurately would be increased by $267,300.

         Last, amounts shall be withheld from Palomar and three minority optionholders' payments, to be kept in escrow for one year. See "THE MERGER AGREEMENT- Escrow." The amounts to be received by each Star stockholder in connection with the Merger are set forth in Exhibit B to this proxy statement.

Federal and State Income Tax Consequences
-----------------------------------------

         Palomar's sale of Star to Coherent is a transaction taxable to Palomar. Taxes will be assessed by the federal government and the State of California. The Internal Revenue Service permits companies, in certain circumstances, to apply past losses, called net operating losses, to offset gains. By the date of Closing the Merger, we expect to have net operating loss carryforwards of about $98.95 million. Accordingly, we believe our net operating losses will entirely offset the expected gain from the sale of Star. As our net operating losses exceed the expected gain from the sale, we believe the IRS's alternative minimum tax provisions should apply. The application of those provisions to our sale of Star would result in a tax in the range of $1 million to $1.5 million.

         The State of California limits the net operating loss we can use in any one year to offset the gain from the sale of Star. Therefore, we expect the California tax on the transaction to be between $1.5 million and $2 million.

Accounting Treatment
--------------------

         For accounting purposes, we will treat the sale of Star as the sale of our investment in Star common stock. Our gain on the sale will equal the gross proceeds we receive less the basis of our investment in Star's common stock. We believe that our net gain before taxes will be about $49 million at the Closing.

         A representative of Arthur Andersen LLP is expected to be present at the Special Meeting of Stockholders, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

THE MERGER AGREEMENT
--------------------

         We have summarized below what we believe are the key provisions of the Merger Agreement. Again, we remind you that the Merger Agreement (along with all of the Exhibits to that Agreement which are currently available) is attached as Exhibit C to this proxy statement. Please read the Merger Agreement (and the attached Exhibits) in its entirety for the complete terms of the Merger Agreement.

Mechanics of the Merger
-----------------------

         The Merger Agreement provides that at the Effective Time the Merger Sub (a California corporation and wholly-owned subsidiary of Coherent formed expressly for the purposes of effecting the Merger) will be merged with and into Star and Star shall continue as the surviving corporation and a wholly-owned subsidiary of Coherent. The Effective Time will be when the Certificate of Merger has been filed with and accepted by the Secretary of State of California. At the Effective Time, all the property, rights, privileges, powers and franchises of Star and the Merger Sub shall belong to the surviving corporation, and all of the debts, liabilities and duties of Star and the Merger Sub shall similarly become the debts, liabilities and duties of the surviving corporation. The Bylaws of the Merger Sub shall become the Bylaws of the surviving corporation. So too the Articles of Incorporation of the Merger Sub shall become the Articles of Incorporation of the surviving corporation (except that the name of the corporation will be changed to "Star Medical Technologies, Inc."). At the Effective Time, all of the outstanding shares of Star common stock will be automatically cancelled and extinguished and converted into the right to receive the consideration described above under the headings "- Merger Consideration," and set forth on Exhibit B to this proxy statement.

Representations and Warranties
------------------------------

         In the Merger Agreement, Palomar and Star make certain representations and warranties to Coherent and the Merger Sub, and Coherent and the Merger Sub make certain representations and warranties to Palomar and Star, of the type that are customary in this kind of agreement.

         The Merger Agreement includes representations and warranties by Palomar and Star as to, among other things:

         o        organization, standing and corporate power of Star;

         o        absence of any subsidiaries of Star;

         o        Star's capital structure;

         o        the  authorization,   execution,   delivery,  performance  and
                  enforceability of the Merger Agreement on behalf of both Star and Palomar and related matters;

         o the Merger Agreement's noncontravention of any agreement, law, or charter or bylaw provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement (except for certain filings specified in the Merger Agreement);

         o        compliance  as  to  form  and  the  accuracy  of   information
                  regarding Star contained in documents filed by Palomar with the Securities and Exchange Commission;

         o        compliance  as  to  form  and  the  accuracy  of   information
                  contained in Star's financial statements;

         o the absence of certain material changes or events since the date of Star's most recent audited balance sheet, including the absence of any declaration of a dividend (other than certain payments to Palomar) or other distribution, any split, combination or other reclassification of Star's capital stock;

         o        no increases in compensation, severance or termination pay;

         o        no new employment, severance or termination agreements;

         o        no restriction on material business activities;

         o        no changes in accounting methods, principles or practices;

         o        the absence of material litigation (except as disclosed);

         o        compliance with laws applicable to the business of Star;

         o        the filing of tax returns and payment of taxes;

         o        the receipt of an opinion by Palomar's financial advisor;

         o        ownership of Star customer information;

         o Star's title to/leasehold interest in its properties and assets and the absence of liens and encumbrances thereon;

         o        Star's ownership of its intellectual property;

         o        Star's lack of infringement of other's intellectual property;

         o        protection  of  Star's  confidential   information  and  trade
                  secrets;

         o        Year 2000 compliance of Star's products;

         o        compliance with material contracts;

         o        lack of interested party transactions;

         o        accuracy and collectability of accounts receivable;

         o        compliance   with    environmental   laws   and   absence   of
                  contamination; and

         o compliance with employee benefit and other employment-related laws.

         The  Merger  Agreement  includes   representations  and  warranties  by
Coherent and the Merger Sub as to, among other things:

         o organization, standing and corporate power of Coherent and the Merger Sub;

         o the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or charter or bylaw provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement (except for certain filings specified in the Merger Agreement); and

         o Coherent's ability to obtain the cash necessary for it to perform its obligations under the Merger Agreement. Coherent is working with a world-wide banking institution that is acting as placement agent for a bond financing part of which would be used to pay the purchase price. This agent has agreed to make Coherent a bridge loan of $65 million if the bond financing is not in place in time for the Closing. As of its fiscal year ended September 26, 1998, Coherent had cash of $33 million and a $20 million credit agreement with Bank of America.

         Conduct of Star's Business Pending the Sale
         -------------------------------------------

         Star and Palomar have agreed that, prior to the Effective Time (except as expressly provided for in the Merger Agreement or consented to or caused by Coherent):

         o Star's business will be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted;

         o Star's debts and taxes will be paid when due, consistent with Star's past practices;

         o        Star will pay or perform its other obligations when due;

         o Star and Palomar will use their commercially reasonable best efforts consistent with past practices and policies to (1) preserve intact Star's business organization, (2) keep available the services of Star's present officers and key employees and (3) preserve Star's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Star, all with the goal of preserving unimpaired Star's goodwill and ongoing business at the Effective Time; and

         o Star and Palomar will promptly notify Coherent of any event or occurrence or emergency not in the ordinary course of business of Star and any material event involving Star.

         In addition, prior to the Effective Time (again except as expressly provided for in the Merger Agreement or consented to or caused by Coherent), Star may not, nor may it allow any of its directors, officers or employees to:

         o make any capital expenditure or commitment or incur any liability in excess of $25,000, except in the ordinary course of business and consistent with past practices or in connection with the consummation of the Merger;

         o        amend (or agree to amend) Star's Articles of Incorporation;

         o destroy, damage or lose any material assets or properties of Star, whether or not covered by insurance, materially and adversely affecting its properties, assets, business, financial condition or prospects;

         o suffer any labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

         o        change its accounting methods or practices;

         o revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

         o except for certain amounts permitted to be paid to Palomar and except as otherwise agreed to by Coherent, declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redemption or other acquisition of any Star capital stock;

         o pay or authorize payment of any bonus, salary increase or special remuneration to any director, officer, employee or independent contractor of Star, including any amounts for accrued but unpaid salary or bonuses (other than normal amounts made on a regular basis, consistent with past practices), or enter into any employment, retention, severance or similar contract or arrangement with any such person, other than employment agreements with temporary contract employees, none of whom is paid more than $25 per hour (exclusive of fees paid directly to any temporary employee agency);

         o adopt or increase the payments to or benefits under any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employee of Star;

         o        sell, lease, license,  grant a lien on or otherwise dispose of
                  (i) any Star intellectual property or (ii) any of the assets or properties of Star, other than dispositions of scrap material or sales of inventory in the ordinary course of business and consistent with past practices and other than sales of assets valued at less than $10,000 and other than permitted liens;

         o execute, amend, terminate, violate or modify (or agree to do so) any material contract, agreement or license to which Star is a party, by which it is bound or to which it is a beneficiary, other than in the ordinary course of business consistent with past practices;

         o lend money to any person or entity, guarantee any material indebtedness, issue or sell any debt securities of Star, indemnify or provide surety for any obligation, or guarantee any debt of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

         o waive or release any right or claim of Star including any write-off or other compromise of any account receivable of Star, other than in the ordinary course of business consistent with past practices;

         o commence or receive notice or threat of any lawsuit or proceeding against Star or its affairs or Star capital stock;

         o receive notice of any claim or potential claim of ownership by any person other than Star of Star's intellectual property or of infringement by Star of any other person's intellectual property;

         o issue, grant, deliver or sell, or contract to issue or sell, any shares of Star capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

         o suffer any event or condition of any character that has a material adverse effect (as defined in the Merger Agreement) on Star;

         o pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation of Star other than (i) payments to Palomar, including the payment of any debts owed by Star to Palomar or permitted dividends (as defined in the Merger Agreement), in accordance with the Merger Agreement or (ii) the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practices;

         o elect or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settlement of any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes or with respect to Star's products or assets;

         o encumber or permit the encumbrance of (i) any of Star's assets, except in the ordinary course of business consistent with past practices and except for permitted liens (as defined in the Merger Agreement), or (ii) Star's capital stock;

         o fail to maintain Star's equipment or other material assets in good working condition and repair according to the standards Star or Palomar has maintained up to the date of the Merger Agreement;

         o subdivide or combine the outstanding shares of any class or series of Star capital stock or enter into any recapitalization affecting the number of outstanding shares of any class or series of Star capital stock or affecting any other of its securities;

         o release any contaminants (as defined in the Merger Agreement) to the environment or expose persons to a contaminant as a consequence of Star's acts or omissions in violation of any applicable environmental requirement; or

         o        negotiate  or agree to do any of the  things  described  above
                  (other   than    negotiations    with    Coherent    and   its
                  representatives).

Acquisition Proposals and Right of Palomar Board to Withdraw Recommendation
---------------------------------------------------------------------------

         The Merger Agreement provides that, until the earlier of the Effective Time or the date of termination of the Merger Agreement, neither we nor Star may (nor will we or Star permit any of our respective officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Coherent:

         o solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all, substantially all or a significant portion of Star's business, properties or technologies or any portion of Star capital stock (whether or not outstanding) or assets whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction;

         o disclose any information to any person concerning Star's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records in connection with an Acquisition Proposal (as defined below) or in connection with any inquiry regarding the making of an Acquisition Proposal;

         o assist or cooperate with any person to make any proposal to purchase all or any part of Star capital stock or assets;

         o enter into any agreement with any person providing for the acquisition of all or any portion of Star capital stock or assets; or

         o make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Star (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of Star capital stock or Star's assets (whether by way of merger, purchase of assets, tender offer or otherwise).

         However, if at any time prior to the Effective Time, our Board and Star's Board determine in good faith, after consultation with non-employee legal counsel and non-employee financial advisors, that failure to take any of the actions set forth above would result in a breach of the Board's fiduciary duties to its stockholders, then Star, in response to an Acquisition Proposal that (a) was unsolicited or that did not otherwise result from a breach of the obligations outlined above and (b) constitutes a Superior Proposal (as defined below), may

         o furnish non-public information with respect to Star to the person or entity who made such Acquisition Proposal; and

         o        participate  in   negotiations   regarding  such   Acquisition
                  Proposal.

         In addition, Palomar, Star and our respective officers and directors may not cause, permit, or encourage any investment banker, financial advisor, attorney, accountant, consultant or other representative of Star or Palomar consulted by Star or in connection with the sale of Star to Coherent to violate the restrictions set forth above and must take reasonable precautions to prevent any such person from violating those restrictions.

         Neither the Palomar Board nor the Star Board may:

         o withdraw or modify, or propose to withdraw or modify, in a manner adverse to Coherent, its approval or recommendation of the Merger Agreement or the Merger unless there is a Superior Proposal outstanding;

         o approve or recommend, or propose to approve or recommend, an Acquisition Proposal that is not a Superior Proposal; or

         o cause Star or Palomar to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to an Acquisition Proposal that is not a Superior Proposal, unless, in each case, the Board has determined in good faith, after consultation with non-employee legal counsel, that failure to do so would result in a breach of its fiduciary duties to its stockholders.

         We must advise Coherent orally and in writing within 48 hours of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal (including any request for information which we reasonably believe would lead to an Acquisition Proposal), the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person or entity making such request, Acquisition Proposal or inquiry. We must keep Coherent fully informed of the status and details, including amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry.

         "Acquisition Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets of Star taken as a whole (measured in terms of net book value) or 10% or more of any class of outstanding equity securities of Star taken as a whole, any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Star or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Star, other than the transactions contemplated by the Merger Agreement.

         "Superior Proposal" means any good faith proposal made by a third party to acquire, directly or indirectly, 100% of the voting power of the Star capital stock or all or substantially all the assets of Star and otherwise on the terms which the Star Board and the Palomar Board determine in good faith (based on the written opinion of Tucker Anthony or another non-employee financial advisor of similar standing) to be more favorable to the Star stockholders than the Merger and for which financing, to the extent required by the terms of such proposal, is then committed or which, in the good faith judgment of the Star Board and the Palomar Board, is reasonably capable of being obtained by such third party.

Fees and Expenses
-----------------

         If the sale of Star is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions it contemplates must be paid by the party incurring such cost or expense. However, if either the Star Board or the Palomar Board withhold, withdraw or modify in a manner adverse to Coherent its recommendation in favor of adoption and approval of the Merger Agreement and approval of the Merger, or if either recommends a Superior Proposal to its stockholders, then we must pay to Coherent a break-up fee of $2 million within ten business days following the earlier to occur of the termination of the Merger Agreement, or a Negative Vote (as defined below).

         Alternatively, if the Merger Agreement and Merger are not approved by either the Star stockholders or the Palomar stockholders (a "Negative Vote") and prior to such Negative Vote a publicly disclosed and still pending Acquisition Proposal is made with respect to Star (a "Competing Proposal") and within 12 months following such Negative Vote, Star or Palomar enter into a definitive agreement with respect to an Acquisition Proposal with the party (or any affiliate of the party) that made the Competing Proposal or an Acquisition Proposal with such party (or any such affiliate) shall have been consummated, then we must pay to Coherent $1.5 million within one business day following the closing of the Competing Proposal.

Certain Additional Agreements
-----------------------------

         The Merger Agreement contains additional agreements on the part of Star, Palomar and Coherent.

         Palomar's and Star's Agreements
         -------------------------------

         We and Star have agreed that we will:

         o Promptly submit the Merger Agreement and the transactions contemplated by that Agreement to our stockholders for approval and adoption, and will use our best efforts to obtain the consent of our stockholders sufficient to approve the Merger and the Merger Agreement and to enable the Closing to occur as soon as possible.

         o Afford Coherent and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of Star's properties, books, contracts, commitments and records,
                  (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Star as Coherent may reasonably request and (c) all key employees of Star as identified by Coherent or Star. We will also provide to Coherent and its accountants, counsel and other representatives copies of internal financial statements (including returns and supporting documentation) promptly upon request.

         o Use our commercially reasonable efforts to obtain the consents, waivers, assignments and approvals under any of the material contracts (as defined in the Merger Agreement) as may be required in connection with the Merger so as to preserve all the rights of and benefits to Star under those contracts.

         o Deliver to Coherent on the Closing Date a properly executed statement in a form reasonably acceptable to Coherent for purposes of satisfying Coherent's obligations under Treasury Regulation Section 1.1445-2(c)(3) (certifying that Star is not a U.S. real property holding company).

         o If the Merger Agreement is terminated, then for a period of two years following such termination Palomar and Star will not solicit to employ any employee of

                  Coherent or induce any employee of Coherent to leave his or her employment, other than as part of a general solicitation of employees not directed specifically to employees of Coherent.

         o Not modify, amend or terminate the blanket purchase agreement dated April 8, 1997 with Opto Power Corporation (to supply laser diode arrays to Star) without Coherent's prior written consent.

         Palomar's Agreements
         --------------------

         We have additionally agreed that:

         o We will prepare and file on a timely basis all tax returns with respect to Star for all taxable periods ending on or before the Closing Date and shall pay, and shall indemnify and hold Coherent harmless from (i) all taxes of Star for all taxable years or periods which end on or before the Closing Date; (ii) all taxes for all taxable years or periods of all members of any affiliated group of which Star is or has been a member prior to the Closing Date; and (iii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period") all taxes of Star attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period").

         o If an audit or examination of any of our tax returns for any taxable period ending on or before the Closing Date results (by settlement or otherwise) in any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains, premiums, revenues or recapture of tax credits ("Changes") reflected on a tax return of Coherent or Star for any taxable period ending after the Closing Date, we will notify Coherent and provide it with all necessary information so that it can reflect on its tax returns any appropriate Changes.

         o We will indemnify Star and Coherent for any losses (as defined in the Merger Agreement) incurred by Star or Coherent arising from, related to, or as a result of any dispute or claims made with respect to a class of our convertible securities which are the subject of pending litigation.

         o Upon Coherent's request prior to or following the Closing, we will promptly provide Coherent with such financial information, schedules and audited financial statements of Star that we prepared prior to Closing as reasonably requested by Coherent in connection with Coherent's preparation of any reports or filings required under the Exchange Act.

         o We will deliver a balance sheet dated as of the Closing Date prepared by Star and audited by our auditors within 60 days of the Effective Time (the "Closing Balance Sheet"). The Closing Balance Sheet will fairly present, in all material respects, the financial condition of Star as of the Closing Date and will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with our and Star's past practices. We will immediately repay to Coherent that amount by which the Net Book Value (as defined in the Merger Agreement) of Star is less than zero as reflected on the Closing Balance Sheet. Any such amounts which we must pay to Coherent will also include interest at 12% per annum for the period between the Closing and the date of such payment. However, we do not anticipate that the Net Book Value of Star as reflected on the Closing Balance Sheet will be less than zero, for the following reasons: Palomar will contribute amounts due from Star to Palomar to the capital of Star on Star's Closing Balance Sheet. In addition, Star will dividend up to Palomar any amounts necessary to bring Star's Closing Balance Sheet to zero. We will pay to Fleet Bank any amounts in addition to amounts paid by Coherent necessary to ensure that the Aggregate Bank Liabilities (as such term is defined in our agreement with Fleet Bank, and in the Glossary, Exhibit E to this proxy statement) will not exceed the Borrowing Base (as such term is defined in our agreement with Fleet Bank, and in the Glossary) without reference to any Receivables of Star (as such term is defined in our agreement with Fleet Bank, and in the Glossary).

         o We will use all commercially reasonable efforts to ensure that Fleet Bank releases any security interest or liens that it has in the assets of Star at the Closing, and will comply with all reasonable requests made by Coherent or Fleet Bank in furtherance of obtaining such release(s).

         Coherent's Agreements
         ---------------------

         Coherent has agreed that:

         o It will provide Star and Palomar with copies of such publicly available information about Coherent as we and Star may reasonably request. Upon request, Coherent will provide us with such information concerning Coherent's business, properties and personnel as we may be reasonably required to provide to our stockholders in connection with this proxy statement. After the Closing Date, Coherent shall also provide Palomar, upon request, with such information concerning Coherent's business, properties and personnel and the surviving corporation as we may be reasonably required to disclose pursuant to federal and state securities laws.

         o Each employee of Star who remains an employee of Coherent after the Effective Time will be eligible to receive salary and benefits (such as medical benefits and 401(k) plan) consistent with Coherent's standard human resource benefits and policies.

         o Within ten (10) days following the Closing Date, Coherent will pay us an amount equal to the LightSheer(TM)Margin (as defined below) for LightSheer(TM)units that were (i) manufactured by Star prior to the Closing pursuant to Coherent's sales forecast for the period commencing December 7, 1998 and ending on the Closing Date (appropriately pro-rated) and (ii) not sold by Coherent prior to the Closing. "LightSheer(TM)Margin" shall mean the amount that we would have received on account of such sales if they were made prior to the Closing Date pursuant to the Sales Agency, License and Development Agreement between us and Coherent dated November 17, 1997 (assuming that such sales would have been made at the average sales price for all sales of LightSheer(TM)units by Coherent), less the inventory carrying value of such units reflected on the Closing Balance Sheet.

         o If the Merger Agreement is terminated, then for a period of two years following such termination Coherent will not solicit to employ any employee of Star or Palomar or induce any employee of Star or Palomar to leave his or her employment, other than as part of a general solicitation of employees not directed specifically to employees of Star or Palomar.

         o Within 90 days after Closing, Coherent will provide us with a schedule setting forth the proposed allocation of that portion of the Merger consideration paid in connection with the Merger among the assets of Star.

         o Coherent will prepare and file (or cause to be prepared and filed) on a timely basis all tax returns of Star relating to periods ending after the Closing Date and will pay, and will indemnify and hold Palomar harmless against and from (i) all taxes of Star for any taxable year or period commencing after the Closing Date and (ii) all taxes of Star for any Straddle Period other than taxes attributable to the Pre-Closing Period.

         o If, as a result of Changes (as defined above), Coherent enjoys a net tax benefit from an increase in deductions, losses or tax credits and/or a decrease in income, gains, premiums, revenues or recapture of tax credits ("Coherent Benefits") for taxable periods ending after the Closing Date, it shall pay to us the amount of such Coherent Benefits, as and when such Coherent Benefits are realized by Coherent.

         o If an audit examination of any Coherent tax return for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any Change reflected on a Palomar tax return for any taxable periods ending on or before the Closing Date, it will notify us and provide us with all necessary information so that we can reflect any appropriate Changes on our tax return.

         o        Within  one  year  of the  Closing  Date,  Coherent  will  not directly or indirectly initiate or participate in any negotiations or discussions with respect to a public offering of the surviving corporation's stock individually or as part of a larger offering that relates to a subsidiary of Coherent engaged in a business substantially similar to that of Star, nor sell all or substantially all of the assets of the surviving corporation in one or more transactions.

         o All rights to indemnification now existing in favor of the employees, agents, directors or officers of Star as provided in its charter or bylaws will survive the Merger and will continue in full force and effect to the fullest extent permitted by applicable law, for a period not less than three years from the Closing Date with respect to matters occurring prior to the Closing Date.

         o Within 60 days of the Effective Time, Coherent will not take any action which triggers any notification requirements under the Worker Adjustment and Retraining Notification Act.

         o It will cause any Permitted Dividend (as defined in the Merger Agreement) reflected on Star's Closing Balance Sheet to be paid directly to us. At the Closing, it will cause any amounts we borrowed from Fleet Bank on behalf of Star to be paid directly to Fleet Bank, which amounts shall not exceed $10 million.

         Mutual Agreements
         -----------------

         The parties have jointly agreed that:

         o We will use commercially reasonable efforts to take promptly all actions, and to do promptly all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by the Merger Agreement.

         o We will promptly notify each other of (i) the occurrence or non-occurrence of any event likely to cause any representation or warranty of any party, contained in the Merger Agreement, to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Coherent, Palomar or Star, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement.

         o At the request of another party, we each will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger Agreement and the transactions contemplated by it.

         o        We  will  each  use all  commercially  reasonable  efforts  to prepare and file a Hart-Scott-Rodino Act pre-merger notification as promptly as possible after executing the Merger Agreement and shall use all commercially reasonable efforts to obtain early termination of the applicable waiting period. (See "OTHER MATTERS - Regulatory Approval Required.")

         o We will each elect to treat the sale of Star as an asset purchase for federal tax purposes, and as a stock purchase for California state tax purposes.

         o We will each, at our own expense, control any audit or examination by any taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of taxes for any taxable period for which they are charged with payment or indemnification responsibility under the Merger Agreement.

         Non-Competition Agreements
         --------------------------

         o For the period commencing with the Closing Date and ending 24 months later (the "Palomar Restricted Period"), we (i) will not engage in the Palomar Restricted Business (as defined below); (ii) will cause our subsidiaries and affiliates not to, individually or jointly with others, whether for their own account or for that of any other person or entity, engage in Palomar Restricted Business; and (iii) will not own or hold any debt interest in, or control or otherwise participate in, or act as a partner or principal of any person or entity that engages in Palomar Restricted Business (except for ownership of one percent or less of any entity with registered securities). "Palomar Restricted Business" means the commercial manufacture, marketing or sale of Restricted Semiconductor Laser Devices. "Restricted Semiconductor Laser Devices" means any semiconductor laser device (and any system that incorporates such devices) that operates in a continuous wave mode or in quasi continuous wave mode that delivers more than 5 joules in any 50 millisecond period. No entity that succeeds to our rights and obligations under the Merger Agreement as a result of merging with or acquiring us (a "Successor"), is bound by this restriction so long as the business of such Successor and our business are "held separate." Our business is "held separate" from a Successor's business if (i) such Successor is not provided with, and otherwise has no access to, our confidential information relating to the Palomar Restricted Business; (ii) no director, officer or employee of Palomar or its subsidiaries or affiliates controls or directs the activities of such Successor relating to the Palomar Restricted Business; and
                  (iii) such Successor receives no, and has not received any, license or transfer of any of our intellectual property relating to the Palomar Restricted Business.

         o For the period commencing with the Closing Date and ending 24 months later (the "Coherent Restricted Period"), Coherent and its subsidiaries and affiliates will not, individually or jointly with others, whether for their own account or for that of any other person or entity, engage in, or own or hold any equity or debt interest in, or control or otherwise participate in, or act as a partner or principal of any person or entity that engages in the manufacture, marketing or sale of ruby-powered lasers for hair removal anywhere in the world; provided, however that Coherent may market or sell ruby lasers manufactured by Palomar or own one percent (1%) or less of any entity whose securities have been registered under the Securities Act or Section 12 of the Exchange Act.

         In brief, for Coherent among the purposes of this non-competition agreement is to prevent us, once we have sold Star, from competing with Coherent in Star's own field of expertise, namely the sale of high-powered semiconductor lasers. Particularly, we are prevented from commercially manufacturing or selling our own version of Star's LightSheer(TM) diode laser for hair removal. For us, Coherent is prevented from competing with us by manufacturing or selling ruby lasers for hair removal. That prevents Coherent from selling its own versions of Palomar's EpiLaser(R) or E2000(TM) ruby lasers.

Conditions to the Consummation of the Sale
------------------------------------------

         Conditions to Palomar's and Star's Obligations to Effect the Merger
         -------------------------------------------------------------------

         The obligations of Star and Palomar to consummate and effect the Merger
Agreement  and  the   transactions   contemplated  by  it  are  subject  to  the
satisfaction at or prior to the Effective Time of the following conditions:

         o The representations and warranties of Coherent and the Merger Sub in the Merger Agreement must be true and correct in all material respects (i) when made on the date of the Merger Agreement (December 7, 1998) and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time, except for the representations and warranties made as of a specific date which must be true and current in all material respects as of such date, and each of Coherent and the Merger Sub must have performed and complied in all material respects with all covenants and obligations required to be performed and complied with by it as of the Effective Time, except for such breaches of representations and warranties as shall not have a Material Adverse Effect (as defined in the Merger Agreement) on Coherent.

         o No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger can be in effect, nor can any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor can there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger, which makes consummation of the Merger illegal.

         o Coherent must provide us with a certificate signed by its Chief Executive Officer to the effect that, as of the Effective Time: (1) all representations and warranties made by Coherent and the Merger Sub in the Merger Agreement are true and correct in all material respects (i) when made on the date of the Merger Agreement and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time except for the representations and warranties made as of a specific date which must be true and current in all material respects as of such date; and (2) all covenants and obligations in the Merger Agreement to be performed by Coherent on or before such date have been so performed in all material respects.

         o The applicable waiting period under the Hart-Scott-Rodino Act relating to the Merger must have expired or been terminated.

         o Palomar must have received a legal opinion from legal counsel to Coherent in the form prescribed in the Merger Agreement.

         Conditions to Coherent's and the Merger Sub's Obligation to Effect the Merger
         -----------------------------------------------------------------------

         The obligations of Coherent and the Merger Sub to consummate and effect the Merger Agreement and the transactions contemplated by it are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         o The representations and warranties of Star and Palomar in the Merger Agreement shall be true and correct in all material respects (i) when made on the date of the Merger Agreement (December 7, 1998) and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time, except for the representations and warranties made as of a specific date which shall be true and current in all material respects as of such date, and each of Star and Palomar must have performed and complied in all material respects with all covenants and obligations of the Merger Agreement required to be performed and complied with by it as of the Effective Time, except for such breaches of representations and warranties (excluding breaches of certain specified representations and warranties), as shall not have a Material Adverse Effect (as defined in the Merger Agreement) on Star or Palomar.

         o No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger can be in effect, nor can any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor can there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger, which makes the consummation of the Merger illegal.

         o Coherent must have received a legal opinion from legal counsel to Star and Palomar in the form prescribed in the Merger Agreement.

         o Holders of a majority of the outstanding shares of our common stock must have voted to adopt the Merger Agreement and consummate the Merger.

         o Shareholders of Star holding at least fifty-one percent (51%) of Star's capital stock must have approved the Merger Agreement, the Merger and the transactions contemplated by the Merger

                  Agreement, and no more than 5% of Star's capital stock shall qualify as dissenting shares (as defined in the Merger Agreement). All of Star's shareholders have already approved the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

         o We must provide Coherent with a certificate signed by our Chief Executive Officer, and Star must provide a certificate signed by its Chief Executive Officer, as of the Effective
                  Time: (1) to the effect that all representations and warranties made by Star and Palomar in the Merger Agreement are true and correct in all material respects (i) when made on the date of the Merger Agreement, and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time, except for the representations and warranties made as of a specific date which shall be true and current in all material respects as of such date; (2) to the effect that all covenants and obligations of the Merger Agreement to be performed by Star or Palomar on or before such date have been so performed in all material respects; (3) to the effect certain of the conditions set forth above have been satisfied; and (4) setting forth the amount borrowed by Palomar from Fleet Bank on behalf of Star, the amount borrowed by Palomar from Fleet Bank on its own behalf, the total amount borrowed by Palomar from Fleet Bank on behalf of both Palomar and Star (which amount shall not exceed $10 million) and the Aggregate Bank Liabilities, the Borrowing Base and the Receivables of Star (as such terms are defined in the Fleet Letter Agreement and in the Glossary to this proxy statement).

         o The applicable waiting period under the Hart-Scott-Rodino Act relating to the Merger must have expired or been terminated.

         o Each Star stockholder must have executed and delivered to Coherent a shareholder certificate representing, in the aggregate, all of the outstanding Star capital stock, a certificate exercising and terminating any rights to acquire Star capital stock or an affidavit and an indemnification agreement.

Survival of Representations and Warranties and Indemnification
--------------------------------------------------------------

         The Merger Agreement provides that, with certain limited exceptions relating to tax and intellectual property matters, all of Star and Palomar's representations and warranties (as summarized above) will survive for a period of one year following the Closing Date. We and Star have agreed to indemnify (that is, to compensate) Coherent and the surviving corporation for any losses incurred by Coherent or the surviving corporation as a result of (1) any inaccuracy or breach of Star and Palomar's representations and warranties (as summarized below) or (2) any failure by Star or Palomar to perform or comply with any of our additional agreements (also as summarized above). However, Coherent may not seek such indemnification unless and until such losses, combined, exceed $500,000, and then Coherent may seek compensation only for those losses that are in excess of $500,000. In addition, Coherent may not seek to recover for losses in excess of one quarter of the Merger consideration, that is, $16,250,000 (unless such losses result from fraud, intentional misrepresentation or gross negligence). Any claim for indemnification must be made in writing prior to the end of the one year survival period for the representations and warranties, or else it is waived.

         If Coherent becomes aware of a claim which it reasonably believes may result in indemnification, it must promptly notify us. We will represent all of the Star stockholders for this purpose. We may then assume the defense of the claim. If we have not assumed defense of the claim within 20 days from receipt of Coherent's notice of the claim, Coherent has the right to undertake the defense of, or settle, such claim on behalf of and for the account, expense and risk of Star's stockholders.

Termination, Amendment and Waiver
---------------------------------

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         o        By mutual consent of Palomar, Star and Coherent.

         o By Coherent, if the Star Board or Palomar Board recommends a Superior Proposal to its respective stockholders, or if the Star Board or Palomar Board withhold, withdraw or modify in a manner adverse to Coherent their recommendation in favor of adoption and approval of the Merger Agreement and approval of the Merger.

         o By Coherent or Palomar if: (1) the Effective Time has not occurred by May 1, 1999 (so long as the action or failure to act of the party seeking to terminate after that date has not been a principal cause of or resulted in the failure of the Merger to occur on or before that date, and such action or failure to act constitutes a breach of the Merger Agreement);
                  (2) there is a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (3) there is a statute, rule, regulation or order enacted, promulgated or issued or applicable to the Merger by any governmental entity that would make consummation of the Merger illegal.

         o By Coherent if there is any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity, which would: (i) prohibit Coherent's or the Merger Sub's ownership or operation of any material portion of the business of Star or (ii) compel Coherent or Star to dispose of or hold separate all or a significant portion of the business or assets of Coherent or Star as a result of the Merger.

         o By Coherent if it is not in material breach of its obligations under the Merger Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Star or Palomar which has a Material Adverse Effect (as defined in the Merger Agreement) on Star and such breach has not been cured
                  (1) within fifteen calendar days after written notice to us if such breach is capable of cure within 15 days or (2) within a commercially reasonable time period after written notice to us if such breach is not capable of cure within 15 days; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured and that no cure period shall in any case extend beyond May 1, 1999.

         o By us if neither we nor Star is in material breach of our respective obligations under the Merger Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Coherent or the Merger Sub which has a Material
                  Adverse Effect (as defined in the Merger Agreement) on Coherent or the Merger Sub and such breach has not been cured within fifteen (15) calendar days after written notice to Coherent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured and that no cure period shall in any case extend beyond May 1, 1999.

         The Merger Agreement may be amended by the parties at any time by a document signed on behalf of each of the parties. At any time prior to the Effective Time, Coherent and the Merger Sub, on the one hand, and we and Star on the other hand, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations of the other party, (2) waive any inaccuracies in the representations and warranties made to such party or in any document delivered pursuant to the Merger Agreement and (3) waive compliance with any of the agreements or conditions that is for its benefit. Any agreement to any such extension or waiver will be valid only if it is in writing.

         We intend to amend this proxy statement and resolicit your proxy to the extent that any provisions or conditions of the Merger Agreement are waived, modified or amended and we are materially adversely affected thereby, or as otherwise required by law.

Dispute Resolution
------------------

         In the event of a dispute between the parties to the Merger Agreement, they must first attempt in good faith to resolve such dispute promptly by negotiation between executives who have authority to settle the dispute.

         If the executives are not able to resolve the dispute by negotiation within 30 days of when notice of the dispute has been delivered by one party to another, then the parties must make a good faith attempt to settle the dispute by mediation before resorting to arbitration, litigation or any other dispute resolution procedure.

         If the dispute has not been resolved by negotiations, discussion or mediation, only then may the parties proceed by litigation, or, should they agree, by any other method of dispute resolution, including arbitration.

Escrow
------

         We and Star's seven largest minority stockholders have agreed to put $4 million of the Merger consideration in escrow for one year as a security for the indemnification obligation described above. (See "- Survival of Representations and Warranties and Indemnification.") (The eight contributors to the escrow fund will make a pro-rata contribution to the escrow, based on the percentage of the Merger consideration to be received by each.) The terms of the escrow are set forth in a separate Escrow Agreement, which is attached to the Merger Agreement as Exhibit A. (The Merger Agreement, along with selected exhibits including the Escrow Agreement, is attached as Exhibit C to this proxy statement.) We have summarized below what we believe are the key provisions of the Escrow Agreement. Please read the Escrow Agreement in its entirety for the complete terms of that Agreement.

         Palomar may invest the money in the escrow fund in a number of conservative investments (treasury bills and certificates of deposit, for example). At the end of the one year escrow period, to the extent that no claims for indemnification have reduced the amount of money in the fund, the money will be returned with interest to the original contributors to the escrow fund, in proportion to their original contribution. Coherent will pay the escrow agent's fees.

         Once the escrow agent (U.S. Bank Trust, N.A.) receives a claim on the escrow fund, it may not deliver money out of the escrow to Coherent for a period of 30 days unless it has received written authorization from Palomar to do so. It may deliver the money at the end of the thirty day period as long as it has not received a written objection from Palomar to doing so. If Palomar does object to the delivery of money from the escrow, then Palomar and Coherent must first attempt to resolve the dispute themselves. If that is unsuccessful, then either party may demand arbitration (unless the amount of loss is at issue in pending litigation, in which case arbitration will take place only when the amount of the loss is ascertained or the parties otherwise jointly agree to arbitration).

Patent License Agreement
------------------------

         A Patent License Agreement among Palomar, Star and Coherent is attached as Exhibit E to the Merger Agreement. The purpose of the Patent License Agreement is to allocate between Coherent and Palomar rights to certain patents, some of which are owned by Star and will be transferred to Coherent as part of the Merger, and some of which are (and will remain) licensed exclusively to Palomar but which are necessary to the conduct of Star's business, and hence will be sublicensed to Coherent after the Merger. We have summarized below what we believe are the key provisions of the Patent License Agreement. Again, we remind you that the Merger Agreement (along with the Patent License Agreement, which is Exhibit E to the Merger Agreement) is attached as Exhibit C to this proxy statement. Please read the Patent License Agreement in its entirety for the complete terms of that Agreement.

         Palomar has the exclusive license to two patents owned by MGH, namely, United States Patent Nos. 5,595,568 ("Permanent Hair Removal Using Optical Pulses") and 5,735,844 ("Hair Removal Using Optical Pulses"). At present, Star's diode hair removal laser is manufactured and used under Palomar's patent license from MGH; without this license, Star's LightSheer(TM) laser would infringe MGH's patents.

         Under the Patent License Agreement, Palomar will grant to Coherent and Star a non-exclusive sublicense in the field of hair removal under the MGH patents. In exchange, Coherent and Star will be obligated to pay Palomar a royalty of 7.5% of the net sales price of all licensed products. Licensed products means products manufactured by Coherent or Star which infringe one or more claims of either of the two MGH patents. If Star is sold to Coherent, then Coherent will have to pay Palomar this 7.5% royalty on all LightSheer(TM) lasers that are sold by Coherent or Star.

         Star itself owns four patents: United States Patents Nos. 5,835,518 ("Laser Diode Array Packaging"), 5,527,350 ("Pulsed Infrared Laser Treatment of Psoriasis"), 5,707,403 ("Method for the Laser Treatment of

Subsurface Blood Vessels") and 5,743,901 ("High Fluence Diode Laser Device and Method for the Fabrication and Use Thereof").

         The Patent License Agreement provides that Star will grant to Palomar a royalty-free license on the patents relating to treatment of psoriasis and treatment of subsurface blood vessels, in the following limited respect: Palomar may sublicense these patents only to other companies in connection with their manufacture and sale of so-called "dual use devices," that is, lasers that perform both hair removal and the treatment of subsurface blood vessels (for example, leg veins). Palomar requested this provision in the Patent License Agreement because it may sublicense other companies in the laser hair removal industry on the two MGH patents, many of whom sell "dual use devices." Palomar felt that the sublicensing package which it could offer these other companies would be more attractive if it could sublicense them on not only the hair removal but also the leg vein treatment applications of their products. If Palomar does enter into such sublicensing agreements, it will not have to pay any royalty amounts back to Coherent.

         However, for a period of two years (the length of Palomar's non-competition period under the Merger Agreement), Palomar may not offer to sublicense the psoriasis and leg vein patents for Restricted Semiconductor Laser Devices (as defined in the Merger Agreement). (See "THE MERGER AGREEMENT - Additional Agreements - Non-Competition.") This is because, although Coherent was willing to allow Palomar a royalty-free license to sublicense other laser companies on these patents, it did not want to give this competitive advantage to direct competitors of the LightSheer(TM). After the two year period, Palomar may sublicense dual use devices that are Restricted Semiconductor Laser Devices, but then it must pay a royalty back to Coherent.

         The Patent License Agreement further provides that Star will grant to Palomar a royalty-free license to the high-fluence diode laser patent for uses other than in the Palomar Restricted Business (as defined in the Merger
Agreement). (See "THE MERGER AGREEMENT - Additional Agreements - Non-Competition."). Palomar sought this license because it believes that it may require rights under this patent in connection with its future business. Once again, Palomar may license this patent in connection with Restricted Semiconductor Laser Devices at the end of the two year non-competition period, but only if it pays a royalty back to Coherent.

         Finally, Coherent has agreed that Star will negotiate with Palomar a fair royalty on the burn diagnostics patent if Palomar ever decides that it needs rights to that patent in connection with its future business.

         All licenses granted under the Patent License Agreement are granted for the life of the respective patents. The Patent License Agreement also includes a so-called "most favored licensee" provision, which means that, should either party grant to a third party a license to any of these patents on more favorable royalty terms than those established in the Patent License Agreement, then the other party can immediately obtain that same lower royalty going forward (assuming that all of the other material terms of the license agreement with the third party are essentially like those in the Patent License Agreement).

OTHER MATTERS
-------------

Letter Agreement Between Coherent and Palomar
---------------------------------------------

         In connection with the Merger Agreement, we entered into a letter agreement with Coherent. The primary purpose of this letter agreement was to resolve various issues relating to the Sales Agency, Development and License Agreement (the "Sales Agency Agreement") pursuant to which Coherent has been acting as the exclusive distributor for our hair removal lasers.

         In the letter agreement we agreed that, assuming the sale of Star is completed:

         o We will terminate the Sales Agency Agreement, and replace it with a one-year non-exclusive distribution agreement, which Palomar can terminate on 15 days' notice.

         o We will not owe Coherent any commissions for any sales of our ruby laser products that occur between the date of signing the Merger Agreement and the date of Closing, and the parties will release each other from all obligations under the Sales Agency Agreement.

         o The warrant to purchase one million shares of our common stock which we issued to Coherent in connection with the Sales Agency Agreement will be cancelled.

         o For a period of one year following the expiration of the Palomar Restricted Period, Coherent will have a right of first refusal to sell any of our products that fall within the definition of Palomar Restricted Business. (See " Additional Agreements - Non-Competition Agreements.") If we and Coherent are not able to come to agreement on the terms of a distribution agreement for such products within 30 days, then we may enter into an agreement with a third party on terms no more favorable than those offered to Coherent.

         o We will buy from Coherent certain EpiLasers(R)that they have in inventory for a total of $1,008,000.

         In addition, we agreed that we will take over all responsibility for service of our EpiLasers(R) installed in the United States beginning on January 1, 1999, and, connected with that, three Coherent service technicians will come to work for us. Within 90 days of our taking over this service obligation, we will finish performing certain upgrades (or other results satisfactory to customers) to the EpiLaser(R) units sold by Coherent.

Bonus Agreement
---------------

         Palomar entered a bonus agreement dated December 7, 1998 with three key employees of Star, Robert Grove, James Holtz, and David Mundinger. Under the terms of the bonus agreement, Palomar has agreed to pay certain employees, including Robert Grove, James Holtz and David Mundinger, a total of up to $950,000, provided that Messrs. Grove and Holtz can certify that Star met a production schedule on LightSheer(TM) diode lasers through the Closing Date. That schedule requires Star to produce for the month ending prior to Closing a defined number of hair removal lasers, namely 20 LightSheer(TM) lasers in January 1999, 20 in February 1999, and 45 in March 1999. If such a certification cannot be provided, and Star fails to produce and ship the requisite units, then the three employees shall be entitled to a bonus of $950,000 times a fraction, the numerator of which is equal to the cumulative number of units shipped through the month ending prior to Closing plus the total number of units in finished goods at the end of the month ending prior to Closing, and the denominator of which is equal to the cumulative number of units in the shipment forecast through the month ending prior to Closing. If the amount due hereunder is less than $475,000, then no payments will be due, and in no case shall the amount paid be in excess of $950,000.

Regulatory Approval Required
----------------------------

         Under the Hart-Scott-Rodino Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. Palomar and Coherent each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on February 19, 1999.

         Palomar  and   Coherent  do  not  believe   that  any  other   material
governmental approvals or actions will be required for consummation of the Merger. See "- Conditions to Consummation of the Sale."

                               PROPOSAL NUMBER TWO

       PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
             EFFECT A PLAN OF RECAPITALIZATION THAT WILL RESULT IN A
            ONE-FOR-SEVEN REVERSE STOCK SPLIT AND A REDUCTION IN OUR
                  AUTHORIZED CAPITAL STOCK TO 45,000,000 SHARES
                   OF COMMON AND 1,500,000 SHARES OF PREFERRED

         The Board of Directors has determined that it is advisable, and is therefore submitting to you for your approval, a proposal to amend our Certificate of Incorporation to effect a recapitalization pursuant to which each seven shares of our issued and outstanding common stock will be automatically converted into one new share of common stock and our authorized capital stock will be reduced from 120,000,000 shares of common and 5,000,000 shares of preferred to 45,000,000 shares of common and 1,500,000 shares of preferred stock. The text of the proposed Certificate of Amendment is set forth in Exhibit D to this proxy statement. Our common stock does not have preemptive or similar rights. The reverse split will become effective as of 5:00 p.m. EST (the "Reverse Split Effective Date"), on the date that the Certificate of Amendment to our Certificate of Incorporation is filed with the Secretary of State of Delaware. If for any reason the Board of Directors deems it advisable, the proposed amendment may be abandoned at any time before the Reverse Split Effective Date, whether before or after the Special Meeting of Stockholders (even if such proposal has been approved by the stockholders).

         No scrip or fractional share certificates for common stock will be issued in connection with the reverse split. Instead, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable will be issued to American Stock Transfer & Trust Company (the "Exchange Agent") or its nominee, as agent for the accounts of all holders of common stock otherwise entitled to have a fraction of a share issued to them in connection with the reverse split. The Exchange Agent will sell the fractional interests as soon as practicable on the basis of prevailing market prices of our common stock on the Nasdaq SmallCap Market at the time of sale. After the Reverse Split Effective Date, the Exchange Agent will pay to such stockholders, promptly after they have surrendered their stock certificate(s), their pro rata share of the net proceeds derived from the sale of their fractional interests. Stockholders will not have to pay any service charges or brokerage commissions in connection with the sale of fractional interests. We will bear those costs.

         As soon as practicable after the Reverse Split Effective Date, we will send a letter to each holder of record of a stock certificate or certificates which represent issued common stock outstanding on the Reverse Split Effective Date. The letter will instruct you on how to surrender your certificate(s) to the Exchange Agent in exchange for certificates representing the number of whole shares of common stock into which your shares of common stock have been converted as a result of the reverse split. You will not receive any new certificates or, if applicable, cash payment (for fractional share interests) until you have surrendered your old certificate(s) together with a form letter (which we will provide, along with the instructions) to our Exchange Agent. See "-- Exchange of Stock Certificates."

         THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

PURPOSES OF THE PLAN OF RECAPITALIZATION
----------------------------------------

Eligibility for Continued Listing on Nasdaq SmallCap Market
-----------------------------------------------------------

         Our common stock has been listed on the Nasdaq Stock Market and has traded on the Nasdaq SmallCap Market since December 18, 1992, when we completed our initial public offering.

         New rules promulgated by Nasdaq require that, as a condition of the continued listing of a company's securities on the SmallCap Market, a company must satisfy at least one of several sets of alternative maintenance requirements, which generally require that a company meet certain minimum criteria relating to its financial condition, results of operations and trading market for its listed securities. In August 1997, the SEC approved a proposal to revise maintenance criteria for securities traded on the SmallCap Market. Under the new listing criteria, the minimum bid price of common stock also must equal or exceed $1.00, among other criteria. If the closing bid price falls below $1.00 per share for 30 consecutive trading days, the common stock is subject to delisting. The closing price of our common stock fell below $1.00 per share for 30 consecutive trading days between August 28 and October 9, 1998.

         On October 13, 1998, Nasdaq sent us a letter bringing to our attention their concern regarding the continued listing of our common stock on the Nasdaq SmallCap Market, because our stock had failed to maintain a closing bid price greater or equal to $1.00 over the previous thirty consecutive trading days. They informed us that we had until the close of business on January 13, 1999 to regain compliance with the $1.00 minimum bid price requirement. We did not regain compliance with the minimum bid price requirement by that date. Nasdaq has scheduled an oral hearing on the delisting for March 18, 1999. The delisting will be stayed pending that hearing. We do not anticipate that we can complete the reverse split before the hearing date. However, even if that hearing results in our being delisted, we nevertheless plan to proceed with the reverse split, as we believe it is in the best interest of our stockholders, for all the reasons described in this proxy statement.

         We believe that if the proposed amendment is approved at the Special Meeting and the reverse split is effected, we will regain compliance with the $1.00 per share minimum bid requirement. However, we also need to satisfy other criteria to meet the new maintenance requirement. These other criteria consist of maintaining (i) a market capitalization of at least $35,000,000, or net tangible assets of $2,000,000, or net income of $500,000 in the latest fiscal year or two of the last three fiscal years, (ii) a public float (i.e., shares held other than by officers, directors and owners of more than 10% of the total shares outstanding) of at least 500,000 shares, (iii) a market value of the public float of at least $1 million, (iv) at least 300 stockholders (round lot holders), (v) at least two market makers and (vi) compliance with certain corporate governance requirements. To date, we believe that we meet all of these additional requirements. However, even if the proposed amendment is approved and the reverse split effected, there can be no assurance that we will satisfy these maintenance criteria. The delisting of our common stock from the SmallCap Market could adversely affect the liquidity of our common stock and our ability to raise capital. If our common stock were to be delisted from the SmallCap Market, it would likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the OTC Bulletin Board maintained by Nasdaq. If our common stock is listed on the OTC Bulletin Board or the pink sheets, then the spread between the bid and ask price of shares of our common stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of our common stock.

         As long as our common stock has a market price of less than $5.00 per share, if it is not traded on Nasdaq and another exception is not available, it will be considered a "penny stock" within the meaning of relevant SEC regulations. Under these regulations, any transaction involving a penny stock, unless exempt, requires the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell our securities in the secondary market, particularly if we are delisted from Nasdaq.

         In addition, the Board of Directors believes that the present market price of our common stock makes it less attractive to members of the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues. The reverse split may lessen these adverse effects if it results in a higher price per share of our common stock.

         We caution you that the effect of the reverse split upon the market prices for our common stock cannot be accurately predicted. In particular, there is no assurance that the market prices for our common stock after the reverse split will be seven times the market prices immediately prior to the reverse split. Furthermore, we cannot be certain that the proposed reverse split will achieve the desired results which have been outlined above, nor can we be certain that the reverse split will not adversely impact the market price of the common stock or, alternatively, that any increase in the market price of our common stock immediately after the reverse split will be sustained for any prolonged period of time. In addition, the reverse split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale.

Greater Availability of Common Stock for Future Issuances
---------------------------------------------------------

         If the proposed amendment is approved and our authorized common stock is reduced to 45,000,000 shares, then, because there would be approximately 10,000,000 shares of common stock issued and outstanding and 4,643,000 reserved for additional issuances after giving effect to the split, the Board of Directors will have the authority to issue approximately 30,357,000 additional shares of common stock without further stockholder approval (without regard to any of such shares that would be required to maintain an adequate reserve of shares for issuance upon conversion of any of our convertible securities). Our Board believes that the reduced number of shares of authorized common stock would provide sufficient shares for issuance upon conversion of our convertible securities, as well as for such corporate purposes as the Board may determine to be necessary or desirable. These purposes may include (but are not limited to):

         o acquiring other businesses in exchange for shares of common stock;

         o entering into collaborative research arrangements with other companies, or acquiring complementary technologies, products or businesses from others in exchange for common stock;

         o        issuing shares of common stock in connection with research and
                  development   relationships,   strategic  alliances  or  other
                  corporate partnering programs;

         o issuing shares of common stock to raise additional working capital for ongoing operations or planned research projects;

         o issuing additional shares of common stock to attract and retain valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under our existing stock plans.

         Our issuance of any additional shares of capital stock may, depending on the circumstances under which those shares are issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding common stock. We do not have any current commitments or agreements relating to any acquisitions. Under the Delaware General Corporation Law, our Board generally may issue authorized but unissued shares of our stock without further stockholder approval. The Board does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common or preferred stock unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our stock may then be listed, or our Certificate of Incorporation or By-laws.

         We also note that shares of capital stock which are authorized but not issued could be used to make a change in control of Palomar more difficult. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of Palomar and its stockholders. At present, approximately 42% of Palomar's authorized common stock is unissued. Following the reverse split, approximately 78% of our authorized common stock will be unissued. Accordingly, as the reverse split and the reduction in the authorized capital stock will result in an increase in the percentage of authorized but unissued shares of common stock (as opposed to issued shares of common stock), it may have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or By-laws.

(The recapitalization will result in a reduction in the percentage of authorized but unissued shares of preferred stock). Therefore, the proposed amendment to our Certificate of Incorporation may be beneficial to management in a hostile tender offer and may have an adverse impact on stockholders who may want to participate in such a tender offer.

         The Board has no present plans to propose any anti-takeover measures in future proxy solicitations, nor are we aware of any pending or threatened efforts to obtain control of Palomar. Existing provisions which could have an anti-takeover effect include:

         o We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control.

         o Our stock option grants generally provide for an exercise of some or all of the optioned stock, including non-vested shares, upon a change in control or similar event.

         o Our Board has authority to issue up to 5,000,000 shares of preferred stock and to fix the rights, preference, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of the common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control.

         o Our By-laws contain a provision requiring stockholders to give notice of matters of any business to be brought before the Annual Meeting 90 days in advance of the meeting or, in the case of a Special Meeting, the earlier of ten days following when notice of the meeting was first mailed or the date on which such meeting was publicly disclosed.

EFFECT OF THE REVERSE SPLIT
---------------------------

         As a result of the reverse split, the number of whole shares of common stock which you hold as of the close of business on the Reverse Split Effective Date will be equal to the number of shares of you hold immediately prior to the close of business on the Reverse Split Effective Date divided by seven, ignoring any fraction resulting from the reverse split which will be converted into cash as a result of the Exchange Agent's sale of any fractional shares. The reverse split will not affect your percentage ownership interest in the company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The terms of our common and preferred stock, and the rights and privileges of the holders of such shares, will be unaffected by the reverse split. The number of shares of common stock issued and outstanding will be reduced. Consequently, the reverse split will reduce the aggregate par value of the issued common stock.

         Dissenting stockholders will not have appraisal rights under Delaware law or under our Certificate of Incorporation or By-laws.

         As discussed above, the reverse split may leave certain stockholders with an odd lot of our common stock (i.e., a number of shares less than 100). These shares may be more difficult to sell, or require a greater commission to sell, than shares in multiples of 100.

         Our common stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse split will not affect the registration of our common stock under the Exchange Act.

         Upon consummation of the reverse split, the total number of shares currently reserved for outstanding warrants, grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of stock warrants and options would be increased proportionately.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS
----------------------------------------------------------------------------

         As soon as practicable after the Reverse Split Effective Date, we will ask you to exchange your stock certificates ("Old Certificates") for new certificates ("New Certificates") representing the number of whole shares of common stock into which your shares of common stock have been converted as a result of the reverse split. At the appropriate time we will furnish you with the necessary materials and instructions for the surrender and exchange of your stock certificates by our transfer agent. You will not be required to pay a transfer or other fee in connection with the exchange of certificates. You should not submit any certificates to the Exchange Agent until requested to do so.

         As discussed above, no scrip or fractional share certificates for common stock will be issued in connection with the reverse split. Instead, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable shall be issued to the Exchange Agent or its nominee, as agent for the accounts of all holders of common stock otherwise entitled to have a fraction of a share issued to them in connection with the reverse split. The Exchange Agent will sell the fractional interests as soon as practicable on the basis of prevailing market prices of the common stock at the time of sale. After the Reverse Split Effective Date, the Exchange Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificate(s). You will not have to pay any service charges or brokerage commissions in connection with the sale of fractional interests. We will bear all such costs.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT
----------------------------------------------------

         The following is a general discussion of certain federal income tax consequences of the proposed reverse split. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to you as a holder of our common stock. It is also not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative and judicial interpretations as of the date of this proxy, all of which are subject to change. Please consult with your own tax advisor regarding the federal, state, local and foreign tax consequences of the reverse split.

         We believe that the reverse split will constitute a reorganization within Section 368(a) of the Code. Accordingly, you will recognize no gain or loss upon your exchange of old shares of common stock for new shares of common stock. If, however, you receive cash in respect of fractional share of new common stock, you will generally be treated as having received that cash as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. You should consult your own tax advisor for the tax effect of such a redemption (i.e., capital gain or dividend treatment) in light of your particular facts and circumstances. The new shares of common stock issued in the reverse split will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of common stock that you held immediately prior to the reverse split, reduced by the amount of cash, if any, that you receive in exchange for fractional interests and increased by any gain you recognize as a result of the receipt of that cash.

         Your holding period for the new shares of common stock will include your holding period for your old shares of common stock which you exchanged for the new shares, provided that all such shares exchanged were held as capital assets immediately prior to the reverse split.

PALOMAR SHARE OWNERSHIP
-----------------------

         The following tables list our share ownership for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information for our directors and officers is as of February 16, 1999. Information for the beneficial owners of at least 5% of our shares is as of the latest reports by those entities received by us.

                                                          Number of Shares                 Percentage
Name and Address of Beneficial Owner                     Beneficially Owned               of Class (1)
------------------------------------                 --------------------------       -------------------

Louis P. Valente(2)                                                     415,000                *
45 Hartwell Avenue
Lexington, MA  02173

Joseph P. Caruso(3)                                                     943,142               1.3%
45 Hartwell Avenue
Lexington, MA  02173

A. Neil Pappalardo(4)(5)                                                250,000                *
45 Hartwell Avenue
Lexington, MA  02173

James G. Martin(4)                                                       50,000                *
45 Hartwell Avenue
Lexington, MA  02173

Nicholas P. Economou(4)                                                  60,000                *
45 Hartwell Avenue
Lexington, MA  02173

The Travelers Insurance Company(6)
One Tower Square                                                      6,694,947               9.3%
Hartford, CT  06183

The Travelers Insurance Group Inc.(6)
One Tower Square                                                      6,694,947               9.3%
Hartford, CT  06183

PFS Services, Inc.(6)
3120 Breckinridge Blvd.                                               6,694,947               9.3%
Duluth, GA  30199-0001

Associated Madison Companies, Inc.(6)
153 East 53rd Street                                                  6,694,947               9.3%
New York, NY  10013

Citigroup Inc.(6)
153 East 53rd Street                                                  6,776,597               9.4%
New York, NY  10043

The Rockside Foundation(7)                                           12,161,650              16.9%
524 North Avenue
New Rochelle, NY  10801

                                       38

Logg Investment Research(7)                                          12,161,650              16.9%
P.O. Box 4985
Stateline, NV  89449

Thomas O'Brien(7)                                                    12,161,650              16.9%
P.O. Box 4985
Stateline, NV  89449

Mark T. Smith(7)                                                     12,161,650              16.9%
7670 First Place
Oakwood, OH  44146

The R. Templeton Smith Foundation(7)                                 12,161,650              16.9%
3001 Fairmont Blvd.
Cleveland Heights, OH  44118


All Directors and Executive Officers as a                             1,718,142               2.4%
Group
(5 persons)

*     Less than one percent.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage ownership is based on 71,791,475 shares of common stock outstanding as of February 16, 1999.

(2) Includes 200,000 shares of common stock which Mr. Valente has the right to acquire within 60 days pursuant to the exercise of warrants.

(3) Includes 870,000 shares of common stock which Mr. Caruso has the right to acquire within 60 days pursuant to the exercise of options and warrants, and 6,316 shares held in our 401(k) Plan.

(4) Includes 50,000 shares of common stock which each of these directors has the right to acquire within 60 days pursuant to the exercise of warrants.

(5) Includes 200,000 shares of common stock which Mr. Pappalardo has the right to acquire within 60 days pursuant to the exercise of warrants.

(6) Based on information provided in Amendment No. 4 to a Schedule 13G, filed on January 22, 1999. Includes shares beneficially owned with respect to which this entity shares voting and dispositive power with the affiliated entities listed, and further assumes exercise/conversion of certain securities which by their terms may not be currently exercisable within 60 days. The entities may disclaim that they constitute a "group" for purposes of owning these shares.

(7) Based on information provided in Amendment No. 3 to a Schedule 13D, filed on February 16. 1999. Includes shares beneficially owned with respect to which this entity/individual shares voting and dispositive power with the affiliated entities/individuals listed. Includes 3,000,000 shares of common stock which the entity/individual has the right to acquire within 60 days pursuant to the exercise of warrants. The entities/individuals may disclaim that they constitute a "group" for purposes of owning these shares.

SUBMISSION OF STOCKHOLDER PROPOSALS
-----------------------------------

         From time to time, stockholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for the 1999 annual meeting no later than 90 days prior to the meeting, for possible consideration at the meeting, which is expected to take place on May 26, 1999. Direct any proposals, as well as related questions, to the undersigned.

OTHER BUSINESS
--------------

         The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

EXPENSES AND SOLICITATION
-------------------------

         We will bear the cost of solicitation of proxies. In addition to soliciting stockholders by mail through our regular employees, we may request banks and brokers to solicit their customers who have our common stock registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Also, we will retain a professional proxy solicitation firm to assist in the proxy solicitation and will pay such solicitation firm customary fees plus expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph, following the original solicitation.

                            By Order of the Board of Directors,


                            /s/ Louis P. Valente
                            -----------------------------------

                            Louis P. Valente
                            Chairman of the Board and
                            Chief Executive Officer
March 12, 1999



         THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.



                      PLEASE VOTE. YOUR VOTE IS IMPORTANT.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Public Accountants                                                                 F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998                                              F-4

Consolidated Statements of Operations for the years ended December 31, 1996,
         1997 and 1998                                                                                    F-5

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996,
         1997 and 1998                                                                                    F-6

Consolidated Statements of Cash Flows for the years ended December 31, 1996,
         1997 and 1998                                                                                    F-9

Notes to Consolidated Financial Statements                                                                F-11


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Palomar Medical Technologies, Inc:

     We have audited the accompanying consolidated balance sheets of Palomar Medical Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The summarized financial data for Nexar Technologies, Inc. as of and for the year ended December 31, 1997 contained in Note 2 are based on the financial statements of Nexar Technologies, Inc. which were audited by other auditors. Their report has been furnished to us and our opinion, insofar as it relates to the data in Note 2, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Palomar Medical Technologies, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has suffered recurring losses from operations and has a working capital deficiency and a stockholders' deficit that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                            ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 11, 1999

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Nexar Technologies, Inc.
Southborough, Massachusetts

We have audited the accompanying consolidated balance sheet of Nexar Technologies, Inc. and subsidiary as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements (which are not shown separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Nexar Technologies, Inc. and subsidiary as of December 31, 1996 and for the periods ended December 31, 1995 and 1996 (not shown separately herein), were audited by other auditors whose report dated January 24, 1997 (except with respect to the purchased technology matter discussed in Note 2 as to which the date is February 28, 1997), expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of Nexar Technologies, Inc. and subsidiary as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  /s/ BDO Seidman, LLP
                                                  ----------------------------
                                                  BDO Seidman, LLP


February 13, 1998 (except for
Note 10 which is as of
March 20, 1998)

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                            December 31,          December 31,
                                                                                                1997                  1998
                                                                                           ----------------      ----------------
ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                                                $3,003,300            $1,874,718
       Marketable securities                                                                     1,449,326                     -
       Accounts receivable, net of allowance for doubtful accounts of
            approximately $746,000 and $364,000 in 1997 and 1998, respectively                   2,248,680             9,938,121
       Inventories                                                                               4,711,474             5,416,342
       Other current assets                                                                      2,153,941             1,056,388
                                                                                           ----------------      ----------------
            Total current assets                                                                13,566,721            18,285,569
                                                                                           ----------------      ----------------

NET ASSETS OF DISCONTINUED OPERATIONS (NOTE 2)                                                   5,825,602                     -
                                                                                           ----------------      ----------------

PROPERTY AND EQUIPMENT, NET                                                                      6,455,586             3,314,087
                                                                                           ----------------      ----------------

OTHER ASSETS:
       Cost in excess of net assets acquired, net of accumulated amortization of
            approximately $1,280,000 and $1,882,000 in 1997 and 1998, respectively               2,302,348             1,699,983
       Deferred financing costs                                                                    591,609                58,923
       Other non-current assets                                                                    225,706               167,352
                                                                                           ----------------      ----------------
            Total other assets                                                                   3,119,663             1,926,258
                                                                                           ----------------      ----------------

                                                                                               $28,967,572           $23,525,914
                                                                                           ================      ================

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

       Current portion of long-term debt                                                        $1,640,465            $6,290,041
       Accounts payable                                                                          4,150,982             6,553,745
       Accrued liabilities                                                                      13,759,854            10,301,624
       Current portion of deferred revenue                                                       1,284,395             1,143,796
                                                                                           ----------------      ----------------
            Total current liabilities                                                           20,835,696            24,289,206
                                                                                           ----------------      ----------------

NET LIABILITIES OF DISCONTINUED OPERATIONS                                                               -             1,680,171
                                                                                           ----------------      ----------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                                          12,445,563             3,150,000
                                                                                           ----------------      ----------------

DEFERRED REVENUE, NET OF CURRENT PORTION                                                         1,870,000               870,000
                                                                                           ----------------      ----------------

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS' DEFICIT:
       Preferred stock, $.01 par value-
            Authorized - 5,000,000 shares
            Issued and outstanding -
            16,397 shares and 6,993 shares
            at December 31, 1997 and 1998, respectively
            (Liquidation preference of $8,228,082 as of December 31, 1998)                             164                       69
       Common stock, $.01 par value-
            Authorized - 120,000,000 shares
            Issued - 45,792,585 shares and 70,524,027 shares
            at December 31, 1997 and 1998, respectively                                            457,926                  705,240
       Additional paid-in capital                                                              147,356,579              160,733,433
       Accumulated deficit                                                                    (152,359,497)            (166,263,346)
       Less: Treasury stock - (345,000 shares at cost)                                          (1,638,859)              (1,638,859)
                                                                                           ----------------         ----------------
            Total stockholders' deficit                                                         (6,183,687)              (6,463,463)

                                                                                           ----------------         ----------------
                                                                                               $28,967,572              $23,525,914
                                                                                           ================         ================


            The accompanying notes are an integral part of these consolidated financial statements.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                 Years Ended December 31,
                                                                       1996                 1997               1998
                                                                 ------------------   -----------------   ----------------

REVENUES                                                               $17,606,871         $20,994,546        $44,514,057

COST OF REVENUES                                                        14,169,471          20,055,963         23,050,834
                                                                 ------------------   -----------------   ----------------

         Gross profit                                                    3,437,400             938,583         21,463,223
                                                                 ------------------   -----------------   ----------------

OPERATING EXPENSES:

         Research and development                                        6,297,477          11,990,332          7,029,348
         Sales and marketing                                             5,076,941           6,959,750         15,132,595
         General and administrative                                      9,752,922          15,332,241          8,866,530
         Business development
              and other financing costs                                  2,879,603           2,060,852                  -
         Restructuring and asset write-off (Note 4)                      1,660,808           3,325,000            (131,310)
         Settlement and litigation costs                                   880,000           3,199,000                  -
                                                                 ------------------   -----------------   ----------------

                 Total operating expenses                               26,547,751          42,867,175         30,897,163
                                                                 ------------------   -----------------   ----------------

                 Loss from operations                                  (23,110,351)        (41,928,592)        (9,433,940)

INTEREST EXPENSE                                                          (271,619)         (6,993,898)        (1,290,905)

INTEREST INCOME                                                          1,355,488             456,945             33,080

NET GAIN (LOSS) ON TRADING SECURITIES                                    2,033,371             (52,272)           703,211

ASSET WRITE-OFF (NOTE 4)                                                (1,397,000)         (9,658,000)                 -

OTHER INCOME (EXPENSE)                                                     591,853            (193,262)            21,311
                                                                 ------------------   -----------------   ----------------

         NET LOSS FROM CONTINUING OPERATIONS                           (20,798,258)        (58,369,079)        (9,967,243)
                                                                 ------------------   -----------------   ----------------

LOSS FROM DISCONTINUED OPERATIONS (NOTE 2):

         Loss from operations                                          (20,895,534)        (29,508,755)        (1,090,885)
         Gain (Loss) on dispositions, net                                3,830,000           2,073,943         (1,533,295)
                                                                 ------------------   -----------------   ----------------

         NET LOSS FROM DISCONTINUED OPERATIONS                         (17,065,534)        (27,434,812)        (2,624,180)
                                                                 ------------------   -----------------   ----------------

                 NET LOSS                                            $ (37,863,792)      $ (85,803,891)      $(12,591,423)
                                                                 ==================   =================   ================

BASIC AND DILUTED NET LOSS PER COMMON SHARE:

         Continuing operations                                              $(0.84)             $(1.79)            $(0.18)
         Discontinued operations                                             (0.65)              (0.78)             (0.04)
                                                                 ------------------   -----------------   ----------------

                 TOTAL LOSS PER COMMON SHARE                                $(1.49)             $(2.57)            $(0.22)
                                                                 ==================   =================   ================

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                                           26,166,538          35,105,272         62,868,696
                                                                 ==================   =================   ================


              The     accompanying   notes  are  an   integral   part  of  these
                      consolidated financial statements.



               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                   Preferred Stock       Common Stock           Treasury Stock
                                                                  ----------------------------------------------------------------
                                                                   Number     $0.01     Number     $0.01      Number
                                                                  of Shares Par Value  of Shares  Par Value  of Shares   Cost

                                                                  ----------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                                        13,860     $139     20,135,406  $201,353   (200,000)  $(1,211,757)

    Sale of common stock pursuant to warrants and
     options                                                          --       --      2,967,996    29,681         --            --
    Sale of common stock                                              --       --      1,176,205    11,762         --            --
    Payments received on subscriptions receivable                     --       --            --         --         --            --
    Issuance of preferred stock, including common stock issued
     as a placement fee, net of issuance costs                    32,000      320        115,000     1,150         --            --
    Issuance of common stock for 1995 employer 401(k)
     matching contribution                                            --       --         45,885       459         --            --
    Conversion of preferred stock, including accrued
     dividends and interest of $782,602                          (25,209)    (252)     4,481,518    44,815         --            --
    Conversion of convertible debentures                              --       --         34,615       346         --            --
    Redemption of convertible debentures                              --       --             --        --         --            --
    Value ascribed to convertible debentures                          --       --             --        --         --            --
    Redemption of preferred stock                                 (2,500)     (25)            --        --         --            --
    Exercise of underwriter's warrants                                --       --        500,000     5,000         --            --
    Exercise of stock options in majority controlled
     subsidiary                                                       --       --             --        --         --            --
    Issuance of common stock for conversion of debentures at
     Tissue Technologies, Inc.                                        --       --        813,431     8,134         --            --
    Issuance of common stock for minority interest in
     Star Medical subsidiary                                          --       --        224,054     2,241         --            --
    Issuance of common stock in exchange for license
     rights                                                           --       --         56,900       569         --            --
    Issuance of common stock for acquisition of
     Dermascan, Inc.                                                  --       --         35,000       350         --            --
    Issuance of common stock for investment banking and merger
     and acquisition consulting services                              --       --         56,802       568         --            --
    Compensation expense related to warrants issued to
     non-employees under SFAS No. 123                                 --       --             --        --         --            --
    Return of escrowed shares                                         --       --        (46,000)     (460)        --            --
    Amortization of deferred financing costs                          --       --             --        --         --            --
    Unrealized loss on marketable securities                          --       --             --        --         --            --
    Preferred stock dividends                                         --       --             --        --         --            --
    Net loss                                                          --       --             --        --         --            --
                                                                  -----------------------------------------------------------------

BALANCE, DECEMBER 31, 1996                                        18,151     $182      30,596,812 $305,968  (200,000)  $(1,211,757)
                                                                  =================================================================






                                                                 Additional                     Unrealized
                                                                 Paid-in        Accumulated   (Loss) Gain on   Subscriptions
                                                                 Capital         Deficit        Marketable      Receivable
                                                                                Securities
                                                                 ------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                                        $54,152,385  $(25,864,657)      $--          $(1,988,709)

    Sale of common stock pursuant to warrants and
     options                                                        7,569,226           --         --                   --
    Sale of common stock                                            6,049,618           --         --                   --
    Payments received on subscriptions receivable                          --           --         --            2,441,556
    Issuance of preferred stock, including common stock issued
     as a placement fee, net of issuance costs                     30,821,677           --         --                   --
    Issuance of common stock for 1995 employer 401(k)
     matching contribution                                            160,139           --         --                   --
    Conversion of preferred stock, including accrued
     dividends and interest of $782,602                               744,124           --         --                   --
    Conversion of convertible debentures                              145,260           --         --                   --
    Redemption of convertible debentures                              (41,530)          --         --                   --
    Value ascribed to convertible debentures                        2,757,860           --         --                   --
    Redemption of preferred stock                                  (3,123,127)          --         --                   --
    Exercise of underwriter's warrants                              1,057,500           --         --           (1,057,500)
    Exercise of stock options in majority controlled
     subsidiary                                                        50,000           --         --                   --
    Issuance of common stock for conversion of debentures at
     Tissue Technologies, Inc.                                      1,019,022           --         --                   --
    Issuance of common stock for minority interest in
     Star Medical subsidiary                                        1,747,482           --         --                   --
    Issuance of common stock in exchange for license
     rights                                                           369,574           --         --                   --
    Issuance of common stock for acquisition of
     Dermascan, Inc.                                                  489,650           --         --                   --
    Issuance of common stock for investment banking and merger
     and acquisition consulting services                              476,156           --         --                   --
    Compensation expense related to warrants issued to
     non-employees under SFAS No. 123                                 532,758           --         --                   --
    Return of escrowed shares                                             460           --         --                   --
    Amortization of deferred financing costs                          (77,683)          --         --                   --
    Unrealized loss on marketable securities                               --           --   (342,500)                  --
    Preferred stock dividends                                              --   (1,242,751)        --                   --
    Net loss                                                               --  (37,863,792)        --                   --
                                                                 ------------------------------------------------------------

BALANCE, DECEMBER 31, 1996                                       $104,900,551 $(64,971,200) $(342,500)           $(604,653)
                                                                 ============================================================






                                                                      Total
                                                                   Stockholders
                                                                 Equity (Deficit)
                                                                -------------------
BALANCE, DECEMBER 31, 1995                                         25,288,754

    Sale of common stock pursuant to warrants and
     options                                                        7,598,907
    Sale of common stock                                            6,061,380
    Payments received on subscriptions receivable                   2,441,556
    Issuance of preferred stock, including common stock issued
     as a placement fee, net of issuance costs                     30,823,147
    Issuance of common stock for 1995 employer 401(k)
     matching contribution                                            160,598
    Conversion of preferred stock, including accrued
     dividends and interest of $782,602                               788,687
    Conversion of convertible debentures                              145,606
    Redemption of convertible debentures                              (41,530)
    Value ascribed to convertible debentures                        2,757,860
    Redemption of preferred stock                                  (3,123,152)
    Exercise of underwriter's warrants                                  5,000
    Exercise of stock options in majority controlled
     subsidiary                                                        50,000
    Issuance of common stock for conversion of debentures at
     Tissue Technologies, Inc.                                      1,027,156
    Issuance of common stock for minority interest in
     Star Medical subsidiary                                        1,749,723
    Issuance of common stock in exchange for license
     rights                                                           370,143
    Issuance of common stock for acquisition of
     Dermascan, Inc.                                                  490,000
    Issuance of common stock for investment banking and merger
     and acquisition consulting services                              476,724
    Compensation expense related to warrants issued to
     non-employees under SFAS No. 123                                 532,758
    Return of escrowed shares                                              --
    Amortization of deferred financing costs                          (77,683)
    Unrealized loss on marketable securities                         (342,500)
    Preferred stock dividends                                      (1,242,751)
    Net loss                                                      (37,863,792)
                                                                 ------------

BALANCE, DECEMBER 31, 1996                                       $ 38,076,591
                  === ====                                       ============


               The    accompanying   notes  are  an   integral   part  of  these
                      consolidated financial statements.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (CONTINUED)



                                                             Preferred Stock        Common Stock              Treasury Stock
                                                            -----------------------------------------------------------------------
                                                            Number      $0.01     Number      $0.01        Number
                                                            of Shares  Par Value  of Shares   Par Value   of Shares       Cost
                                                            -----------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                                   18,151       $182    30,596,812  $305,968     (200,000)  $(1,211,757)

    Sale of common stock pursuant to warrants,
     options and Employee Stock Purchase Plan                    --         --       815,101     8,151           --            --
    Reduction in subscriptions receivable                        --         --            --        --           --            --
    Sale of preferred stock, net of issuance costs of
     approximately $1,000,000                                16,000        160            --        --           --            --
    Issuance of common stock for 1996 employer 401(k)
     matching contribution                                       --         --        87,441       874           --            --
    Conversion and redemption of preferred stock            (17,754)      (178)    6,139,841    61,399           --            --
    Conversion of convertible debentures and issuance
     of common stock to an investor                              --         --     7,464,961    74,650           --            --
    Issuance of common stock for investment banking, merger
     and acquisition and consulting services                     --         --        20,000       200           --            --
    Value ascribed to the discount feature of
     convertible debentures issued                               --         --       413,109     4,131           --            --
    Unrealized gain on marketable securities                     --         --            --        --           --            --
    Preferred stock dividends                                    --         --            --        --           --            --
    Guaranteed value of common stock associated with
     Dermascan acquisition                                       --         --            --        --           --            --
    Issuance of common stock for technology                      --         --       255,320     2,553           --            --
    Purchase of stock for treasury                               --         --            --        --     (145,000)     (427,102)
    Gain related to the issuance of common stock by
     Nexar Technologies, Inc.                                    --         --            --        --           --            --
    Value ascribed to warrant to purchase common
     stock issued to Coherent, Inc.                              --         --            --        --           --            --
    Net loss                                                     --         --            --        --           --            --
                                                            ----------------------------------------------------------------------

BALANCE, DECEMBER 31, 1997                                   16,397       $164    45,792,585  $457,926     (345,000)  $(1,638,859)
                                                            ======================================================================







                                                             Additional                  Unrealized (Loss)
                                                             Paid-in      Accumulated    Gain on Marketable    Subscriptions
                                                             Capital       Deficit         Securities         Receivable
                                                             ----------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                                   $104,900,551  $(64,971,200)      $(342,500)     $(604,653)

    Sale of common stock pursuant to warrants,
     options and Employee Stock Purchase Plan                   1,606,083            --              --             --
    Reduction in subscriptions receivable                              --            --              --        604,653
    Sale of preferred stock, net of issuance costs of
     approximately $1,000,000                                  14,999,840            --              --             --
    Issuance of common stock for 1996 employer 401(k)
     matching contribution                                        317,280            --              --             --
    Conversion and redemption of preferred stock               (3,926,317)           --              --             --
    Conversion of convertible debentures and issuance
     of common stock to an investor                            16,935,713            --              --             --
    Issuance of common stock for investment banking, merger
     and acquisition and consulting services                       52,925            --              --             --
    Value ascribed to the discount feature of
     convertible debentures issued                              3,750,812            --              --             --
    Unrealized gain on marketable securities                           --            --         342,500             --
    Preferred stock dividends                                          --    (1,584,406)             --             --
    Guaranteed value of common stock associated with
     Dermascan acquisition                                       (216,562)           --              --             --
    Issuance of common stock for technology                     1,146,388            --              --             --
    Purchase of stock for treasury                                     --            --              --             --
    Gain related to the issuance of common stock by
     Nexar Technologies, Inc.                                   7,409,866            --              --             --
    Value ascribed to warrant to purchase common
     stock issued to Coherent, Inc.                               380,000            --              --             --
    Net loss                                                           --   (85,803,891)             --             --
                                                             ----------------------------------------------------------
BALANCE, DECEMBER 31, 1997                                   $147,356,579  $(152,359,497)    $       --      $      --
                                                             ==========================================================






                                                                Total
                                                             Stockholder
                                                           Equity (Deficit)
                                                           ----------------
BALANCE, DECEMBER 31, 1996                                   $38,076,591

    Sale of common stock pursuant to warrants,
     options and Employee Stock Purchase Plan                  1,614,234
    Reduction in subscriptions receivable                        604,653
    Sale of preferred stock, net of issuance costs of
     approximately $1,000,000                                  15,000,000
    Issuance of common stock for 1996 employer 401(k)
     matching contribution                                        318,154
    Conversion and redemption of preferred stock               (3,865,096)
    Conversion of convertible debentures and issuance
     of common stock to an investor                            17,010,363
    Issuance of common stock for investment banking, merger
     and acquisition and consulting services                       53,125
    Value ascribed to the discount feature of
     convertible debentures issued                              3,754,943
    Unrealized gain on marketable securities                      342,500
    Preferred stock dividends                                  (1,584,406)
    Guaranteed value of common stock associated with
     Dermascan acquisition                                       (216,562)
    Issuance of common stock for technology                     1,148,941
    Purchase of stock for treasury                               (427,102)
    Gain related to the issuance of common stock by
     Nexar Technologies, Inc.                                   7,409,866
    Value ascribed to warrant to purchase common
     stock issued to Coherent, Inc.                               380,000
    Net loss                                                  (85,803,891)
                                                             ------------
BALANCE, DECEMBER 31, 1997                                   $(6,183,687)
                  === ====                                   ============


             The     accompanying   notes   are  an   integral   part  of  these
                     consolidated financial statements.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (CONTINUED)

                                                                                        Preferred Stock              Common Stock
                                                                                    -----------------------------------------------
                                                                                          Number        $0.01            Number
                                                                                         of Shares       Par Value      of Shares
                                                                                     ----------------------------------------------
BALANCE, DECEMBER 31, 1997                                                                  16,397   $         164      45,792,585

  Sale of common stock pursuant to warrants, options and Employee
   Stock Purchase Plan                                                                          --              --         192,211
  Issuance of common stock for 1997 employer 401(k) matching contribution                       --              --         311,887
  Conversion of preferred stock                                                             (5,888)            (59)      6,891,682
  Conversion of convertible debentures                                                          --              --       7,035,662
  Issuance of common stock net of investment banking fees                                       --              --      10,200,000
  Redemption of preferred stock                                                             (3,516)            (36)             --
  Value ascribed to warrants issued to investment banker                                        --              --              --
  Common stock issued for advisory services                                                     --              --         100,000
  Costs incurred related to the issuance of common stock                                        --              --              --
  Preferred stock dividends and penalties                                                       --              --              --
  Net loss                                                                                      --              --              --

                                                                                     -------------   -------------     -----------
BALANCE, DECEMBER 31, 1998                                                                   6,993   $          69      70,524,027
                                                                                     =============   =============     ===========


                                                                                    Common Stock                Treasury Stock
                                                                               ----------------------------------------------------
                                                                                        $0.01            Number
                                                                                        Par Value       of Shares          Cost
                                                                               ----------------------------------------------------
BALANCE, DECEMBER 31, 1997                                                           $     457,926       (345,000)  ($  1,638,859)

  Sale of common stock pursuant to warrants, options and Employee
   Stock Purchase Plan                                                                       1,923             --               --
  Issuance of common stock for 1997 employer 401(k) matching contribution                    3,118             --
  Conversion of preferred stock                                                             68,917             --
  Conversion of convertible debentures                                                      70,356             --               --
  Issuance of common stock net of investment banking fees                                  102,000             --               --
  Redemption of preferred stock                                                                 --             --               --
  Value ascribed to warrants issued to investment banker                                        --             --               --
  Common stock issued for advisory services                                                  1,000             --               --
  Costs incurred related to the issuance of common stock                                        --             --               --
  Preferred stock dividends and penalties                                                       --             --               --
  Net loss                                                                                      --             --               --

                                                                                     -------------   -------------   -------------
BALANCE, DECEMBER 31, 1998                                                           $     705,240        (345,000)  ($  1,638,859)
                                                                                     =============   =============   =============



                                                                                  Additional                              Total
                                                                                  Paid-in           Accumulated       Stockholders'
                                                                                  Capital             Deficit       Equity (Deficit)
                                                                                ---------------------------------------------------
BALANCE, DECEMBER 31, 1997                                                           $ 147,356,579   ($152,359,497)  ($  6,183,687)

  Sale of common stock pursuant to warrants, options and Employee
   Stock Purchase Plan                                                                      64,208              --          66,131
  Issuance of common stock for 1997 employer 401(k) matching contribution                  251,163              --         254,281
  Conversion of preferred stock                                                            583,310              --         652,168
  Conversion of convertible debentures                                                   6,368,820              --       6,439,176
  Issuance of common stock net of investment banking fees                                9,738,000              --       9,840,000
  Redemption of preferred stock                                                        (3,615,522)              --      (3,615,558)
  Value ascribed to warrants issued to investment banker                                  171,000               --         171,000
  Common stock issued for advisory services                                                99,000               --         100,000
  Costs incurred related to the issuance of common stock                                 (283,125)              --        (283,125)
  Preferred stock dividends and penalties                                                      --       (1,312,426)     (1,312,426)
  Net loss                                                                                     --      (12,591,423)    (12,591,423)
                                                                                    -------------    -------------   -------------
BALANCE, DECEMBER 31, 1998                                                          $ 160,733,433    ($166,263,346)  ($  6,463,463)
                                                                                    =============    =============   =============

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                               Years Ended December 31,
                                                                                        1996            1997              1998
                                                                                --------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net Loss                                                                    $(37,863,792)    $(85,803,891)    $(12,591,423)
            Less: Net Loss from Discontinued Operations                             (17,065,534)     (27,434,812)      (2,624,180)
                                                                                   ------------     ------------     ------------
       Net Loss from Continuing Operations                                          (20,798,258)     (58,369,079)      (9,967,243)
                                                                                   ------------     ------------     ------------

       Adjustments to reconcile net loss from continuing operations to net cash used in operating activities-
            Depreciation and amortization                                             2,343,013        2,246,412        2,676,651
            Restructuring and asset write-off costs                                   3,057,808       12,983,000         (131,310)
            Write-off of in-process research and development                             57,212               --               --
            Write-off of intangible assets                                              631,702               --               --
            Loss on sale of wholly-owned subsidiary                                          --          165,845               --
            Write-off of deferred financing costs associated with                            --               --               --
                 redemption of convertible debentures                                   201,500           27,554               --
            Valuation allowances for notes and investments                                   --        1,035,912               --
            Accrued interest receivable on note                                              --               --               --
                 and subscription receivable                                           (568,917)              --               --
            Foreign currency exchange gain                                             (446,596)        (651,970)              --
            Non-cash interest expense related to debt                                   163,680        5,473,077           63,652
            Non-cash compensation related to common stock and warrants                  836,982          205,238          171,000
            Realized gain on marketable securities                                     (835,197)        (577,969)              --
            Unrealized (gain) loss on marketable securities                          (1,198,174)         669,293         (703,211)
            Changes in assets and liabilities,
                 Purchases of marketable securities                                 (10,355,055)        (152,938)              --
                 Net sale of marketable securities                                   10,244,044        2,234,436        2,152,537
                 Accounts receivable                                                    (82,025)      (1,809,371)      (7,689,441)
                 Inventories                                                         (4,661,443)      (3,390,396)        (704,868)
                 Other current assets                                                (1,514,858)      (1,005,781)       1,097,553
                 Accounts payable                                                     1,243,161        1,378,637        2,402,763
                 Accrued liabilities                                                  4,727,008        3,546,543          639,934
                 Deferred revenue                                                        35,773        2,948,247       (1,140,599)
                                                                                   ------------     ------------     ------------
                          Net cash used in operating activities                     (16,918,640)     (33,043,310)     (11,132,582)
                                                                                   ------------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of property and equipment                                           (3,180,112)      (5,777,446)        (403,189)
       Increase in other assets                                                      (1,176,527)         (95,830)         (19,628)
       Loans to related parties                                                      (7,338,625)      (1,250,000)              --
       Loans to unrelated parties                                                    (2,236,531)              --               --
       Payments received on loans to related parties                                  9,322,284          941,288               --
       Guaranteed value associated with Dermascan acquisition                                --         (216,562)              --
       Net proceeds from notes receivable                                                    --               --               --
       Investment in nonmarketable securities                                        (2,077,054)      (1,057,631)              --
                                                                                   ------------     ------------     ------------
                          Net cash used in investing activities                      (6,686,565)      (7,456,181)        (422,817)
                                                                                   ------------     ------------     ------------

             The accompanying notes are an integral part of these
                     consolidated financial statements

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)




                                                                                         Years Ended December 31,
                                                                                   1996               1997              1998
                                                                               ----------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from issuance of convertible debentures                           14,169,441       16,715,169               --
       Proceeds from notes payable                                                        --        3,500,000               --
       Deferred financing costs incurred related to convertible debentures        (1,365,217)            --                 --
       Redemption of convertible debentures                                         (930,000)        (196,000)      (2,196,667)
       Payments of notes payable and capital lease obligations                      (260,224)      (4,856,479)       3,010,817
       Proceeds from issuance of common stock                                     13,715,287        1,462,121        9,840,000
       Proceeds from exercise of warrants, stock options
            and Employee Stock Purchase Plan                                              --               --           66,131
       Issuance of preferred stock                                                30,823,147       15,000,000               --
       Purchase of treasury stock                                                         --         (427,102)              --
       Payment of contingent note payable                                           (500,000)              --               --
       Cost incurred in connection with the issuance of common stock                      --               --         (283,125)
       Redemption of preferred stock, including accrued dividends of $71,223
            and $771,876 in 1996 and 1998, respectively                           (3,194,375)              --       (4,387,434)
       Proceeds from line of credit                                                       --               --        1,000,000
       Payments received on subscription receivable                                2,009,592               --               --
       Deferred costs                                                               (932,661)              --               --
                                                                                ============    =============     ============
                          Net cash provided by financing activities               53,534,990       31,197,709        7,049,722
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              29,929,785       (9,301,782)      (4,505,677)
NET CASH (USED IN) PROVIDED BY DISCONTINUED OPERATIONS                           (30,073,633)          12,676        3,377,095
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD                                12,436,254       12,292,406        3,003,300
                                                                                ------------     ------------     ------------
CASH AND CASH EQUIVALENTS, END OF THE PERIOD                                    $ 12,292,406     $  3,003,300     $  1,874,718
                                                                                ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Cash paid for interest                                                   $    280,659     $    534,037     $  1,094,759
                                                                                ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
       Conversion of convertible debentures and related accrued
            interest, net of financing fees                                     $  1,172,762     $ 17,010,363     $  6,439,176
                                                                                ============     ============     ============
       Subscription received in connection with warrant
            exercises                                                           $  1,057,500     $         --     $         --
                                                                                ============     ============     ============

       Conversion of preferred stock                                            $    788,687     $    414,904     $    652,168
                                                                                ============     ============     ============

       Issuance of common stock for purchase of technology
            related to discontinued operations                                  $         --     $  1,148,941     $         --
                                                                                ============     ============     ============
       Exchange of preferred stock for investment in a
            discontinued operation                                              $         --     $ (4,280,000)    $         --
                                                                                ============     ============     ============
       Investment banking and consulting fees for services related
            to the issuance of common stock and convertible debentures          $    709,224     $     53,125     $         --
                                                                                ============     ============     ============
       Issuance of common stock for employer 401(k)
            matching contribution                                               $    160,598     $    318,154     $    254,281
                                                                                ============     ============     ============
       Issuance of common stock for minority interest
            in Star Medical Technologies subsidiary                             $  1,749,723     $         --     $         --
                                                                                ============     ============     ============
      Issuance of common stock for advisory services performed
            in 1997                                                             $         --     $         --     $    100,000

                                                                                ============     ============     ============

           The accompanying notes are an integral part of these consolidated financial statements

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      ORGANIZATION AND OPERATIONS

     Palomar Medical Technologies, Inc. and subsidiaries ("Palomar" or the "Company") are engaged in the commercial sale and development of cosmetic and medical laser systems and services. During the year ended December 31, 1997, the Company formed and began execution of a plan to dispose of its electronics segment (see Note 2). The Company substantially completed the divestiture program in May of 1998.

     Some of the Company's medical laser products are in various stages of development; and, accordingly, the success of future operations is subject to a number of risks similar to those of other companies with products in similar stages of development. Principal among these risks are the successful development and marketing of the Company's products, obtaining regulatory approval, the need to achieve profitable operations, competition from substitute products and larger companies, the need to obtain adequate financing to fund future operations and dependence on key individuals.

     The Company has incurred significant losses since inception. The Company continues to seek additional financing from issuances of common stock and/or other potential sources including the pending sale of its Star Medical Technologies, Inc. ("Star") to Coherent, Inc. ("Coherent), as discussed below, in order to fund its operations over the next twelve months. The Company has financed current operations, expansion of its core business and outside short-term financial investments primarily through the private sale of debt and equity securities of the Company. Net cash provided by financing activities totaled approximately $53,535,000, $31,198,000 and $7,050,000 for the years ended December 31, 1996, 1997 and 1998, respectively. If the Company does not complete the sale of Star to Coherent the Company believes that it will require additional financing during the next twelve-month period to continue to fund operations and growth. This additional financing could be in the form of sales of securities to private investors which are generally sold at a discount to the publicly quoted market price for similar securities. It has been the Company's experience that private investors require that the Company make its best effort to register these securities for resale to the public at some future time.

     On December 7, 1998, the Company entered into a Agreement and Plan of Reorganization (the "Agreement") with Coherent to sell all of the issued and outstanding common stock of Star, its 99.96% majority-owned subsidiary, to Coherent. The Company currently owns substantially all of the issued and outstanding common shares of Star. However, options outstanding granted to Palomar and employees of Star to purchase shares of Star's common stock remain outstanding. When all of the outstanding options under Star's Stock Option Plan have been exercised, the Company will own 82.46% of Star's common stock and the employees will collectively own 17.54%. See Note 7. Under the terms of the Agreement, the selling price of Star is $65 million. In addition, the Company will receive an ongoing royalty of 7.5% from Coherent on the sale of any products by Coherent that use certain patents currently licensed by the Company on an exclusive basis from Massachusetts General Hospital. See Note 12(b). This sale is subject to the approval of the stockholders of Palomar.

     The Agreement may only be terminated by (i) mutual consent of the Company, Star and Coherent, or (ii) Coherent, if Palomar's Board of the Company approves a superior proposal to sell Star to a different party, or (iii) either party after May 1, 1999. The Company anticipates that this sale will close by May 1, 1999, so long as the Company obtains stockholder approval.

(2)      DISCONTINUED OPERATIONS

     During the fourth quarter of 1997, the Company's Board of Directors approved a plan to dispose of the electronics business segment. The electronics segment consist of the manufacture and sale of personal computers, high-density flexible electronics circuitry and memory modules. The Company substantially completed this plan in May of 1998.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

     Nexar Technologies, Inc. ("Nexar") was included in the electronics business segment. Nexar is an early-stage company that manufactures, markets and sells personal computers. On April 14, 1997, Nexar completed an initial public offering of 2,500,000 shares at $9.00 per share, for net proceeds of approximately $19,593,000. The Company recorded an increase in stockholders' equity of $7,409,866, in accordance with Staff Accounting Bulletin ("SAB") No. 51 as a result of Nexar's initial public offering. The Company's accounting policy for gains arising under SAB No. 51 is to recognize these gains in its statement of operations to the extent that such gains are realizable at the date of each transaction.

     During the fourth quarter of 1997, the Company reduced its ownership in Nexar through the sale of common stock to private investors. At December 31, 1997, the Company beneficially owned 3,746,343 shares of Nexar's common stock, representing approximately a 36% ownership. As of December 31, 1998 the Company beneficially owned 2,406,080 shares of Nexar's common stock, representing approximately a 19% ownership interest and had no other significant obligations related to Nexar, other than the guaranty to GFL Advantage Fund Limited ("GFL") discussed below. The Company has been actively trying to sell its remaining shares of Nexar common stock; however, the Company may not be successful since Nexar filed in the United States Bankruptcy Court a petition for reorganization under Chapter 11 of Title 11 of the United States Code on December 17, 1998. Furthermore, Nexar has been delisted from The Nasdaq Stock Market due to Nexar's failure to satisfy Nasdaq minimum listing requirements.

     The Company has accounted for its investment in Nexar as a discontinued operation using the equity method. During 1998, the Company recorded a charge to discontinued operations of $1,524,966 as a result of management's decision to write-down the carrying value of its investment in Nexar. During the years ended December 31, 1996 and 1997, the Company recognized gains on the disposition of shares of Nexar common stock of $3,830,000 and $6,221,689, respectively. These amounts are included in "Gain (Loss) on Dispositions, net" in the Consolidated Statements of Operations.

     The following is the summarized financial information for Nexar:

                                                                  December 31,
                                                        1996                        1997
                                              -------------------------    ------------------------
             Current Assets                                $16,966,851                 $17,810,564
             Non-Current Assets                              2,622,270                   2,098,495
             Current Liabilities                             6,542,296                   7,886,594
             Non-Current Liabilities                        22,817,998                     883,613

                                                             Year Ended December 31,
                                                        1996                        1997
                                              -------------------------    ------------------------

             Net Revenues                                  $18,695,364                 $33,608,063
             Gross Profit                                    2,302,881                     740,151
             Net Loss                                       (7,510,139)                (13,346,380)




     On December 31, 1997 the Company entered into an Exchange Agreement and sold 500,000 shares of Nexar's common stock to GFL for $2,000,000. Under the terms of the Exchange Agreement, Palomar guaranteed GFL a minimum selling price of $5.00 per share with respect to 400,000 shares of Nexar's common stock over a two-year time period. The Company is obligated to pay GFL on January 1, 2000 the difference between $5.00 and the price at which GFL sells the shares of Nexar's common stock. As of December 31, 1998, the deferred liability related to this transaction totaled $1,680,171 and represents the total amount due to GFL after GFL sold their 400,000 common shares of Nexar stock.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The other entities that were included in the electronics business segment are Dynaco Corp. ("Dynaco") and Dynaco's wholly owned subsidiaries Comtel Electronics, Inc. ("Comtel") and Dynamem, Inc. ("Dynamem"). On December 9, 1997, the Company entered into a two-phase stock purchase agreement with Biometric Technologies Corporation ("BTC"). BTC was formed jointly by Dynaco's President and its Chairman of the Board. The first phase was consummated on December 9, 1997 and consisted of the sale of all of the issued and outstanding common stock of Comtel and Dynamem in exchange for $3,654,000 payable in two installments. The first installment was a $850,000 unsecured promissory note that was due on February 15, 1998. The second installment was a $2.8 million unsecured promissory note due in forty-eight monthly installments, beginning February 1, 1999. This promissory note was fully reserved by the Company during 1997, as its ultimate collectibility was believed to be uncertain. BTC did not make the first installment on February 1, 1998 and on October 7, 1998 the Company and BTC agreed to reduce the principal balances of the $850,000 note and the $2.8 million note to a total of $1,000,000. BTC paid $500,000 during 1998 and the balance is due April 5, 1999. The amended note is guaranteed by the principal shareholders of BTC.

     As part of phase I, the Company entered into a Loan and Subscription Agreement with a creditor of Comtel for $3,233,000. This promissory note represents the settlement of amounts owed the creditor by Comtel and guaranteed by Palomar. Principal and interest payments are being made over twenty-four months, beginning December 31, 1997 and interest will accrue at the bank's prime rate (7.75% at December 31, 1998) plus 2.25%. This promissory note has been collateralized by 3,250,000 shares of the Company's common stock that are held in escrow, are not entitled to vote and are not considered outstanding. The Company also guaranteed up to $2,500,000 of Comtel's borrowings from this creditor until November 30, 1999. The stockholders of BTC have personally guaranteed to the Company payment for any amounts borrowed under this line of credit in excess of approximately $1,500,000 in the event that the Company is obligated to honor this guarantee.

     In connection with the disposition of Comtel, the Company also restructured all assets and investments related to a significant customer of Comtel into a $4,000,000 note receivable. This receivable was fully reserved by the Company during 1997, as its ultimate collectibility is uncertain. To date, no amounts have been received under this restructured note receivable from the customer, nor does the Company anticipate receiving any amounts from this note receivable in the foreseeable future.

     In phase II, BTC agreed to purchase all of the issued and outstanding stock of Dynaco. The phase II purchase price was $5,346,000, of which $2,673,000 was to be paid in cash and $2,673,000 was to be paid in BTC common stock of equal value. Alternatively, the Company could have elected to have the entire phase II purchase paid in cash at a value of $3,500,000. During phase II BTC had the option of selling Dynaco to a third party if agreed to by the Company and BTC. Phase II was required to be completed by June 30, 1998. Consistent with the terms of the agreement with BTC, the Company entered into a Stock Purchase Agreement with Quick Turn Circuits, Inc. ("QTC") on May 26, 1998 pursuant to which QTC purchased 100% of the issued and outstanding shares of common stock of Dynaco for $3,200,000.

     As of December 31, 1997, the Company recognized a loss of approximately $4,148,000 related to the phase I and phase II dispositions. These charges have been netted in "Gain (Loss) on Dispositions, net" in the accompanying Consolidated Statements of Operations. As of December 31, 1997, the Company accrued for the estimate of Dynaco's 1998 operating loss through June 30, 1998 of approximately $850,000. Through the date of disposition of Dynaco, the Company recognized additional operating losses totaling $1,090,885. During 1998, the Company recorded a loss on disposition of $8,329 related to the ultimate sale of Dynaco to QTC.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



     Pursuant to Accounting Principles Board ("APB") Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, ("APB No. 30") the consolidated financial statements of the Company have been reclassified to reflect the dispositions of the aforementioned subsidiaries that comprise the electronics segment. Accordingly, the assets and liabilities, revenues and expenses, and cash flows of the electronics segment have been excluded from the respective captions in the Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows. The net assets (liabilities) of these entities have been reported as "Net Assets (Liabilities) of Discontinued Operations" in the accompanying Consolidated Balance Sheets; the net operating losses of these entities have been reported as "Net Loss from Discontinued Operations" in the accompanying Consolidated Statements of Operations; the net cash flows of these entities have been reported as "Net Cash (Used in) Provided by Discontinued Operations" in the accompanying Consolidated Statements of Cash Flows.



     Summarized financial information for the discontinued operations were as follows:

                                                                        December 31,
                                                                  1997                1998
                                                              --------------      --------------

              Current Assets                                     $5,683,694       $         -
              Total Assets                                       11,506,145                 -

              Current Liabilities                                 5,375,353                 -
              Total Liabilities                                   5,680,543        (1,680,171)

                                                              --------------      --------------
              Net Assets (Liabilities) of Discontinued
                   Operations                                    $5,825,602       $(1,680,171)
                                                              ==============      ==============


     The assets and liabilities of the discontinued operations as of December 31, 1997 represent the financial position of Dynaco and the Company's liability associated with the sale of Nexar common stock to GFL. The net liability as of December 31, 1998 represents the Company's liability associated with the sale of Nexar common stock to GFL.


                                                              Year Ended December 31,             Period Ended May 26,
                                                              1996              1997                   1998

                                                         ----------------  ----------------   ------------------------
              Revenues                                       $52,491,572       $57,663,080                 $6,471,701

              Net Loss from Discontinued Operations        $(17,065,534)     $(27,434,812)               $(2,624,180)



     The loss from operations for all of the discontinued operations from the measurement date, October 1, 1997, through the date of disposition for Comtel and Dynamem or December 31, 1997 for Dynaco, total approximately $3,405,000. Dynaco's loss from operations for the period beginning January 1, 1998 and ending May 26, 1998, the date of disposition, totaled $1,940,885.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements reflect the application of certain accounting policies described below and elsewhere in the Notes to Consolidated Financial Statements.

(A)  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements reflect the consolidated financial position, results of operations and cash flows of the Company and all wholly owned and majority-owned subsidiaries including Star, a 99.96% majority owned subsidiary as of December 31, 1998. Nexar, a discontinued entity, has been accounted for in consolidation under the equity method in accordance with APB No. 30 as described in Note 2. All other investments are accounted for using the cost method as the Company owns less than 20% of the common stock outstanding for these investments. All intercompany transactions have been eliminated in consolidation.

(B)  MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)  INVESTMENTS

     The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Under SFAS No. 115, securities that the Company has the positive intent and ability to hold to maturity are reported at amortized cost and classified as held-to-maturity. There were no held-to-maturity securities as of December 31, 1997 and 1998. Securities purchased to be held for indefinite periods of time and not intended at the time of purchase to be held until maturity are reported at fair market value and classified as available-for-sale securities. Unrealized gains and losses related to available-for-sale securities are included as a separate component of stockholders' equity. There were no available-for-sale securities as of December 31, 1997 and 1998. Securities that are bought and held principally for the purpose of selling them in the near term are reported at fair market value and classified as trading securities. Realized and unrealized gains and losses related to trading securities are included in the Consolidated Statements of Operations. As of December 31, 1997, marketable securities consisted of American Material & Technologies Corporation, held for trading purposes. As of December 31, 1998, the Company did not have any investments in marketable securities.

(D)  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods inventories consist of material, labor and manufacturing overhead. At December 31, 1997 and 1998, inventories consist of the following:



                                                                               December 31,
                                                                         1997               1998
                                                                    ---------------    ----------------
                            Raw materials                               $2,928,350          $2,478,289
                            Work-in-process                                727,284           1,330,822
                            Finished goods                               1,055,840           1,607,231
                                                                    ---------------    ----------------
                                                                        $4,711,474          $5,416,342
                                                                    ===============    ================

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

     Included in finished goods inventory at December 31, 1998 is approximately $938,000 of service inventory and finished good test units currently being evaluated by medical professionals.

(E)  DEPRECIATION AND AMORTIZATION

     The Company provides for depreciation and amortization on property and equipment using the straight-line method by charging to operations amounts that allocate the cost of assets over their estimated useful lives as follows:


                                                                                  Estimated
                                   Asset Classification                          Useful Life
                            ------------------------------------            ----------------------
                           Machinery and equipment                               3-8 Years
                            Furniture and fixtures                                 5 Years
                            Leasehold improvements                              Term of Lease


     At December 31, 1997 and 1998, property and equipment consist of the following:


                                                                               December 31,
                                                                         1997                1998
                                                                    ----------------    ----------------
                             Machinery and equipment                     $6,328,442          $6,022,320
                             Furniture and fixtures                       1,018,931           1,120,450
                             Leasehold improvements                         480,453             567,216
                                                                    ----------------    ----------------
                                                                          7,827,826           7,709,986
                             Less:  Accumulated depreciation
                                        and amortization                  1,372,240           4,395,899
                                                                    ----------------    ----------------
                                                                         $6,455,586          $3,314,087
                                                                    ================    ================

     Included in machinery and equipment as of December 31, 1997 and 1998 is approximately $3,470,000 and $2,726,000, respectively, of equipment manufactured by the Company and used in its service business.

(F)  COST IN EXCESS OF NET ASSETS ACQUIRED

     The costs in excess of net assets for acquired businesses are being amortized on a straight-line basis over 5 to 7 years. Amortization expense for the years ended December 31, 1996, 1997, and 1998 amounted to approximately $536,000, $554,000 and $602,000 respectively, and is included in general and administrative expenses in the Consolidated Statements of Operations.

     The Company accounts for long-lived assets in accordance with SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Under SFAS No. 121, the Company is required to assess the valuation of its long-lived assets, including cost in excess of net assets acquired, based on the estimated future cash flows to be generated by such assets. The Company has assessed the realizability of its long-lived assets as of December 31, 1998 and believes them to be realizable.

(G)  DEFERRED FINANCING COSTS

     During the year ended December 31, 1996, the Company incurred financing costs related to several issuances of convertible debentures. Deferred financing costs are amortized by a charge to interest expense over the period that the debt is outstanding (see Note 6).

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


(H)  REVENUE RECOGNITION

     The Company recognizes product revenue upon shipment. The Company's sales of its product do not include any rights of return. Provisions are made at the time of revenue recognition for any applicable warranty costs expected to be incurred. Revenues from services, which have not been significant to date, are recognized as the services are provided.

(I)  SIGNIFICANT CUSTOMERS

     For the years ended December 31, 1997 and 1998, Coherent acted as the sales agent for products sold to the Company's customers that represented 11% and 89% of revenues and 51% and 89% of accounts receivable, respectively. Coherent is the Company's worldwide distributor of laser systems (see Note 12(d)). International sales (including sales for which Coherent was the sales agent) for the years ended December 31, 1996, 1997 and 1998 were approximately 22%, 24% and 39% respectively, of total revenue.

(J)  RESEARCH AND DEVELOPMENT EXPENSES

     The Company charges research and development expenses to operations as incurred.

(K)  NET LOSS PER COMMON SHARE

     Basic net loss per share was determined by dividing net loss by the weighted average shares of common stock outstanding during the year. Diluted net loss per share is the same as basic loss per share because the Company's potentially dilutive securities, primarily stock options, warrants, redeemable preferred stock and convertible debentures are antidilutive. The calculation of the Company's net loss per common share from continuing operations for the years ended December 31, 1996, 1997 and 1998 are as follows:




                                                                   Year Ended December 31,
                                                        1996                1997                1998
                                                   ----------------    ---------------     ----------------
   Net loss from continuing operations               $(20,798,258)      $(58,369,079)         $(9,967,243)
   Preferred stock dividends                           (1,242,751)        (1,584,406)          (1,312,426)
   Amortization of value ascribed to preferred
   stock conversion discount                             ---              (2,823,529)            ---
                                                   ----------------    ---------------     ----------------
   Adjusted net loss from continuing  operations     $(22,041,009)      $(62,777,014)        $(11,279,669)
                                                   ================    ===============     ================

   Basic and diluted net loss per common share
   from continuing operations                              $(0.84)            $(1.79)              $(0.18)
                                                   ================    ===============     ================

   Weighted average number of common shares
   outstanding                                         26,166,538         35,105,272           62,868,696
                                                   ================    ===============     ================


     Net loss from discontinued operations per common share is computed by dividing the net loss from discontinued operations by the weighted average number of common shares outstanding for the period.


     In 1996,  1997 and 1998,  16,140,688,  32,358,446 and  28,451,024  weighted average common equivalent shares, respectively, were not included in the diluted weighted average shares outstanding, as they were antidilutive.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


(L)  CONCENTRATION OF CREDIT RISK

     SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject the Company to credit risk consist primarily of cash and trade accounts receivable. The Company places its cash in established financial institutions. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. To reduce its accounts receivable risk, the Company relies on its worldwide distributor to assess the financial strength of its end customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses. The Company's accounts receivable credit risk is not concentrated within any one geographic area. The Company has not experienced significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable.

(M)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of an estimate of the fair value of certain financial instruments. At December 31, 1997 and 1998, financial instruments consisted principally of convertible debentures and preferred stock financings. The fair value of financial instruments pursuant to SFAS No. 107 approximated their carrying values at December 31, 1997 and 1998. Fair values have been determined through information obtained from market sources and management estimates.

(N)  COMPREHENSIVE INCOME

     The Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME, effective January 1, 1998. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income/loss and its components in the financial statements. The components of the Company's comprehensive loss are as follows:



                                                                        December 31,
                                                        1996                1997                1998
                                                   ----------------    ---------------     ----------------
   Net loss from continuing operations               $(20,798,258)      $(58,369,079)         $(9,967,243)
   Unrealized (loss) gain on marketable securities       (342,500)           342,500                  ---
                                                   ----------------    ---------------     ----------------
   Comprehensive loss from continuing  operations    $(21,140,758)      $(58,026,579)         $(9,967,243)
                                                   ================    ===============     ================

(O)  RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 and 1997 consolidated financial statements to conform with the current year's presentation.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


(4)  ASSET WRITE-OFF AND RESTRUCTURING

     The Company, in accordance with applicable accounting principles, determined during the third quarter of 1997 that certain investments' and notes receivables' carrying values would not be realizable due to the Company's change in strategy to divest of its investments in non-core businesses. These investments did not qualify for discontinued operations in accordance with APB No. 30. During 1997, the Company fully reserved for all such investments resulting in a charge of approximately $10,283,000 to continuing operations, as follows:


                                         Description                                 Carrying Amount
                                         -----------                                 ---------------
                  Notes Receivable                                                       $ 2,250,000
                 Investments in Non-Core Businesses                                       8,033,000
                                                                                        -----------

                                                                                        $10,283,000
                                                                                        -----------
                                                                                        -----------


     The write-offs of the notes receivable and investment related to a number of strategic investments and loans in non-medical businesses that the Company made during 1996 and 1997. The notes receivable were principally mezzanine investments whereby the Company loaned money and, in some cases, received equity in early stage companies as a condition to making these loans. During 1996 and 1997, the Company also made other equity investments in companies that at the time were believed to be strategic to the Company's business or had the potential to yield a higher than average financial return. During 1997, based on a number of factors, including the Company's change in strategy, the book value of these companies and their poor financial performance to date, it became apparent to management that there was significant uncertainty as to the ultimate realizability of these investments and notes receivable. Accordingly, the Company wrote off these investments and notes receivable in 1997.

     In the third quarter of 1997, the Company recognized a restructuring charge of $2,700,000 based on the decision to discontinue certain medical product and service business units and consolidate others. The majority of these amounts relate to severance benefits for significant reductions in staffing for all areas of the Company, including the elimination of essentially all of the sales and marketing function as a result of the Coherent transaction (Note 12(d)). Management's plan specifically identified 33 employees who were targeted for termination almost exclusively in selling, general and administrative functions. Actual employees terminated as a result of this restructuring totaled 45.

     All expenses accounted for as restructuring charges were in accordance with the criteria set forth in EMERGING TASK FORCE ISSUE 94-3, LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY (INCLUDING CERTAIN COSTS INCURRED IN A RESTRUCTURING), and are exclusive of the charges related to discontinued operations, as disclosed in Note 2. Through December 31, 1998, the Company paid out $2,289,690 of severance costs and has a remaining liability of $279,000 to two individuals that will be paid out in 1999 resulting in total restructuring costs incurred of $2,568,690. Accordingly, the Company reversed the balance of this restructuring accrual of $131,310 in its consolidated statement of operations during the fourth quarter of fiscal 1998.

     As part of this restructuring, the Company disposed of the following medical businesses:

     (A)  TISSUE TECHNOLOGIES, INC.

     On December 16, 1997, the Company sold assets and certain liabilities of Tissue Technologies, Inc. ("Tissue Technologies"), a manufacturer of a dermatological laser product for the treatment of wrinkles, to a newly formed medical laser manufacturer. This medical laser manufacturer was formed by former executives of Tissue Technologies. In exchange, the Company received a $500,000 note receivable due in monthly installments over the next year, royalties ranging from 2% to 5% on product revenue over the next ten years, a 15% equity position in the newly formed company and a warrant to purchase 10%

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


of the common stock of the newly formed company at $.50 per share. The Company placed zero value on the equity position in the newly formed company.


     (B)  PALOMAR TECHNOLOGIES, LTD.

     On January 1, 1998 the Company sold substantially all of the business assets and liabilities of Palomar Technologies, Ltd., a foreign manufacturer, to a publicly-traded company. The Company received cash of approximately $200,000 and was relieved of obligations related to the building lease and all employment agreements. This transaction did not have a material effect on the Company's operations for the year ended December 31, 1997.

(5)  INCOME TAXES

     The Company provides for income taxes under the liability method in accordance with the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. At December 31, 1998, the Company had available, subject to review and possible adjustment by the Internal Revenue Service, a federal net operating loss carryforward of approximately $101,000,000 to be used to offset future taxable income, if any. This net operating loss carryforward will begin to expire in 2003. The Internal Revenue Code contains provisions that limit the net operating loss carryforwards due to changes in ownership, as defined by the Internal Revenue Code. The Company believes that its net operating loss carryforwards will be limited due to its reorganization in 1991 and subsequent stock offerings. The Company has completed an analysis of its availability to utilize its operating loss in connection with the anticipated sale of Star to Coherent (See Note 1). The Company estimates that its has net operating losses of approximately $75,000,000 that are not subject to limitation under the Internal Revenue Code. The Company has a net deferred tax asset of approximately $40,400,000, comprised mainly of the net operating tax carryforwards discussed above, and the tax effect of certain expenses and reserves not currently deductible. However, the Company has placed a full valuation allowance against the deferred tax asset, due to uncertainty relating to the Company's ability to realize the asset.

(6)  LONG-TERM DEBT

     At December 31, 1997 and 1998, long-term debt consisted of the following:


                                                                                          December 31,
                                                                                      1997             1998
                                                                                 ---------------  ---------------
Convertible debentures                                                              $10,683,440       $2,150,000
Revolving line of credit with a bank                                                         --        1,000,000
Note payable in connection with guarantee on behalf of discontinued
    subsidiary (See Note 2)                                                           3,233,000        2,290,041
Short-term notes payable to Coherent                                                         --        4,000,000
Other notes payable                                                                     169,588               --
                                                                                 ---------------  ---------------
                                                                                    $14,086,028       $9,440,041
Less - current maturities                                                           (1,640,465)       (6,290,041)
                                                                                 ---------------  ---------------
                                                                                    $12,445,563       $3,150,000
                                                                                 ===============  ===============


               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


CONVERTIBLE DEBENTURES

     The  following  table   summarizes  the  issuance  and  conversion  of  the
convertible debentures for the years ended December 31, 1997 and 1998.


                                                                                                                Common Shares
                                                             Initial            Amount Outstanding              Issued Upon
                                                              Face                 December 31,                  Conversion
                                                                           ----------------------------- --------------------------
   Series                                                     Value            1997            1998          1997          1998
   ----------------------------------------------------  --------------   --------------  ------------- ---------------- ----------
   4.5% Series due October 21, 1999, 2000, 2001              $5,000,000         $100,000       $--           1,381,264       60,809
   5% Series due December 31, 2001                            5,000,000          923,439        --           2,074,992    1,160,999
   5% Series due January 13, 2002                             1,000,000        1,000,000        --            --            924,029
   5% Series due March 10, 2002                               5,500,000        1,160,001        --           2,794,677    1,561,064
   6% Series due March 13, 2002                                 500,000          500,000        500,000       --            --
   6%, 7% and 8% Series due September 30, 2002                7,000,000        7,000,000      1,650,000       --          3,328,761
   4.5% Series denominated in Swiss francs
        due July 3, 2003                                      7,669,442         --              --             914,028      --
                                                          --------------   --------------  ------------- --------------- ----------

                                                            $31,669,442      $10,683,440     $2,150,000      7,164,961    7,035,662
                                                          ==============   ==============  ============= =============== ==========




     It is the Company's policy to discount convertible debentures based on the discount conversion price and amortize the discount to operations over the expected life of the convertible debentures, which in most cases is less than the term of the debentures. Accordingly, the Company credits the ascribed value for the discount features described above to additional paid-in capital. This ascribed amount is amortized over a period to the earliest conversion date, which is six months for the convertible debentures outstanding in 1997 and 1998.

     During 1996 and 1997, the Company recorded approximately $77,000 and $5,444,000, respectively, of interest expense related to the amortization of the discount of convertible debentures. There was no amortization of the discount of convertible debentures in 1998.

     On March 13, 1997, the Company issued $500,000 of 6% convertible debentures due March 13, 2002. The convertible debentures have a conversion price of $11.00. The debentureholder may convert no more than one-third of the debenture in any thirty-day period. The Company has accounted for these debentures at face value.

     On September 30, 1997, the Company issued $7,000,000 of convertible debentures due September 30, 2002. The debentures bear interest at a rate of 6% for the first 179 days, 7% for days 180-269 and 8% thereafter. The debentureholders were also issued 413,109 shares of common stock related to this financing. The fair market value of the common stock was $1,050,000 and this amount is being treated as debt discount and amortized to interest expense. The convertible debentures have a conversion price of 100% of the Company's average stock price, as defined. In addition, the debentureholder may convert no more than 33% of their debentures in any thirty-day period (or 34% of the debentures in the last thirty-day period). The Company also has redemption rights related to this financing. During the year ended December 31, 1998 the Company redeemed $2,196,667 of these convertible debentures. This amount includes accrued interest of $196,667.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     On July 3, 1996, the Company raised approximately $7,669,000 through the issuance of 9,675 units in a convertible debenture financing. These units are traded on the Luxembourg Stock Exchange and consist of a convertible debenture, due July 3, 2002, denominated in 1,000 Swiss francs and a warrant to purchase 24 shares of the Company's common stock at $16.50 per share. The warrants are non-detachable and may be exercised only if the related debentures are simultaneously converted, redeemed or purchased. Interest on the convertible debentures accrued at a rate of 4.5% per annum and was payable quarterly in Swiss francs. The convertible debentures were convertible by the holder, or the Company, commencing October 1, 1996 at a conversion price equal to from 100% to 77.5% of the applicable conversion price, calculated as defined. The Company ascribed a value of $1,917,360 to the discount conversion feature of the convertible debenture. This amount was being amortized to interest expense over the life of the Swiss franc convertible debenture. During 1997, the Company redeemed 300 units of this convertible debenture financing for $195,044.

     On October 16, 1997, the Company brought a declaratory judgment action in the United States District Court against certain of the Swiss franc debentureholders. Prior to this suit, those debentureholders had alleged that the Company was in breach of certain protective covenants and on October 22, 1997, they brought suit based on these claims. On November 13, 1997, the Company exercised its right to convert 9,375 units into 914,028 shares of common stock and cash of approximately $36,000. The unamortized discount totaling approximately $1,784,000 was amortized to interest expense upon conversion. The Company has accounted for these debentures as converted in the accompanying financial statements. The ongoing litigation will be accounted for under SFAS No. 5, ACCOUNTING FOR CONTINGENCIES (see Note 12(c)).

     The Company incurred deferred financing costs of approximately $2,038,000 and $769,000 relating to the issuance of convertible debentures during the years ended December 31, 1996 and 1997, respectively. These costs are reflected as deferred financing costs in the accompanying consolidated balance sheets and are being amortized to interest expense over the term of the related convertible debentures. During the years ended December 31, 1996, 1997 and 1998, the Company amortized approximately $78,000, $276,000 and $64,000 to interest expense, respectively. Any remaining unamortized deferred financing costs are charged to additional paid-in capital upon conversion. During the years ended December 31, 1996, 1997 and 1998, the Company charged approximately $41,000, $1,820,000 and $374,000, respectively, of unamortized deferred financing costs to additional paid-in-capital.

(B)  REVOLVING LINE OF CREDIT WITH A BANK

     The Company has a $10,000,000 revolving line of credit with a bank. This line of credit will mature on March 31, 2000 and bears interest at the bank's prime rate (7.75% at December 31, 1998). Borrowings under this line of credit are secured by substantially all assets of the Company and are limited to 80% of qualified accounts receivables. A director of Palomar has guaranteed all borrowings under this line of credit. In connection with this guarantee the Company issued this director 200,000 warrants with a three-year term to purchase the Company's common stock at $1.50 per share. These warrants were valued at approximately $69,000. This amount is being amortized to interest expense over the term of the revolving line of credit.

(C)  BRIDGE LOAN

     On March 27, 1998, the Company borrowed $2,000,000 from an individual. The Company subsequently repaid this note during 1998. Interest on this note was in the form of a warrant to purchase 125,000 shares of common stock for $.01 per share exercisable over five years. This warrant was valued at $171,000 using the Black-Scholes option pricing model. The Company accounted for this warrant as a discount to the note through additional paid-in capital and amortized the discount to interest expense over the period that the note was outstanding.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


(D)  NOTES PAYABLE TO COHERENT

     On May 22 and June 22, 1998, the Company borrowed $3,000,000 and $1,000,000, respectively, from the Company's worldwide distributor, Coherent. These notes accrue interest at 8.5% per annum. The notes are secured by all of the inventory owned by the Company's Star subsidiary.

     Under the terms of the Loan Agreement between Coherent and the Company, in the event that sale of Star to Coherent is not completed, the $4,000,000 of funds borrowed by the Company from Coherent are due 90 days from the date of termination of the Agreement to sell Star to Coherent as discussed in Note (1).

(E)  FUTURE MATURITIES OF LONG-TERM DEBT

     Future maturities of notes payable and convertible debentures reflected at face value as of December 31, 1998 are as follows:

                                         1999                               $6,290,041

                                         2000                                1,000,000
                                         2001                                       --
                                         2002                                2,150,000
                                                                          -------------
                                                                            $9,440,041
                                                                          =============

(7)  STOCKHOLDERS' EQUITY

(A)  COMMON STOCK

     During 1998, the Company sold 10,200,000 shares of common stock to a group of investors for $10,200,000. In addition, the Company issued callable warrants with a three-year term to these investors to purchase 10,200,000 shares of common stock at an exercise price of $3.00 per share. The callable warrants are not exercisable for the first six months after issuance and thereafter are callable by the Company if the closing price of the Company's common stock equals or exceeds $5.00 for ten consecutive trading days. Under the terms of this private placement, the Company is obligated to pay the investors a fee of 5% per annum (payable quarterly) of the dollar value invested in the Company as long as the investors continue to hold their common stock in their name at the Company's transfer agent. During 1998, the Company paid $283,125 related to this fee. This amount has been charged to additional paid-in capital. The Company also paid $360,000 for investment banking fees related to the issuance of these common shares. The Company netted this amount against the proceeds through a reduction in additional paid-in capital.

     On February 28, 1997, the Company and Nexar entered into an Asset Purchase and Settlement agreement with a former executive of Nexar and Technovation Computer Labs, Inc. ("Licensor"). The Licensor was affiliated with a former officer of Nexar. Under the terms of this agreement, the Company agreed to pay this former executive and certain of his affiliates $1,250,000 in cash and deliver $1,500,000 worth of Palomar's common stock. In exchange, the Company and Nexar received the rights to certain technology previously licensed to Nexar and a complete release and settlement of all claims between this former executive and Nexar.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The Company assigned to Nexar all of its rights to the technology and charged Nexar for the cost associated with this claim and the purchase of the technology. Nexar recorded $1,375,000 of the consideration to settle this claim as a litigation expense in its statement of operations for the year ended December 31, 1996. The remaining consideration totaling $1,375,000 was recorded as purchased technology and was being amortized by Nexar over the technology's estimated useful life. The allocation of the purchased technology was based on the value of anticipated royalty payments to the Licensor over the three years ended December 31, 1999.

(B)  PREFERRED STOCK

     The Company is authorized to issue up to 5 million shares of preferred stock, $.01 par value. As of December 31, 1997 and 1998, preferred stock authorized, issued and outstanding consist of the following:

                                                                                                  1997             1998
                                                                                                  ----             ----
       Redeemable convertible preferred stock, Series F, $.01 par value per share Authorized, issued and outstanding - 6,000 shares
         (liquidation preference of $7,072,917 at December 31, 1998)                               $60              $60

       Redeemable  convertible  preferred  stock,  Series  G, $.01 par value per share  Authorized - 10,000 shares Issued and outstanding - 2,684 shares and 743 shares in 1997 and 1998, respectively,
                                 (liquidation preference of $874,603 at December 31, 1998)          27                7

       Redeemable  convertible  preferred  stock,  Series  H, $.01 par value per share  Authorized - 16,000 shares Issued and outstanding - 7,690 shares and 250 shares in 1997 and 1998, respectively,
                                 (liquidation preference of $280,562 at December 31, 1998)          77                2


                                 Total preferred stock                                            $164            $  69
                                                                                                  ====            =====


     The Series F redeemable convertible preferred stock ("Series F Preferred"), together with any accrued but unpaid dividends, may be converted into common stock at 80% of the average closing bid price for the ten trading days preceding the conversion date, but in no event less than $3.00 or more than $16.00. This conversion floor was decreased by the two parties from the original price to $7.00. The Series F Preferred may be redeemed at the Company's option, with no less than 10 days' and no more than 30 days' notice or when the stock price exceeds $16.80 per share for sixty consecutive trading days, at an amount equal to the amount of liquidation preference determined as of the applicable redemption date. Dividends are payable quarterly at 8% per annum in arrears on March 31, June 30, September 30 and December 31. Dividends not paid on the payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The Series G redeemable convertible preferred stock ("Series G Preferred"), together with any accrued but unpaid dividends, may be converted into common stock at 85% of the average closing bid price for the five trading days preceding the conversion date, but in no event less than $.01. On December 31, 1997, the Company and the holder of the remaining 2,684 shares of Series G Preferred entered into an Exchange Agreement. The conversion floor was decreased by the two parties from the original floor to $6.00. In addition, beginning on March 1, 1998, for any thirty-day period, the holder may exchange a limited amount of the Series G Preferred ("exchangeability amount") and any accrued but unpaid dividends for common stock at 85% of the average closing bid price for the five trading days preceding the conversion date ("exchange date"). The exchangeability amount increases as the exchange rate increases. The exchangeability amount ranges from 268 shares of preferred stock for an exchange rate below $2.00 to 1,072 shares of preferred stock for an exchange rate in excess of $4.00. The Series G Preferred may be redeemed at the Company's option at any time, with no less than 15 days' and no more than 20 days' notice, at an amount equal to the sum of (a) the amount of liquidation preference determined as of the applicable redemption date plus (b) $176.50. Dividends are payable quarterly at 7% per annum in arrears on January 1, April 1, July 1 and October
1. Dividends not paid on the payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid.

     The conversion price for the Series F and G Preferred is adjustable for certain dilutive events, as defined. The Series F and G Preferred have a liquidation preference equal to $1,000 per share of redeemable convertible preferred stock, plus accrued but unpaid dividends and accrued but unpaid interest. The Series F and G Preferred stockholders do not have any voting rights except on matters affecting the Series F and G Preferred.

     During the first and second quarters of 1997, the Company issued 16,000 shares of Series H redeemable convertible preferred stock ("Series H Preferred") for $16,000,000 less associated financing costs of $1,000,000. The Series H Preferred accrues dividends at rates varying from 6% to 8% per annum, as defined. The Series H Preferred, including any accrued but unpaid dividends, may be converted into common stock at 100% of the average stock price for the first 179 days from the closing date, 90% of the average stock price, as defined, for the following 90 days and 85% of the average stock price, as defined, thereafter. The conversion price is adjustable for certain dilutive events. The holders are restricted for the first 209 days following the closing date to converting no more than 33% of the Series H Preferred in any thirty-day period (or 34% in the last thirty-day period). Under certain conditions, the Company has the right to redeem the Series H Preferred. The Company has ascribed a value of $2,823,529 to the discount conversion feature of the Series H Preferred, which has been amortized as an adjustment to earnings available to common shareholders over the most favorable conversion period attainable to the holders (270 days from the date of issuance).

     During the year ended December 31, 1997, the following shares of preferred stock, accrued premium, dividends, interest and other related costs were converted into shares of common stock as follows:

                 Number of                              Additional Dollar Amount
  Preferred      Preferred      Dollar Amount of      Converted, Including Accrued                           Number of Common
Stock Series      Shares        Preferred Stock       Premium, Dividends, Interest        Total Dollar       Shares Converted
                 Converted         Converted            and Other Related Costs         Amount Converted           Into
-------------- -------------- --------------------- --------------------------------- --------------------- -------------------
      E             2,128           $2,128,000                   $126,366                   $2,254,366            332,859
      G             7,316            7,316,000                    438,234                    7,754,234            602,824
      H             8,310            8,310,000                    228,411                    8,538,411          5,204,158
-------------- -------------- --------------------- --------------------------------- --------------------- -------------------

                   17,754          $17,754,000                   $793,011                  $18,547,011          6,139,841


               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     In addition to the 602,824 shares of common stock issued related to the Series G Preferred conversion, the Company issued to the Series G Preferred stockholder $47,731 in cash dividends and 956,388 shares of Nexar common stock valued at $4,671,597. The reduction to stockholder's equity (deficit) as a result of this transaction was as follows:


             Value of Nexar Common Stock                                          $4,671,597
             Accrued Interest and Dividend                                          (391,597)
                                                                                  -----------
                                                                                  $4,280,000
                                                                                  ===========


     During the year ended December 31, 1998, the following shares of preferred stock, accrued premium, dividends, interest and other related costs were converted into shares of common stock as follows:


                 Number of                              Additional Dollar Amount
  Preferred      Preferred      Dollar Amount of      Converted, Including Accrued                           Number of Common
Stock Series      Shares        Preferred Stock       Premium, Dividends, Interest        Total Dollar       Shares Converted
                 Converted         Converted            and Other Related Costs         Amount Converted           Into
-------------- -------------- --------------------- --------------------------------- --------------------- -------------------
      G             1,941           $1,941,000                   $268,245                   $2,209,245          2,703,032
      H             3,947            3,946,700                    383,923                    4,330,623          4,188,650
-------------- -------------- --------------------- --------------------------------- --------------------- -------------------

                    5,888           $5,887,700                   $652,168                   $6,539,868          6,891,682

     In addition to the 4,188,650 shares of common stock issued related to the Series H Preferred conversion, the Company redeemed 3,516 shares of Series H Preferred for $4,387,434. This amount includes accrued dividends and interest totaling $771,876.

(C)  STOCK OPTION PLANS AND WARRANTS

     (I)  STOCK OPTIONS

     The Company has several Stock Option Plans (the "Plans") that provide for the issuance of a maximum of 7,350,000 shares of common stock, which may be issued as incentive stock options ("ISOs") or nonqualified options. Under the terms of the Plans, ISOs may not be granted at less than the fair market value on the date of grant (and in no event less than par value); in addition, ISO grants to holders of 10% of the combined voting power of all classes of Company stock must be granted at an exercise price of not less than 110% of the fair market value at the date of grant. Pursuant to the Plans, options are exercisable at varying dates, as determined by the Board of Directors, and have terms not to exceed 10 years (five years for 10% or greater stockholders). The Board of Directors, at its discretion, may convert the optionee's ISOs into nonqualified options at any time prior to the expiration of such ISOs.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The following table summarizes all stock option activity of the Company for the years ended December 31, 1996, 1997 and 1998:

                                                                 Number of           Exercise           Weighted Average
                                                                   Shares              Price             Exercise Price
                                                                -------------     ----------------    ----------------------
Outstanding, December 31, 1995                                     1,507,735          $0.40-$3.50            $2.06
            Granted                                                1,520,000           6.00-10.50             7.08
            Exercised                                              (366,735)            0.40-3.50             1.28
            Canceled                                                 (5,000)                 3.00             3.00
                                                                -------------     ----------------    ----------------------
Outstanding, December 31, 1996                                     2,656,000         $2.00-$10.50            $5.03
            Granted                                                1,747,345            0.01-6.50             2.53
            Exercised                                              (214,845)            0.01-3.00             1.62
            Canceled                                             (1,206,100)          2.375-10.50             6.23
                                                                -------------     ----------------    ----------------------
Outstanding, December 31, 1997                                     2,982,400          $1.50-$8.00            $3.33
            Granted                                                2,294,900                 1.50             1.50
            Canceled                                             (2,924,400)           1.50-8.125             3.38
                                                                -------------     ----------------    ----------------------
Outstanding, December 31, 1998                                     2,352,900          $1.50-$2.50             $1.51
                                                                =============     ================    ======================
Exercisable, December 31, 1998                                     1,851,371          $1.50-$2.50             $1.51
                                                                =============     ================    ======================
Available for future issuances under the Plans
            as of December 31, 1998                                4,354,755
                                                                =============

     The exercise prices for options outstanding and options exercisable at December 31, 1998 are as follows:

                                Options Outstanding                                               Options Exercisable
-------------------------------------------------------------------------------------    --------------------------------------

                                         Weighted Average
      Range of            Options            Remaining           Weighted Average           Options        Weighted Average
  Exercise Prices       Outstanding      Contractual Life         Exercise Price          Exercisable       Exercise Price
--------------------- ---------------- ---------------------- -----------------------    --------------- ----------------------
       $1.50                2,327,900       2.88 years                $1.50                   1,834,705          $1.50
       $2.50                   25,000       2.96 years                 2.50                      16,666           2.50
                      ================ ====================== =======================    =============== ======================
                            2,352,900       2.88 years                $1.51                   1,851,371          $1.51
                      ================ ====================== =======================    =============== ======================

     The Company accounts for its stock-based compensation plans under APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED Compensation, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 123 established a fair-value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure-only alternative under SFAS No. 123 which requires disclosure of the pro forma effects on earnings per share as if SFAS No. 123 had been adopted, as well as certain other information. The Company accounts for equity instruments issued to non-employees in accordance with EITF 96-18 by valuing the instrument using the Black-Scholes pricing model, as prescribed by SFAS No. 123, and recording a charge to operations for their fair value. The Company has issued options and warrants to purchase common stock to certain financial intermediaries in connection with various financings at below the fair market value of the underlying stock. The costs associated with these issuances are accounted for as a cost of raising capital and netted against the proceeds from these issuances.

     During the year ended December 31, 1997 and 1998, a total of 1,005,000 and 2,184,900 options to purchase common stock were repriced to above the fair market value of the underlying common stock to $2.50 and $1.50 per share, respectively. The majority of the remainder of the options canceled during the years ended December 31, 1996, 1997 and 1998 were the result of employee terminations.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The Company has computed the pro forma disclosures required under SFAS No. 123 for all stock options granted to employees of the Company in the years ended December 31, 1996, 1997 and 1998 using the Black-Scholes option pricing model prescribed by SFAS No. 123.

     The assumptions used to calculate the SFAS No. 123 pro forma disclosure for the years ended December 31, 1996, 1997 and 1998 for the Company are as follows:



                                                                               December 31,
                                                             1996                  1997                  1998
                                                       ------------------    ------------------    ------------------
     Risk-free interest rate                                 6.37%                 6.09%                 5.60%
     Expected dividend yield                                   -                     -                     -
     Expected lives                                        4.4 years            3.69 years            2.94 years
     Expected volatility                                      79%                   79%                   93%
     Grant date fair value of options granted during
           the period                                        $4.57                 $2.06                 $0.64



     The weighted average fair-value and weighted average exercise price of options granted by the Company for the years ended December 31, 1996, 1997 and 1998 are as follows:



                                                                                 December 31,
                                                                1996                1997                 1998
                                                            -------------     -----------------    -----------------
Weighted average exercise price for options:
     Whose  exercise  price  exceeded fair market value at
      the date of grant                                        $10.00              $2.53                $1.50
     Whose  exercise  price was equal to fair value at the
      date of grant                                            $6.875                $-                   $-
Weighted average fair market value for options:
     Whose  exercise  price  exceeded fair market value at
      the date of grant                                        $8.875              $2.06                $0.64
     Whose  exercise  price was equal to fair market value
      at the date of grant                                     $6.875                $-                   $-


               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The Company's majority owned Star subsidiary, a manufacturer of the Company's diode laser, also has established a stock option plan that provides for the issuance of a maximum of 650,000 shares of common stock, which may be issued as nonqualified options and ISOs. The following table summarizes the employee stock option activity for Star:


                                                                                                       Weighted
                                                                                                       Average
                                                                Number of Shares  Exercise Price    Exercise Price
                                                                ----------------  --------------    --------------
                  Outstanding, December 31, 1995                         95,000   $2.50 - $5.00         $3.68
                           Granted                                      150,000    6.00 - 19.00          6.27
                           Exercised                                    (20,000)       2.50              2.50
                           Canceled                                     (10,000)       6.00              6.00
                                                                ----------------- --------------- -----------------
                  Outstanding, December 31, 1996                        215,000   2.50 - 19.00           5.44
                           Granted                                       40,500        19.00            19.00
                           Canceled                                      (1,917)       19.00            19.00
                                                                ----------------- --------------- -----------------
                  Outstanding, December 31, 1997                        253,583    $2.50-$19.00         $8.04
                           Exercised                                     (6,300)     2.50-5.00           4.21
                                                                ----------------- --------------- -----------------
                  Outstanding, December 31, 1998                        247,283    $2.50-$19.00         $8.13
                                                                ================= =============== =================
                                                                ================= =============== =================
                  Exercisable, December 31, 1998                        218,870    $2.50-$19.00         $7.22
                                                                ================= =============== =================
                                                                ================= =============== =================
                  Available  for  future  issuances  under the
                    Plan as of December 31, 1998                         24,493
                                                                =================


     The exercise prices for options outstanding and options exercisable at December 31, 1998 for Star are as follows:

                                    OPTIONS OUTSTANDING                                   OPTIONS EXERCISABLE
                               ------------------------------------------------     ------------------------------
                                                  Weighted
                                                  Average           Weighted                           Weighted
                                 Options         Remaining          Average           Options          Average
           Exercise Prices     Outstanding    Contractual Life   Exercise Price     Exercisable     Exercise Price
                 $2.50                28,000     5.45 years     $         2.50             28,000  $         2.50
                 $5.00                40,700     5.43 years               5.00             40,700            5.00
                 $6.00               120,000     7.13 years               6.00            113,332            6.00
                 $9.50                10,000     7.63 years               9.50              7,777            9.50
                $19.00                48,583     8.20 years              19.00             29,061           19.00
                             ---------------     ----------     --------------    ---------------  --------------

                                     247,283     6.89 years     $         8.13            218,870  $         7.22
                             ===============     ==========     ==============    ===============  ==============


     During 1998, Star also issued options to purchase 378,224 shares of common stock of Star to Palomar at $19.00 per share.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



     (II) WARRANTS

     The following table summarizes all warrant activity of the Company for the years ended December 31, 1996, 1997 and 1998:


                                                                                                  Weighted
                                                            Number of          Exercise           Average
                                                              Shares            Price          Exercise Price
                                                          ---------------  ----------------- -------------------
Outstanding, December 31, 1995                                 6,549,924       $0.01-$15.00        $3.82
              Granted                                          6,527,576         4.88-16.50         8.16
              Exercised                                      (3,101,261)          0.01-7.69         2.66
                                                          ---------------  ----------------- -------------------
Outstanding, December 31, 1996                                 9,976,239       $0.60-$16.50        $7.02
              Granted                                          2,793,187         2.50-8.875         4.29
              Exercised                                        (584,879)          0.60-7.50         2.10
              Canceled                                       (2,186,517)         1.00-16.50         6.65
                                                          ---------------  ----------------- -------------------
Outstanding, December 31, 1997                                 9,998,030       $2.00-$15.00        $6.65
              Granted                                         12,585,000          0.01-3.00         2.75
              Exercised                                        (125,000)               0.01         0.01
              Canceled                                       (2,878,452)          2.25-6.75         4.13
                                                          ---------------  ----------------- -------------------
Outstanding, December 31, 1998                                19,579,578       $1.50-$15.00        $4.38
                                                          ===============  ================= ===================
Exercisable, December 31, 1998                                19,359,578       $1.50-$15.00        $4.37
                                                          ===============  ================= ===================


     During the years ended December 31, 1997 and 1998, a total of 1,240,000 and 1,300,000 warrants to purchase common stock were repriced to above the then current fair market values of the underlying common stock. These repriced exercise prices ranged from $2.50 to $4.00 per share in 1997 and ranged from $1.50 to $2.00 per share in 1998. The majority of the remainder of the canceled warrants during the years ended December 31, 1997 and 1998 were the result of employee terminations. During 1998, the Company also issued warrants for an aggregate of 250,000 shares of common stock to various parties in connection with certain financing arrangements. The Company valued these warrants using the Black-Scholes pricing model, as prescribed by SFAS No.123, and recorded a charge to operations for their fair value for approximately $47,000.

     The range of exercise prices for warrants outstanding and exercisable at December 31, 1998 are as follows:

                                Warrants Outstanding                                             Warrants Exercisable
-------------------------------------------------------------------------------------    --------------------------------------

                                         Weighted Average
      Range of           Warrants            Remaining           Weighted Average           Warrants       Weighted Average
  Exercise Prices       Outstanding      Contractual Life         Exercise Price          Exercisable       Exercise Price
--------------------- ---------------- ---------------------- -----------------------    --------------- ----------------------
      $1.50 - $2.125        2,739,500       2.44 years                  $1.71                 2,619,500          $1.72
       $3.00 - $3.00       10,560,000       4.26 years                   3.00                10,560,000           3.00
       $3.25 - $9.50        5,102,020       2.07 years                   6.45                 5,002,020           6.39
     $10.38 - $15.00        1,178,058       2.07 years                  13.98                 1,178,058           13.98
                      ---------------- ---------------------- -----------------------    --------------- ----------------------
                           19,579,578       3.30 years                  $4.38                19,359,578          $4.37
                      ================ ====================== =======================    =============== ======================


     The Company has computed the pro forma disclosures required under SFAS No. 123 for all warrants granted in the years ended December 31, 1997 and 1998 using the Black-Scholes option pricing model prescribed by SFAS No. 123.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The weighted-average assumptions used to calculate the SFAS No. 123 pro forma disclosure for the years ended December 31, 1996, 1997 and 1998 for the Company are as follows:

                                                                               December 31,
                                                            1996                  1997                  1998
                                                       ----------------     ------------------    ------------------
Risk-free interest rate                                      5.93%                6.13%                 5.44%
Expected dividend yield                                       -                     -                     -
Expected lives                                            5.9 years            4.44 years            2.58 years
Expected volatility                                          79%                   79%                   93%
Grant date fair value of warrants granted during
     the period                                             $5.39                 $2.17                 $0.76



     The weighted average fair value and weighted average exercise price of warrants granted by the Company for the years ended December 31, 1996, 1997 and 1998 are as follows:

                                                                                   December 31,
                                                                     1996               1997                1998
                                                               -----------------    --------------    -----------------
Weighted average exercise price for warrants:
     Whose  exercise price exceeded fair market value at date
       of grant                                                     $11.76              $4.30               $2.78
     Whose  exercise price was less than fair market value at
       date of grant                                                 $7.07              $7.50               $0.01
     Whose  exercise  price was equal to fair market value at
       date of grant                                                 $6.67              $3.25               $-
Weighted average fair value for warrants:
     Whose  exercise price exceeded fair market value at date
       of grant                                                      $9.34              $1.10               $0.76
     Whose  exercise price was less than fair market value at
       date of grant                                                 $8.82              $0.62               $1.24
     Whose  exercise  price was equal to fair market value at
       date of grant                                                 $6.67              $2.18               $-



     (III) PRO FORMA DISCLOSURE

     The pro forma effect on the Company of applying SFAS No. 123 for all options and warrants to purchase common stock of the Company and Star would be as follows:


                                  December 31,
                                                                 1996                      1997                    1998
                                                          -------------------      ----------------------    -----------------
Pro forma net loss from continuing operations               $(48,292,780)              $(62,020,782)          $(23,169,514)
Pro forma basic and dilutive net loss per share from
    continuing operations                                      $(1.89)                    $(1.89)                $(0.39)

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


(D)  RESERVED SHARES

     At December 31, 1998, the Company has reserved shares of its common stock for the following:

              Warrants                                                          19,579,578
              Stock option plans                                                 6,707,655
              Convertible debentures                                             3,216,694
              Preferred stock                                                    3,328,894
              Employee stock purchase plan                                         419,412
              Employee 401(k) plan                                                 554,787
                                                                            ---------------
                                   Total                                        33,807,020
                                                                            ===============

(E)  EMPLOYEE STOCK PURCHASE PLAN

     In June  1996,  the Board of  Directors  established  the  Palomar  Medical
Technologies, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, all employees, are eligible to purchase the Company's common stock at an exercise price equal to 85% of the fair market value of the common stock with a lookback provision of three months. The Purchase Plan provides for issuance of up to 500,000 shares under the Purchase Plan. During the year ended December 31, 1997 and 1998, employees purchased 15,377 and 65,211 shares of the Company's common stock for approximately $40,000 and $50,000, respectively, pursuant to the Purchase Plan.

(8)  RESEARCH AND PRODUCT DEVELOPMENT AGREEMENTS

     During 1995, the Company entered into a multi-year agreement with Massachusetts General Hospital ("MGH"), whereby MGH agreed to conduct clinical trials on a laser treatment for hair removal. MGH will provide the Company with data previously generated by Dr. Anderson and further clinical research on the ruby laser device at MGH and other sites and remit ownership of all case report forms and data resulting from the study.

     The Company agreed to provide MGH with a grant of $203,757 to perform research and evaluation in the field of hair removal. The Company immediately paid $50,090 upon execution of this agreement, and the Company paid a license fee of $10,000 within thirty days of this amendment. As consideration for this amended license, the Company is obligated to pay to MGH royalties of up to 5% on net revenues as defined (See Note 12 (b)). In March 1997, the U.S. Patent Office issued a patent covering the laser-based hair removal technology developed by at MGH, for which Palomar is the exclusive worldwide licensee.

(9)  ACCRUED LIABILITIES

     At December 31, 1997 and 1998, accrued liabilities consist of the following:

                                                                                December 31,
                                                                         1997                  1998
                                                                    ----------------      ---------------
                          Payroll and consulting costs                   $1,535,013           $1,148,898
                          Royalties                                         853,808            1,106,352
                          Settlement costs                                1,457,020                   --
                          Warranty                                        2,583,677            2,798,836
                          Restructuring                                   1,981,907              279,000
                          Interest and preferred stock dividends          1,659,709            1,550,662
                          Other                                           3,688,720            3,417,876
                                                                    ----------------      ---------------
                              Total                                     $13,759,854          $10,301,624
                                                                    ================      ===============

(10) RELATED PARTY TRANSACTION

     At December 31, 1997, approximately $478,000 of loans receivable with interest at the rate of 7% per annum were outstanding from the Company's former President. In the first quarter of 1998, the Company's former President paid back his outstanding loan.

(11) 401(K) PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan (the "Profit Sharing Plan") which covers substantially all employees who have attained the age of 18 and are employed at year-end. Employees may contribute up to 15% of their salary, as defined, subject to restrictions defined by the Internal Revenue Service. The Company is obligated to make a matching contribution, in the form of the Company's common stock, of 50% of all employee contributions effective January 1, 1995. The Company contributions vest over a three-year period. The Company has reserved 554,787 shares of its common stock for issuance in connection with the Profit Sharing Plan.

     During 1997 and 1998, the Company issued 87,441 and 311,887 shares of its common stock to the Profit Sharing Plan in satisfaction of its $318,154 and $254,281 employer match for the 1996 and 1997 employee contributions, respectively. For the year ended December 31, 1998, the Company has accrued $206,000 for the 1998 match. The Company contributed 227,930 shares of its common stock for this match in February of 1999.

(12) COMMITMENTS AND CONTINGENCIES

(A)  OPERATING LEASES

     The Company has entered into various operating leases for its corporate office, research facilities and manufacturing operations. These leases have monthly rents ranging from approximately $2,000 to $34,000, adjusted annually for certain other costs such as inflation, taxes and utilities, and expire through July 2003. The Company guarantees Star's facility operating lease

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     Future minimum payments under the Company's operating leases at December 31, 1998 are approximately as follows:

                             December 31,
                             1999                                              $548,000
                             2000                                               264,000
                             2001                                                96,000
                             2002                                               101,000
                             2003                                                60,000
                                                                           -------------
                                                                             $1,069,000
                                                                           =============

(B)  ROYALTIES

     The Company is required to pay a royalty of up to 5% of "net laser sales," as defined, under a royalty agreement with MGH (see Note 8). For the years ended December 31, 1996, 1997 and 1998, approximately $175,000, $854,000 and
$1,332,000 of royalty expense, respectively, was incurred under this agreement. These amounts are included in cost of sales in the accompanying consolidated statements of operations.

     A former employee and previous owner of one of the Company's subsidiaries is paid a 1% commission on the net sales of certain ruby lasers and diode lasers, as defined. These commissions will be paid through March 31, 2000 and are to be no less than $450,000. In accordance with the settlement agreement with this individual, the Company paid advances on commissions totaling $450,000: $200,000 in 1997 and $250,000 in January 1998.

(C)  LITIGATION

     The Company was a defendant in a lawsuit filed on March 14, 1996 in the United States District Court for the Southern District of New York by Commonwealth Associates ("Commonwealth"). In its suit, Commonwealth alleged that the Company had breached a contract with Commonwealth in which Commonwealth was to provide certain investment banking services in return for certain compensation. In January 1997, Commonwealth's motion for summary judgment on its breach of contract claim was granted, and in April 1997 the District Court awarded Commonwealth $3,174,070 in damages. That judgment was appealed by Palomar and on August 18, 1997 the case was settled for $1.875 million. During the year ended December 31, 1997, the Company incurred $1.875 million in settlement costs related to the above matter and another $1.324 million related to several other claims and associated litigation costs.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

     On March 7, 1997, Selvac Acquisition Corp. ("Selvac"), a subsidiary of Mehl Biophile International, Inc. ("Mehl"), filed a complaint for injunctive relief and damages for patent infringement and for unfair competition in the United States District Court for the District of New Jersey against the Company, two of its subsidiaries and a New Jersey dermatologist. Selvac's complaint alleged that the Company's EpiLaser(R)- ruby laser hair removal system infringed a patent licensed to Selvac (the "Selvac Patent") and that the Company unfairly competed by promoting the EpiLaser(R)- ruby laser hair removal system for hair removal before it had received FDA approval for that specific application. On May 18, 1998 the court granted the Company's motion for partial summary judgment on the ground that the Selvac patent is invalid because prior art anticipated it. The court has since denied Selvac's motion for reconsideration of the summary judgment ruling. On September 25, 1998, the court denied Selvac's motion for reconsideration of its prior order dismissing so much of Selvac's unfair competition claim as relied on interpreting the Food, Drug and Cosmetics Act or FDA regulations, and dismissed without prejudice the state law remainder of Selvac's unfair competition claim. On October 26, 1998, Selvac filed its notice of appeal to the Court of Appeals for the Federal Circuit. Selvac subsequently filed its opening brief on appeal; the Company's opposition was filed in March, 1999.

     On October 16, 1997, the Company brought a declaratory judgment action in U.S. District Court for the District of Massachusetts against the holders and the indenture trustee of the Company's 4.5% Subordinated Convertible Debentures due 2003, denominated in Swiss francs (the "Swiss Franc Debentures"). Just prior to this suit, certain of the debenture holders (the "Asserting Holders") had alleged that the Company was in breach of certain protective covenants under the indenture, and on October 22, 1997 they sued the Company and all of its principal subsidiaries in the same court; the October 16 and October 22 cases have been assigned to the same judge, and the dispute between the Asserting Holders and the Company is proceeding under the October 22 case. The Asserting Holders claim that the Company has breached certain protective indenture covenants and that the Asserting Holders are entitled to immediate payment of their indebtedness under the Swiss Franc Debentures (which amounts to approximately US$5,600,000 at December 31, 1998 exchange rates). As of November 13, 1997, acting under applicable provisions of the indenture, the Company notified the holders of the Swiss Franc Debentures that it is causing the conversion of all of the Swiss Franc Debentures into an aggregate of 914,028 shares of the Company's common stock. The Company believes that it has not breached any of the protective covenants under this indenture and that the debt cannot properly be accelerated, and intends to contest the claims of the Asserting Holders vigorously. Nonetheless, an adverse result could have a material adverse effect on the Company in the range of $5,600,000 to $7,000,000. By mutual agreement, the Asserting Holders and the Company requested that the case be removed from the Court's trial calendar. The parties have discussed ways to resolve their dispute, including the restructuring of the debentures, but there can be no absolute assurance that all of the debentureholders, including the Asserting Holders, and the Company will agree and complete a proposed settlement.

     The Company has learned that a motion has been filed to amend the complaint in the class action of VARLJEN V. H.J. MEYERS, INC. ET AL. pending in the United States District Court of the Southern District of New York to add the Company, a former officer and a current officer as defendants. The Company has not been served with any pleadings in this action and, to the best of the Company's knowledge, the complaint has not been so amended to date. Accordingly, the Company is unable to estimate any possible outcome or range of loss in this matter at this time.

     The Company is also aware of a claim alleging that the Company had previously committed to make an additional capital contribution to Nexar. The Company believes that this claim is without merit.

     The Company is involved in other legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management, in consultation with the Company's general counsel, presently believes that the outcome of each such other proceeding or claim which is pending or known to be threatened, or all of them combined, will not have a material adverse effect on the Company.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


(D)  DISTRIBUTION AGREEMENT

     On November 17, 1997, the Company entered into an exclusive distribution, sales and service agreement with Coherent, an established, worldwide laser company. Under this agreement, Coherent has the exclusive right to sell the EpiLaser(R) and LightSheer(TM) laser systems and future generation products worldwide. The Company pays Coherent a per unit commission, adjusted for certain events as defined. During 1997 and 1998, the Company incurred approximately $800,000 and $14,108,000, respectively, of commission expense related to this agreement which is included in sales and marketing expense in the accompanying consolidated statement of operations. Upon execution of this agreement, Coherent made a lump sum payment of $3,500,000 and received a warrant to purchase one million shares of the Company's common stock at a share price of $5.25. The valuation of the warrant using the Black-Scholes option pricing model was approximately $380,000. The value was credited to additional paid-in capital during the year ended December 31, 1997. The remaining amount of $3,120,000, included in deferred revenue, is being amortized to revenue over the three year life of the agreement. If the Company completes its anticipated sale of Star to Coherent as discussed in Note 1, the current distribution agreement with
Coherent  will  be  terminated  and  replaced  with  a  one  year  non-exclusive distribution agreement that will enable Coherent to sell the Company's ruby-based laser products. The Company will amortize the deferred revenue related to Coherent over this one year non-exclusive period.

     In exchange for the payment at closing of $2,740 per day from January 20, 1999 until Palomar shareholder approval of the Agreement, Coherent has agreed to waive its exclusive rights under the distribution agreement to market and sell our ruby laser products, so that we may begin to sell the Palomar E2000(TM) immediately through other channels without the obligation of paying a commission to Coherent or waiting for the distribution agreement to terminate upon the closing of the sale of Star to Coherent.

(E)  EMPLOYMENT AGREEMENTS

     The Company and its subsidiaries have employment agreements with certain executive officers that provide for annual bonuses to the officers and expire on various dates through 2001. Each of these agreements provides for 12 months severance upon termination of employment.

(13) SEGMENT AND GEOGRAPHIC INFORMATION

     The Company has adopted SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED Information in the fiscal year ended December 31, 1998. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief decision-maker, as defined under SFAS 131, is a combination of the Chief Executive Officer and the Chief Financial Officer. To date, the Company has viewed its operations and manages its business as principally one segment, cosmetic laser sales. Associated services are not significant. As a result, the financial information disclosed herein represents all of the material financial information related to the Company's principal operating segment.

     Product revenues from international sources were approximately $3.87 million, $5.03 million and $17.36 million in 1996, 1997 and 1998, respectively. The Company's revenues from international sources were primarily generated from customers located in Europe, Canada, Latin America and Asia/Pacific. All of the Company's product sales for the years ended December 31, 1996, 1997 and 1998 were shipped from its facilities located in the United States.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


     The following table represents percentage of product revenue by geographic region from customers for 1996, 1997 and 1998:

                                                                          Year ended December 31,
                                                             1996                    1997                   1998
                                                             ----                    ----                   ----
                          United States                       78%                     76%                    61%
                          Europe                               3                       6                     17
                          Asia/Pacific                        10                       6                     13
                          Canada                               9                       4                      3
                          Latin America                       --                       8                      6
                                                             ----                    ----                   ----
                                   Total                     100%                    100%                   100%
                                                             ====                    ====                   ====

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

(a)  Overview

     On December 7, 1998, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with Coherent, Inc. ("Coherent") to sell all of the issued and outstanding common stock of Star Medical Technologies, Inc. ("Star"), its 99.96% majority-owned subsidiary, to Coherent for $65 million in cash. The Company currently owns substantially all of the issued and outstanding common shares of Star. However, options that have been granted to Palomar and employees of Star to purchase shares of Star's common stock remain outstanding. When all of the outstanding options under Star's Stock Option Plan have been exercised, the Company will own 82.46% of Star's common stock and the employees will collectively own 17.54% at the time of the sale of Star. Therefore, the Company anticipates that it will receive net proceeds from this sale of approximately $46 million after taxes (see Note 7 to the Consolidated Financial Statements). Under the terms of the Agreement, the Company will also receive an ongoing royalty of 7.5% from Coherent on the sale of any products by Coherent that employ certain patented technology related to laser hair removal currently licensed by the Company on an exclusive basis from Massachusetts General Hospital ("MGH") (see Note 12(b) to the Consolidated Financial Statements). The sale is subject to stockholder and governmental regulatory approval, as well as customary closing conditions.

     If this transaction is consummated, revenues would decline significantly in the near term and the successful introduction and marketing of new products will become more critical to the Company's long-term success. A significant portion of the Company's current revenue base will need to be replaced with future revenues from the Company's other laser products, including the Palomar E2000TM hair removal laser introduced in February of 1999 and other products currently in development. For the year ended December 31, 1998, gross revenues associated with Star's LightSheer(TM) diode laser comprised 80% of the Company's total revenues. There can be no assurance that the Palomar E2000TM or the Company's future products will achieve market acceptance or generate sufficient margins. Broad market acceptance of laser hair removal is critical to the Company's success. The Company recognizes the need and intends to broaden its product line by developing cosmetic laser products other than hair removal lasers.

     In the third and fourth quarters of 1997, the Board of Directors authorized management to focus the Company on its core laser products and services business, principally related to laser hair removal, and to proceed with a restructuring plan to reorganize the Company and divest its electronic subsidiaries, Dynaco Corp. ("Dynaco"), Dynamem, Inc. ("Dynamem"), Comtel Electronics, Inc. ("Comtel") and Nexar Technologies, Inc. ("Nexar") (collectively, the "Electronic Subsidiaries"), and other non-core businesses.

     Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and
Transactions," the consolidated financial statements of the Company have been reclassified to reflect the dispositions of the Electronic Subsidiaries. Accordingly, the revenues, cost and expenses, assets and liabilities and cash flows of the Electronics Subsidiaries have been reported as discontinued operations in these consolidated financial statements (see Note 2 to Consolidated Financial Statements).

     The Company has simplified its organization and now conducts business in only two locations, Lexington, Massachusetts and Pleasanton, California. Prior to this restructuring, the Company conducted business in over a dozen different locations.

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

(b)  Results

     (i) REVENUES AND GROSS MARGIN: Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

     For the year ended December 31, 1998, the Company's revenues increased to $44.5 million as compared to $21.0 million for the year ended December 31, 1997. The increase in the Company's revenue of $23.5 million or 112% from the year ended December 31, 1997 was mainly due to additional sales volume of $35.6 million associated with the introduction of the LightSheer(TM) diode laser, partially offset by a decrease in revenue of approximately $12.1 million in other cosmetic laser product revenue. The Company obtained FDA clearance to market and sell its LightSheer(TM) laser for hair removal and leg vein treatment in the United States at the end of 1997. The decrease in sales volume associated with other cosmetic laser product revenue was principally due to declining sales of the Company's EpiLaser(R) ruby laser. The Company focused on bringing the LightSheer(TM) laser to market while further developing a new generation of ruby hair removal lasers during 1998. Using its core ruby laser technology, originally developed for tattoo and pigmented lesion removal, Palomar developed its long pulse EpiLaser(R) ruby laser that is specifically configured to allow the appropriate wavelength, energy level and pulse duration to be absorbed effectively by the hair follicle without being absorbed by the surrounding tissue. That, combined with Company's patented cooling handpiece, allows safe and effective hair removal. Palomar expects its new generation long pulse ruby laser, the Palomar E2000TM, to permits more rapid treatment of large areas of the body. In July 1998, the Company obtained FDA clearance to market and sell its EpiLaser(R) laser system in the United States for "permanent hair reduction." In March of 1999, the Company also obtained FDA clearance to market and sell its Palomar E2000TM laser system in the United States for "permanent hair reduction."

     Gross margin for the year ended December 31, 1998 was approximately $21.5 million (48% of revenues) compared to $939,000 (4% of revenues) for the year ended December 31, 1997. The increase in gross margin and gross margin percentage was due to sales of the LightSheer(TM) diode laser system. This new laser system has a significantly higher gross margin than the Company's EpiLaser(R) laser and other cosmetic products. The Company anticpates that if the sale of Star is consummated its gross margin percentage from the sale of Palomar E2000TM will decrease compared to the current gross margin from the sale of its LightSheer(TM) product unless and until the Palomar E2000TM achieves volume production and manufacturing efficiencies.

     (ii) OPERATING AND OTHER EXPENSES: Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

     Research and development costs decreased to $7.0 million for the year ended December 31, 1998 from $12.0 million for the year ended December 31, 1997. Research and development expenses as a percentage of revenue totaled 16% for the year ended December 31, 1998 and 57% for the year ended December 31, 1997. The decline in spending is primarily the result of the Company's receipt of FDA approval for the LightSheer(TM) laser at the end of 1997. The continued spending on research and development reflects the Company's commitment to research and development for medical devices and delivery systems for cosmetic laser applications and other medical applications using a variety of lasers, while continuing dermatology research utilizing the Company's ruby and diode lasers. Among the Company's research and development goals in hair removal is to design systems permitting more rapid treatment of large areas, and to produce systems with high gross margins. Management believes that research and development expenditures will remain constant over the next year as the Company continues

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

product development and clinical trials for additional applications for its lasers and delivery systems in the cosmetic and dermatological markets.

     Selling and marketing expenses increased to $15.1 million (34% of revenues) for the year ended December 31, 1998, from approximately $7.0 million (33% of revenues) for the year ended December 31, 1997. The increase in selling and marketing expenses is attributable to the costs associated with the Company's distribution agreement with Coherent, which increase in direct proportion to sales volume (see Note 12(d) to the Consolidated Financial Statements) because Coherent receives a commission for each of the Company's products that it sells to compensate it for its selling and marketing efforts. The amounts received by Coherent (as a percentage of the Company's net revenues) are greater than the Company's selling and marketing expenses when it performed these functions internally during 1997. The Company anticipates that its selling and marketing expenses will decrease as a percentage of revenue after the completion of the sale of Star to Coherent as the Company begins to sell the Palomar E2000TM through other sales channels, including distribution through Continuum Biomedical, a distributor of medical products. The Company also will consider establishing its own direct sales force to compliment these sales channels. The Company anticipates that its selling and marketing costs incurred through other sales channels and its own direct sales force will be less than the commissions currently earned by Coherent as a percentage of the Company's net revenues.

     General and administrative expenses decreased to $8.9 million (20% of revenues) for the year ended December 31, 1998, as compared to $15.3 million (73% of revenues) for the year end ended December 31, 1997. This decrease is attributable to the Company's restructuring and consolidation of administrative functions in the third and fourth quarters of 1997, including a reduction in costs attributable to Palomar Technologies, Ltd., Esthetica, Inc. (formerly Cosmetic Technology International, Inc.), Palomar Medical Products, Inc. and corporate costs totaling $1.0 million, $2.4 million, $1.9 million and $2.0 million, respectively. This reduction was offset by an increase of $900,000 for general and administrative expenses incurred at the Company's Star subsidiary to support its successful introduction of its LightSheer(TM) laser. In previous years, the Company used management's time and allocated resources to developing businesses outside of the medical and cosmetic laser industry and financing the non-core businesses. Beginning in the fourth quarter of 1997, the Company focused its efforts on its core business. The Company anticipates general and administrative expense will continue to stabilize in the future and after the sale of Star as the Company focuses on its core operations in the cosmetic laser business.

     The Company incurred no business development and financing costs during the year ended December 31, 1998 as compared to $2.1 million (10% of revenues) for the year ended December 31, 1997. This decrease is attributable to the Company's restructuring efforts to focus on its core medical business.

     Restructuring and asset write-off costs were approximately $13.0 million for the year ended December 31, 1997. These charges reflect restructuring and asset write-off costs for certain operating and non-operating assets that the Company believes were not fully realizable for both the Company's medical business and other non-medical investments. Included in this charge is a $2.7 million reserve for severance costs associated with consolidating selling, general and administrative functions, including the closing of certain facilities. Through December 31, 1998, the Company paid out $2.3 million of severance costs and has a remaining liability of $279,000 related to two individuals that will be paid out in 1999, resulting in actual restructuring costs incurred of $2.6 million. Accordingly, the Company reversed the balance of this restructuring accrual of approximately $131,000 in its consolidated statement of operations during the fourth quarter of fiscal 1998 (see Note 4 to Consolidated Financial Statements).

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

     For the year ended December 31, 1998, the Company did not incur settlement expenses. Settlement costs of $3.2 million were incurred in the year ended December 31, 1997. These charges consisted mainly of a legal accrual related to a legal settlement with an investment bank.

     Interest expense decreased to $1.3 million for the year ended December 31, 1998, from $7.0 million for the year ended December 31, 1997. The amount for 1997 includes $5.4 million of non-cash interest expense related to the value ascribed to the discount features of the convertible debentures issued by the Company during 1996 and 1997. This 82% decrease is primarily the result of a decrease in convertible debenture financings and the Company's increased use of conventional financing. Also, operations did not require as much financing in 1998 as compared to 1997.

     Interest income decreased to $33,000 for the year ended December 31, 1998, from approximately $457,000 for the year ended December 31, 1997. This decrease is primarily the result of a reduction in interest received due to a decrease in other loans and investments and a decrease in the Company's average cash position during 1998.

     Net gain on trading securities represents a realized gain of approximately $703,000 for the year ended December 31, 1998 related to the Company's investment in a publicly traded company that was sold during 1998. The Company does not have any marketable trading securities as of December 31, 1998.

     The loss from discontinued operations for the year ended December 31, 1998 was $2.6 million compared to a loss of $27.4 million for the year ended December 31, 1997. The loss from discontinued operations in 1998 was due to a delay in the disposition of Dynaco resulting in operating expenses of approximately $1.1 million above the estimated operating expenses accrued at December 31, 1997. A loss on disposition of discontinued entities for the year ended December 31, 1998 of $1.5 million was incurred. The majority of this charge relates the write-off of the Company's carrying value of its investment in Nexar during the second quarter of 1998.

     (iii) REVENUES AND GROSS MARGIN Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

     Revenues from continuing operations for the year ended December 31, 1997 were $21.0 million as compared to $17.6 million for the year ended December 31, 1996. The 19.2% increase mainly was due to additional sales volume of approximately $11.3 million associated with the EpiLaser(R) hair removal laser system and service revenue and with the RD-1200(TM) tattoo removal and pigmented lesion treatment laser manufactured by the Company. The Company obtained FDA clearance to market and sell the EpiLaser(R) laser system for hair removal in the United States in March 1997. This increase in revenues was offset by a decline of approximately $7.9 million in sales volume for the Company's Tru-Pulse(R) CO2 laser product.

     Gross margin for the year ended December 31, 1997 was $939,000 (4% of revenues) compared to $3.4 million (20% of revenues) for the year ended December 31, 1996. The decline in gross margin percentage was caused mainly by lower margins attained on the Company's EpiLaser(R) laser system due to manufacturing and production inefficiencies in the initial manufacturing stage of this product as well as under-absorbed overhead costs incurred during the fourth quarter of 1997 as the Company transitioned to its exclusive distribution arrangement with Coherent. The decline in gross margin dollars was due principally to a reduction in revenues related to the Company's Tru-Pulse(R) CO2 laser product. The Company's overall strategy was to first demonstrate and prove the overall efficacy of its proprietary cosmetic hair removal technology licensed from MGH and gain early entrance to the market. This resulted in higher than anticipated costs of materials and manufacturing techniques. As a result of this strategy, the Company believes that during 1997 it demonstrated to the medical community the efficacy of its

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

     technology and its long-term benefits and advantages which led to the successful introduction and sales of its LightSheer(TM) laser in 1998.

     (iv) OPERATING AND OTHER EXPENSES: Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

     Research and development costs increased to $12.0 million (57% of revenues) for the year ended December 31, 1997, from $6.3 million (36% of revenues) for the year ended December 31, 1996. This 90% increase in research and development reflects the Company's strategic decision to accelerate its research and development efforts during 1997 to develop and obtain FDA clearance for its successor hair removal and other cosmetic products using the Company's proprietary cooling technology licensed from MGH. The Company also continued to concentrate on the development of additional products for other medical laser applications.

     Selling and marketing expenses increased to $7.0 million (33% of revenues) for the year ended December 31, 1997, from $5.1 million (29% of revenues) for the year ended December 31, 1996. This 37% increase reflected the Company's effort to expand its marketing and distribution for the Company's EpiLaser(R) laser system.

     General and administrative expenses increased to $15.3 million (73% of revenues) for the year ended December 31, 1997, from $9.8 million (55% of revenues) for the year ended December 31, 1996. This 57% increase was the result of additional administrative resources required at the Company's now closed separate corporate offices and subsidiaries to oversee the growth of the Company's medical products and service businesses, the initial public offering of common stock of Nexar, and divestiture efforts substantially completed during 1997, totaling approximately $500,000. Additional general and administrative costs were also incurred at Palomar Medical Products, Inc., Esthetica and Palomar Technologies, Ltd. totaling approximately $1.7 million, $2.3 million and $1.0 million, respectively. The majority of these general and administrative expenditures incurred by the subsidiaries were for employee and infrastructure expenses to manage the transition from a development stage company to the commercialization stage.

     Business development and financing costs decreased to $2.1 million (10% of revenues) for the year ended December 31, 1997, from $2.9 million (16% of revenues) for the year ended December 31, 1996. This 28% decrease is attributable to the Company's restructuring efforts to focus on its core medical product and service businesses.

     Restructuring and asset write-off costs totaling $13.0 million were incurred for the year ended December 31, 1997 as compared to $1.7 million for the year ended December 31, 1996. These charges reflect restructuring and asset write-off costs for certain operating and non-operating assets that the Company believes were not fully realizable for both the Company's medical business and other non-medical investments. Included in this charge for 1997 is a $2.7 million charge for severance costs associated with consolidating the selling, general and administrative functions, including the closing of certain facilities. Through December 31, 1998, the Company paid out $2.3 million of severance costs and has a remaining liability of $279,000 to two individuals that will be paid out in 1999 resulting in total restructuring costs incurred of $2.6 million. Accordingly, the Company reversed the balance of this restructuring accrual of approximately $131,000 in its consolidated statement of operations during the fourth quarter of fiscal 1998 (see Note 4 to Consolidated Financial Statements).

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

     Settlement and litigation costs increased to $3.2 million for the year ended December 31, 1997 from $880,000 for the year ended December 31, 1996.
These costs are primarily attributable to a lawsuit brought by an investment bank. In this suit, the investment bank alleged that the Company breached a contract in which the bank was to provide certain investment banking services in return for certain compensation. This case was settled on August 18, 1997 for $1.9 million.

     Interest expense from continuing operations increased to $7.0 million for the year ended December 31, 1997, from $272,000 for the year ended December 31, 1996. This amount for 1997 includes $5.5 million of non-cash interest expense related to the value ascribed to the discount features of the convertible debentures issued by the Company.

     Interest income decreased to $457,000 for the year ended December 31, 1997, from $1.4 million for the year ended December 31, 1996. This decrease is primarily the result of a reduction in interest received due to a decrease in other loans and investments and a decrease in the Company's average cash position during 1997.

     Loss from discontinued operations was $27.4 million for the year ended December 31, 1997 as compared with a loss of $17.1 million for the year ended December 31, 1996. The Company also reported a gain of $2.1 million on the disposition of its discontinued operations. This amount includes a gain of $6.2 million related to the disposition of 1,960,736 shares of Nexar common stock which was offset by losses incurred and accrued of $4.1 million on the disposition of Dynaco and its wholly owned subsidiaries. The Company completed the disposition of Comtel and Dynamem on December 9, 1997. The disposition of Dynaco was completed in May of 1998 (see Note 2 to the Consolidated Financial Statements).

(c)  Liquidity and Capital Resources

     The Company is a holding company with no significant operations or assets other than its investments in operating subsidiaries and strategic investments. The Company depends upon dividends, cash advances and/or other cash payments from its subsidiaries to meet its cash flow requirements. To date, the Company's operating subsidiaries have required cash advances from the Company to fund their operations.

     As of December 31, 1998, the Company had $1.9 million in cash and cash equivalents. In order to meet its cash flow requirements and fund operating losses at its subsidiaries, the Company generated $9.8 million and $3.0 million in net proceeds from the issuance of common stock and short-term notes payable, respectively, during the year ended December 31, 1998. The Company's net cash used in operating activities for the year end ended December 31, 1998 was approximately $11.1 million which includes approximately $2.1 million of net cash generated from Star's operating activities. The Company's net loss for the year ended December 31, 1998 included approximately $2.7 million of non-cash depreciation and amortization expense.

     As of December 31, 1998, the Company's accounts receivable totaled $9.9 million as compared to $2.2 million as of December 31, 1997. The amount at December 31, 1998 is principally related to accounts receivable from the sale of Star's LightSheer(TM) diode laser. The Company began shipping this product in the first quarter of 1998. The increase in this balance from 1997 is related to the sale of Star's LightSheer(TM) diode laser product. The Company's allowance for doubtful accounts totaled approximately $364,000 as of December 31, 1998, compared to $746,000 as of December 31, 1997. This reduction was principally due to a decrease in the allowance for doubtful accounts for write-offs during 1998 of certain accounts receivable related to the sales of the Company's EpiLaser(R) laser systems sold in 1997 totaling

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

approximately $565,000, and an increase in the allowance for doubtful accounts for the Company sale of its LightSheer(TM) diode laser products during 1998.

     As of December 31, 1998 accounts payable totaled approximately $6.6 million as compared to $4.2 million as of December 31, 1997. This increase of $2.4 million is principally due to the additional purchases of inventory and additional plant cost for the manufacturing of the Company's LightSheer(TM) product during the fourth quarter of 1998 and the buildup of inventory for the anticipated sales of Palomar E2000(TM) laser system.

     The Company anticipates that capital expenditures for 1999 will total approximately $1.0 million, consisting primarily of machinery, equipment and computers and peripherals. The Company expects to finance these expenditures with cash on hand, its line of credit and equipment leasing lines. However, there can be no assurance that the Company will be able to obtain the necessary financing.

     The Company has a $10,000,000 revolving line of credit from a bank. This revolving line of credit matures on March 31, 2000 and bears interest at the bank's prime rate (7.75% at December 31, 1998). Borrowings are limited to 80% of domestic accounts receivable under 90 days from invoice. A director of the Company has personally guaranteed borrowings under the line of credit.

     The Company entered into a Loan Agreement with Coherent, pursuant to which Coherent agreed to loan the Company money to help finance the Company's working capital requirements. These loans are collateralized by the Company's accounts receivable associated with sales where Coherent has acted as the Company's sales agent. As of December 31, 1998, the total amount outstanding under this loan agreement was $4.0 million (see Note 6 to the Consolidated Financial
Statements). This $4 million indebtedness is currently reflected on Star's balance sheet as of December 31, 1998 and will be assumed by Coherent at the closing of the Star sale.

     In connection with the disposition of Comtel, a former wholly-owned subsidiary in the electronics segment, the Company guaranteed $2.5 million of a $3.3 million line of credit extended by a loan association to Biometric Technologies Corp. ("BTC"), the buyer of Comtel. The stockholders of BTC have personally guaranteed to the Company payment for any amounts borrowed under this line of credit in excess of approximately $1.5 million in the event the Company is obligated to honor this guaranty. The amount BTC has outstanding under the line of credit at December 31, 1998 was approximately $2.1 million.

     Regardless of whether the sale of Star to Coherent is consummated, the Company's strategic plan is to continue to fund research and development for its medical and cosmetic laser products. The Company expects to expand the scope and extend the term of its current Clinical Trial Agreement with MGH following the sale of Star. This research and development effort entails extensive clinical trials. These activities are an important part of the Company's business plan. Due to the nature of clinical trials and research and development activities, it is not possible to predict with any certainty the timetable for completion of these research activities or the total amount of funding required to commercialize products developed as a result of such research and development. The rate of research and the number of research projects underway are dependent to some extent upon external funding. While the Company is regularly reviewing potential funding sources in relation to these ongoing and proposed research projects, there can be no assurance that the current levels of funding or additional funding will be available, or, if available, on terms satisfactory to the Company.

     The Company will consider a number of alternatives with respect to its future products, including manufacturing them itself and selling them directly and/or through distributors or selling the product line

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

and/or technology to others. The Company will in each case choose the alternative which it believes best maximizes profitability and long-term shareholder value.

     The Company has historically incurred significant losses. While the Company achieved profitable operations for the three and six months ended December 31, 1998, primarily related to the operations of Star, there can be no assurance that this will continue. Therefore, the Company may need to continue to secure additional financing to complete its research and development activities, commercialize its current and proposed medical products and services, and fund ongoing operations.

     There can be no assurance that the sale of Star to Coherent will be completed and that events in the future will not require the Company to seek additional financing. The sale must be approved by the Company's stockholders, and is also subject to regulatory approval and other standard closing conditions. Financing of the Company's future operating plan is now to a great extent dependent on completing the sale. If the sale of Star is not completed the Company will require additional financing during 1999 and there can be no assurance that any such financing will be available on terms satisfactory to the Company. Based on its historical ability to raise funds as necessary and ongoing discussions with potential financing sources, the Company believes that it will be successful in obtaining additional financing, if required, in order to fund future operations.

     The report of the Company's independent public accountants in connection with the Company's Consolidated Balance Sheets at December 31, 1998 and 1997, and the related Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the three years ended December 31, 1998 includes an explanatory paragraph stating that the Company's recurring losses, working capital deficiency and stockholders' deficit raises substantial doubt about the Company's ability to continue as a going concern.

(d)  Year 2000 Issues

     During 1998, the Company has been actively  engaged in addressing Year 2000
(Y2K) issues, which result from the use of two-digit, rather than four-digit, year dates in software, a practice which could cause date-sensitive systems to malfunction or fail because they may not recognize or process date information correctly.

State of Readiness:  To manage its Y2K  program,  the  Company  has  divided its efforts into four program areas:

          o    Information   Technology   (computer  hardware  and  software)

          o    Physical Plant (manufacturing equipment and facilities)

          o    Products (including product development)

          o    Extended Enterprise (suppliers and customers)


         For each of these program areas, the Company is using a four-step approach:

          o    Ownership (creating awareness, assigning tasks)

          o    Inventory (listing items to be assessed for Y2K readiness)

          o Assessment (prioritizing the inventoried items, assessing their Y2K readiness, planning corrective actions, developing initial contingency plans)

          o Corrective Action Deployment (implementing corrective actions, verifying implementation, finalizing and executing contingency plans)

              PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                                  (Continued)

     At December 31, 1998, the Ownership, Inventory and Assessment steps were essentially complete for all program areas. The Company expects to complete Corrective Action Deployment by June 1999.

Costs to Address Y2K Issues: The Company's estimated aggregate costs for its Y2K activities from 1998 through 2000 are expected to be less than $100,000. Through December 31, 1998 the Company has spent approximately $20,000.

Risks of Y2K Issues and Contingency Plans: The Company continues to assess the Year 2000 issues relating to its physical plant, products and suppliers. The Company intends to develop a contingency planning process to mitigate worst-case business disruptions such as delays in product delivery, which could potentially result from events such as supply chain disruptions. The Company expects its contingency plans to be complete by June 1999.

(e)  Nasdaq Stock Market Listing

     The Company has been notified by the Nasdaq Stock Market ("Nasdaq") that for continued listing on the Nasdaq SmallCap Market the Company must meet Nasdaq's minimum bid price requirement of $1.00 per share. Because the Company's stock price fell below $1.00 for a 30 day trading period between August 28 and October 9, 1998, it is now subject to delisting. Nasdaq has scheduled a hearing on the delisting for March 18, 1999. Nasdaq will stay the delisting of the Company's common stock while the appeal is pending. To regain compliance with the minimum bid price requirement, the Company is asking its stockholders to approve a reverse split of the Company's common stock. However, there can be no assurance that the Company will obtain stockholder approval of the reverse split. (In addition, the reverse split could itself hurt the market price of the Company's common stock.) Even if stockholder approval is obtained, a reverse split may not enable the Company to regain compliance with the minimum bid price requirement in time to prevent delisting. The Company's management anticipates that the absence of the Nasdaq listing for the Company's common stock would have an adverse effect on the market for, and potentially the market price of, the Company's common stock. The delisting of the common stock would likely reduce stockholders' ability to buy and sell Company common stock, and the Company's ability to raise capital. If the Company's common stock is delisted from Nasdaq, the Company expects that brokers would continue to make a market in the Company's common stock on the OTC Bulletin Board.

(f)  Recently Issued Accounting Standard

     In February 1997,  Financial  Accounting  Standards  Board ("FASB")  issued
Statement of Financial Accounting Standards ("SFAS") No.133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company believes that the adoption of this new accounting standard will not have a material impact on the Company's financial statements.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

         INDEX TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)


Index                                                                                            F-47

Introduction                                                                                     F-48

Pro Forma Consolidated Condensed Balance Sheet as of December 31, 1998                           F-49

Pro Forma Consolidated Condensed Statement of Operations for the year ended
          December 31, 1998                                                                      F-50

Notes to Pro Forma Consolidated Condensed Balance Sheet as of December 31, 1998
         and Pro Forma Consolidated Condensed Statement of Operations for the
         year ended December 31, 1998                                                            F-51






                         STAR MEDICAL TECHNOLOGIES, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                   (UNAUDITED)


Balance Sheets as of December 31, 1997 and 1998                                                  F-53

Statements of Operations for the years ended December 31, 1996, 1997 and 1998                    F-54



                       PALOMAR MEDICAL TECHNOLOGIES, INC.

         INTRODUCTION TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF DECEMBER 31, 1998 AND
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR
                        THE YEAR ENDED DECEMBER 31, 1998


     On December 7, 1998, the Company entered into an Agreement and Plan of Reorganization to sell all of the issued and outstanding shares of common stock of Star Medical Technologies, Inc. ("Star") a 99.96% majority owned subsidiary of Palomar Medical Technologies, Inc. ("Palomar" or the "Company") to Coherent, Inc. ("Coherent") for $65,000,000 in cash. Palomar's fully diluted ownership percentage of Star is 82.46% assuming the exercise of outstanding options to purchase 625,507 shares of Star's common stock at exercise prices ranging from $2.50 per share to $19.00 per share. Under the terms of this transaction, Palomar will receive gross proceeds of approximately $54,000,000. The Company anticipates that it will receive net proceeds of approximately $48,825,000. This amount reflects transaction costs of approximately $600,000, income taxes of approximately $2,500,000, costs associated with the repurchase of Coherent's EpiLaser(R) inventory of $1,125,000 and $950,000 reflecting an earnout bonus for the employees of Star based on the attainment of certain production milestones through the date of closing.

The accompanying pro forma consolidated condensed balance sheet as of December 31, 1998 assumes that Palomar sold its majority owned subsidiary, Star, to Coherent on the last reported balance sheet date, December 31, 1998. The accompanying pro forma consolidated condensed Statement of Operations for the year ended December 31, 1998 assumes the sale of Star took place on January 1, 1998 the beginning of Palomar's fiscal year ended December 31, 1998. The pro forma consolidated condensed statement of operations do not include the effect of the gain from Palomar's sale of Star to Coherent.

The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the sale of Star occurred during the periods presented, or which may be reported in the future.

The accompanying pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for Palomar and Star.

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                             As of December 31, 1998
                                   (Unaudited)


                                                  Historical                               Pro Forma
                                                 Consolidated       Star                Other Adjustments          Pro Forma
                                                 ------------     --------      ----------------------------     --------------
ASSETS                                                              (a)
CURRENT ASSETS:
  Cash and cash equivalents                    $   1,874,718  $    (310,088)(b) $  50,757,547    $        --      52,322,177
  Accounts receivable, net                         9,938,121     (9,339,566)             --               --         598,555
  Inventories, net                                 5,416,342     (3,072,843)             --               --       2,343,499
  Escrow amount due from Coherent, Inc.                 --            --(c)         3,254,908             --       3,254,908
  Other current assets                             1,056,388       (500,016)             --               --         556,372
                                               -------------  -------------     -------------    ------------- -------------
    Total current assets                          18,285,569    (13,222,513)       54,012,455             --      59,075,511
                                               -------------  -------------     -------------    ------------- -------------
PROPERTY AND EQUIPMENT, AT COST, NET               3,314,087       (933,050)             --               --       2,381,037
                                               =============  =============     =============    ============= =============
OTHER ASSETS:
  Cost in excess of net assets acquired, net       1,699,983       (816,537)             --               --         883,446
  Deferred financing costs                            58,923           --                --               --          58,923
  Other non-current assets                           167,352        (40,420)             --               --         126,932
    Total other assets                             1,926,258       (856,957)             --               --       1,069,301

                                               $  23,525,914  $ (15,012,520)    $  54,012,455    $        --   $  62,525,849
                                               =============  =============     =============    ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt            $   6,290,041  $  (4,000,000)    $        --      $        --   $   2,290,041
  Accounts payable                                 6,553,745     (5,244,694)             --               --       1,309,051
  Accrued expenses                                10,301,624     (3,080,371)            --(d)        2,500,000     9,721,253
  Current portion of deferred revenue              1,143,796           --                --               --       1,143,796
                                               -------------  -------------     -------------    ------------- -------------
    Total current liabilities                     24,289,206    (12,325,065)             --          2,500,000    14,464,141
                                               -------------  -------------     -------------    ------------- -------------
NET LIABILITIES OF DISCONTINUED OPERATIONS         1,680,171           --                --               --       1,680,171
                                               -------------  -------------     -------------    ------------- -------------
LONG-TERM DEBT, NET OF CURRENT PORTION             3,150,000           --                --               --       3,150,000
                                               -------------  -------------     -------------    ------------- -------------
DEFERRED REVENUE, NET OF CURRENT PORTION             870,000           --                --               --         870,000
                                               -------------  -------------     -------------    ------------- -------------
INTERCOMPANY PAYABLE                                    --      (12,885,893)            --(e)       12,885,893          --
                                               -------------  -------------     -------------    ------------- -------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value-                        69           --                --               --              69
  Common stock, $.01 par value-                      705,240     (2,488,800)            --(e)        2,488,800       705,240
  Additional paid-in capital                     160,733,433     (1,874,823)            --(e)        1,874,823   160,733,433
  Accumulated deficit                           (166,263,346)    14,562,061(e)     14,562,061(f)    48,825,000  (117,438,346)
  Less: Treasury stock- (345,000 shares
    at cost)                                      (1,638,859)          --                --               --      (1,638,859)
                                               -------------  -------------     -------------    ------------- -------------
    Total stockholders' equity (deficit)          (6,463,463)    10,198,438        14,562,061       53,188,623    42,361,537
                                               -------------  -------------     -------------    ------------- -------------
                                               $  23,525,914  $ (15,012,520)    $  14,562,061    $  68,574,516 $  62,525,849
                                               =============  =============     =============    ============= =============

               PALOMAR MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 1998
                                   (Unaudited)


                                                      Historical                       Pro Forma
                                                     Consolidated       Star        Other Adjustments    Pro Forma
                                                                         (g)
                                                    -------------   ------------    -----------------  -------------
REVENUES                                            $ 44,514,057    $(35,581,717)      $       --      $  8,932,340
COST OF REVENUES                                      23,050,834     (12,733,833)              --        10,317,001
                                                    ------------    ------------       ------------    ------------
         Gross margin                                 21,463,223     (22,847,884)              --        (1,384,661)
                                                    ------------    ------------       ------------    ------------
OPERATING EXPENSES
         Research and development                      7,029,348      (3,869,088)(h)      1,333,333       4,493,593
         Sales and marketing                          15,132,595     (13,872,735)(j)      1,333,333       2,593,193
         Restructuring and asset write-off              (131,310)                                          (131,310)
         General and administrative                    8,866,530      (5,748,432)(j)      4,000,000       7,118,098
                                                    ------------    ------------       ------------    ------------
                  Total operating expenses            30,897,163     (23,490,255)         6,666,666      14,073,574
                                                    ------------    ------------       ------------    ------------
                  Loss from operations                (9,433,940)        642,371         (6,666,666)    (15,458,235)
                                                    ------------    ------------       ------------    ------------
INTEREST EXPENSE, NET                                 (1,257,825)      1,030,065(i)        (225,535)       (453,295)
OTHER INCOME                                             724,522            --                 --           724,522
                                                    ------------    ------------       ------------    ------------
         NET LOSS FROM CONTINUING OPERATIONS        $ (9,967,243)   $  1,672,436       $ (6,892,201)   $(15,187,008)
                                                    ============    ============       ============    ============
BASIC AND DILUTED NET LOSS PER COMMON SHARE FROM:
                  Continuing Operations                  $ (0.18)                                           $ (0.26)
                                                    ============                                       ============
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING                         62,868,696                                         62,868,696
                                                    ============                                       ============

             NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF DECEMBER 31, 1998 AND
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR
                        THE YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


NOTE (1) PRO FORMA BALANCE SHEET ADJUSTMENTS

The following pro forma adjustments are required to reflect the Company's sale of its majority owned subsidiary, Star, to Coherent as of December 31, 1998 (the balance sheet date). Such allocations may be revised to reflect the actual costs of this transaction as of the closing date.

(a) To eliminate Star's assets, liabilities and equity.


                           Other Pro Forma Adjustments                                                               Net Amount
                           ---------------------------                                                               ----------
(b)        To account for Palomar's net cash received from the sale
           of Star to Coherent.                                                                                      $50,757,547

(c)        To account for the amount due from Coherent for the escrow
           related to the sale of Star.                                                                               $3,254,908

(d)        To record income taxes due related to the sale of Star                                                     $2,500,000

(e)        To eliminate Palomar's intercompany balance due from Star
           and net investment basis of Star.                                                                          $2,687,455

(f)        To reflect the gain, net of related income taxes, on the
           sale of Star as follows:
           Net proceeds to be
             received by Palomar
             from Coherent                                                           $48,825,000
           Add: Net negative book
             value of Star                                                            10,198,438
           Add: dividends to                                                           2,687,455
             Palomar to cause the
             net book value of Star
             to be zero
           Less: Amounts due to
             Palomar from Star                                                       (12,885,893)                    $48,825,000
                                                                                    ------------

             NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF DECEMBER 31, 1998 AND
          PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR
                        THE YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


NOTE (2) PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

The following pro forma adjustments are required to reflect the pro forma consolidated condensed statements of operations as a result of the Company's anticipated sale of its majority owned subsidiary, Star, to Coherent as of December 31, 1997. For purposes of the pro forma statement of operations, it is assumed that the sale of Star and resulting gain of approximately $48.8 million, occurred on December 31, 1997 so that the statement of operations would only include results from continuing operations.

(g)  To  eliminate  the  effects  of  Star's   operations  on  the  consolidated
     statements of operations for the year ended December 31, 1998.


                           Other Pro Forma Adjustments                                         December 31, 1998
                           ---------------------------                                         -----------------
(h)        Represents the elimination of research and development
           expense allocated to Star by Palomar.                                                   $1,333,333
                                                                                                   ==========
(i)        Total interest expense reduction for Palomar due to the
           sale of Star to Coherent.....................................                             $804,530

                    Less:  10% interest expense charged to Star by
                        Palomar based on the weighted average
                        outstanding intercompany balances and
                        reflected on the historical statements of
                        Star............................................                           (1,030,065)
                                                                                                  -----------

                    Net pro forma adjustment interest expense
                            increase....................................                            $(225,535))

(j)        To eliminate expenses allocated to Star by Palomar as follows:
                    General and Administrative                                                     $4,000,000
                    Selling and Marketing                                                          $1,333,333

                         STAR MEDICAL TECHNOLOGIES, INC.

                                 BALANCE SHEETS
                                   (Unaudited)



                                                                                   December 31,1998
ASSETS                                                                            1997            1998
CURRENT ASSETS:
        Cash and cash equivalents                                                $34,622        $310,088
        Accounts receivable, net                                                       -       9,339,566
        Inventories                                                              400,000       3,072,843
        Other current assets                                                      15,226         500,016
                                                                              ----------     -----------
             Total current assets                                                449,848      13,222,513
                                                                              ----------     -----------
PROPERTY AND EQUIPMENT, AT COST, NET                                             910,683         933,050
                                                                              ----------     -----------
OTHER ASSETS:
        Cost in excess of net assets acquired, net                             1,166,482         816,537
        Other assets                                                              28,188          40,420
             Total other assets                                                1,194,670         856,957
                                                                              ----------     -----------
                                                                              $2,555,201     $15,012,520
                                                                              ==========     ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
        Short term payable to Coherent, Inc.                                         $ -     $ 4,000,000
        Accounts payable                                                         589,006       5,244,694
        Accrued expenses                                                         247,121       3,080,371
                                                                              ----------     -----------
             Total current liabilities                                           836,127      12,325,065
                                                                              ----------     -----------
AMOUNTS DUE TO PALOMAR MEDICAL TECHNOLOGIES, INC.                             10,513,876      12,885,893
                                                                              ----------     -----------
STOCKHOLDERS' DEFICIT:
        Common stock, no par value-
             Authorized -2,000,000 shares
             Issued and Outstanding - 780,000 and 786,300 shares
             in 1997 and 1998, respectively                                    2,220,000       2,488,800
        Additional paid-in capital                                             1,874,823       1,874,823
        Accumulated deficit                                                  (12,889,625)    (14,562,061)
                                                                              ----------     -----------
             Total stockholders' deficit                                      (8,794,802)    (10,198,438)
                                                                              ----------     -----------
                                                                              $2,555,201     $15,012,520
                                                                              ==========     ===========


                         STAR MEDICAL TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                   1996              1997             1998
                                                                -----------      -----------       -----------
REVENUES                                                           $897,820         $394,000       $35,581,717
COST OF REVENUES                                                    525,167          180,000        12,733,833
                                                                -----------      -----------       -----------
         Gross profit                                               372,653          214,000        22,847,884
                                                                -----------      -----------       -----------
OPERATING EXPENSES:
         Research and development                                 1,010,986        8,402,863         3,869,088
         Sales and marketing                                         23,200               --        13,872,735
         General and administrative                                 813,329        1,077,000         5,748,432
                                                                -----------      -----------       -----------
                 Total operating expenses                         1,847,515        9,479,863        23,490,255
                                                                -----------      -----------       -----------
                 Loss from operations                            (1,474,862)      (9,265,863)         (642,371)
INTEREST EXPENSE                                                          -          402,000         1,030,065
                                                                -----------      -----------       -----------
         NET LOSS                                               $(1,474,862)     $(9,667,863)      $(1,672,436)
                                                                ===========      ===========       ===========

                                INDEX TO EXHIBITS


EXHIBIT A                           Tucker Anthony, Inc. Opinion

EXHIBIT B                           Amount to be Received by Each Star Stockholder

EXHIBIT C                           Merger Agreement (with Exhibit A (Escrow Agreement), Exhibit E (Patent License Agreement), and
                                    Schedules 1.6 (Breakdown of Proceeds) and 7.2 (Escrow Contributions))

EXHIBIT D                           Proposed Amendment of Certificate of Incorporation

EXHIBIT E                           Glossary of Defined Terms

                                   EXHIBIT A
                                   ---------

TUCKER ANTHONY INCORPORATED
One Beacon Street
Boston, Massachusetts 02108

(617) 725-1762
(617) 725-2483 Fax
Investment Banking

December 7, 1998

Board of Directors
Palomar Medical Technologies, Inc.
45 Hartwell Avenue
Lexington, MA 02173

Members of the Board:

You have requested the opinion of Tucker Anthony Incorporated ("Tucker Anthony") as to the fairness, from a financial point of view, of the consideration to be received by Palomar Medical Technologies, Inc. (the "Company") pursuant to the Agreement and Plan of Reorganization (the "Agreement") by and among the Company, Star Medical Technologies, Inc. ("Star"), Coherent, Inc. (the "Buyer"), a wholly owned subsidiary of the Buyer and certain individuals who hold options to purchase shares of common stock of Star. Pursuant to the Agreement, a newly formed, wholly owned subsidiary of the Buyer will be merged with and into the Company in accordance with applicable law (the "Merger"). Pursuant to the terms of the Agreement, the Buyer will pay cash consideration of a n-tinimum of $65 million (the "Gross Merger Consideration"), of which the Company will receive a minimum of $54 million (the "Palomar Merger Consideration").

Tucker Anthony, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. In connection with our procedures outlined herein and the preparation of our opinion, Tucker Anthony has not been authorized by the Company to solicit, nor have we solicited or evaluated, third-party indications of interest for the acquisition of the common stock or assets of Star. Tucker Anthony has not participated in the negotiations leading to the Agreement. The fees that Tucker Anthony will receive for rendering this opinion are not contingent upon the closing of the Transaction. In the ordinary course of our business, we may actively trade the securities of both the Company and the Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have among other things:

(i)     Reviewed the Agreement;

(ii) Reviewed certain historical financial and other information concerning Star for the three fiscal years ended December 31, 1997 and for the first nine months of 1998, including Star's unaudited financial statements for the three fiscal years ended December 31, 1997 and draft audited financial statements for the nine months ended September 30, 1998;

(iii) Reviewed certain historical financial and other information concerning the Company for the three fiscal years ended December 31, 1997 and quarterly results for the quarters ended March 31, 1998 and June 30, 1998, including the Company's reports on Forms 10-K and 10-Q;

(iv) Held discussions with the senior managements of the Company and Star with respect to Star's past and current financial performance, financial condition and future prospects;

(v) Reviewed certain internal financial data, pr 'ections and other information of the Company, including financial projections prepared by managements of Star and the Company, and performed a discounted cash flow analysis using such projections;

(vi) Analyzed certain publicly available information of other companies that operate in similar industries, and compared Star from a financial point of view with certain of these companies;

(vii) Reviewed the consideration received by stockholders in acquisitions of companies that operate in similar industries or that we otherwise deemed relevant to our inquiry; and

(viii) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by Star and the Company and have not attempted to verify any of such information. We have assumed (i) that the financial projections of Star provided to us have been prepared on a basis reflecting the best currently available estimates and judgments of Star's and the Company's management as to the future financial performance and results of Star, and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods estimated. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of Star or the Company nor did we verify any of Star's or the Company's books or records. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date hereof, and the information made available to us through the date hereof.

This opinion is being furnished for the use and benefit of the Company's Board of Directors and is not a reconunendation to shareholders. Tucker Anthony has advised the Board of Directors that it does not believe any person other than the Board of Directors has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

Based upon and subject to the foregoing, it is our opinion that the Palomar Merger Consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view, as of the date hereof.

Very truly yours,


     /s/
-----------------
Tucker Anthony Incorporated

                                   EXHIBIT B
                                   ---------

                      Palomar Medical Technologies, Inc.
                Amounts to be Received by Each Star Stockholder

Employees:                              Amount  (1)
---------                               -----------
James Holtz                             $2,946,492
Robert Grove                             2,946,492
David Mundinger                          3,046,241
Mark Weckwerth                             430,554
Tony Island                                335,554
Brain Guscott                              503,331
Kenneth Anderson                           251,666
Deborah Briggs                              36,341
David Van Lue                              134,222
Dana Rivinius                              100,666
Albert Zakowski                            100,666
Yong Kim                                   167,777
                                           -------
        Total Employees                 11,000,002

Palomar Medical Technologies, Inc.      53,999,998
                                        ----------

        Total                          $65,000,000
                                       ===========

(1) The amounts above do not reflect the escrow of $4,000,000 to be withheld by Coherent nor any withholding taxes required to be withheld by both the Federal and State Taxing Authorities nor the payment of $276,000 from three Star Minority optionholders to Palomar.

                                   EXHIBIT C
                                   ---------





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 COHERENT, INC.

                     MEDICAL TECHNOLOGIES ACQUISITION, INC.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                         STAR MEDICAL TECHNOLOGIES, INC.

                                 ROBERT E. GROVE

                                 JAMES Z. HOLTZ

                             AND DAVID C. MUNDINGER

                          DATED AS OF DECEMBER___, 1998

                         INDEX OF EXHIBITS AND SCHEDULES

EXHIBIT           DESCRIPTION

Exhibit A                  Escrow Agreement
Exhibit B                  Merger Certificate
Exhibit C                  Fairness Opinion
Exhibit D                  Form of Legal Opinion
Exhibit E                  Patent License Agreement
Exhibit F                  Form of Legal Opinion of Counsel to Palomar and Star

SCHEDULES

Schedule 1.6
Schedule 5.19(a)(ii)
Schedule 7.2

DISCLOSURE SCHEDULE

2.1      2.3(a)
2.3(b)   2.5
2.6      2.8
2.10     2.11
2.13     2.12(b)(iii)
2.14(a)  2.14(b)
2.14(c)  2.14(f)
2.14(g)  2.15(a)
2.15(b)  2.15(c)
2.15(f)  2.15(g)
2.15(h)  2.15(l)
2.15(o)  2.15(p)
2.15(q)  2.16(a)
2.17     2.18
2.19     2.20
2.22(l)  2.23
2.24(b)  2.24(d)
2.24(g)  2.24(i)
2.24(j)  2.24(k)
2.25     7.1

                                TABLE OF CONTENTS

                                                                                                                   PAGE

ARTICLE I  THE MERGER.................................................................................................2

         1.1         The Merger.......................................................................................2
         1.2         Effective Time...................................................................................2
         1.3         Effect of the Merger.............................................................................2
         1.4         Articles of Incorporation; Bylaws................................................................2
         1.5         Directors and Officers...........................................................................3
         1.6         Effect of Merger on the Star Capital Stock.......................................................3
         1.7         Dissenting Shares................................................................................4
         1.8         Surrender of Certificates........................................................................5
         1.9         No Further Ownership Rights in Star Capital Stock................................................5
         1.10        Dissenting Shares After Payment of Fair Value....................................................6
         1.11        Tax and Accounting Consequences..................................................................6
         1.12        Taking of Necessary Action; Further Action.......................................................6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF STAR AND PALOMAR........................................................6

         2.1         Organization of Star.............................................................................6
         2.2         Subsidiaries.....................................................................................7
         2.3         Star Capital Structure...........................................................................7
         2.4         Authority........................................................................................7
         2.5         No Conflict......................................................................................8
         2.6         Consents.........................................................................................8
         2.7         SEC Filings; Financial Statements................................................................8
         2.8         Star Financial Statements........................................................................9
         2.9         Customer Information.............................................................................9
         2.10        No Undisclosed Liabilities.......................................................................9
         2.11        No Changes.......................................................................................9
         2.12        Tax Matters.....................................................................................12
         2.13        Restrictions on Business Activities.............................................................14
         2.14        Title of Properties; Absence of Liens and Encumbrances;
                           Condition of Equipment ...................................................................14
         2.15        Intellectual Property...........................................................................15
         2.16        Agreements, Contracts and Commitments...........................................................19
         2.17        Interested Party Transactions...................................................................21


         2.18        Governmental Authorization......................................................................21
         2.19        Litigation......................................................................................21
         2.20        Accounts Receivable.............................................................................21
         2.21        Minute Books....................................................................................22
         2.22        Environmental Matters...........................................................................22
         2.23        Brokers' and Finders' Fees; Third Party Expenses................................................25
         2.24        Employee Benefit Plans and Compensation.........................................................25
         2.25        Insurance.......................................................................................29
         2.26        Compliance with Laws............................................................................30
         2.27        Fairness Opinion................................................................................30
         2.28        Representations Complete........................................................................30
         2.29        Fleet Bank Lien.................................................................................30

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COHERENT AND MERGER SUB...............................................30

         3.1         Organization, Standing and Power................................................................31
         3.2         Authority.......................................................................................31
         3.3         Consents........................................................................................31
         3.4         Consideration...................................................................................31
         3.5         No Conflicts....................................................................................31
         3.6         Sales Tax.......................................................................................32

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................................32

         4.1         Conduct of Business of Star.....................................................................32
         4.2         No Solicitation.................................................................................32

ARTICLE V  ADDITIONAL AGREEMENTS.....................................................................................34

         5.1         Star Shareholder Approval.......................................................................34
         5.2         Palomar Stockholder Approval....................................................................35
         5.3         Access to Information...........................................................................35
         5.4         Expenses........................................................................................35
         5.5         Public Disclosure...............................................................................36
         5.6         Consents........................................................................................36
         5.7         FIRPTA Compliance...............................................................................37
         5.8         Reasonable Efforts..............................................................................37


         5.9         Notification of Certain Matters.................................................................37
         5.10        Additional Documents and Further Assurances.....................................................37
         5.11        Deleted.........................................................................................37
         5.12        Employee Compensation...........................................................................37
         5.13        HSR Filing......................................................................................38
         5.14        Palomar Non-Competition.........................................................................38
         5.15        Coherent Non-Competition........................................................................38
         5.16        Coherent Sales of LightSheer Diode Lasers.......................................................39
         5.17        Palomar and Star Non-Solicit....................................................................39
         5.18        Coherent Non-Solicit............................................................................39
         5.19        Tax Matters.....................................................................................39
         5.20        Public Offering.................................................................................42
         5.21        Indemnification.................................................................................42
         5.22        WARN Act........................................................................................42
         5.23        Swiss Franc Debenture Litigation................................................................42
         5.24        No Amendment of Opto Power Agreement............................................................42
         5.25        Preparation of Star Financial Statements........................................................43
         5.26        Delivery of Closing Balance Sheet...............................................................43
         5.27        Fleet Bank Release..............................................................................43

ARTICLE VI  CONDITIONS TO THE MERGER.................................................................................43

         6.1         Conditions to Obligations of Star and Palomar...................................................43
         6.2         Conditions to the Obligations of Coherent and Merger Sub........................................45
         6.3         Failure to Use Best Efforts.....................................................................47

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW......................................................47

         7.1         Survival of Representations and Warranties......................................................47
         7.2         Escrow Fund.....................................................................................47
         7.3         Indemnification.................................................................................47
         7.4         Procedures with respect to Third-Party Claims...................................................48

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER......................................................................49

         8.1         Termination.....................................................................................49
         8.2         Effect of Termination...........................................................................50
         8.3         Amendment.......................................................................................51


         8.4         Extension; Waiver...............................................................................51

ARTICLE IX  DISPUTE RESOLUTION.......................................................................................51

         9.1         Negotiations Between Senior Party Representatives...............................................51
         9.2         Mediation.......................................................................................51
         9.3         Litigation; Arbitration.........................................................................53

ARTICLE X  GENERAL PROVISIONS .......................................................................................53

         10.1        Notices.........................................................................................53
         10.2        Interpretation..................................................................................54
         10.3        Counterparts....................................................................................54
         10.4        Entire Agreement; Assignment....................................................................54
         10.5        Severability....................................................................................55
         10.6        Other Remedies..................................................................................55
         10.7        Governing Law; Jurisdiction.....................................................................55
         10.8        Rules of Construction...........................................................................55

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of December 7, 1998 (the "AGREEMENT DATE") among Coherent, Inc., a Delaware corporation ("COHERENT"), Medical Technologies Acquisition, Inc., a California corporation and a wholly owned subsidiary of Coherent ("MERGER SUB"), Palomar Medical Technologies, Inc., a Delaware corporation ("PALOMAR"), Star Medical Technologies, Inc., a California corporation and a consolidated subsidiary of Palomar ("STAR"), Robert E. Grove, an individual residing at 28 Grey Eagle Court, Pleasanton, California 94566, ("GROVE"), James Z. Holtz, an individual residing at 2405 Sheffield Drive, Livermore, California 94550, ("HOLTZ"), and David C. Mundinger, an individual residing at 1544 Frederick Michael Way, Livermore, California 94550, ("MUNDINGER").

                                    RECITALS

     A. The Boards of Directors of each of Palomar, Star, Coherent and Merger Sub believe it is in the best interests of each corporation and the stockholders of each corporation that Coherent acquire Star through the statutory merger of Merger Sub with and into Star (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of Star (the "STAR CAPITAL STOCK") together with all outstanding options to purchase Star Capital Stock shall be converted into the right to receive the merger consideration (as set forth in Section 1.6 hereof).

     C. A portion of the merger consideration otherwise payable by Coherent in connection with the Merger shall be placed in escrow by Coherent, the release of which amount shall be contingent upon certain events and conditions, as set forth in this Agreement and the Escrow Agreement attached hereto as EXHIBIT A (the "ESCROW AGREEMENT").

     D.   Star,  Palomar,  Coherent  and  Merger  Sub  desire  to  make  certain
          representations,   warranties,   covenants  and  other  agreements  in
          connection with the Merger.

          The parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of California (the "CALIFORNIA LAW"), Merger Sub shall be merged with and into Star, the separate corporate existence of Merger Sub shall cease and Star shall continue as the surviving corporation and as a wholly-owned subsidiary of Coherent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to
Section 8.1 hereof, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, or by exchange of original documentation by each of the attorneys of the respective parties hereto via Federal Express or similar overnight courier service, unless another place, manner or time is agreed to in writing by Coherent and Palomar. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in substantially the form attached hereto as EXHIBIT B (or like instrument) (the "MERGER CERTIFICATE") with the Secretary of State of California, in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "EFFECTIVE TIME").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Star and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Star and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 ARTICLES OF INCORPORATION; BYLAWS.

          (a) Unless otherwise determined by Coherent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Star Medical Technologies, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The sole director of the Surviving Corporation immediately after the Effective Time shall be Bernard Couillaud, who shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be Bernard Couillaud as President and Chief Financial Officer, and Scott H. Miller as Vice President and Secretary, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6 EFFECT OF MERGER ON THE STAR CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Palomar, Star, Merger Sub, Coherent or the holders of any shares of the Star Capital Stock, the following shall take place:

          (a) CONSIDERATION FOR STAR CAPITAL STOCK. Each share of the Star Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7 and shares of Star Capital Stock owned by Coherent, Merger Sub or held in the treasury of Star) will be automatically canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Star Capital Stock in the manner provided in Section 1.8, without interest, an amount of cash as calculated below upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, the escrow provisions set forth in Article VII hereof) and in the Escrow Agreement:

               (i) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (a) "MERGER CONSIDERATION" shall mean $65,000,000.

                    (b) "ESCROW AMOUNT" shall mean $4,000,000.

                    (c) "OUTSTANDING SHARES" shall mean issued and outstanding shares of Star Capital Stock on a fully diluted basis assuming conversion of all securities convertible or exercisable for shares of Star Capital Stock.

                    (d) "TOTAL OUTSTANDING SHARES" shall mean all Outstanding Shares.

               (ii) PAYMENT FOR STAR CAPITAL STOCK. At the Closing, Coherent shall pay or cause to be paid to each shareholder of Star (each, a "STAR SHAREHOLDER") and each holder of an option to purchase shares of Star Common Stock (to the extent the shares subject to option are vested) (a "STAR OPTION HOLDER") in cash, by wire transfer of immediately available funds an amount equal to the product of (i) the sum of the Merger Consideration plus the aggregate amount which would be necessary to exercise all of the outstanding vested options to purchase Star Common Stock multiplied by (ii) the number of Outstanding Shares owned by such Star Shareholder or Star Option Holder divided by the Total Outstanding Shares; provided, that there shall be withheld from any amount payable to each Star Option Holder an amount equal to the exercise price of all vested options to purchase Star Common Stock held by such Star Option Holder and any amounts required to be withheld from such Star Option Holder under applicable law; provided further, that $89,100 shall be deducted from the amounts payable to each of Grove, Holtz and Mundinger and $267,300 shall be added to the amount payable to Palomar; provided further, that there shall be deducted from the escrow amounts payable to Palomar, Grove, Holtz and Mundinger the amounts set forth on Section
          7.2 of the Disclosure Schedule. The amounts to be received by each Star Shareholder and Star Option Holder as of the date hereof are set forth on Schedule 1.6.

          (b) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7 DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Star Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Chapter 13 of the California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not represent a right to receive the Merger Consideration as provided in
     Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the California Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration to which such holder would otherwise be entitled under Section 1.6, upon surrender of the certificate representing such shares.

          (c) Palomar and Star shall give Coherent (i) prompt notice of any written demand for appraisal received by Palomar or Star (as the case may be) pursuant to the applicable provisions of the California Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Star shall not, except with the prior written consent of Coherent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Coherent or Star makes any payment or payments in respect of any Dissenting Shares, the Merger Consideration payable under Section 1.6 hereof shall be reduced by an amount equal to the aggregate consideration paid for Dissenting Shares.

     1.8 SURRENDER OF CERTIFICATES.

          (a)   COHERENT  TO  PROVIDE   CASH;   ESCROW   FUNDING;   EXCHANGE  OF
     CERTIFICATES. At the Closing, the shareholders of Star (the "STAR SHAREHOLDERS") shall deliver to Coherent certificates representing all of the issued and outstanding shares of Star Capital Stock duly endorsed for transfer to Coherent against Coherent's wire transfer of immediately available funds in the aggregate amount of the Merger Consideration (less the Escrow Amount as applicable) to the Star Shareholders as set forth on
     Schedule 1.6. At the Closing, Coherent shall provide the Star Shareholders with a copy of the payment and/or instructions pursuant to which the Escrow Amount is delivered to the Escrow Agent.

          (b) TRANSFERS OF OWNERSHIP. If any payment is to be made to a person other than the holder in whose name the share certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the share certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Star Capital Stock shall have been lost, stolen or destroyed, Coherent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, in such amount, if any, as may be required pursuant to Section 1.6 hereof; PROVIDED, HOWEVER, that Coherent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an agreement (in form and substance satisfactory to Coherent) to indemnify Coherent against any claim that may be made against Coherent with respect to the certificates alleged to have been lost, stolen or destroyed.

          (d) NO  LIABILITY.  Notwithstanding  anything to the  contrary in this
     Section 1.8, neither the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Star Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN STAR CAPITAL STOCK. The Merger Consideration paid upon the surrender for exchange of shares of Star Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Star Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Star Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, share certificates representing Star Capital Stock are presented to the Surviving Corporation for any reason, they shall be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Star Capital Stock in the manner provided in Section 1.8, without interest, an amount of cash as provided in this Article I.

     1.10 DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting Star Shareholders pursuant to the California Law, shall be canceled.

     1.11 TAX AND ACCOUNTING CONSEQUENCES. It is acknowledged by the parties that the Merger shall constitute a taxable acquisition of the stock of the Company under the Internal Revenue Code (the "CODE"), and may be treated as a "purchase" of Star Capital Stock for financial and accounting purposes. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences to them, respectively, of the Merger.

     1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Star and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF STAR
                                   AND PALOMAR

     Subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by Star and Palomar to Coherent (the "DISCLOSURE SCHEDULE") and dated as of the date hereof, that as of the date hereof and as of the Effective Time (as though made at the Effective Time), each of Star and Palomar hereby, jointly and severally, represents and warrants to Coherent and Merger Sub, as follows:

     2.1  ORGANIZATION OF STAR.

          (a) Star is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Star has the corporate power to own its properties and to carry on its business as now being conducted and as contemplated by the parties hereto. Attached to Section
     2.1 of the Disclosure Schedule are true and correct copies of the Articles of Incorporation and Bylaws of Star, each as amended to date. Section 2.1 of the Disclosure Schedule lists the directors and officers of Star. Except as set forth in Section 2.1 of the Disclosure Schedule, the operations now being conducted by Star have not been conducted under any other name.

          (b) Star is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect. For all purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any change, event or effect, or any change, event or effect which can reasonably be foreseen to be likely to result in a change, event or effect, that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Star, excluding changes, events or effects proximately caused by Coherent's acts or omissions.

     2.2 SUBSIDIARIES. There are no subsidiaries of Star, or other entities in which Star owns or has owned any shares in the capital of or any interest in, or control, directly or indirectly of any corporation, partnership, association, joint venture or other business entity (a "SUBSIDIARY").

     2.3  STAR CAPITAL STRUCTURE.

          (a) AUTHORIZED AND OUTSTANDING CAPITAL STOCK. The authorized capital stock of Star consists of 2,000,000 shares of authorized Common Stock, no par value per share, of which 786,300 shares are issued and outstanding as of the date hereof. All of the Star Capital Stock is held by Palomar, except as set forth in Section 2.3(a) of the Disclosure Schedule which sets forth the name and addresses of any other shareholder. All outstanding shares of Star Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Star or any agreement and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of Star Capital Stock that would decrease the net book value as determined in accordance GAAP (the "NET BOOK VALUE") of Star to less than $0.00. Star has no other capital stock authorized, issued or outstanding.

          (b)  STOCK  OPTIONS.  As of the date  hereof,  except  as set forth in
     Section 2.3(b) of the Disclosure Schedule, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Star to issue or sell any shares of, or make any payments based on the value or appreciation of any, Star Capital Stock or securities or obligations of any kind convertible into or exchangeable for any shares of Star Capital Stock or any other person. The holders of outstanding shares of Star Capital Stock are not entitled to any contractual or statutory preemptive or other similar rights. Upon consummation of the Merger in accordance with the terms of this Agreement, Coherent will own the entire equity interest in Star, and there will be no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Surviving Corporation to issue or sell any shares of capital stock of the Surviving Corporation.

     2.4 AUTHORITY. Each of Star and Palomar has all requisite power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Star and Palomar, and no further action is required on the part of Star and Palomar to authorize the Agreement and the transactions contemplated hereby, subject only to the approval of this Agreement by the holders of Star Capital Stock and Palomar capital stock. This Agreement and the Merger have been unanimously approved by both the Board of Directors of Star and the Board of Directors of

Palomar. This Agreement has been duly executed and delivered by Star and Palomar, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Star and Palomar enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5 NO CONFLICT. Except as set forth in Section 2.5 of the Disclosure Schedule, the execution and delivery of this Agreement by either Star or Palomar does not, and, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation and Bylaws of Star, (ii) any material mortgage, indenture, lease, instrument of indebtedness, security interest, contract or other agreement or instrument, permit, concession, franchise or license to which Star or, to the extent it relates to Star's business, Palomar or any of their respective properties or assets are subject, (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Star, or to the extent it relates to Star's business, Palomar or their respective properties or assets, or (iv) imposition of a security interest, lien, pledge, charge, claim, restrictions on transfer, mortgage, security interests or other encumbrances of any sort (collectively, "LIENS") or instrument, permit, concession, franchise or license to Star's properties or assets.

     2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with Star or Palomar (so as not to trigger any Conflict), is required by or with respect to Star or Palomar in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, Delaware law and the Hart Scott Rodino Act (the "HSR ACT") thereby, (ii) the filing of the Merger Certificate with the Secretary of State of the State of California, or (iii) the consents set forth in Section 2.6 of the Disclosure Schedule.

         2.7 SEC FILINGS; FINANCIAL STATEMENTS. Accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents (other than Forms 4 and 5) filed by Palomar, Star or their respective affiliates with the Securities and Exchange Commission (the "SEC") since January 1, 1997 are available on the World Wide Web at the SEC's website, the address of which is www.sec.gov, and Palomar will notify Coherent within 24 hours following filing of any registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (collectively, the "PALOMAR SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Palomar or Star with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing), none of the Palomar SEC Documents as they relate to Star and its business contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.8 STAR FINANCIAL STATEMENTS. Section 2.8 of the Disclosure Schedule includes true, correct and complete copies of Star's unaudited balance sheets for the year ended December 31, 1997, and the related unaudited statements of income for the twelve-month period ended December 31, 1997 (the "STAR YEAR-END FINANCIALS"), Star's audited balance sheet as of September 30, 1998 and the related audited statements of income for the nine-month period ended September 30, 1998 (the "STAR NINE-MONTH FINANCIALS") (the Star Year-End Financials and the Star Nine-Month Financials shall collectively be referred to as the "STAR FINANCIALS"). The Star Financials have been prepared in accordance with GAAP, and, except as set forth in Section 2.8 of the Disclosure Schedule, applied on a basis consistent throughout the periods indicated and consistent with each other. The Star Financials fairly present, in all material respects, the consolidated financial condition, consolidated operating results and cash flows of Star as of the dates and during the periods indicated therein and are consistent with the books and records of Star.

     2.9 CUSTOMER INFORMATION. Other than Coherent, Star and Palomar have sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to Star's current and former customers (the "CUSTOMER INFORMATION").

     2.10 NO UNDISCLOSED LIABILITIES. Star has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), except liabilities which (i) have been reflected in the Star Financials, (ii) have arisen in the ordinary course of business consistent with past practices since September 30, 1998, or (iii) have been set forth in Section 2.10 of the Disclosure Schedule.

     2.11 NO CHANGES. Except as set forth in Section 2.11 of the Disclosure Schedule and other than as proximately caused by the acts or omissions of Coherent, since September 30, 1998, there has not been, occurred or arisen any:

          (a) capital expenditure, commitment or transaction or the incurrence of any liability in excess of $25,000 on the part of Star, except in the ordinary course of business as conducted on that date and consistent with past practices or in connection with the consummation of the Merger;

          (b) amendments to (or agreements to amend) Star's Articles of Incorporation or Bylaws;

          (c) destruction of, damage to or loss of any material assets or properties of Star, whether or not covered by insurance, materially and adversely affecting its properties, assets, business, financial condition or prospects;

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action by Star;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Star;

          (f) revaluation by Star of any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

          (g) except for dividends necessary to bring the Net Book Value of Star to $0.00 following the payment of such dividends ("PERMITTED DIVIDENDS") and except as otherwise agreed to by Coherent, declaration, set aside or payment of any cash or stock dividend or other distribution in respect of capital, or redemption or other acquisition of any of Star Capital Stock;

          (h) increase, payment or authorization of payment of any bonus, increased salary or special remuneration to any director, officer, employee or independent contractor of Star, including any amounts for accrued but unpaid salary or bonuses (other than normal amounts made on a regular basis, consistent with past practices), or entering into any employment, retention, severance or similar contract or arrangement by Star with any of the foregoing persons, other than employment agreements with temporary contract employees, none of whom is paid more than $25 per hour (exclusive of fees paid directly to any temporary employee agency);

          (i) adoption of, or increase in the payments to or benefits under, any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employee of Star;

          (j) sale, lease,  license,  granting a lien on or other disposition of
     (i) any Star Intellectual Property (as defined in Section 2.15(a)) or (ii) any of the assets or properties of Star, other than dispositions of scrap material or sales of inventory in the ordinary course of business and consistent with past practices and other than sales of assets valued at less than $10,000 and other than Permitted Liens;

          (k) execution, amendment, termination, violation by Star or Palomar, or modification (or agreement to do so) of any material contract, agreement or license to which Star is a party, by which it is bound or to which it is a beneficiary, other than in the ordinary course of business consistent with past practices;

          (l) loan by Star to any person or entity, guarantee by Star of any material indebtedness, issuance or sale of any debt securities of Star, indemnification of or surety for any obligation, or guarantee of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

          (m) waiver or release of any right or claim of Star including any write-off or other compromise of any account receivable of Star, other than in the ordinary course of business consistent with past practices;

          (n) the commencement of any lawsuit or proceeding or, to Star's or Palomar's Knowledge, notice or investigation against Star or its affairs or the Star Capital Stock or threat thereof. For purposes of the Agreement, "KNOWLEDGE", when used with respect to Star, shall mean information which would be within the actual knowledge of Grove, Holtz or Mundinger after reasonable investigation and within the actual knowledge of Joseph P. Caruso, Louis P. Valente, Michael H. Smotrich or Anthony D. Fiorillo and, when used with respect to Palomar, shall mean information within the actual knowledge of Joseph P. Caruso, Louis P. Valente, Michael H. Smotrich or Anthony D. Fiorillo;

          (o) notice of any claim or potential claim of ownership by any person other than Star of the Star Intellectual Property or of infringement by Star of any other person's Intellectual Property;

          (p) issuance, grant, delivery or sale, or contract to issue or sell, by Star of any shares of Star Capital Stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (q) any event or condition of any character that has had a Material Adverse Effect on Star;

          (r) payment, discharge or satisfaction, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of Star other than (i) payments to Palomar, including the payment of any debts owed by Star to Palomar or Permitted Dividends, in accordance with this Agreement, or (ii) the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practices;

          (s) election or change by Star or Palomar of any material election in respect of Taxes (as defined in Section 2.12 hereof), adoption or change of any accounting method in respect of Taxes, entering into any closing agreement, settlement of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with Star or with respect to Star's products or assets;

          (t) encumbrance or permitting the encumbrance of (i) any of Star's assets, except in the ordinary course of business consistent with past practices and except for Permitted Liens, or (ii) Star's Capital Stock;

          (u) failure to maintain Star's equipment or other material assets in good working condition and repair according to the standards Star or Palomar has maintained up to the Agreement Date;

          (v) subdivision or combination of the outstanding shares of any class or series of Star Capital Stock or entering into any recapitalization affecting the number of outstanding shares of any class or series of Star Capital Stock or affecting any other of its securities;

          (w) any release by Star or its agents, employees or contractors of any Contaminants (as defined in Section 2.22 hereof) to the environment or any exposure of persons to a Contaminant as a consequence of the acts or omissions of Star or its agents, employees and contractors, which in either case violates any applicable Environmental Requirement;

          (x) negotiation or agreement by Star or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (w) (other than negotiations with Coherent and its representatives, including without limitation, regarding the transactions contemplated by this Agreement).

     2.12 TAX MATTERS.

          (a) DEFINITION OF TAXES AND TAX RETURNS. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause
     (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) TAX RETURNS AND AUDITS.

          "TAX RETURNS" shall mean federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to Star or its operations prior to the Effective Time and such Returns are true and correct and have been completed in accordance with applicable law.

               (i) Star has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Star (whether or not shown on any Tax Return) have been paid. Star is not currently the beneficiary of any extension of time within which to file any Tax Return.

               (ii) There is no material dispute or claim concerning any Tax liability of Star either (A) claimed or raised by any authority in writing or (B) as to which Palomar is aware.

               (iii) Section 2.12(b)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Star for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Palomar has delivered to the Buyer correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Star since December 31, 1995. Neither Palomar nor Star has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (iv) Star has not filed a consent under Code ss. 341(f) concerning collapsible corporations. Star has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that could obligate it to make any material payments that will not be deductible under Code ss. 280G. Star has not been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(iii). Star is not party to any tax allocation or sharing agreement. Star has not been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Palomar) or has any liability for the taxes of any person (other than any of Star) under Reg. ss. 1.502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (v) The unpaid Taxes of Star (A) did not, as of September 30, 1998, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax ) set forth on the face of the balance sheet contained in the Star Nine-Month Financials (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Star in filing its Tax Returns.

               (vi) Star is (and will be at the Effective Time) a member of the "selling consolidated group" of which Palomar is the common parent within the meaning of Section 338(h)(10).

     2.13  RESTRICTIONS ON BUSINESS  ACTIVITIES.  Except as set forth in Section
2.13 of the Disclosure Schedule and other than agreements to which Coherent is a party, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Star or any of its officers, directors or employees is a party or otherwise binding upon Star or any of its officers, directors or employees which has or may have the effect of prohibiting or impairing any material business practice of Star, any acquisition of material property (tangible or intangible) by Star or the conduct of business by Star. Without limiting the foregoing, neither Star nor, to the Knowledge of Star or Palomar, any of Star's officers, directors, or employees has entered into any agreement under which Star or such officer, director, or employee is restricted from selling, licensing or otherwise distributing any of Star's technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market except as set forth in Section 2.13 of the Disclosure Schedule.

     2.14 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT

          (a) REAL PROPERTY. Section 2.14(a) of the Disclosure Schedule sets forth a list of all real property currently or previously owned and/or leased by Star or at which the operations of Star is conducted (separately designated as owned or leased currently or in the past), and, with respect to currently leased property, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Star or Palomar or, to the Knowledge of Star and Palomar, by the Lessor, except as set forth in Section 2.14(a) of the Disclosure Schedule.

          (b) TITLE; LEASEHOLD INTEREST. Except as set forth in Section 2.14(b) of the Disclosure Schedule, Star has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business or reflected in its financial statements, free and clear of any Liens, except as reflected in the Closing Balance Sheet and except for Liens for Taxes not yet due and payable, the Liens and exceptions to title against the owned real property of Star specified in
     Section 2.14(b) of the Disclosure Schedule and such imperfections of title and encumbrances with respect to other personal properties, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby ("PERMITTED LIENS").

          (c) EQUIPMENT. Section 2.14(c) of the Disclosure Schedule lists all items of equipment (the "EQUIPMENT") owned or leased by Star or required for the conduct of Star's business or reflected in its financial statements (except for Equipment which individually has a value not exceeding $50,000 and is otherwise immaterial to the operation of the business of Star as presently conducted).

          (d) REAL ESTATE LAW COMPLIANCE. To the Knowledge of Star and Palomar, the real property owned or leased by Star, and the use thereof, complies in all material respects with the laws, rules, regulations, zoning ordinances, use permits, governmental orders and stipulations, and private covenants, conditions, and restrictions applicable thereto ("REAL ESTATE LAWS") and have been reasonably maintained consistent in all material respects with standards generally followed by similar businesses and buildings, and are sufficient for the conduct of Star's business as presently conducted in all material respects.

          (e) PROCEEDINGS. To the Knowledge of Star or Palomar, no condemnation, environmental, zoning, land-use or other regulatory proceedings or rule making procedures have been instituted or planned to be instituted with respect to the owned or leased real property, personal property and, if applicable, Equipment ("FACILITIES"), used by Star or for the conduct of Star's business nor has Star or Palomar received notice of any proceedings to impose any new Taxes or operating restrictions upon any of such Facilities or Star's conduct of business therein. Star and Palomar shall notify Coherent promptly of any such proceedings of which Star and/or Palomar become aware prior to the Closing.

          (f) DEMOLITION,  ALTERATIONS AND IMPROVEMENTS.  Except as set forth in
     Section 2.14(f) of the Disclosure Schedule, on the Closing Date there will be no outstanding written or oral contracts for any demolition, alterations or improvements on or to Star's Facilities, which have not been fully paid and performed.

          (g) REQUIRED EQUIPMENT AND PROPERTY. Except as set forth in Section 2.14(g) of the Disclosure Schedule, Star owns all of the tangible property required to conduct its business as currently conducted, other than tangible property which individually has value less than $10,000 and is readily available from third parties, and all such property owned or leased by Star is in good operating condition, regularly and properly maintained, subject to normal wear and tear which does not interfere with the conduct of the business of Star as presently conducted.

         2.15    INTELLECTUAL PROPERTY

          (a) For the purposes of this Agreement, the following terms have the following definitions:

          "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated with: (i) all United States, foreign and international patents and applications (including provisional applications) therefor and all reissues, divisions, renewals, extensions, continuations, and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
     (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world, and all World Wide Web Internet addresses, sites and domain names;
     (vii) all databases and data collections and all rights therein throughout the world; (viii) any similar, corresponding or equivalent rights to any of the foregoing; and (ix) all documentation related to any of the foregoing.

          "STAR INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by Star, but does not include Palomar Registered Intellectual Property. "PALOMAR REGISTERED INTELLECTUAL PROPERTY" shall mean all Registered Intellectual Property of Palomar set forth on Section 2.15(a) of the Disclosure Schedule.

          "COHERENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by Coherent.

          "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by, any state, government or other public legal authority.

          (b) Section 2.15(b) of the Disclosure Schedule lists all Registered Intellectual Property owned in whole or in part by, or filed in the name of, Star (the "STAR REGISTERED INTELLECTUAL PROPERTY") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any Star Registered Intellectual Property. Star has good and exclusive title to each item of Star Registered Intellectual Property.

          (c) Except as set forth in Section 2.15(c) of the Disclosure Schedule, each item of Star Intellectual Property, including all Star Registered Intellectual Property listed in Section 2.15(b) of the Disclosure Schedule and all Intellectual Property licensed to Star, is free and clear of any Liens.

          (d) Except for patent licenses impliedly granted to customers of Star to use products purchased from Star and except as provided in the Patent License Agreement (as defined below), within the 12-month period immediately preceding the Agreement Date, Star has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property, which license, right, or authorization survives the Closing, that is or was Star Intellectual Property, to Palomar, any Palomar Subsidiary, or any third party.

          (e) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section 2.16(a) of the Disclosure Schedule include all contracts, licenses and agreements currently in effect to which Star is a party with respect to any Intellectual Property. No person who has licensed Intellectual Property to Star has ownership rights or license rights to improvements made by Star in such Intellectual Property which has been licensed to Star. Star is not in breach of, nor has Star failed to perform under, any of such contracts, licenses or agreements, and, to the Knowledge of Star, no other party to any such contract, license or agreement is in breach of or has failed to perform under such contract, license or agreement.

          (f) Section 2.15(f) of the Disclosure Schedule lists all contracts, licenses and agreements (other than those in which Coherent has acted as Palomar's or Star's agent in the execution thereof) between Star and any other person wherein or whereby Star has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Star or such other person of the Intellectual Property of any person other than Star.

          (g) Except for works of authorship authored by Coherent and except as set forth in Section 2.15(g) of the Disclosure Schedule, Star owns exclusively, and has good title to, all copyrighted works that are, or are a part of, (i) Star products and (ii) other works of authorship that Star otherwise purports to own.

          (h) The operation of the business of Star as it currently is conducted, including but not limited to Star's design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development as set forth on Section 2.15(h) of the Disclosure Schedule) of Star does not, and will not, when conducted by Coherent in substantially the same manner following the Closing, infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Except as set forth in Section 2.15(h) of the Disclosure Schedule, Star has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Star infringes or misappropriates any Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is Star or Palomar aware of any basis therefor).

          (i) All necessary registration, maintenance and renewal fees in connection with such Star Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, international or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. In each case in which Star has acquired any Intellectual Property from any person, Star has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Star and, to the maximum extent provided for by and in accordance with applicable laws and regulations, Star has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be, except where failure to do so would not and will not have a Material Adverse Effect.

          (j) Star has not claimed "Small Entity" status or other particular status in the application for any Registered Intellectual Property, which claim of status (i) was not true and accurate at the time made or (ii) has since become inaccurate or false.

          (k) There are no contracts, licenses or agreements between Star and any other person with respect to Star Intellectual Property under which there is any dispute, to the Knowledge of Star or Palomar, regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Star thereunder.

          (l) Star has taken all steps that are reasonably necessary and/or consistent with standard industry practices to protect confidential information and trade secrets of Star or provided by any other person to Star. Without limiting the foregoing, Star has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in Star's standard forms, and, except as set forth in Section 2.15(l) of the Disclosure Schedule, all current and former employees, consultants and contractors of Star have executed such an agreement.

          (m) No Star Intellectual Property or product, technology or service of Star is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Star or may affect the validity, use or enforceability of such Star Intellectual Property.

          (n) All of Star's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

          (o) Except as otherwise provided herein or as set forth in Section 2.15(o) of the Disclosure Schedule, neither the consummation of the transactions contemplated by this Agreement nor the transfer to Coherent in connection therewith of any contract, license, agreement or Star Intellectual Property (i) will cause or obligate Coherent to grant to any third party any right or license with respect to any Intellectual Property,
     (ii) will cause or obligate Coherent to pay any royalty or other amount in excess of that being paid by Coherent prior to the Closing or (iii) will obligate Coherent not to compete in any particular market or territory or will subject Coherent to any other restriction relating to the conduct of its business.

          (p) Except as set forth in Section 2.15(p) of the Disclosure Schedule, all material Star Intellectual Property, including any item thereof, will be fully transferable, alienable and licensable by, or between, Star and Coherent without restriction and without payment of any kind being due to any third party.

          (q) Except as set forth in Section 2.15(q) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Star in any Star Intellectual Property or result in the breach or termination of any contract, license or agreement to which Star is a party.

     2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS

          (a) Except as specifically identified in the Star Financials and as set forth in Sections 2.14(a), 2.15(f), or 2.16(a) of the Disclosure Schedule, and other than agreements to which Coherent is a party, Star is not a party to nor is it bound by:

               (i) any material contract, license or agreement currently in effect (A) with respect to Star Intellectual Property licensed or transferred to any third party or (B) pursuant to which a third party or employee has licensed or transferred any Intellectual Property to Star;

               (ii) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization material to the conduct of Star's business as presently conducted, which is not either immediately terminable at a cost of less than $10,000 or terminable within 60 days without penalty;

               (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (iv) any lease of personal or real property  having a
value individually in excess of $25,000 or $50,000 in the aggregate;

               (v) any agreement, contract or commitment containing any covenant limiting the freedom of Star to engage in any line of business or to compete with any person;

               (vi) any agreement, contract or commitment currently in effect relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

               (vii) any agreement, contract or commitment outside the ordinary course of Star's business relating to the disposition or acquisition of material assets or any interest in any business enterprise;

               (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the material borrowing of money or extension of credit;

               (ix) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $50,000 in the aggregate that is not cancelable without material penalty within sixty
          (60) days;

               (x) any material construction contracts in excess of $200,000;

               (xi) any material distribution, joint marketing or development agreement;

               (xii) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without material penalty within sixty (60) days; or

               (xiii) any agreement to indemnify, or otherwise perform any remedial activities, relating to Contaminants, which is likely to result in a cost exceeding $100,000.

          (b) Except as set forth in Section 2.16(b) of the Disclosure Schedule, Star is in compliance with and has not breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which Star is a party or by which it is bound or with respect to which Star is a beneficiary (individually a "MATERIAL CONTRACT" and, collectively, "MATERIAL CONTRACTS"), nor is Star or Palomar aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Material Contract is in full force and effect and is not, to the Knowledge of Star, subject to any default thereunder by any party obligated to Star pursuant thereto. Star has obtained, or will use its commercially reasonable best efforts to obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Material Contract as are required thereunder in connection with the Merger or for such Material Contracts to remain in effect without modification after the Closing. Following the Effective Time, Star will be permitted to exercise all of Star's rights under the Material Contracts without the payment of any material additional amounts or consideration other than ongoing fees, royalties or payments which Star would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.17 INTERESTED PARTY TRANSACTIONS. Except for Palomar and its subsidiaries and except as disclosed in Section 2.17 of the Disclosure Schedule, no officer or director of Star or Palomar or Star Shareholder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had directly or indirectly (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that Star furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Star any goods or services or (iii) a beneficial interest in any Material Contract; PROVIDED, HOWEVER, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.17.

     2.18 GOVERNMENTAL AUTHORIZATION. Section 2.18 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to Star or Palomar by a Governmental Entity (i) pursuant to which Star currently operates or holds any interest in any of its properties or (ii) which is required for the operation of Star's business or the holding of any such interest (herein collectively called "STAR Authorizations"). The Star
Authorizations are in full force and effect and constitute all Star Authorizations required to permit Star to operate or conduct its business as now conducted or hold any interest in its properties or assets, except where the failure to have any such Star Authorization would not constitute a Material Adverse Effect on Star.

     2.19 LITIGATION. Except as set forth in Section 2.19 of the Disclosure Schedule, there is no action, suit, proceeding or governmental investigation of any nature pending, or, to the Knowledge of Star or Palomar, threatened against Star or Palomar, with respect to Star's past or present operations or its former or present properties or any of its officers or directors. No Governmental Entity has at any time challenged or questioned the legal right of Star to conduct its operations as presently or previously conducted.

     2.20 ACCOUNTS RECEIVABLE. All accounts receivable of Star set forth on the Star Nine-Month Financials ("ACCOUNTS RECEIVABLE") arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth on the Star Nine-Month Financials. Except as set forth in
Section 2.20 of the Disclosure Schedule, no person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable other than in the ordinary course of business consistent with past practices.

     2.21 MINUTE BOOKS. The minutes of Star made available to counsel for Coherent are the only minutes of Star and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of Star (the "STAR BOARD") and Star Shareholders or actions by written consent since the time of incorporation of Star.

     2.22 ENVIRONMENTAL MATTERS.

          (a) CONTAMINATION. Neither Palomar nor Star has at any property that Star has at any time owned, operated, used, occupied or leased: (i) operated any underground storage tanks; or (ii) released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos and petroleum and all substances listed as hazardous substances pursuant to CERCLA (as that term is defined in subsection (o) below), or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding typical office and janitorial supplies legally and properly and safely maintained.

          (b) PERMITS. Star has obtained and currently possesses all permits and approvals required for the conduct of its business as presently conducted under Environmental Requirements (as that term is defined in subsection (o) below), including, without limitation, all material environmental, health and safety permits, licenses, approvals, authorizations, variances, agreements and waivers of federal, state and local governmental authorities ("ENVIRONMENTAL PERMITS"), and all such Environmental Permits are in good standing and Star is in material compliance with all terms and conditions of such Environmental Permits.

          (c) CONTAMINATION. No Contamination (as defined herein) is present on, in or under any facility which Star currently owns, leases or otherwise uses (a "STAR FACILITY") or, to the Knowledge of Star or Palomar, is reasonably likely to migrate to a Star Facility from other property, and no release of Contaminants has occurred or is occurring on or about any Star Facility which has caused or is likely to cause Contamination on or about Star Facilities or any other property in the vicinity thereof or any adverse health effect to any person. As used herein the term "CONTAMINATION" means the presence of any Contaminants in the soil, groundwater, surface water or ambient air of a property in a concentration that (i) exceeds the concentrations allowed by Environmental Requirements,
     (ii) requires investigation, remediation, removal, or monitoring, or (iii) otherwise presents a significant risk to human health or the environment.

          (d) EMPLOYEE EXPOSURE. No Contamination present on any Star Facility and no Hazardous Materials Activities conducted by Star, at any Star Facility or elsewhere, has resulted in the exposure of any employee of Star or any other person to a Contaminant in a manner which has, could or will cause an adverse health effect to said employee or person.

          (e) STORAGE OF CONTAMINANTS. Other than Contaminants which are reasonably necessary for the conduct of the business of Star as currently conducted and are properly stored and properly contained in accordance with applicable Environmental Requirements, no Contaminant will be present at Star Facilities as of the Closing.

          (f) ASBESTOS. Any asbestos-containing material which is on or part of Star Facilities (excluding any raw materials used in the manufacture of products or products themselves) is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any applicable Environmental Requirements.

          (g) NO NOTICES OR REPORTS. Neither Star nor Palomar with respect to Star business operations or Star Facilities, has filed or is required to file, any notice or report under or pursuant to any Environmental Requirement reporting a release of Contaminants or any violation of any Environmental Requirement with any Governmental Entity or third party.

          (h) DISCLOSURE AND TRANSFER OBLIGATIONS. Star has complied, and on or before the Closing, will comply with all environmental disclosure and property or business transfer obligations imposed upon Star with respect to this transaction by applicable law.

          (i) POTENTIALLY RESPONSIBLE PARTY; WRITTEN ORDERS AND AGREEMENTS. Star has not received notice that it has been named as a potentially responsible party nor is it subject to any outstanding written order from or agreement with any federal, state or local governmental authority or other person or to any judicial or docketed administrative proceeding involving any of its currently or previously owned or leased property or operations inconsistent with any (x) Environmental Requirements, (y) Remedial Action (as that term is defined in subsection (o) below) or (z) any Environmental Liabilities and Costs (as that term is defined in subsection (o) below).

          (j)  ENVIRONMENTAL  LIABILITIES  AND  COSTS.  Except  as set  forth on
     Section 2.22(j) of the Disclosure Schedule, there are no conditions or circumstances associated with Star's use of its currently or previously owned or leased properties or operations of Star which are likely to give rise to Environmental Liabilities and Costs.

          (k) POTENTIAL CLAIMS. Star has not received any notice or claim to the effect that it is or is reasonably expected to be liable to any person as a result of a Release (as that term is defined in subsection (o) below) or threatened Release or any notice letter or request for information under CERCLA.

          (l) ENVIRONMENTAL LIENS. No Environmental Lien (as that term is defined in subsection (o) below) and no unrecorded Environmental Lien of which Star has notice has attached to any property of Star.

          (m) DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "CONTAMINANT" means any waste, pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste or other material, substance, or organism regulated by any applicable Governmental Entity as a threat to health or the environment, or any constituent of any such pollutant material, substance or waste, including, without limitation, any pollutant material, substance or waste regulated under any Environmental Requirement.

               (ii) "ENVIRONMENTAL REQUIREMENT" means all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder and all court decisions, settlement agreements, and binding private agreements applicable to Star relating to pollution or protection of the environment or occupational health and safety, including the release or threatened release of any hazardous material into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants or the emission, or exposure of humans, plants or animals to Contaminants. Environmental Requirements shall include, without limitation, the Comprehensive Environmental Response, Compensation Liability Act (42 U.S.C. Section 9601, ET. SEQ.), as amended or supplemented from time to time ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. Section 1801, ET SEQ.), the Solid Waste Disposal Act (42 U.S.C.
          Section 6901, ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251, ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401, ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601, ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.
          Section 651, ET SEQ.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136, ET SEQ.), the Food, Drug and Cosmetic Act (21 U.S.C. Section 301, ET SEQ.), the Medical Waste Tracking Act of 1988, and the similar laws of the various states and nations, Pub. L. No. 100-582, 102 Stat. 2950 (1988), and the similar laws of the various states and nations, as such laws have been amended or supplemented from time to time, and any similar future federal, or present or future state, local or foreign, statutes, ordinances or bylaws.

               (iii) "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any Environmental Requirement, order, variance or agreement with a federal, state or local governmental authority or other person, arising from Contamination located on or about any facility now or previously owned, used, occupied or leased by Star or from any environmental, health or safety conditions or a Release or threatened Release resulting from the past operations of Star (or any of its predecessors in interest), or any release for which Star is otherwise responsible under any Environmental Requirement.

               (iv) "ENVIRONMENTAL LIEN" means any lien or similar interest in favor of any federal, state or local governmental authority for Environmental Liabilities and Costs.

               (v) "HAZARDOUS MATERIALS ACTIVITIES" means any disposition, transportation, manufacture or sale of any product containing a Contaminant.

               (vi) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discarding, leaching or migration of a Contaminant into the indoor or outdoor environment including the movement of Contaminants through or in the air, soil, surface water, groundwater or property, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Contaminant.

               (vii) "REMEDIAL ACTION" means all actions necessary to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger present or future public health or welfare or the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     2.23 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth in Section 2.23 of the Disclosure Schedule, Star has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.23 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.23 of the Disclosure Schedule sets forth Star's current reasonable estimate of all fees and expenses of third parties, including, but not limited to legal, accounting and financial advisory services of Star expected to be incurred by Star in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.24 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

          (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.24(a)(i) hereof (which definition shall apply only to this Section 2.24), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE" shall mean any other person or entity under common control with Star within the meaning of Section 414(b), (c),
          (m) or (o) of the Code and the regulations issued thereunder;

               (ii)  "COBRA"  shall  mean  the   Consolidated   Omnibus   Budget
          Reconciliation Act of 1985, as amended;

               (iii) "DOL" shall mean the Department of Labor;

               (iv) "EMPLOYEE" shall mean any current or former employee, consultant or director of Star;

               (v) "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Star or any Affiliate and any Employee in such person's capacity as an Employee;

               (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (vii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

               (viii) "IRS" shall mean the Internal Revenue Service;

               (ix) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

               (x) "PBGC" shall mean the Pension Benefit Guaranty Corporation;

               (xi) "PENSION PLAN" shall mean each Star Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; and

               (xii) "STAR EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of
          Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Star or any Affiliate for the benefit of any Employee in such person's capacity as an Employee, or with respect to which Star or any Affiliate has or may have any liability or obligation in connection with benefits for any Employee.

          (b) SCHEDULE. Section 2.24(b) of the Disclosure Schedule contains an accurate and complete list of each Star Employee Plan and each Employee Agreement under each Star Employee Plan or Employee Agreement. Star does not have any plan or commitment to establish any new Star Employee Plan or Employee Agreement, to modify any Star Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Star Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Coherent in writing, or as required by this Agreement), or to enter into any Star Employee Plan or Employee Agreement.

          (c) DOCUMENTS. Star has provided to Coherent: (i) correct and complete copies of all documents embodying each Star Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Star Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Star Employee Plan; (iv) if the Star Employee Plan is funded, the most recent annual and periodic accounting of Star Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Star Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all material applications and correspondence to or from the IRS or the DOL with respect to any such application or letter related to Star; (vii) all material written agreements and contracts relating to each Star Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Star Employee Plan and any proposed Star Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Star; (ix) all material correspondence to or from any governmental agency relating to any Star Employee Plan; (x) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Star Employee Plan; (xi) all discrimination tests for each Star Employee Plan for the most recent plan year; and (xii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Star Employee Plan.

          (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Section 2.24(d) of the Disclosure Schedule, (i) Star has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Star Employee Plan, and each Star Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Star Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Star Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Star Employee Plan; (iv) there are no actions, suits or claims pending, or, threatened or reasonably anticipated (other than routine claims for benefits) against any Star Employee Plan or against the assets of any Star Employee Plan; (v) each Star Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Coherent, Star or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of Star, Palomar or any Affiliates, threatened by the IRS or DOL with respect to any Star Employee Plan; and (vii) neither Star, Palomar nor any Affiliate is subject to any penalty or tax with respect to any Star Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e) PENSION PLAN. Neither Star nor an Affiliate has ever maintained, sponsored, participated in or contributed to, nor does Star or any Affiliate currently maintain, sponsor, participate in or contribute to, a Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (f) MULTIEMPLOYER PLANS. At no time has Star or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan.

          (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Section 2.24(g) of the Disclosure Schedule, no Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Star has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (h) COBRA. Neither Star nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (i) EFFECT OF TRANSACTION.

               (i) Except as set forth in Section 2.24(i) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Star Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth in Section 2.24(i) of the Disclosure Schedule, no payment or benefit which will or may be made by Star or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

          (j) EMPLOYMENT MATTERS. Star: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice); and (iv) has issued all options and other rights to purchase shares of its capital stock at the fair market value of such stock on the date of issuance of options and rights. Except as set forth in
     Section 2.24(j) of the Disclosure Schedule, there are no pending or, to the Knowledge of Star and Palomar, threatened or reasonably anticipated claims or actions against Star under any worker's compensation policy or long-term disability policy.

          (k) LABOR. No work stoppage or labor strike against Star is pending, threatened or reasonably anticipated. Star does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.24(k) of the Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of Star and Palomar, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Star. Star has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.24(k) of the Disclosure Schedule, Star is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Star.

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


     2.25 INSURANCE. Section 2.25 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Star. There is no material claim by Star pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Star and its affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

     2.26 COMPLIANCE WITH LAWS. Star has complied with, is not in violation of, and neither Palomar nor Star has received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation except for such violations as would not cause or constitute a Material Adverse Change.

     2.27 FAIRNESS OPINION. Attached as EXHIBIT C hereto is a copy of the fairness opinion regarding the Merger prepared for Palomar by its financial advisors.

     2.28 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Star or Palomar (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by Star or Palomar pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the stockholders of Palomar (the "PALOMAR STOCKHOLDERS") and the Star Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.29 FLEET BANK LIEN. Notwithstanding any provision to the contrary in this Agreement, upon payment to Fleet National Bank, including any affiliates or transferees thereof ("FLEET BANK") at the Closing in the amount set forth on the certificate provided to Coherent pursuant to Section 6.2(h) hereof, Coherent shall own all of the assets (including, without limitation all of the Star Intellectual Property (as such term is defined in Section 2.15 hereof)) of Star free and clear of any Liens held by Fleet Bank and that the Star Guaranty (as such term is defined in the letter agreement between Palomar and Fleet National Bank dated November 16, 1998 (the "FLEET LETTER AGREEMENT")) will be released. Notwithstanding any provision to the contrary in this Agreement or the Disclosure Schedule, this Section 2.29 shall not be in any way modified or limited by the Disclosure Schedule or any provision of this Agreement.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF COHERENT AND MERGER SUB

     As of the date hereof and as of the Effective Time (as though made at the Effective Time), each of Coherent and Merger Sub hereby, jointly and severally, represents and warrants to Palomar and Star, as follows:

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

     3.1 ORGANIZATION, STANDING AND POWER. Coherent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Coherent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Coherent and Merger Sub to consummate the transactions contemplated hereby.

     3.2 AUTHORITY. Each of Coherent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Coherent and Merger Sub, and no further action is required on the part of Coherent or Merger Sub to authorize this Agreement and the transactions contemplated hereby. This
Agreement and the Merger have been approved by the Board of Directors of Coherent and the Board of Directors of Merger Sub. This Agreement has been duly executed and delivered by Coherent and Merger Sub and constitutes the valid and binding obligations of Coherent and Merger Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 CONSENTS. Except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and the HSR Act thereby and (ii) the filing of the Merger Certificate with the Secretary of State of the State of California, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with Coherent (so as not to trigger any Conflict), is required by or with respect to Coherent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby.

     3.4 CONSIDERATION. At the Effective Time of the Merger, Coherent shall have available, sufficient cash to enable it to perform its obligations under this Agreement.

     3.5. The execution and delivery of this Agreement by Coherent does not, and, the consummation of the transactions contemplated hereby will not, (i) Conflict with any provision of the Certificate of Incorporation and Bylaws of Coherent, (ii) Conflict with any material mortgage, indenture, lease, instrument of indebtedness, security interest, contract or other agreement or instrument, permit, concession, franchise or license to which Coherent or any of its properties or assets are subject, (iii) Conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Coherent or its properties or assets, or (iv) cause the imposition of a security interest, or instrument, permit, concession, franchise or license to Coherent's properties or assets.

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

     3.6 SALES TAX. Coherent has collected and remitted all sales taxes, which are now or in the past have become due and payable, for products that were sold by Coherent pursuant to the Sales Agency, Development and License Agreement between Coherent and Palomar dated as of November 17, 1997.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF STAR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Star and Palomar agree (except as expressly contemplated by this Agreement and to the extent that Coherent shall otherwise consent in writing and except for changes proximately caused by Coherent's acts or omissions), to carry on Star's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Star when due, consistent with past practices, to pay or perform other obligations when due, and, to the extent consistent with such business, use their commercially reasonable best efforts consistent with past practice and policies to preserve intact Star's present business organizations, keep available the services of Star's present officers and key employees and preserve Star's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired Star's goodwill and ongoing businesses at the Effective Time. Star and Palomar shall promptly notify Coherent of any event or occurrence or emergency not in the ordinary course of business of Star and any material event involving Star. Except as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, prior to the Effective Time Star shall not, without the prior written consent of Coherent:
(i) take any of the actions set forth in Section 2.11 hereof, (ii) permit or suffer any director, officer or employee of Star to do any of the actions set forth in Section 2.11 (other than negotiations with Coherent and its representatives regarding the transactions contemplated by this Agreement), or
(iii) take or agree in writing or otherwise to take any other action that would prevent Star from performing or cause Star not to perform its covenants hereunder.

     4.2 NO SOLICITATION

          (a) IMPERMISSIBLE ACTIONS; INJUNCTION; FIDUCIARY DUTIES. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither Star nor Palomar shall (nor will Star nor Palomar permit any of their respective officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Coherent and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all, substantially all or a significant portion of Star's business, properties or technologies or any portion of Star Capital Stock (whether or not outstanding) or assets whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (ii) disclose any information to any person concerning Star's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records in each case in connection with an Acquisition Proposal (as defined in Section 4.2(d)) or in connection with any inquiry regarding the making of an Acquisition Proposal, (iii) assist or cooperate with any person to make any proposal to purchase all or any part of Star Capital Stock or assets, (iv) enter into any agreement with any person providing for the acquisition of all or any portion of Star
     Capital Stock or assets, or (v) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Star (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of Star Capital Stock or Star's assets (whether by way of merger, purchase of assets, tender offer or otherwise). The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Coherent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this
     Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Coherent may be entitled at law or in equity. Notwithstanding the foregoing provisions (except for the notice provisions set forth in subsection (c) below), if at any time prior to the Effective Time, the Board of Directors of Palomar (the "PALOMAR BOARD") and the Star Board determine in good faith after consultation with non-employee legal counsel and non-employee financial advisors, that failure to take action set forth in (i), (ii), (iii), (iv) or (v) above would result in a breach of such Board's fiduciary duties to the stockholders of the
     applicable   entity,   under  applicable  law,  Star,  in  response  to  an
     Acquisition Proposal that (I) was unsolicited or that did not otherwise result from a breach of this Section 4.2, and subject to compliance with
     Section 4.2(c) hereof, and (II) constitutes a Superior Proposal (as defined in Section 4.2(d) hereof), may (x) furnish non-public information with respect to Star to the person or entity who made such Acquisition Proposal pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. In addition, Palomar, Star and the respective officers and directors of Palomar and Star (i) will not cause, allow, permit, encourage, induce, persuade or suffer any investment banker, financial advisor, attorney, accountant, consultant or other representative of Star or Palomar consulted by Star, Palomar or any representative thereof in connection with the transactions contemplated hereby to violate the restrictions set forth in this Section 4.2 and (ii) will take reasonable precautions to prevent any such person from violating the restrictions set forth in this Section 4.2.

          (b) BOARD APPROVAL. Neither the Star Board, the Palomar Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Coherent, the approval or recommendation by the Star Board, the Palomar Board or such committee of this Agreement or the Merger unless there is a Superior Proposal outstanding, (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal that is not a Superior Proposal or (iii) cause Star or Palomar to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "ACQUISITION AGREEMENT") with respect to an Acquisition Proposal that is not a Superior Proposal, unless, in each case, the Star Board and the Palomar Board shall have determined in good faith, after consultation with non-employee legal counsel, that failure to do so would result in a breach of its fiduciary duties to the Star Shareholders or the Palomar Stockholders under applicable law.

          (c) NOTICE. Star and/or Palomar shall promptly, but in any event within 48-hours, advise Coherent orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information which Star and/or Palomar reasonably believes would lead to an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person or entity making such request, Acquisition Proposal or inquiry. Star and/or Palomar shall keep Coherent fully informed of the status and details, including amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry.

          (d)  DEFINED  TERMS.  For  purposes  of this  Agreement,  "ACQUISITION
     PROPOSAL" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets of Star taken as a whole (measured in terms of Net Book Value) or 10% or more of any class of outstanding equity securities of Star taken as a whole, any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Star or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Star, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide proposal made by a third party to acquire, directly or indirectly, 100% of the voting power of the Star Capital Stock or all or substantially all the assets of Star and otherwise on the terms which the Star Board and the Palomar Board determine in good faith (based on the written opinion of Tucker Anthony Incorporated or another non-employee financial advisor of similar standing (a copy of which written financial opinion shall be provided to Coherent)) to be more favorable to the Star Shareholders than the Merger and for which financing, to the extent required by the terms of such proposal, is then committed or which, in the good faith judgment of the Star Board and the Palomar Board, is reasonably capable of being obtained by such third party.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 STAR SHAREHOLDER APPROVAL. Star shall promptly submit this Agreement and the transactions contemplated hereby to the Star Shareholders for approval and adoption as provided by California Law, its Articles of Incorporation and Bylaws. Star and Palomar shall use their respective best efforts to obtain the consent of the Star Shareholders sufficient to approve the Merger and this


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

Agreement and to enable the Closing to occur as soon as possible. The materials submitted to the Star Shareholders shall have been subject to review and approval, which approval shall not be unreasonably withheld, by Coherent and include information regarding Star, Palomar, the terms of the Merger and this Agreement and the unanimous recommendation of both the Star Board and the Palomar Board in favor of the Merger and this Agreement. Palomar agrees that it shall vote in favor of the Merger upon approval by the Palomar Stockholders.

     5.2 PALOMAR STOCKHOLDER APPROVAL. Palomar shall promptly submit this Agreement and the transactions contemplated hereby to the Palomar Stockholders for approval and adoption as provided by Delaware law, its Certificate of Incorporation and Bylaws. Palomar shall use its best efforts to obtain the consent of the Palomar Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as soon as possible. The materials submitted to the Palomar Stockholders shall have been subject to review by Coherent and shall incorporate the revisions requested by Coherent, subject to Palomar's right to reasonably exclude any of such revisions if Palomar believes such revisions are contrary to the best interests of Palomar, and shall include information regarding Star, Palomar, the terms of the Merger and this Agreement and the unanimous recommendation of both the Star Board and the Palomar Board in favor of the Merger and this Agreement.

     5.3 ACCESS TO INFORMATION. Star and Palomar shall afford Coherent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of Star's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Star as Coherent may reasonably request and (c) all key employees of Star as identified by Coherent or Star. Star and Palomar agree to provide to Coherent and its accountants, counsel and other representatives copies of internal financial statements (including returns and supporting documentation) promptly upon request. Coherent shall provide Star and Palomar with copies of such publicly available information about Coherent as Star and Palomar may reasonably request. Upon request, Coherent shall provide Palomar with such information concerning the business, properties and personnel of Coherent as Palomar may be reasonably required to provide to the Palomar Stockholders in connection with the submission of this Agreement and the transactions contemplated hereby to the Palomar Stockholders for their approval. After the Closing Date, Coherent shall also provide Palomar, upon request, with such information concerning the business, properties and personnel of Coherent and the Surviving Corporation as Palomar may be reasonably required to disclose pursuant to federal and state securities laws. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

     5.4 EXPENSES

          (a) GENERAL. Except as set forth in this Section 5.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, all accrued and unpaid expenses of Star will be reflected on the Closing Balance Sheet of Star.

          (b) BREAK-UP FEES.

               (i) If (x) the Star Board or the Palomar Board shall have withheld, withdrawn or modified in a manner adverse to Coherent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger, or (y) the Star Board or the Palomar Board recommends a Superior Proposal to the Star Shareholders or the Palomar Stockholders, Palomar shall pay to Coherent an amount equal to $2,000,000 within ten business days following the earlier to occur of
          (A) the termination of this Agreement pursuant to Section 8.1(b) herein, or (B) a Negative Vote (as defined in Section 5.4(b)(ii) hereof);

               (ii) If no payment shall be required pursuant to Section 5.4(b)(i) herein, and if (x) the vote of the Star Shareholders or the Palomar Stockholders approving and adopting this Agreement approving the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of Star Shareholders or Palomar Stockholders duly convened therefor or at any adjournment thereof (a "NEGATIVE VOTE") and (y) prior to such Negative Vote there shall have occurred an Acquisition Proposal with respect to Star which shall have been publicly disclosed and not withdrawn (a "COMPETING PROPOSAL") and (z) within 12 months following such Negative Vote, Star or Palomar enter into a definitive agreement with respect to an Acquisition Proposal with the party (or any affiliate of the party) that made the Competing Proposal or an Acquisition Proposal with such party (or any such affiliate) shall have been consummated, then Palomar shall pay to Coherent an amount equal to $1,500,000 within one business day following the closing of a Competing Proposal; and

          (c) DAMAGES. Payment of the fees described in Sections 5.4(b) hereof shall not be in lieu of damages incurred in the event of breach of this Agreement.

     5.5 PUBLIC DISCLOSURE. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Coherent and Palomar prior to release, provided that such approval shall not be unreasonably withheld. Notwithstanding anything to the contrary in the foregoing sentence, the parties hereto agree to release a joint press release in form and substance acceptable to Coherent, Palomar and Star following the execution of this Agreement disclosing the subject matter of this Agreement.

     5.6 CONSENTS. Star and Palomar shall use their respective commercially reasonable efforts to obtain the consents, waivers, assignments and approvals under any of the Material Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to Star thereunder.

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

     5.7 FIRPTA COMPLIANCE. On the Closing Date, Star shall deliver to Coherent a properly executed statement in a form reasonably acceptable to Coherent for purposes of satisfying Coherent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Coherent shall not be required to agree to any divestiture by Coherent or Star or any of Coherent's Subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Coherent or its Subsidiaries or affiliates or of Star, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 NOTIFICATON OF CERTAIN MATTERS. Coherent, Palomar and Star each agree to promptly give notice to the other parties of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any party, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Coherent, Palomar or Star, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by Star or Palomar pursuant to this Section 5.9 shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant. In addition, no disclosure by Coherent pursuant to this Section 5.9 shall be deemed to amend or supplement the Coherent Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.10 ADDITIONAL DOCUMENTS AN FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.11 DELETED.

     5.12 EMPLOYEE COMPENSATION. Each employee of Star who remains an employee of Coherent after the Effective Time shall be eligible to receive salary and benefits (such as medical benefits, 401(k)) consistent with Coherent's standard human resource benefits and policies.

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

     5.13 HSR FILING. Coherent, Merger Sub, Star and Palomar shall each use all commercially reasonable efforts to prepare and file a HSR Act pre-Merger notification as promptly as possible after executing the Agreement and shall use all commercially reasonable efforts to obtain early termination of the applicable waiting period.

     5.14 PALOMAR NON-COMPETITION. For the period commencing with the Closing Date and ending twenty-four months later (the "PALOMAR RESTRICTED PERIOD"), Palomar agrees that (i) it shall not engage in the Palomar Restricted Business (as defined herein); (ii) it shall cause its Subsidiaries and affiliates not to, individually or jointly with others, whether for their own account or for that of any other person or entity, engage in Palomar Restricted Business; and (iii) it shall not own or hold any debt interest in, or control or otherwise participate in, or act as a partner or principal of any person or entity that engages in, Palomar Restricted Business (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended). For purposes of this Agreement, "PALOMAR RESTRICTED BUSINESS" shall mean the commercial manufacture, marketing or sale of Restricted Semiconductor Laser Devices. For the purposes of this Agreement, "RESTRICTED SEMICONDUCTOR LASER DEVICES" shall mean any semiconductor laser device (and any system that incorporates such devices) that operate in a continuous wave mode or in quasi continuous wave mode that deliver more than 5 joules in any 50 millisecond period. No entity that succeeds to rights and obligations of Palomar or its Subsidiaries hereunder as a result of a merger with, or an acquisition of, Palomar or such Subsidiaries or otherwise (a "SUCCESSOR"), shall be bound by the provisions of this Section 5.14 so long as the business of such Successor and the business of Palomar are "held separate." As used in the foregoing sentence, the business of Palomar or its Subsidiaries or affiliates is "HELD SEPARATE" from the business of a Successor if (i) such Successor is not provided with, and otherwise has no access to, the confidential information of Palomar or its Subsidiaries or affiliates relating to the Palomar Restricted Business; (ii) no director, officer or employee of Palomar or its Subsidiaries or affiliates controls or directs the activities of such Successor relating to the Palomar Restricted Business; and (iii) such Successor receives no, and has not received any, license or transfer of any intellectual property right of Palomar or its Subsidiaries or affiliates relating to the Palomar Restricted Business.

     5.15 COHERENT NON-COMPETITION. For the period commencing with the Closing Date and ending twenty-four months later (the "COHERENT RESTRICTED PERIOD"), Coherent agrees that it shall not, and it shall cause its Subsidiaries and affiliates not to, individually or jointly with others, whether for their own account or for that of any other person or entity, engage in, or own or hold any equity or debt interest in, or control or otherwise participate in, or act as a partner or principal or any person or entity that engages in, the manufacture, marketing or sale of ruby-powered lasers for hair removal anywhere in the world; PROVIDED, HOWEVER that the foregoing shall not prevent Coherent from marketing or selling ruby lasers manufactured by Palomar or from owning one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 if the Securities Exchange Act of 1934, as amended.

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

     5.16 COHERENT SALES OF LIGHTSHEER DIODE LASERS. Within ten (10) days following the Closing Date, Coherent agrees to pay Palomar an amount equal to the LightSheer Margin (as hereinafter defined) for LightSheer units that were
(i) manufactured by Star prior to the Closing pursuant to Coherent's sales forecast dated November 20, 1998 for the period commencing on the date hereof and ending on the Closing Date (appropriately pro-rated) and (ii) not sold by Coherent prior to the Closing. "LIGHTSHEER MARGIN" shall mean the amount that Palomar would have received on account of such sales if they were made prior to the Closing Date pursuant to the Sales Agency, License and Development Agreement between Palomar and Coherent dated November 17, 1997 (assuming that such sales would have been made at the average sales price for all sales of LightSheer units by Coherent), less the inventory carrying value of such units reflected on the Closing Balance Sheet.

     5.17 PALOMAR AND STAR NON-SOLICIT. Should this Agreement terminate prior to the Closing Date (the "TERMINATION DATE"), during the period beginning on the Termination Date and ending on the second anniversary of the Termination Date, neither Palomar, Star nor any of their respective affiliates or Subsidiaries shall solicit to hire or solicit to employ any employee of Coherent or induce or endeavor to induce any employee of Coherent to leave his or her employment, other than as part of a general solicitation of employees not directed specifically to employees of Coherent.

     5.18 COHERENT NON-SOLICIT. During the period beginning on the Termination Date and ending on the second anniversary of the Termination Date, neither Coherent nor any of its affiliates or Subsidiaries shall solicit to hire or solicit to employ any employee of Star or Palomar or induce or endeavor to induce any employee of Star or Palomar to leave his or her employment, other than as part of a general solicitation of employees not directed specifically to employees of Star or Palomar.

     5.19 TAX MATTERS

          (a)  SECTION 338(H)(10) ELECTION.

               (i) Palomar shall join with Coherent in making a timely election under Section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "ELECTION") with respect to the Acquisition of Star; PROVIDED, HOWEVER, that no election shall be made for California tax purposes unless otherwise agreed to by the parties and the parties shall take any steps required to elect out of Section 338(h)(10) for California tax purposes unless such agreement is reached. Coherent and Palomar shall, as promptly as practicable following the Closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with
          Section 338(h)(10) of the Code or any successor provisions (and all corresponding state and local tax laws). Coherent and Palomar shall report the Acquisition pursuant to this Agreement consistent with the Election.

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

               (ii) In connection with the Election, within 90 days after Closing, Coherent shall provide to Palomar Schedule 5.19(a)(ii), which shall set forth the proposed allocation (the "ALLOCATION SCHEDULE") of that portion of the Merger Consideration paid in connection with the Merger among the assets of Star. Such allocations shall be made in accordance with Section 338(h)(10) of the Code and any applicable Treasury Regulations, which allocation is set forth on Schedule 5.19(a)(ii).

          (b) RETURNS; INDEMNIFICATION; LIABILITY FOR TAXES.

               (i) Notwithstanding any other provision of this Agreement, Palomar shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns with respect to Star for all taxable periods ending on or before the Closing Date ("STAR TAX RETURNS") and shall pay, and shall indemnify and hold Coherent harmless against and from (i) all Taxes of Star for all taxable years or periods which end on or before the Closing Date; (ii) all Taxes for all taxable years or periods of all members of any affiliated group of which Star is or has been a member prior to the Closing Date; and (iii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "STRADDLE PERIOD") all Taxes of Star attributable to the portion of the Straddle Period prior to and including the Closing Date (the "PRE-CLOSING PERIOD"). For purposes of this Agreement, the portion of any Tax that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax that is not based on net income, gross income, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. For purposes hereof, all Taxes which are the subject of this Section 5.19 arising from the Merger, including Taxes resulting from the Election, shall be deemed to be Taxes attributable to the period ending on the Closing Date and shall be the responsibility of Palomar.

               (ii) Coherent shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns of Star relating to periods ending after the Closing Date and shall pay, and shall indemnify and hold Palomar harmless against and from (i) all Taxes of Star for any taxable year or period commencing after the Closing Date; and (ii) all Taxes of Star for any Straddle Period other than Taxes attributable to the Pre-Closing Period; PROVIDED, HOWEVER, that any Straddle Period Tax Return shall be prepared in accordance with applicable law and past practices consistently applied and Palomar shall have the opportunity to review and approve the Tax Returns for any Straddle Period prior to filing. To the extent the parties cannot reach agreement as to the proper treatment of any item on a Tax Return for a Straddle Period, the matter shall be referred to a mutually acceptable independent accounting firm for resolution.

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

          (c) COOPERATION; REFUNDS AND CREDITS.

               (i) All refunds or credits of Taxes for or attributable to taxable years or periods of Star ending on or before the Closing Date (or the Pre-Closing Period, in the case of a Straddle Period) shall be for the account of Palomar; all other refunds or credits of Taxes, for or attributable to Star shall be for the account of Coherent. Following the Closing, Coherent shall cause Star to forward to Palomar any such refunds or credits due Palomar pursuant to this section in the case of a refund, no later than 10 business days after receipt of such refund, and in the case of a credit, no later than 30 business days after the relevant taxing authority has paid such credit, and Palomar shall forward (or cause to be forwarded) to Coherent any refunds or credits due to Coherent pursuant to this section in the case of a refund, no later than 10 business days after receipt of such refund, and in the case of a credit, no later than 30 business days after the relevant taxing authority has paid such credit.

               (ii) If an audit examination of any Tax Return of Palomar or its subsidiaries for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains, premiums, revenues or recapture of tax credits ("CHANGES") reflected on a Tax Return of Coherent or Star for any taxable period ending after the Closing Date, Palomar will notify Coherent and provide it with all necessary information so that it can reflect on the appropriate Tax Return of Coherent any appropriate Changes. If as a result of such Changes, Coherent or its subsidiaries enjoy a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in income, gains, premiums, revenues or recapture of tax credits ("COHERENT BENEFITS") for taxable periods ending after the Closing Date, Coherent shall pay to Palomar the amount of such Coherent Benefit, as and when such Coherent Benefits are realized by Coherent.

               (iii) If an audit examination of any Tax Return of Coherent or its subsidiaries for taxable periods ending after the Closing Date shall result (by settlement or otherwise) in any Change reflected on a Tax Return of Palomar or its subsidiaries for any taxable periods ending on or before the Closing Date, Coherent will notify Palomar and provide it with all necessary information so that Palomar can reflect any appropriate Changes on its Tax Return. If as a result of such Changes, Palomar or its subsidiaries enjoy a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in the income, gains, premiums, revenues or recapture of tax credits ("PALOMAR BENEFITS") for taxable periods ending on or before the Closing Date, Palomar shall pay to Coherent the amount of such Palomar Benefits as and when such Palomar Benefits are realized by Palomar.

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

          (d) CONDUCT OF AUDITS AND OTHER PROCEDURAL MATTERS. Coherent, Palomar and Star shall, at their own expense, control any audit or examination by any taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("PROCEEDINGS") for any taxable period for which that party is charged with payment or indemnification responsibility under this Agreement. Each of Coherent, Palomar and Star shall promptly forward to the other all written notifications and other written communications, including if available the original envelope showing any postmark, from any taxing authority received by such party or its affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its affiliates is charged with payment or indemnification responsibility under this Agreement and each such indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party and shall not enter into any closing agreement or final settlement with any taxing authority with respect to any such liability without the written consent of the indemnified parties, which consent shall not be unreasonably withheld. In the case of any Proceedings relating to any Straddle Period, Coherent shall control such Proceedings and shall consult in good faith with Palomar as to the conduct of such Proceedings. Palomar shall reimburse Coherent for such portion of the costs, including legal costs, of conducting such Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which Palomar is liable pursuant to this Agreement. Each of Coherent, Palomar and Star shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Proceedings which the requesting party controls.

     5.20 PUBLIC OFFERING. Coherent agrees that, within one year of the Closing Date, it will not directly or indirectly initiate or participate in any negotiations or discussions with respect to a public offering of the Surviving Corporation's stock individually or as part of a larger offering that relates to a subsidiary of Coherent engaged in a business substantially similar to that of Star nor sell all or substantially all of the assets of the Surviving Corporation in one or more transactions.

     5.21 INDEMNIFICATION. Coherent and the Surviving Corporation agree that all rights to indemnification now existing in favor of the employees, agents, directors or officers of Star as provided in its charter or bylaws shall survive the Merger and shall continue in full force and effect to the fullest extent permitted by applicable law, for a period not less than three years from the Closing Date with respect to matters occurring prior to the Closing Date.

     5.22 WARN ACT. Within 60 days of the Effective Time, Coherent will not take any action which triggers any notification requirements under the Worker Adjustment and Retraining Notification Act.

     5.23 SWISS FRANC DEBENTURE LITIGATION. Palomar agrees to indemnify Star and Coherent for any Losses (as defined in Section 7.3 of this Agreement) incurred by Star or Coherent arising from, related to, or as a result of any dispute or claims made with respect to Palomar's 4.5% Subordinated Convertible Debentures due 2003 denominated in Swiss Francs.

     5.24 NO AMENDMENT OF OPTO POWER AGREEMENT. Palomar and Star agree not to modify, amend or terminate the blanket purchase agreement dated April 8, 1997 with Opto Power Corporation without the prior written consent of Coherent.

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

     5.25 PREPARATION OF STAR FINANCIAL STATEMENTS. Palomar agrees that upon the request of Coherent prior to or following the Closing, Palomar will promptly provide Coherent with such financial information, schedules and audited financial statements of Star prepared by Star or Palomar prior to Closing as reasonably requested by Coherent in connection with Coherent's preparation of any reports or filings required under the Securities and Exchange Act of 1934, as amended.

     5.26 DELIVERY OF CLOSING BALANCE SHEET. Palomar shall deliver a balance sheet dated as of the Closing Date prepared by Star and audited by Palomar's auditors within 60 days of the Effective Time (the "CLOSING BALANCE SHEET"). Such Closing Balance Sheet shall fairly present, in all material respects, the financial condition of Star as of the Closing Date and shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with Palomar's and Star's past practices. Palomar shall immediately repay to Coherent that amount by which the Net Book Value of Star is less than $0.00 as reflected on the Closing Balance Sheet, and Coherent shall cause any Permitted Dividend reflected on the Closing Balance Sheet to be paid directly to Palomar. Any such amounts to be paid by Palomar to Coherent shall also include interest at 12% per annum for the period between the Closing and the date of such payment. At the Closing, Coherent shall cause any amounts borrowed by Palomar from Fleet Bank on behalf of Star to be paid directly to Fleet Bank, which amounts shall not exceed $10 million and which amounts shall be reflected on the Certificate provided by Palomar pursuant to Section 6.2(h) hereof. Palomar shall pay any amounts in addition to the amounts that are paid by Coherent that are required to be paid to Fleet Bank so that the Aggregate Bank Liabilities (as such term is defined in the Fleet Letter Agreement) will not exceed the Borrowing Base (as such term is defined in the Fleet Letter Agreement) without reference to any Receivables of Star (as such term is defined in the Fleet Letter Agreement). Any such amounts to paid by Coherent to Fleet Bank at the Closing will be included as outstanding debt of Star in calculating the Net Book Value.

     5.27 FLEET BANK RELEASE. Palomar shall use all commercially reasonable efforts to ensure that Fleet Bank releases any security interest or Liens that it has in the assets of Star at the Closing and shall comply with all reasonable requests made by Coherent or Fleet Bank in furtherance of obtaining such release(s).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF STAR AND PALOMAR. The obligations of Star and Palomar to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Palomar:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Coherent and Merger Sub in this Agreement shall be true and correct in all material respects (i) when made on the date hereof and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time except for the representations and warranties made as of a specific date which shall be true and current in all material respects as of such date, and each of Coherent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time, except for such breaches of representations and warranties as shall not have a Material Adverse Effect on Coherent.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (c) CERTIFICATE OF COHERENT. Palomar shall have been provided with a certificate executed on behalf of Coherent by the Chief Executive Officer of Coherent to the effect that, as of the Effective Time:

               (i) all representations and warranties made by Coherent and Merger Sub in this Agreement are true and correct in all material respects (i) when made on the date hereof and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time except for the representations and warranties made as of a specific date which shall be true and current in all material respects as of such date; and

               (ii) all covenants and obligations of this Agreement to be performed by Coherent on or before such date have been so performed in all material respects.

          (d) HSR. The applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

          (e) LEGAL OPINION. Palomar shall have received a legal opinion from legal counsel to Coherent, in the form attached hereto as EXHIBIT D.

          (f) ESCROW. Coherent and Merger Sub shall have entered into the Escrow Agreement.

          (g) PATENT LICENSE AGREEMENT. Palomar and Coherent shall have executed the Patent License Agreement attached hereto as EXHIBIT E (the "PATENT LICENSE AGREEMENT").

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

     6.2 CONDITIONS TO THE OBLIGATIONS OF COHERENT AND MERGER SUB. The obligations of Coherent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Coherent:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Star and Palomar in this Agreement shall be true and correct in all material respects (i) when made on the date hereof and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time except for the representations and warranties made as of a specific date which shall be true and current in all material respects as of such date, and each of Star and Palomar shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time, except for such breaches of representations and warranties (excluding breaches of the representations and warranties set forth in Sections 2.1(a), 2.2, 2.3, 2.4, 2.5(i), 2.8, 2.11(b), 2.11(e), 2.11(j)(i),
     2.11(o), 2.11(p), 2.11(t)(ii),  2.11(v), 2.12(b), (iv) and (vi), 2.13, 2.15
     (o), 2.16(a)(i),  (iii) & (v), 2.16(b),  2.21, 2.27 and 2.28), as shall not have a Material Adverse Effect on Star or Palomar.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger, which makes the consummation of the Merger illegal.

          (c) DELETED.

          (d) LEGAL OPINION. Coherent shall have received a legal opinion from legal counsel to Star and Palomar in the form attached hereto as EXHIBIT F.

          (e) PALOMAR STOCKHOLDER APPROVAL. Palomar Stockholders holding a majority of Palomar's capital stock eligible to vote thereon shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

          (f) STAR SHAREHOLDER APPROVAL. Star Shareholders holding at least fifty-one percent (51%) of Star's Capital Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby and no more than 5% of the Star Capital Stock shall qualify as Dissenting Shares.

          (g) STAR OPTION PLAN. The Star 1994 Option Plan shall have been terminated, so that no options exercisable for Star Capital Stock and no other rights to acquire Star Capital Stock shall be outstanding following the Closing.

          (h) CERTIFICATE OF STAR AND PALOMAR. Coherent shall have been provided with a certificate executed on behalf of Palomar by its Chief Executive Officer and executed on behalf of Star by its Chief Executive Officer as of the Effective Time:

               (i) to the effect that all representations and warranties made by Star and Palomar in this Agreement are true and correct in all material respects (i) when made on the date hereof and (ii) on and as of the Effective Time as though such representations and warranties were made on and as of such time except for the representations and warranties made as of a specific date which shall be true and current in all material respects as of such date;

               (ii) to the effect that all covenants and obligations of this Agreement to be performed by Star or Palomar on or before such date have been so performed in all material respects; and

               (iii) to the effect that the provisions set forth in Sections 6.2
          (c), (f), (g), (h) , (i) and (j) hereof have been satisfied.

               (iv) setting forth the amount borrowed by Palomar from Fleet Bank on behalf of Star, the amount borrowed by Palomar from Fleet Bank on its own behalf, the total amount borrowed by Palomar from Fleet Bank on behalf of both Palomar and Star (which amount shall not exceed $10 million) and the Aggregate Bank Liabilities, the Borrowing Base and the Receivables of Star (as such terms are defined in the Fleet Letter Agreement).

          (i) HSR. The applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

          (j) SHAREHOLDER CERTIFICATE. Each Star Shareholder shall have executed and delivered to Coherent a shareholder certificate representing, in the aggregate, all of the outstanding Star Capital Stock, a certificate exercising and terminating any rights to acquire Star Capital Stock or an affidavit and an indemnification agreement meeting the requirements of
     Section 1.8(c) of this Agreement.

          (k) PATENT LICENSE AGREEMENT. Palomar and Coherent shall have executed the Patent License Agreement.

          (l) ESCROW. Palomar, Star, Grove, Holtz and Mundinger shall have entered into the Escrow Agreement.

          (m) INTELLECTUAL PROPERTY PROTECTION. At the Closing, Palomar and Star will provide Coherent with written notification of all actions that must be taken by Star within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting, continuing, persevering or renewing any Star Registered Intellectual Property.

     6.3 FAILRUE TO USE BEST EFFORTS. No party may rely on the failure of a condition in this Section 6 to be satisfied if such failure was caused, directly or indirectly, by such party's failure to use its reasonable best efforts to satisfy such condition and consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of Star's and Palomar's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until 11:59 p.m., California time, on the date which is one year following the Closing Date except as provided in Section 7.1 to the Disclosure Schedule. The Closing shall not be deemed a waiver of any breach by Palomar or Star of any of Star's or Palomar's representations and warranties.

     7.2 ESCROW FUND. As security for the indemnity provided for in Section 7.3 of this Agreement, the Star Shareholders listed on Schedule 7.2 hereto will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount, with each such Star Shareholder deemed to have contributed the amount set forth opposite such Star Shareholder's name on Schedule 7.2, and the Escrow Amount shall be deposited in the name of the Escrow Agent in the Escrow Fund (as defined below). At or promptly following the Effective Time, the Escrow Amount, without any act of any Star Shareholder, will be deposited with Bank of America (or other institution acceptable to Coherent and Palomar) as Escrow Agent (the "ESCROW AGENT"), such deposits to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and in the Escrow Agreement. The portion of the Escrow Amount deemed to be contributed on behalf of each Star Shareholder shall be its Pro Rata Portion (as defined herein) of the Escrow Amount. "PRO RATA PORTION" shall mean, with respect to each Star Shareholder listed on Schedule 7.2, the amount determined at the Effective Time equal to the quotient obtained by dividing (x) the amount deemed to be contributed by each such Star Shareholder to the Escrow Fund as set forth on Schedule 7.2, by (y) the Escrow Amount.

     7.3  INDEMNIFICATION

          (a) Star and Palomar jointly and severally indemnify and hold Coherent, the Surviving Corporation and their officers, directors, affiliates, lenders, successors and assigns (the "INDEMNITEES") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation reasonable attorneys' and experts' fees and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Coherent, the Surviving Corporation or any other Indemnitee directly or indirectly as a result of or in connection with (i) any inaccuracy or breach of a representation or warranty of Star and/or Palomar contained in this Agreement, or (ii) any failure by Star or Palomar to perform or comply with any covenant or other agreement or obligation contained in this Agreement or any agreement attached hereto as an exhibit or entered into in connection with the Merger, including, but not limited to, covenants set forth in Section 5.19 related to tax matters. The Escrow Fund shall be available to compensate the Indemnitees for any Loss. The Indemnitees shall not be entitled to receive any indemnification unless and until Losses as identified in Officer's Certificates (as defined in the Escrow Agreement), the aggregate amount of which exceeds $500,000, have been delivered to the Escrow Agent as provided in the Escrow Agreement within the time periods set forth in Section 7.1, in such case the Indemnitees may (subject to the next sentence) recover all of their Losses in excess of $500,000. Coherent's sole remedy for any Loss shall be the indemnification set forth in this Article VII, and Palomar's indemnification liability for Losses shall not exceed 25% of the Merger Consideration; PROVIDED, HOWEVER, that nothing herein shall limit Palomar's liability for a claim by an Indemnitee for fraud, intentional misrepresentation or gross negligence by Palomar (or Star prior to the Effective Time). Palomar shall not have any right of contribution from Star with respect to any Loss claimed by the Indemnitees after the Closing. The foregoing limitations shall not apply to limit Palomar's indemnification obligation for (A) Taxes required to be paid by Palomar (or Losses attributable to the failure of Palomar to perform any covenants required to be performed by Palomar) pursuant to Section 5.19 of this Agreement, (B) Losses attributable to the breach of any representation or warranty contained in Section 2.12 or (C) Palomar's obligations to repay that amount by which the Net Book Value of Star is less than $0.00 as reflected on the Closing Balance Sheet, and such indemnity shall not be limited by the Escrow Amount. Any claim for indemnification shall be waived if not made in writing prior to the end of the survival period for the relevant representation warranty.

          (b) For purposes of this Section 7.3, the amount of any Loss hereunder shall be calculated after taking into account any net tax benefit actually realized by the Indemnitee as a result of the circumstances giving rise to the indemnifiable event (and after taking into account the tax detriment attributable to the receipt of any indemnity hereunder).

     7.4 PROCEDURES WITH RESPECT TO THIRD-PARTY CLAIMS

          (a) In the event Coherent becomes aware of a third-party claim which Coherent reasonably believes may result in an indemnification, Coherent shall promptly notify the Shareholder Representative of such claim. The Shareholder Representative (as defined in the Escrow Agreement) shall be entitled, if the Shareholder Representative so elects by written notice within 20 days of being notified by Coherent of such claim, to assume the defense thereof with counsel satisfactory to Coherent. Notwithstanding the foregoing, (i) Coherent shall also have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of Coherent unless Coherent or its affiliates shall reasonably determine that there is a conflict of interest between the Indemnitees and Star Shareholders with respect to such claim, in which case the fees and expenses of such counsel will be paid out of the Escrow Fund as additional Losses, (ii) Coherent shall have no obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing (provided that Coherent may not collect any sum from the Escrow Fund without giving notice to the Shareholder Representative), and (iii) the rights of the Indemnitees to be indemnified hereunder in respect of Losses resulting from the assertion of liability by third parties shall not be adversely affected by the failure to promptly give notice pursuant to the foregoing unless, and, if so, only to the extent, that Palomar and the Star Shareholders are materially prejudiced by the delay in giving such notice. With respect to any assertion of liability by a third party that may result in a Loss, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

          (b) In the event that the Shareholder Representative, within 20 days after receipt of the aforesaid notice of a claim, fails to assume the defense of the Indemnitees against such claim, Coherent or its affiliates shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the Star Shareholders.

          (c) Notwithstanding anything in this Section 7.4 to the contrary, if there is a reasonable probability that a claim may materially adversely affect the Indemnitees, Coherent, or its affiliates shall have the right to participate in such defense, compromise, or settlement and the Shareholder Representative shall not, without Coherent's written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitees a release from all liability in respect of such claim.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual consent of Palomar, Star and Coherent;

          (b) by Coherent, if the Star Board or Palomar Board recommends a Superior Proposal to the Star Shareholders or Palomar Stockholders, or if the Star Board or Palomar Board shall have withheld, withdrawn or modified in a manner adverse to Coherent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

          (c) by Coherent or Palomar if: (i) the Effective Time has not occurred by the date which is three (3) months from the date hereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (d) by Coherent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Coherent's or Merger Sub's ownership or operation of any material portion of the business of Star or (ii) compel Coherent or Star to dispose of or hold separate all or a significant portion of the business or assets of Star or Coherent as a result of the Merger;

          (e) by Coherent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Star or Palomar which would be a failure of conditions set forth in Section 6.2(a) and such breach has not been cured (i) within fifteen (15) calendar days after written notice to Palomar if such breach is capable of cure within 15 days or (ii) within a commercially reasonable time period after written notice to Palomar if such breach is not capable of cure within 15 days; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured and that no cure period shall extend beyond the date which is three (3) months from the date hereof;

          (f) by Palomar if neither it nor Star is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Coherent or Merger Sub which would be a failure of conditions set forth in Section 6.2(b) and such breach has not been cured within fifteen (15) calendar days after written notice to Coherent; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured and that no cure period shall extend beyond the date which is three (3) months from the date hereof; or

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Coherent, Merger Sub, Palomar or Star, or their respective officers, directors or stockholders, provided that each party shall remain liable for breaches of this Agreement by such party prior to its termination; provided further that, in such event the provisions of Section 5.4, (Expenses), Section 5.5, (Public Disclosure), Section
5.17  (Palomar and Star  Non-Solicit),  Section  5.18,  (Coherent  Non-Solicit),
Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto, provided that the written agreement of the Escrow Agent (as defined in the Escrow Agreement) and the Shareholder Representative (as defined in the Escrow Agreement) shall be required to Sections 7.2, 7.3 and 7.4.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Coherent and Merger Sub, on the one hand, and Star and Palomar, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               DISPUTE RESOLUTION

     9.1 NEGOTIATIONS BETWEEN SENIOR PARTY REPRESENTATIVES. The parties shall attempt in good faith to resolve any controversy, claim or dispute arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, whether such claim existed prior to or arises on or after the date of this Agreement (a "DISPUTE"), promptly by negotiation between executives who have authority to settle the Dispute ("SENIOR PARTY REPRESENTATIVES").

     9.2  MEDIATION

          (a) If the Dispute has not been resolved by negotiation between Senior Party Representatives within 30 days of when notice of the Dispute has been delivered by one party to another, the parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 9.2 before resorting to arbitration, litigation or any other dispute resolution procedure.

          (b) Unless the parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association then in effect by a mediator who (i) has the qualifications and experience set forth in subsection (c) of this Section
     9.2 and (ii) is selected as provided in subsection (d) of this Section 9.2.

          (c) Unless the parties agree otherwise, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial matters, and (ii) who has had both training and experience as a mediator or (iii) who is a retired judge.

          (d) After the period set forth in Section 9.2(c) has elapsed, either party (the "INITIATING PARTY") may initiate mediation of the Dispute by giving the other party (the "RECIPIENT PARTY") written notice (a "MEDIATION NOTICE") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of subsection
     (c) of this Section 9.2. Within 15 days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "COUNTER-NOTICE") to the Initiating Party in which the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initialing Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of subsection (c) of this Section 9.2. Within 10 days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the parties cannot agree on a mediator from the three impartial nominees submitted by each party, each party shall strike two names from the other party's list, and the mediator shall be selected by lot between the two remaining persons on both lists.

          (e) Within 30 days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four hours, it being agreed that each party representative attending such mediation session shall be a Senior Party Representative with full authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event then the Dispute shall be resolved as provided in Section 9.3 hereof.

          (f) All conferences and discussions which occur in connection with the mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

          (g) The costs of the mediation shall be shared equally between the parties.

          (h) The mediation will take place in the county in which the Recipient Party is located, or any other place by agreement of the parties.

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

     9.3  LITIGATION; ARBITRATION

     If the Dispute has not been resolved by negotiations by discussion or mediation as provided in Sections 9.1 and 9.2, then the parties may proceed by litigation, or, should they agree, by any other method of dispute resolution, including arbitration.

                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1 NOTICES. Every notice, consent or other communication required or permitted to be given by any provision of the Agreement shall be in writing. Each such notice, shall be deemed to have been duly and properly given, served or made for all purposes on the date such notice is (a) delivered personally or
(b) sent by registered or certified mail, return receipt requested, postage and charges prepaid and addressed as follows:

          (a)  if to Coherent or Merger Sub, to:

                           Coherent, Inc.
                           5100 Patrick Henry Drive
                           Santa Clara, California 95054

                           Attention:  Scott Miller, Vice President and
                                       General Counsel
                           Telephone No.:  (408) 764-4000
                           Facsimile No.:  (408) 970-9998

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Judith Mayer O'Brien, Esq.
                           Telephone No.:  (415) 493-9300
                           Facsimile No.:  (415) 493-6811

          (b) if to Palomar or Star, to:

                           Palomar Medical Technologies, Inc.
                           45 Hartwell Avenue
                           Lexington, Massachusetts 02421

                           Attention: Chief Executive Officer and
                                      General Counsel

                           Telephone No.: (781) 676-7300
                           Facsimile No.: (781) 676-7330

                           with a copy to:

                           Foley, Hoag & Elliot LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention:  David A. Broadwin, Esq.
                           Telephone No.:  (617) 832-1000
                           Facsimile No.:  (617) 832-7000

                  (c)      if to Grove, Holtz or Mundinger, to:

                           Robert Grove
                           1249 Quarry Lane, Suite 100
                           Pleasanton, CA  94566
                           Telephone:   (952) 484-2140
                           Fax:

     10.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The Escrow Agent may execute the Escrow Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

     10.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, PROVIDED HOWEVER that the Confidentiality Agreement between Coherent and Star dated November 17, 1997 (the "CONFIDENTIALITY AGREEMENT") shall remain in full force and effect as it relates to the confidentiality and non-disclosure of Confidential Information (as defined in the Confidentiality Agreement) provided by the parties; (b) except as expressly provided herein are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that Coherent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH DELAWARE LAW.

     10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                       SIGNATURE PAGE IMMEDIATELY FOLLOWS]

         The parties have caused this Agreement to be signed, all as of the day and year first written above.

COHERENT, INC.                                PALOMAR MEDICAL TECHNOLOGIES, INC.


By:  /s/    Bernard Couillaud                 By:    /s/  Louis P. Valente
   ----------------------------------            -------------------------------
     Title:   President                             Title:  Chief Executive
                                                            Officer and
                                                            President

MEDICAL TECHNOLOGIES
ACQUISITION, INC.                             STAR MEDICAL TECHNOLOGIES, INC.


By:  /s/    Bernard Couillaud                 By:
   -----------------------------------           -------------------------------
     Title:  President                             Title:



--------------------------------------
Robert E. Grove


--------------------------------------
James Z. Holtz


--------------------------------------
David C. Mundinger

                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                                                                       EXHIBIT A
                                                                to Agreement and
                                                          Plan of Reorganization

                                ESCROW AGREEMENT

     This Escrow Agreement, dated December 7, 1998 (the "ESCROW AGREEMENT"), is entered into by and among Coherent, Inc., a Delaware corporation ("COHERENT,,), Medical Technologies Acquisition, Inc., a California corporation and a wholly owned subsidiary of Coherent ("MERGER SUB,,), Palomar Medical Technologies, Inc., a Delaware corporation ("PALOMAR,,), Robert Grove, James Holtz, David Mundinger, Mark Weckwerth, Tobin Island, Brian Guscott and Kenneth Anderson (collectively, with Palomar, the "STAR SHAREHOLDERS,,), and Star Medical Technologies, Inc., a California corporation and a consolidated subsidiary of Palomar ("STAR,,), and US Bank Trust, N.A. as escrow agent (the "ESCROW AGENT,,).

                                    RECITALS

     A. Coherent, Merger Sub, Palomar and Star have entered into that certain Agreement and Plan of Reorganization, dated as of December 7, 1998 (the "REORGANIZATION AGREEMENT"), pursuant to which Coherent will acquire Star through the statutory merger of Merger Sub with and into Star (the "MERGER,,). The surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     B. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Star are to be converted into the right to receive certain cash payments from Coherent (the "MERGER CONSIDERATION").

     C. Pursuant to the Reorganization Agreement, a portion of the Merger Consideration is to be deposited by Coherent into an escrow fund to be governed by Article VII of the Reorganization Agreement and the escrow provisions of this Agreement.

     D. Palomar and Star have made to Coherent and Merger Sub certain representations and warranties, covenants and agreements in the Reorganization Agreement, in the agreements attached thereto as exhibits, or in the agreements entered into in connection with the Merger.

     E. As set forth in Article VII of the Reorganization Agreement, it is a condition to the Merger that Palomar and Star indemnify Coherent and the Surviving Corporation for breaches of the representations and warranties, covenants and agreements in the Reorganization Agreement, in the agreements attached thereto as exhibits, and in the agreements entered into in connection with the Merger.

                                    AGREEMENT

     Now, therefore, as a material inducement to Coherent and Merger Sub to enter into the Reorganization Agreement, and in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

     1. DEFINED TERMS. Each capitalized term used in this Escrow Agreement without definition shall have the same meaning as is ascribed to such term in the Reorganization Agreement.

     2.  ESCROW.

          2.1. DEPOSIT OF ESCROW FUND. As security for the indemnity provided for in Article VII of the Reorganization Agreement and by virtue of this Escrow Agreement, the Star Shareholders listed on EXHIBIT A hereto will be deemed to have received and deposited with the Escrow Agent the Escrow Amount, with each such Star Shareholder deemed to have contributed the amount set forth opposite such Star Shareholder's name on EXHIBIT A hereto, and the Escrow Amount shall be deposited in the name of the Escrow Agent in the Escrow Fund (as defined below). At or promptly following the Effective Time, the Escrow Amount, without any act of any Star Shareholder, will be deposited with the Escrow Agent, such deposits to constitute an escrow fund (the "ESCROW FUND,,) to be governed by the terms set forth herein. The portion of the Escrow Amount deemed to be contributed on behalf of each Star Shareholder shall be its Pro Rata Portion (as defined herein) of the Escrow Amount. "PRO RATA PORTION,, shall mean, with respect to each Star Shareholder listed on EXHIBIT A, the amount determined at the Effective Time equal to the quotient obtained by dividing (x) the amount deemed contributed by each such Star Shareholder to the Escrow Fund as set forth on EXHIBIT A by (y) the Escrow Amount.

          2.2 ACCEPTANCE OF ESCROW FUND.

               (a) The Escrow Agent agrees to accept delivery of the Escrow Funds and to hold, preserve and disburse the Escrow Funds in accordance with the terms and conditions of this Escrow Agreement.

               (b) The Escrow Funds shall be invested by the Escrow Agent at the direction of the Shareholder Representative (as defined in Section 6.1 hereof) as follows:

                    (1) Direct  obligations  of the United  States or any agency thereof with maturities of three months or less from the date of acquisition thereof;

                    (2) Certificates of deposit,  bankers'  acceptance and other
               "money market instruments" issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus in excess of $50,000,000 and having a rating of "A" or better by a nationally recognized rating agency, with maturities of three months or less from the date of acquisition thereof;

                    (3) Shares of "money market funds",each having net assets in excess of $50,000,000; in each case maturing or being due or payable in full not more than three months after the acquisition thereof;

                    (4) Time deposits, maturing no more than six months from the date of creation thereof with commercial banks or savings banks or savings and loan associations, each having membership either in the Federal Deposit Insurance Corporation or any successor thereto and in amounts not exceeding the maximum amount of insurance thereunder; or

                    (5) Following any such direction, the Shareholder Representative may, at any time and from time to time, direct that the Escrow Funds be, and the Escrow Agent agrees that in such event the Escrow Funds shall be, reinvested by the Escrow Agent pursuant to the terms of this Section 2.2.

               (c) During the period from the date hereof to the date that the Escrow Agent has received any such direction from the Shareholder Representative in accordance with this Section 2.2, the Escrow Agent shall deposit such funds in a money market fund maintained by the Escrow Agent.

               (d) The Escrow Agent may accept and act upon oral investment instructions of the Shareholder Representative as so instructed.
          Furthermore:

                    (1) The  Escrow  Agent  will  confirm  all  oral  investment instructions in writing within 3 business days. If there is any discrepancy between any oral instructions and a written confirmation of that instruction, the Escrow Agent's records of the oral investment instructions shall govern.

                    (2) The parties to this Agreement  shall  indemnify and hold the Escrow Agent harmless from any and all liability for acting on an oral investment instruction purported to be given by the Shareholder Representative.

                    (3) The Escrow Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction whether or not the person giving the instructions was in fact the Shareholder Representative.

                    (4) In no event  shall  the  Escrow  Agent be  liable to the parties to this Agreement for any consequential, special, or exemplary damages, including, but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon oral instructions believed by the Escrow Agent to be genuine.

               (e) The Escrow Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Furthermore:

                    (1) Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received.

                    (2) The  Escrow  Agent  shall  not be  liable  for any  loss arising by error, failure or delay in the making of an investment which is caused by circumstances beyond the Escrow Agent's reasonable control.

          2.3 ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 11:59 p.m., California time, on the date one year following the Closing Date (the "ESCROW PERIOD,,), and upon termination, the Escrow Agent shall promptly distribute all remaining funds to the Star Shareholders in proportion to their respective original contributions to the Escrow Fund; PROVIDED, HOWEVER, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgement of Coherent, subject to the objection of the Shareholder Representative and the subsequent arbitration of the matter in the manner provided in Section 4.2 below, is necessary to satisfy any unsatisfied pending or threatened claims specified in any Officer's Certificate (as defined in Section 3.1 hereof) delivered to the Escrow Agent prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall notify Coherent of its intent to deliver to Star Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims (the "SETTLEMENT AMOUNT,,). Deliveries of amounts out of the Escrow Fund to Star Shareholders pursuant to this Section 2.3 shall be made in proportion to their respective original contributions to the Escrow Fund.

          2.4 PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof and the provisions of Article VII of the Reorganization Agreement.

          2.5 ACCRUED INTEREST. Except as provided below, all interest and earnings accrued on the Escrow Fund shall be retained in the Escrow Fund for the account of Coherent to the extent attributable to that portion of the Escrow Fund necessary to satisfy claims for indemnification of Losses, and for the account of the Star Shareholders to the extent attributable to that portion of the Escrow Fund remaining after the foregoing distribution to Coherent. Until disbursement, such interest and earnings shall be held in the Escrow Fund upon the terms and conditions set forth herein. Earnings and interest on the monies in the Escrow Fund to be distributed to the Star Shareholders at the time of disbursement in accordance with Section 2.3 shall be distributed exclusively to the Star Shareholders. For tax reporting and payments purposes, during the pendency of the Escrow Fund, the Escrow Agent shall allocate earnings and interest on monies in the Escrow Fund to the Star Shareholders; provided that, notwithstanding anything to the contrary in this Section 2, the Escrow Agent shall distribute to the Star Shareholders an amount from the Escrow Fund on each estimated and final tax payment date equal to the federal and state income taxes due with respect to such income for such period as set forth in a notice provided by the Shareholder Representative to the Escrow Agent and Coherent, which taxes shall be certified with respect to each Star Shareholder by such Star Shareholder's accountant if so reasonably requested by Coherent. The Star Shareholders shall provide the Escrow Agent with such taxpayer identification numbers and related documentation as may be reasonably necessary for reporting of interest and earnings on the Escrow Fund.

     3. CLAIMS.

          3.1 CLAIMS UPON ESCROW FUND. Once the Escrow Agent has received, at any time on or before the last day of the Escrow Period, a certificate signed by any officer of Coherent (an "OFFICER'S CERTIFICATE,,): (i) stating that an Indemnitee or Indemnitees have incurred or paid or properly accrued Losses, or would be required in accordance with GAAP to reflect potential Losses in its financial statements or footnotes thereto if prepared at that time, the aggregate amount of which Losses exceeds $500,000, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and, if applicable, the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 2.3 and 3.2 hereof, deliver to the Indemnitee out of the Escrow Fund, in accordance with Section 3.2, such amount held in the Escrow Fund that equals all Losses in excess of $500,000 and shall provide notice to the Star Shareholders of such claims.

          3.2 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative, and for a period of thirty
     (30) days after such delivery, the Escrow Agent shall make no delivery to Coherent from the Escrow Fund pursuant to Sections 3.1 and 3.2 hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the amount from the Escrow Fund in accordance with Sections 3.1 and 3.2 hereof; PROVIDED, HOWEVER, that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     4. RESOLUTION OF CLAIMS.

          4.1. GOOD FAITH NEGOTIATION. In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty (30) days after delivery of such Officer's Certificate, the Shareholder Representative and Coherent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Coherent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Coherent and the Shareholder Representative and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute portions of the Escrow Amount from the Escrow Fund in accordance with the terms thereof.

          4.2 ARBITRATION. If no such agreement can be reached after good faith negotiation, either Coherent or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or Coherent and the Shareholder Representative agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Coherent and the Shareholder Representative. In the event that within twenty (20) days after submission of any dispute to arbitration, Coherent and the Shareholder Representative cannot mutually agree on one arbitrator, Coherent and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing Coherent and the Shareholder Representative an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing party about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

          4.3 JUDGMENT; RULES; EXPENSES. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held under the commercial arbitration rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          4.4 THIRD-PARTY CLAIMS. Section 7.4 of the Reorganization Agreement shall govern the rights and obligations of the parties with respect to third-party claims that may result in a demand against the Escrow Fund.

     5. FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Coherent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

     6. SHAREHOLDER REPRESENTATIVE

     6.1 APPOINTMENT. In the event that the Merger is approved, effective upon such vote, and without further act of any Star Shareholder, Palomar shall be appointed as agent and attorney-in-fact (the "SHAREHOLDER REPRESENTATIVE,,) for each Star Shareholder, for and on behalf of all Star Shareholders, to give and receive notices and communications, to authorize payment to Coherent of the appropriate portions of the Escrow Amount from the Escrow Fund in satisfaction of claims by Coherent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by Star Shareholders from time to time upon not less than thirty (30) days prior written notice to Coherent; PROVIDED, HOWEVER, that the Shareholder Representative may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services. Notices or communications to the Shareholder Representative shall constitute notice to each of the Star Shareholders.

     6.2 LIABILITY. The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative in the exercise of commercially reasonable judgment. The Star Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

     6.3 FINALITY OF DECISION. A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of all Star Shareholders for whom a portion of the Escrow Amount otherwise payable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Star Shareholders, and the Escrow Agent and Coherent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Star Shareholder. The Escrow Agent and Coherent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

     7. ESCROW AGENT'S DUTIES.

          7.1 LIABILITY. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Coherent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          7.2. ORDERS, JUDGMENTS AND DECREES. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          7.3 IDENTITY, AUTHORITY OR RIGHTS OF PARTIES. The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          7.4 STATUTE OF LIMITATIONS. The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          7.5 DAMAGES, LOSSES, OR EXPENSES. In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          7.6 CONTROVERSY. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and cash balances and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and cash balances held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties hereto jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          7.7 INDEMNIFICATION. The parties hereto and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

          7.8 RESIGNATION. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties hereto; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties hereto fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. Notwithstanding anything else herein, any entity into which the Escrow Agent may be merged or with which it may be consolidated, or any entity to whom Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding.

     8. GENERAL PROVISIONS.

          8.1 NOTICES. Every notice, consent or other communication required or permitted to be given by any provision of the Agreement shall be in writing. Each such notice, shall be deemed to have been duly and properly given, served or made for all purposes on the date such notice is (a) delivered personally or (b) sent by registered or certified mail, return receipt requested, postage and charges prepaid and addressed as follows:

                  (a)      if to Coherent or Merger Sub, to:

                           Coherent, Inc.
                           5100 Patrick Henry Drive
                           Santa Clara, California 95054
                           Attention:  Scott Miller, Vice President and
                                                     General Counsel
                           Telephone No.:  (408) 764-4000
                           Facsimile No.:  (408) 970-9998

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Judith Mayer O'Brien, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811

                  (b)      if to Palomar or Star, to:

                           Palomar Medical Technologies, Inc.
                           45 Hartwell Avenue
                           Lexington, Massachusetts 02421
                           Attention: President and General Counsel
                           Telephone No.: (781) 676-7300
                           Facsimile No.: (781) 676-7330

                           with a copy to:

                           Foley, Hoag & Elliot LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention:  David A. Broadwin, Esq.
                           Telephone No.:  (617) 832-1000
                           Facsimile No.:  (617) 832-7000

                  (c)      If to the Shareholder Representative, to:
                           Palomar Medical Technologies, Inc.
                           45 Hartwell Avenue
                           Lexington, Massachusetts 02421
                           Telephone No.: (781) 676-7300
                           Facsimile No.: (781) 676-7330

                  (d)      If to the Escrow Agent, to:
                           US Bank Trust, N.A.
                           1 California Street, Suite 400
                           San Francisco, CA  94111
                           Telephone No:  (415) 273-4536
                           Facsimile No.:  (415) 273-4593
                           Attention: Carol Andreacchi

          8.2 INTERPRETATION. The words "include,,, "includes,, and "including,, when used herein shall be deemed in each case to be followed by the words "without limitation.,, The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          8.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement: (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly provided herein is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that Coherent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

          8.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.7 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH CALIFORNIA LAW. ANY ARBITRATION PROCEEDINGS AS SET FORTH HEREIN SHALL BE HELD IN ENGLISH IN SANTA CLARA COUNTY, STATE OF CALIFORNIA.

          8.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

COHERENT, INC.                                PALOMAR MEDICAL TECHNOLOGIES, INC.
                                              (as "Palomar" and as a
                                              "Star Shareholder" herein)

By:                                           By:
   -------------------------                     -------------------------------
   Title:                                        Title:

MEDICAL TECHNOLOGIES
ACQUISITION, INC.                             STAR MEDICAL TECHNOLOGIES, INC.



By:                                           By:
   -------------------------                     -------------------------------
   Title:                                        Title:

US BANK TRUST, N.A.                           STAR SHAREHOLDERS



By:
   ------------------------                  -----------------------------------
   Title:                                    Robert Grove



                                             -----------------------------------
                                             James Holtz



                                             -----------------------------------
                                             David Mundinger

                                             -----------------------------------
                                             Mark Weckwerth



                                             -----------------------------------
                                             Tobin Island



                                             -----------------------------------
                                             Brian Guscott



                                             -----------------------------------
                                             Kenneth Anderson

                                    EXHIBIT A

                           CONTRIBUTION TO ESCROW FUND

NAME                                                 CONTRIBUTION                       PRO RATA PORTION

Palomar Medical Technologies, Inc.                    $3,254,907                              81.4%

Robert Grove                                            $200,000                               5%

James Holtz                                             $200,000                               5%

David Mundinger                                         $200,000                               5%

Brian Guscott                                            $51,208                               1.28%

Mark Weckwerth                                           $34,140                               0.84%

Tobin Island                                             $34,140                               0.84%

Kenneth Anderson                                         $25,605                               0.64%
                                                     ------------                       ----------------

TOTAL                                                 $4,000,000                             100%

                                                                       EXHIBIT B
                                                                to Agreement and
                                                          Plan of Reorganization

                               MERGER CERTIFICATE
                          (To Be Delivered at Closing)

                                                                       EXHIBIT C
                                                                to Agreement and
                                                          Plan of Reorganization

TUCKER ANTHONY INCORPORATED
One Beacon Street
Boston, Massachusetts 02108

(617) 725-1762
(617) 725-2483 Fax
Investment Banking

December 7, 1998

Board of Directors
Palomar Medical Technologies, Inc.
45 Hartwell Avenue
Lexington, MA 02173

Members of the Board:

You have requested the opinion of Tucker Anthony Incorporated ("Tucker Anthony") as to the fairness, from a financial point of view, of the consideration to be received by Palomar Medical Technologies, Inc. (the "Company") pursuant to the Agreement and Plan of Reorganization (the "Agreement") by and among the Company, Star Medical Technologies, Inc. ("Star"), Coherent, Inc. (the "Buyer"), a wholly owned subsidiary of the Buyer and certain individuals who hold options to purchase shares of common stock of Star. Pursuant to the Agreement, a newly formed, wholly owned subsidiary of the Buyer will be merged with and into the Company in accordance with applicable law (the "Merger"). Pursuant to the terms of the Agreement, the Buyer will pay cash consideration of a n-tinimum of $65 million (the "Gross Merger Consideration"), of which the Company will receive a minimum of $54 million (the "Palomar Merger Consideration").

Tucker Anthony, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. In connection with our procedures outlined herein and the preparation of our opinion, Tucker Anthony has not been authorized by the Company to solicit, nor have we solicited or evaluated, third-party indications of interest for the acquisition of the common stock or assets of Star. Tucker Anthony has not participated in the negotiations leading to the Agreement. The fees that Tucker Anthony will receive for rendering this opinion are not contingent upon the closing of the Transaction. In the ordinary course of our business, we may actively trade the securities of both the Company and the Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have among other things:

(i)     Reviewed the Agreement;

(ii) Reviewed certain historical financial and other information concerning Star for the three fiscal years ended December 31, 1997 and for the first nine months of 1998, including Star's unaudited financial statements for the three fiscal years ended December 31, 1997 and draft audited financial statements for the nine months ended September 30, 1998;

(iii) Reviewed certain historical financial and other information concerning the Company for the three fiscal years ended December 31, 1997 and quarterly results for the quarters ended March 31, 1998 and June 30, 1998, including the Company's reports on Forms 10-K and 10-Q;

(iv) Held discussions with the senior managements of the Company and Star with respect to Star's past and current financial performance, financial condition and future prospects;

(v) Reviewed certain internal financial data, pr 'ections and other information of the Company, including financial projections prepared by managements of Star and the Company, and performed a discounted cash flow analysis using such projections;

(vi) Analyzed certain publicly available information of other companies that operate in similar industries, and compared Star from a financial point of view with certain of these companies;

(vii) Reviewed the consideration received by stockholders in acquisitions of companies that operate in similar industries or that we otherwise deemed relevant to our inquiry; and

(viii) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by Star and the Company and have not attempted to verify any of such information. We have assumed (i) that the financial projections of Star provided to us have been prepared on a basis reflecting the best currently available estimates and judgments of Star's and the Company's management as to the future financial performance and results of Star, and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods estimated. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of Star or the Company nor did we verify any of Star's or the Company's books or records. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date hereof, and the information made available to us through the date hereof.

This opinion is being furnished for the use and benefit of the Company's Board of Directors and is not a reconunendation to shareholders. Tucker Anthony has advised the Board of Directors that it does not believe any person other than the Board of Directors has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

Based upon and subject to the foregoing, it is our opinion that the Palomar Merger Consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view, as of the date hereof.

Very truly yours,


     /s/
-----------------
Tucker Anthony Incorporated

                                                                       EXHIBIT D
                                                                to Agreement and
                                                          Plan of Reorganization

                             Form of Legal Opinion
                          (To Be Delivered at Closing

                                                                       EXHIBIT E
                                                                to Agreement and
                                                          Plan of Reorganization


                            PATENT LICENSE AGREEMENT

     THIS PATENT LICENSE AGREEMENT (this "AGREEMENT") is entered into this 7th day of December, 1998, by and among Palomar Medical Technologies, Inc., a
Delaware corporation, with offices at 45 Hartwell Avenue, Lexington, Massachusetts 02421-3102 ("PALOMAR"), Star Medical Technologies, Inc., a California corporation with offices at 1249 Quarry Lane, Suite 100, Pleasanton, California 94566 ("STAR"), and Coherent, Inc., a Delaware corporation with offices at 5100 Patrick Henry Drive, Santa Clara, California 95056 ("COHERENT"), (each, a "PARTY"; together, the "PARTIES").

                                   WITNESSETH:

     WHEREAS, Palomar is the exclusive licensee of certain United States patents pursuant to a license agreement between Palomar and Massachusetts General Hospital ("MGH");

     WHEREAS,  Coherent and Star desire to acquire  licenses under such patents;
and

     WHEREAS, Star is the assignee of certain patents under which Palomar desires to obtain licenses.

     NOW THEREFORE, the Parties hereby agree as follows:

                                   AGREEMENT:

     1. DEFINITIONS. The following terms shall have the meanings set forth below:

          A. "'306 PATENT" shall mean United States Patent No. 5,074,306, entitled "Measurement of Burn Depth in Skin," issued on December 24, 1991, and any reissue or reexamination thereof or any patent issuing from a divisional application, continuation or continuation-in-part from the application from which such patent issued.

          B. "'350 PATENT" shall mean United States Patent No. 5,527,350, entitled "Pulsed Infrared Laser Treatment of Psoriasis," issued on June 18, 1996, and any reissue or reexamination thereof or any patent issuing from a divisional application, continuation or continuation-in-part from the application from which such patent issued.

          C. "'403 PATENT" shall mean United States Patent No. 5,707,403, entitled "Method for the Laser Treatment of Subsurface Blood Vessels," issued on January 13, 1996, and any reissue or reexamination thereof or any patent issuing from a divisional application, continuation or continuation-in-part from the application from which such patent issued.

          D. "'568 PATENT" shall mean United States Patent No. 5,595,568 entitled "Permanent Hair Removal Using Optical Pulses," issued on January 21, 1997, and any reissue or reexamination thereof or any patent issuing from a divisional application, continuation or continuation-in-part from the application from which such patent issued.

          E. "'844 PATENT" shall mean United States Patent No. 5,735,844 entitled "Hair Removal Using Optical Pulses," issued on April 7, 1998, and any reissue or reexamination thereof or any patent issuing from a divisional application, continuation or continuation-in-part from the application from which such patent issued.

          F. "'901 PATENT" shall mean United States Patent No. 5,743,901, entitled "High Fluence Diode Laser Device and Method for the Fabrication
     and Use Thereof," issued on April 28, 1998, and any reissue or reexamination thereof or any patent issuing from a divisional application, continuation or continuation-in-part from the application from which such patent issued.

          G. "ACQUISITION AGREEMENT" shall mean that certain "Agreement and Plan of Reorganization" entered into by and among Coherent, Medical Technologies Acquisition, Inc., Palomar, Star, Robert E. Grove, James Z. Holtz and David
     C. Mundinger, of even date herewith.

          H. "AFFILIATE" shall mean an entity of which Coherent owns or controls at least fifty-one percent (51%) of the outstanding shares of stock entitled to vote for such entity's board of directors.

          I. "AVERAGE SALES PRICE" shall mean, with respect to a Palomar Licensed Product, the average selling price of such Palomar Licensed Product by Coherent to third parties not Affiliates during the preceding calendar quarter.

          J. "DUAL USE DEVICE" shall mean an apparatus (i) that is commercially and medically suitable for both hair removal and leg vein treatment and
     (ii) whose principal use is hair removal.

          K. "DUAL USE DEVICE SUBLICENSEE" shall mean a third party unaffiliated with Palomar to whom Palomar has granted a license (a "DUAL USE LICENSE"), under the `568 Patent and under the `844 Patent, to make, use, offer for sale, sell and import any devices and perform and practice any processes.

          L. "MGH AGREEMENT" shall mean that certain "License Agreement" between Palomar and MGH dated as of August 18, 1995, and any amendments thereto.

          M. "NET SALES" shall mean, with respect to Palomar Licensed Products sold or leased by Coherent during a calendar quarter, the amount invoiced by Coherent for the sale or lease ("ACTUAL AMOUNTS") for such Palomar Licensed Products, less credits and allowances for price adjustment; rebates and cash discounts to customers; amounts for transportation, insurance, handling or shipping; taxes; discounts, and allowances actually shown on such invoices; and allowances for any rejection or return of Palomar Licensed Products previously sold; provided that, when calculating Net Sales with respect to a Palomar Licensed Product sold to an Affiliate at a price less than the Average Sales Price, the Actual Amount with respect thereto shall be deemed equal to the Average Sales Price; and provided further that if Coherent sells or leases one or more Palomar Licensed Product(s) in combination with other Coherent Products at a single price (a "BUNDLED PACKAGE") and the Actual Amount invoiced by Coherent for such Palomar Licensed Product(s) included in such Bundled Package is less than the Average Sales Prices for the Palomar Licensed Product(s) contained in the Bundled Package, the Actual Amount received by Coherent for such Palomar Licensed Product(s) included in such Bundled Package shall be deemed to be equal to the Average Sales Prices for the Palomar Licensed Product(s) contained in the Bundled Package.

          N. "PALOMAR LICENSED PRODUCT" shall mean any product that infringes a valid claim of either the `568 Patent or the `844 Patent sold or leased by Coherent after the date hereof.

          O. "ROYALTY RATE" means seven and one-half percent (7.5%) or such other lower rate as may be determined in accordance with Section 11.A.

     2. LICENSES TO COHERENT AND STAR.

Subject to all the terms and conditions of this Agreement, Palomar hereby grants to both Coherent and Star a worldwide, irrevocable, perpetual, royalty-bearing, non-exclusive sublicense, in the field of hair reduction and/or removal, under the `568 Patent and the `844 Patent and all renewals, extensions and foreign counterparts thereof to make, have made, use, sell, offer for sale, or import any apparatus and practice any process or method, and to sublicense Coherent's and Star's customers to use the Palomar Licensed Products in accordance with the claims in such patents. Except as expressly provided above, Coherent and Star shall not have the right to sublicense, in whole or in part, the `568 Patent or the `844 Patent.

     3. LICENSES TO PALOMAR.

          A. `306 PATENT. Upon Palomar's written request, Star and Palomar shall negotiate in good faith the terms and conditions, including without limitation a royalty payment, of an agreement ("'306 LICENSE AGREEMENT") pursuant to which Star would grant to Palomar a license under the `306 Patent to make, have made, use, sell, offer for sale and import any apparatus.

          B. `350 AND `403 PATENTS.

               (i) Subject to all the terms and conditions of this Agreement, Star hereby grants to Palomar a worldwide, irrevocable, perpetual, non-exclusive, royalty-free, non-transferable license to grant to Dual Use Device Sublicensees sublicenses under the `350 Patent and under the `403 Patent, during the term of the relevant Dual Use License, to make, have made, use, sell, offer for sale, and import Dual Use Devices, but not Restricted Semiconductor Laser Devices (as such term is defined in Section 5.14 of the Acquisition Agreement).

               (ii) Subject to all the terms and conditions of this Agreement, Star hereby grants to Palomar a worldwide, irrevocable, perpetual, non-exclusive, royalty-bearing, non-transferable license to grant to Dual Use Device Sublicensees, following the expiration of the Palomar Restricted Period (as defined in Section 5.14 of the Acquisition Agreement), sublicenses under the `350 Patent and under the `403 Patent to make, have made, use, sell, offer for sale, and import Restricted Semiconductor Laser Devices; PROVIDED that Palomar shall not exercise the foregoing license prior to the Parties' agreeing, following their good-faith negotiation, upon a royalty to be paid by Palomar to Star in connection with such third-party Dual Use Licenses.

               (iii) Upon Palomar's written request, Star and Palomar shall negotiate in good faith the terms and conditions, including without limitation a royalty payment, of an agreement pursuant to which Star would grant to Palomar a license under the `350 Patent (the "'350 LICENSE AGREEMENT") and of an agreement pursuant to which Star would grant Palomar a license under the `403 Patent (the "'403 LICENSE AGREEMENT") to make, have made, use, sell, offer for sale and import any apparatus.

          C. `901 PATENT.

               (i) Subject to all the terms and conditions of this Agreement, Star hereby grants to Palomar a worldwide, irrevocable, perpetual, non-exclusive, royalty-free, non-transferable license under the `901 Patent to make, have made, use, sell, offer for sale, and import devices other than Restricted Semiconductor Laser Devices.

               (ii) After the expiration of the Palomar Restricted Period, upon Palomar's written request, the Parties shall negotiate in good faith commercially reasonable terms, including royalty payments, pursuant to which Star would license Palomar under the `901 Patent to make, have made, use, sell, offer for sale, and import Restricted Semiconductor Laser Devices (the "'901 LICENSE AGREEMENT").

4.  COMPENSATION.

          A. Within thirty (30) days after the last day of each calendar quarter, Coherent shall pay to Palomar a royalty (the "ROYALTY") equal to the product of (x) the Royalty Rate times (y) Coherent's Net Sales of Palomar Licensed Products during such calendar quarter.

          B. Coherent shall only pay one royalty hereunder as to each Palomar Licensed Product whether or not it is covered by more than one (1) claim of a patent licensed hereunder, by the claims of more than one (1) patent licensed hereunder, or by the claims of patents licensed hereunder of more than one (1) country.

          C. For each calendar quarter, Coherent shall provide Palomar with a written royalty statement in a form reasonably acceptable to Palomar. Such royalty statement shall recite per country the stock number, item, units sold, description, quantity shipped, gross invoice, amount billed customers less discounts, allowances, returns and reportable sales for each Palomar Licensed Product. Such statement shall be furnished to Palomar regardless of whether any Palomar Licensed Products were sold during the calendar quarter or whether any actual Royalty was owed.

          D. Royalty obligations shall accrue upon the sale of the Palomar Licensed Products regardless of the time of collection by Coherent. A Palomar Licensed Product shall be considered "sold" when such Palomar Licensed Product is billed, invoiced, shipped or paid for, whichever occurs first.

          E. The receipt or acceptance by Palomar of any royalty statement or payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such statement or payment.

          F. Upon expiration or termination of this Agreement, all royalty obligations incurred prior to such expiration or termination shall be accelerated and shall immediately become due and payable.

          G. All payments due Palomar shall be made in United States currency by check drawn on a United States bank, unless otherwise specified by Palomar.

          H. Overdue payments hereunder shall be subject to a late payment charge calculated at a one and one-half percent (1 1/2%) per month during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

          I. Coherent shall pay any tax (and any related interest and penalty), however designated, imposed as a result of the existence or operation of this Agreement, including any tax which Coherent is required to withhold or deduct from payments to Palomar, except any income tax imposed upon Palomar by the United States or any subdivision thereof.

          J. The foregoing notwithstanding and without limiting any other remedy that Coherent or Star may have, in the event that either Palomar or MGH terminates the MGH Agreement and Coherent or Star continue to exercise, pursuant to Section 9.4 of the MGH Agreement, license rights under the `568 Patent and the `844 Patent, neither Coherent nor Star shall have any obligations to Palomar pursuant to this Section 4, provided, however that all royalty obligations incurred prior to such expiration or termination shall be accelerated and shall immediately become due and payable

          K. If the Term expires as to either the `568 Patent or the `864 Patent or if either of such patents are held invalid or unenforceable, the Parties shall renegotiate in good faith the Royalty Rate to be paid by Coherent to Palomar to take into account such occurrence.

     5. RELEASE.

     In consideration of the rights granted hereunder and other good and valuable consideration paid by Coherent to Palomar, the receipt and sufficiency of which Palomar hereby acknowledges, Palomar, for itself and for its present affiliates, hereby releases (a) Star and Coherent, their present affiliates and all purchasers and users of products of the kind herein licensed as of the effective date, from all claims, demands and rights of action which Palomar or its present affiliates may have on account of any infringement or alleged infringement of any patent issued in any country of the world by reason of the manufacture, use, lease, sale, offer for sale or importation of any of such products which were used or furnished by Star, or any of their affiliates prior to the effective date hereof and (b) Coherent, its present affiliates and all purchasers and users of products of the kind herein licensed as of the effective date, from all claims, demands and rights of action which Palomar or its present affiliates may have on account of any infringement or alleged infringement of any patent licensed hereunder by reason of the manufacture, use, lease, sale, offer for sale or importation of any of such products which were used or furnished by Star, or any of their affiliates prior to the effective date hereof

     6. RECORD INSPECTION AND AUDIT.

          A. PALOMAR INSPECTION RIGHTS.

               (i) Each of Palomar and MGH shall have the right, upon reasonable notice, to inspect Coherent's books and records and all other documents and materials in Coherent's possession or control for the limited purpose of verifying Coherent's obligations to Palomar pursuant to Section 4. Each of Palomar and MGH shall have free and full access thereto for such purpose. In no event shall either Palomar or MGH have the right to examine information with respect to Coherent's costs, pricing formulae or percentages of mark-up.

               (ii) In the event that such inspection reveals an underpayment by Coherent of the actual Royalty owed, Coherent shall pay the difference plus interest calculated at the rate of one and one-half percent (1 1/2%) per month. If such underpayment is in excess of Five Thousand United States Dollars ($5,000.00) for any calendar quarter, Coherent shall also reimburse Palomar for the cost of such inspection.

               (iii) All books and records relative to Coherent's obligations hereunder shall be maintained and made accessible to each of Palomar and MGH for inspection for at least two (2) years after termination of this Agreement.

          B. COHERENT INSPECTION RIGHTS.

               (i) Coherent shall have the right, upon reasonable notice, to inspect Palomar's books and records and all other documents and material in Palomar's possession or control for the limited purpose of determining Palomar's compliance with this Agreement. Coherent shall have free and full access thereto for such purposes. In no event shall Coherent have the right to examine information with respect to Palomar's costs, pricing formulae or percentages of mark-up.

               (ii) All books and records relative to Palomar's obligations hereunder shall be maintained and made accessible to Coherent for inspection for at least two (2) years after termination of this Agreement.

     7. PATENT MARKING AND PUBLICITY.

          A. PATENT MARKING.

               (i) Coherent and Star shall mark or label the Palomar Licensed Products with the patent numbers of the relevant licensed patents in accordance with 35 U.S.C. ss. 287.

               (ii) Palomar shall mark or label any product manufactured or sold under any of the relevant licensed patents with the patent numbers of such patents in accordance with 35 U.S.C. ss. 287.

          B. PUBLICITY. Except as provided above, nothing in this Agreement shall be construed as conferring upon either Party or their affiliates any right to include on advertising, packaging or other commercial activities related to any product, any reference to Coherent or Star, if by Palomar, or to Palomar or Massachusetts General Hospital, if by Coherent or Star, or any of their respective trade names, trademarks or service marks without the other Party's written consent.

     8. TERM AND TERMINATION.

          A. Unless sooner terminated as otherwise provided for herein, all licenses granted, and any royalty obligations due, under each of the patents licensed hereunder shall continue until the expiration of such patent (such period with respect to each such patent, the "TERM").

          B. If either Party defaults in the performance of any of its material obligations hereunder, such Party shall use its best efforts to correct such default within thirty (30) days (or such additional time as the Parties may agree) after written notice thereof from the other Party. If any such default cannot be, or is not, corrected within such thirty
     (30)-day period, then the non-defaulting Party shall have the right, in addition to any other remedies it may have, to terminate this Agreement and all rights and licenses granted by the non-defaulting Party hereunder by giving written notice to the Party in default.

     9. REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION.

          A. Each party represents and warrants to the best of its knowledge and belief that it has the right and ability to grant the licenses described herein.

          B. Palomar represents and warrants that: (i) the MGH Agreement is in full force and effect; and (ii) Palomar is not in breach of any material provision of the MGH Agreement.

          C. INDEMNIFICATION. Palomar shall defend, indemnify and hold Coherent and Star, and their customers, harmless from and against any and all losses, damages, liabilities, costs, and expenses (including but not limited to attorneys' fees) arising out of or in connection with any claim, suit, action, or proceeding, to the extent based on the infringement of the `844 Patent or the `568 Patent, brought or threatened by MGH against Coherent or Star, or any of their customers.

          D. Each Party disclaims any warranty as to non-infringement of any product made, had made, used, offered for sale, sold, or imported pursuant to a license granted hereunder or any warranty as to the accuracy, sufficiency or suitability of any such product or method and assumes no responsibility or liability for loss or damages, whether direct, indirect, consequential or incidental which might arise out of other Party's use thereof, which shall be entirely at such Party's risk and peril.

     10. LIMITATION OF LIABILITY.

     EXCEPT AS PROVIDED IN SECTION 9.C, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     11. MOST FAVORED LICENSEE.


          A. If Palomar grants to a third party a license under the `568 Patent or the `844 Patent having materially the same terms as this Agreement and having a royalty rate that is lower than that provided in this Agreement then Palomar will promptly notify Coherent of any such license, and the Royalty Rate set forth in this Agreement shall be set equal to such lower royalty rate, effective as of the date such license becomes effective.


          B. If Coherent grants to a third party a license under the `306 Patent, the `350 Patent, the `403 Patent or the `901 Patent pursuant to an agreement having materially the same terms as the `306 License Agreement, the `350 License Agreement, the `403 License Agreement or the `901 License Agreement, respectively, and having a royalty rate that is lower than that provided in the `306 License Agreement, the `350 License Agreement, the `403 License Agreement or the `901 License Agreement, respectively, then Coherent will promptly notify Palomar of any such license, and the royalty rate set forth in the `306 License Agreement, the `350 License Agreement, the `403 License Agreement or the `901 License Agreement, respectively, shall be set equal to such lower royalty rate, effective as of the date such license becomes effective.

     12. NOTICES.

          A. Any notices required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested or delivered by a national overnight express service.

          B. Either party may change the address to which notice or payment is to be sent by written notice to the other party pursuant to the provisions of this paragraph.

     13. ADDRESSES.

     A. Any notice or other communication hereunder shall be sufficiently given to Coherent or Star when sent by certified mail addressed to:

                          Coherent, Inc.
                          5100 Patrick Henry Drive
                          Santa Clara, California 95056
                          Attn.:  Chief Executive Officer

                          With a copy to General Counsel
                 or to Palomar when sent by certified mail addressed to:

                          Palomar Medical Technologies, Inc.
                          45 Hartwell Avenue
                          Lexington, MA  02421-3102
                          Attn:  Chief Executive Officer

                          with a copy to General Counsel.

          B. Payments by Coherent shall be made to Palomar at the address specified in this section. Alternatively, payments to Palomar may be made by bank wire transfers to Palomar's account:

                          Palomar Medical Technologies, Inc.
                          Account Number: 0501395874
                          Fleet National Bank
                          ABA Number: 011 000 206

     14. JURISDICTION AND DISPUTES.

          A. This Agreement shall be governed by the laws of the state of Delaware, without regard to its principles of conflict of laws.

          B. All disputes hereunder shall be resolved in accordance with Article 9 of the Acquisition Agreement.

     15. AGREEMENT BINDING ON SUCCESSORS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns.

     16. WAIVER.

     No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

     17. SEVERABILITY.

     If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

     18. ASSIGNABILITY.

     This Agreement and any licenses and rights granted to it hereunder may be assigned to any successor in interest of all or substantially all of the stock or assets of either party, provided that such successor agrees in writing to be bound by the terms and conditions of this Agreement, which successor shall thereafter be deemed substituted as the party hereto, effective upon such assignment. Except as set forth herein, neither this Agreement nor any licenses or rights hereunder shall be otherwise assignable or transferable by either party without the express written consent of the other party.

     19. INTEGRATION.

     This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents with which it may be in conflict.

     20. SURVIVAL.

     Any termination of this Agreement shall not affect Coherent's or Star's licenses, rights and obligations with respect to any Palomar Licensed Product made prior to such termination, provided that Coherent has complied with its royalty obligations hereunder with respect to such Palomar Licensed Product. Without limiting the generality of the foregoing, the provisions of Sections 5 (Release), 6 (Record Inspection and Audit), 9 (Representations, Warranties, and Indemnification), 10 (Limitation of Liability), 14 (Jurisdiction and Disputes), and 20 (Survival) shall survive expiration or termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

PALOMAR MEDICAL TECHNOLOGIES, INC.



By:
   -------------------------------
   Title:
   Date:

STAR MEDICAL TECHNOLOGIES, INC.



By:
   -------------------------------
   Title:
   Date:

COHERENT, INC.



By:
   -------------------------------
   Title:
   Date:

                                                                       EXHIBIT F
                                                                to Agreement and
                                                          Plan of Reorganization

                  Form of Legal Opinion of Counsel to Palomar
                          (To Be Delivered at Closing)

                                                                    Schedule 1.6
                                                                to Agreement and
                                                          Plan of Reorganization

                         STAR MEDICAL TECHNOLOGIES, INC
                      PROCEEDS DUE TO COMMON STOCKHOLDERS


                                            |-------------------------------------------------------------------------------------|
                                            |                        PRICE PER SHARE                                              |
-----------------|----------|---------------|-------------------------------------------------------------------------------------|
|EMPLOYEE        |          |    ISSUE DATE |        $2.50      $5.00      $6.00       $9.50      $19.00       $19.00             |
-----------------|----------|---------------|-------------------------------------------------------------------------------------|
                                            |                         NUMBER OF SHARES                                            |
                                            |-------------------------------------------------------------------------------------|
James Holtz          ISO          23-May-94                      12,900
James Holtz          ISO          17-Feb-96                                 50,000
Robert Grove         ISO          23-May-94                      12,900
Robert Grove         ISO          17-Feb-96                                 50,000
David Mundinger      NQ           01-Jun-94          27,900
David Mundinger      ISO          23-May-94                      15,000
David Mundinger      ISO          17-Feb-96                                 20,000
Mark Weckwerth       NQ           19-Aug-96                                            10,000
Tony Island          ISO          06-Jan-97                                                       10,000
Brain Guscott        ISO          20-Jan-97                                                       15,000
Kenneth Anderson     ISO          31-Mar-97                                                       7,500
Deborah Briggs       ISO          31-Mar-97                                                       1,083
David Van Lue        ISO          22-May-97                                                       4,000
Dana Rivinius        ISO          22-May-97                                                       3,000
Albert Zakowski      ISO          22-May-97                                                       3,000
Yong Kim             ISO          14-Jul-97                                                       5,000
                                            ---------------------------------------------------------------------------------------
                                                     27,900      40,800     120,000    10,000    48,583
                                            =======================================================================================

OPTION EXERCISES:

Jim Holtz                                               100
Bob Grove                                                           100
Dave Mundinger                                                      100

Total Empolyee Group

PALOMAR MEDICAL:
Options                                                                                                        378,224
Common Stock

Total



                                                 |------------------|---------------|
                                                 |     GROSS VALUE  |   VALUE PER   |                               |--------------|
                       |-------------|-----------|  FOR OPTIONS HELD|     SHARE     |---------------|---------------|    PALOMAR   |
|----------------------|             |           |------------------|---------------|   EXERCISE    |      NET      |   REPURCHASE |
|EMPLOYEE              |    TOTAL    |           |    $12,996,060   |   $52.555416  |     PRICE     |     VALUE     |   ADJUSTMENT |
|----------------------|-------------|-----------|------------------|---------------|---------------|---------------|--------------|
James Holtz                 12,900       0.914%          $677,965                        $64,500         $613,465       -$89,100
James Holtz                 50,000       3.542%        $2,627,771                       $300,000       $2,327,771
Robert Grove                12,900       0.914%          $677,965                        $64,500         $613,465       -$89,100
Robert Grove                50,000       3.542%        $2,627,771                       $300,000       $2,327,771
David Mundinger             27,900       1.976%        $1,466,296                        $69,750       $1,396,546       -$89,100
David Mundinger             15,000       1.062%          $788,331                        $75,000         $713,331
David Mundinger             20,000       1.417%        $1,051,108                       $120,000         $931,108
Mark Weckwerth              10,000       0.708%          $525,554                        $95,000         $430,554
Tony Island                 10,000       0.708%          $525,554                       $190,000         $335,554
Brain Guscott               15,000       1.062%          $788,331                       $285,000         $503,331
Kenneth Anderson             7,500       0.531%          $394,166                       $142,500         $251,666
Deborah Briggs               1,083       0.077%           $56,918                        $20,577          $36,341
David Van Lue                4,000       0.283%          $210,222                        $76,000         $134,222
Dana Rivinius                3,000       0.212%          $157,666                        $57,000         $100,666
Albert Zakowski              3,000       0.212%          $157,666                        $57,000         $100,666
Yong Kim                     5,000       0.354%          $262,777                        $95,000         $167,777
                        -----------------------------------------------------------------------------------------------------------
                           247,283       17.52%       $12,996,061                     $2,011,827      $10,984,234      -$267,300
                        ===========================================================================================================

OPTION EXERCISES:

Jim Holtz                      100       0.007%            $5,256                                          $5,256
Bob Grove                      100       0.007%            $5,256                                          $5,256
Dave Mundinger                 100       0.007%            $5,256                                          $5,256
                        --------------------------------------------                                 ----------------
                               300       0.021%           $15,768                                         $15,768
                                                   |---------------|                                 |---------------|
Total Empolyee Group                               |  $13,011,829  |                                 |$11,000,002    |
                                                   |---------------|                                 |---------------|

PALOMAR MEDICAL:
Options                    378,224       26.79%       $19,877,720                     $7,186,256      $12,691,464
Common Stock               786,000       55.67%       $41,308,534                         n/a         $41,308,534        267,300
                        --------------------------------------------                 --------------- ---------------- -------------
                         1,164,224       82.46%       $61,186,254                     $7,186,256      $53,999,998

                        --------------------------------------------                 ----------------------------------------------
Total                    1,411,807      100.00%       $74,198,083                     $9,198,083      $65,000,000              $0
                        ===========================================================================================================

----------------------|----------------|---------------|---------------|-----------|----------|---------------|--------------------
                      |  WITHHOLDING   |   CALIFORNIA  |    MEDICARE   |    FICA   |  ESCROW* |    NET        |     REPORTING
EMPLOYEE              |      28%       |     6.00%     |      1.45%    |    6.20%  | $800,000 | DISTRIBUTION  | ORDINARY INCOME
----------------------|----------------|---------------|---------------|-----------|----------|---------------|--------------------
James Holtz                                                                                       $524,365          $613,465
James Holtz                                                                          $200,000   $2,127,771        $2,327,771
Robert Grove                                                                                      $524,365          $613,465
Robert Grove                                                                         $200,000   $2,127,771        $2,327,771
David Mundinger           $391,033           $83,793          $20,250      $4,501                 $807,869        $1,396,546
David Mundinger                                                                                   $713,331          $713,331
David Mundinger                                                                      $200,000     $731,108          $931,108
Mark Weckwerth            $120,555           $25,833           $6,243      $4,501     $34,140     $239,282          $430,554
Toby Island                                                                           $34,140     $301,414          $335,554
Brian Guscott                                                                         $51,207     $452,124          $503,331
Kenneth Anderson                                                                      $25,605     $226,061          $251,666
Deborah Briggs                                                                                     $36,341           $36,341
David Van Lue                                                                                     $134,222          $134,222
Dana Rivinius                                                                                     $100,666          $100,666
Albert Zakowski                                                                                   $100,666          $100,666
Yong Kim                                                                                          $167,777          $167,777
                       ------------------------------------------------------------------------------------------------------------
                          $511,588          $109,626          $26,493      $9,002    $745,092   $9,315,133       $10,984,234
                       ------------------------------------------------------------------------------------------------------------
OPTION EXERCISES:
Jim Holtz                                                                                          $5,256
Bob Grove                                                                                          $5,256
Dave Mundinger                                                                                     $5,256
                                                                                               ------------
                                                                                                  $15,768
                                                                                               |------------|
Total Empolyee Group                                                                           |$9,330,901  |
                                                                                               |------------|
PALOMAR MEDICAL:
Options                                                                                        $12,691,464
Common Stock                                                                       $3,254,908  $38,320,926
                       -------------------------------------------------------------------------------------
                                                                                   $3,254,908  $50,745,090

                       -------------------------------------------------------------------------------------
Total                     $511,588          $109,626          $26,493      $9,002  $4,000,000  $60,343,291
                       =====================================================================================

                                                            Schedule 5.19(a)(ii)
                                                                to Agreement and
                                                          Plan of Reorganization


                          [To Be Delivered At Closing]

                                                                    Schedule 7.2
                                                                to Agreement and
                                                          Plan of Reorganization

                                         SCHEDULE 7.2

                  Robert E. Grove                                $200,000
                  James Z. Holtz                                 $200,000
                  David C. Mundinger                             $200,000
                  Brian Guscott                                   $51,208
                  Mark Weckwerth                                  $34,140
                  Toby Island                                     $34,140
                  Kenneth Anderson                                $25,605
                  Palomar Medical Technologies, Inc.           $3,254,908

                                   EXHIBIT D
                                   ---------


RESOLVED:   That the following  paragraph be inserted prior to the first paragraphof Paragraph 4 of the Certificate of Incorporation:


                  Upon the filing date of the Certificate of Amendment of the Certificate of Incorporation of the Corporation pursuant to which this paragraph shall replace the first paragraph of this
                  Article 4 (the "Reverse Split Effective Date"), a one-for-seven reverse split of the Corporation's issued and outstanding common stock (as defined below) shall be effected, so that each seven shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Split Effective Date shall represent one share of common stock from and after the Reverse Split Effective Date, the total number of shares which the Corporation shall have the authority to issue is forty-six million five hundred thousand (46,500,000) shares, consisting of forty five million (45,000,000) shares of common stock, having a par value of one cent ($.01) per share (the "Common Stock") and one million five hundred thousand (1,500,000) of preferred stock, having a par value of one cent ($.01) per share (the "Preferred Stock").

                                   EXHIBIT E
                                   ---------

                            GLOSSARY OF DEFINED TERMS

Acquisition Agreement:     Any  letter  of  intent,   agreement  in   principle,
                           acquisition agreement or other similar agreement.

Acquisition Proposal:      Any  proposal  or offer  relating  to any  direct  or
                           indirect  acquisition  or  purchase of 10% or more of
                           the assets of Star taken as a whole or 10% or more of
                           any class of  outstanding  equity  securities of Star
                           taken as a whole,  any tender offer or exchange offer
                           that  if  consummated  would  result  in  any  person
                           beneficially  owning  10% or  more  of any  class  of
                           equity    securities   of   Star   or   any   merger,
                           consolidation,    business   combination,   sale   of
                           substantially   all  the  assets,   recapitalization,
                           liquidation,   dissolution  or  similar   transaction
                           involving   Star,   other   than   the   transactions
                           contemplated by the Merger Agreement.

Aggregate Bank
Liabilities:               The sum of (i) the principal  amount of all revolving
                           loans then outstanding, plus (ii) all then undrawn amounts of letters of credit issued by the bank for the account of the borrower, plus (iii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the borrower.

Borrowing Base:            The sum of (i) 80%of the aggregate  principal  amount
                           of the qualified  receivables of the Borrower  and/or
                           Star then outstanding, plus (ii) 90% of the aggregate
                           principal   amount  of  the   letter-of-credit-backed
                           foreign  receivables of the borrower and/or Star then
                           outstanding,   plus   (iii)  85%  of  the   aggregate
                           principal  amount of the insured  receivables  of the
                           borrower and/or Star then outstanding, plus (iv) 100%
                           of the  principal  amount of (A) any  certificate  of
                           deposit  hereafter  issued by the bank and  purchased
                           from the bank by the borrower which is pledged to the
                           bank  by   instruments   satisfactory   in  form  and
                           substance to the bank an in which the bank has a fully perfected first priority security interest or
                           (B) any deposit account now or hereafter established by the borrower with the bank, which account is blocked as to withdrawals by the borrower, is pledged to the bank by instruments satisfactory in form and substance to the bank and in which the bank has a fully perfected first priority security interest.

Code:                      The Internal Revenue Code of 1986, as amended.

Changes: Any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains, premiums, revenues or recapture of tax credits reflected on a tax return of Coherent or Star for any taxable period ending after the Closing Date.

Closing or
Closing Date: The date on which the parties to the Merger Agreement exchange original executed documents and consummate the Merger by filing with the Secretary of State of California a Certificate of Merger.

Closing Balance Sheet: A balance sheet dated as of the Closing Date prepared by Star and audited by Palomar's auditors within 60 days of the Effective Time.

Coherent:                  Coherent, Inc.

Coherent Benefits: A net tax benefit from an increase in deductions, losses or tax credits and/or a decrease in income, gains, premiums, revenues or recapture of tax credits enjoyed by Coherent for taxable periods ending after the Closing Date.

Coherent
Restricted  Period:        The  period  commencing  with  the  Closing  Date and
                           ending 24 months later.

Competing Proposal:        A publicly  disclosed and still  pending  Acquisition
                           Proposal made with respect to Star prior to a Negative Vote.

Effective Time:            The time when the  Secretary  of State of  California
                           accepts the filing of the Certificate of Merger.

Exchange Agent:            American Stock Transfer & Trust Company.

Exchange  Act:             The Securities Exchange Act of 1934, as amended.

FDA:                       Food and Drug Administration.

FTC:                       Federal Trade Commission.

GAAP:                      Generally accepted accounting principles.

LightSheer(TM) Margin:     The amount that we would have  received on account of
                           LightSheer(TM) sales if they were made prior to the Closing Date pursuant to the Sales Agency, License and Development Agreement between us and Coherent dated November 17, 1997, less the inventory carrying value of such units reflected on the Closing Balance
                           Sheet.

MGH:                       Massachusetts General Hospital.

Merger: The merger of the Merger Sub with and into Star as provided for in the Merger Agreement.

Merger Agreement:          The Agreement and Plan of Reorganization by and among
                           Star,   Coherent,    Palomar,   Medical   Acquisition
                           Technologies,   Holtz,  Grove  and  Mundinger,  dated
                           December 7, 1998.

Merger  Sub:               Medical Technologies Acquisition,  Inc., a subsidiary
                           of Coherent.

Negative Vote:             Non-approval   by   either   the   Star  or   Palomar
                           stockholders of the Merger Agreement and Merger.

New Certificates:          Certificates  representing the number of whole shares
                           of common stock into which your shares of common stock have been converted as a result of the reverse split.

Old Certificates:          Stock certificates  representing the number of shares
                           of common stock held by you prior to the reverse split.

Palomar:                   Palomar Medical Technologies, Inc.

Palomar Restricted
Business:                  The  commercial  manufacture,  marketing  or  sale of
                           Restricted Semiconductor Laser Devices.

Palomar Restricted
Period: The period commencing with the Closing Date and ending 24 months later .

Pre-Closing Period:        That  portion  of the  Straddle  Period  prior to and
                           including the Closing Date.

Receivables of
Star: All of Star's present and future accounts, accounts receivable and notes, drafts, acceptance and other instruments representing or evidencing a right to payment for goods sold or for services rendered.

Restricted
Semiconductor
Laser Devices: Any semiconductor laser device (and any system that incorporates such devices) that operates in a continuous wave mode or in quasi continuous wave mode that delivers more than 5 joules in any 50 millisecond period.

Reverse Split
Effective Date:            5:00  p.m.  EST on the date that the  Certificate  of
                           Amendment to Palomar's Second Restated Certificate of
                           Incorporation is filed with the Secretary of State of Delaware.

Sales Agency
Agreement:                 The Sales Agency,  Development and License  Agreement
                           between Coherent and Palomar dated November 17, 1998.

SEC:                       Securities and Exchange Commission.

Securities Act:            The Securities Act of 1933, as amended.

Superior Proposal:         Any  good  faith  proposal  made by a third  party to
                           acquire,  directly or indirectly,  100% of the voting
                           power   of  the   Star   capital   stock  or  all  or
                           substantially all the assets of Star and otherwise on the terms which the Star Board and the Palomar Board determine in good faith (based on the written opinion of Tucker Anthony or another non-employee financial advisor of similar standing) to be more favorable to the Star stockholders than the Merger and for which financing, to the extent required by the terms of such proposal, is then committed or which, in the good faith judgment of the Star Board and the Palomar
                           Board, is reasonably capable of being obtained by such third party.

Star:                      Star Medical  Technologies,  Inc.,  a  subsidiary  of
                           Palomar.

Straddle Period:           Any taxable period commencing before the Closing Date
                           and ending after the Closing Date.

Successor:                 An entity that succeeds to our rights and obligations
                           under the Merger Agreement as a result of merging with or acquiring us.

Tucker  Anthony:           Tucker Anthony,  Inc.,  our  financial advisor.